                                                                     Exhibit 2.2

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re:                               )  Chapter 11
                                     )
EXIDE TECHNOLOGIES, et al.,/1/       )
                                     )  Case No. 02-11125 (KJC)
                                     )  (Jointly Administered)
                      Debtors.       )

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                       SECOND AMENDED DISCLOSURE STATEMENT
             FOR DEBTORS' THIRD AMENDED JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

--------------------------------------------------------------------------------

                                 IMPORTANT DATES

     .    Date by which Ballots must be received: October 7, 2003
     . Date by which objections to Confirmation of the Plan must be filed and served: October 7, 2003
     .    Hearing on Confirmation of the Plan: October 21, 2003

               Matthew N. Kleiman            Laura Davis Jones
               Jason D. Horwitz              James E. O'Neill
               Ross M. Kwasteniet            Kathleen Marshall DePhillips
               KIRKLAND & ELLIS LLP          PACHULSKI, STANG, ZIEHL,
               200 East Randolph Drive       YOUNG, JONES & WEINTRAUB
               Chicago, Illinois 60601       919 North Market Street
               (312) 861-2000                P.O. Box 8705
                                             Wilmington, Delaware 19899
               Counsel for the Debtors and   (302) 652-4100
               Debtors in Possession
                                             Counsel for the Debtors and
                                             Debtors in Possession

               Dated: September 8, 2003

----------
/1/ The Debtors in these proceedings are: Exide Technologies f/k/a Exide Corporation; Exide Delaware, L.L.C.; Exide Illinois, Inc.; RBD Liquidation, L.L.C.; Dixie Metals Company; and Refined Metals Corporation.

     THE SECURITIES DESCRIBED HEREIN WILL BE ISSUED WITHOUT REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY SIMILAR FEDERAL, STATE OR LOCAL LAW, GENERALLY IN RELIANCE ON THE EXEMPTIONS SET FORTH IN SECTION 1145 OF THE BANKRUPTCY CODE.

     THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

     FOR NON U.S. HOLDERS ONLY: THE DISTRIBUTION OF THIS DISCLOSURE STATEMENT AND THE ISSUE OR TAKING UP OF THE SECURITIES DESCRIBED IN THIS DISCLOSURE STATEMENT MAY BE RESTRICTED BY LAW IN CERTAIN JURISDICTIONS OUTSIDE THE UNITED STATES. IN AN EFFORT TO COMPLY WITH LOCAL JURISDICTIONAL REQUIREMENTS GOVERNING THE OFFER AND ISSUANCE OF SECURITIES, DEBTORS HAVE MADE REASONABLE EFFORTS TO ASCERTAIN THE JURISDICTIONS WHERE DEBTORS' SECURITIES AND OTHER CLAIMS ARE CURRENTLY HELD AND IN WHICH THE SECURITIES OF REORGANIZED DEBTORS WILL BE HELD AFTER THE EFFECTIVE DATE. DEBTORS BELIEVE THAT THE AUTOMATIC ISSUANCE OF NEW EXIDE PREFERRED STOCK AND NEW EXIDE COMMON STOCK PURSUANT TO THE PLAN SHOULD QUALIFY FOR A PRIVATE PLACEMENT EXEMPTION FROM APPLICABLE LOCAL OFFERING REQUIREMENTS ON THE BASIS OF THE CHARACTERISTICS OF THE SECURITY HOLDERS, THE NATURE AND AMOUNT OF THE SECURITIES HELD, OR OTHER SALIENT FACTS REGARDING THE SECURITIES AND SECURITY HOLDERS IN EACH RELEVANT JURISDICTION. NO ACTION HAS BEEN TAKEN BY DEBTORS THAT WOULD PERMIT AN OFFER OF ANY SECURITIES ISSUED UNDER THE PLAN OR POSSESSION OR DISTRIBUTION OF THIS DISCLOSURE STATEMENT IN ANY JURISDICTION WHERE ACTION FOR THAT PURPOSE IS REQUIRED. PERSONS INTO WHOSE POSSESSION THIS DISCLOSURE STATEMENT COMES ARE REQUIRED BY DEBTORS TO INFORM THEMSELVES ABOUT AND TO OBSERVE SUCH RESTRICTIONS. IN ADDITION, DEBTORS RECOMMEND THAT HOLDERS OR POTENTIAL HOLDERS OF SECURITIES UNDER THE PLAN CONSULT WITH THEIR OWN ADVISORS CONCERNING ANY LIMITATIONS ON THEIR RIGHT TO TRANSFER SUCH SECURITIES, INCLUDING WITHOUT LIMITATION, LIMITATIONS CONTAINED IN THE SHAREHOLDER AGREEMENT. THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR ISSUE, OR THE SOLICITATION OF ANY OFFER TO BUY OR SUBSCRIBE FOR ANY SECURITIES BY ANY PERSON IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. TO THE EXTENT THAT DEBTORS ARE REQUIRED TO COMPLY WITH CERTAIN REQUIREMENTS OF JURISDICTIONS IN WHICH HOLDERS OF SECURITIES OF DEBTORS RESIDE DUE TO THE PARTICIPATION OF HOLDERS IN SUCH JURISDICTIONS IN ANY VOTE OR ELECTION WITH RESPECT TO THE PLAN, DEBTORS SHALL NOT BE REQUIRED TO TAKE SUCH PARTICIPATION INTO ACCOUNT.

     THIS DISCLOSURE STATEMENT CONTAINS A SUMMARY OF CERTAIN PROVISIONS OF THE PLAN AND CERTAIN OTHER DOCUMENTS AND FINANCIAL INFORMATION. DEBTORS BELIEVE THAT THESE SUMMARIES ARE FAIR AND ACCURATE. THE SUMMARIES OF THE FINANCIAL INFORMATION AND THE DOCUMENTS WHICH ARE ATTACHED HERETO ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THAT INFORMATION AND TO THOSE DOCUMENTS. IN THE EVENT OF ANY INCONSISTENCY OR DISCREPANCY BETWEEN A DESCRIPTION IN THIS DISCLOSURE STATEMENT AND THE TERMS AND PROVISIONS OF THE PLAN, OR THE OTHER DOCUMENTS AND FINANCIAL INFORMATION INCORPORATED HEREIN BY REFERENCE, THE PLAN SHALL GOVERN FOR ALL PURPOSES.

     THE STATEMENTS AND FINANCIAL INFORMATION CONTAINED HEREIN HAVE BEEN MADE AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFIED. HOLDERS OF CLAIMS AND EQUITY INTERESTS REVIEWING THIS DISCLOSURE STATEMENT SHOULD NOT INFER AT THE TIME OF SUCH REVIEW THAT THERE HAVE BEEN NO CHANGES IN THE FACTS SET FORTH HEREIN UNLESS SO SPECIFIED. EACH HOLDER OF AN IMPAIRED CLAIM SHOULD CAREFULLY REVIEW THE PLAN, THIS DISCLOSURE STATEMENT AND THE EXHIBITS TO BOTH DOCUMENTS IN THEIR ENTIRETY BEFORE CASTING A BALLOT. THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE. ANY PERSONS DESIRING ANY SUCH ADVICE OR OTHER ADVICE SHOULD CONSULT WITH THEIR OWN ADVISORS.

     NO PARTY IS AUTHORIZED TO GIVE ANY INFORMATION WITH RESPECT TO THE PLAN OTHER THAN THAT WHICH IS CONTAINED IN THIS DISCLOSURE STATEMENT. NO REPRESENTATIONS CONCERNING DEBTORS OR THE VALUE OF THEIR PROPERTY HAVE BEEN AUTHORIZED BY DEBTORS OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT OR, SUBSEQUENT TO A FILING BY DEBTORS UNDER THE BANKRUPTCY CODE, BY THE BANKRUPTCY COURT. ANY INFORMATION, REPRESENTATIONS OR INDUCEMENTS MADE TO OBTAIN YOUR ACCEPTANCE OF THE PLAN WHICH ARE OTHER THAN OR INCONSISTENT WITH THE INFORMATION CONTAINED HEREIN AND IN THE PLAN SHOULD NOT BE RELIED UPON BY YOU.

     ALTHOUGH DEBTORS HAVE USED THEIR BEST EFFORTS TO ENSURE THE ACCURACY OF THE FINANCIAL INFORMATION PROVIDED IN THIS DISCLOSURE STATEMENT, THE FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS NOT BEEN AUDITED, EXCEPT FOR THE FINANCIAL STATEMENTS INCLUDED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K INCLUDED AS EXHIBIT D HERETO.

     THE PROJECTIONS PROVIDED IN THIS DISCLOSURE STATEMENT HAVE BEEN PREPARED BY DEBTORS' MANAGEMENT WITH THE ASSISTANCE OF THE BLACKSTONE GROUP, L.P. ("BLACKSTONE"), FINANCIAL ADVISORS TO THE DEBTORS, AND ALIXPARTNERS LLC ("ALIXPARTNERS"), TURNAROUND ADVISORS TO THE DEBTORS. THESE PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY MANAGEMENT, MAY NOT BE REALIZED AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, COMPETITIVE, INDUSTRY, REGULATORY, MARKET AND FINANCIAL UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND REORGANIZED DEBTORS' CONTROL. DEBTORS CAUTION THAT NO REPRESENTATIONS CAN BE MADE AS TO THE ACCURACY OF THESE PROJECTIONS OR TO REORGANIZED DEBTORS' ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE. FURTHER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THESE PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND THUS THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIALLY ADVERSE OR MATERIALLY BENEFICIAL MANNER. THE PROJECTIONS, THEREFORE, SHOULD NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR.

     SEE ARTICLE V OF THIS DISCLOSURE STATEMENT, "RISK FACTORS", FOR A DISCUSSION OF CERTAIN RISK FACTORS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH A DECISION BY A HOLDER OF AN IMPAIRED CLAIM TO ACCEPT THE PLAN.

                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
SUMMARY.................................................................................................1
I. GENERAL INFORMATION.................................................................................10
      A.   DESCRIPTION OF DEBTORS' BUSINESS............................................................10
           1.    General Discussion of Business........................................................10
           2.    Narrative Description of Business.....................................................10
      B.   SUMMARY OF CAPITAL STRUCTURE OF DEBTORS.....................................................15
           1.    DIP Credit Facility...................................................................15
           2.    Prepetition Credit Facility...........................................................16
           3.    10% Senior Notes......................................................................16
           4.    Convertible Notes.....................................................................16
           5.    Common Stock..........................................................................17
      C.   EVENTS LEADING TO THE CHAPTER 11 CASES......................................................17
      D.   PURPOSE OF THE PLAN.........................................................................17
      E.   NEW EXIDE HOLDING COMPANY STRUCTURE.........................................................18
      F.   TERMS OF SECURITIES TO BE ISSUED AND CREDIT FACILITY TO BE  MODIFIED PURSUANT
              TO THE PLAN..............................................................................18
           1.    New Exide Preferred Stock.............................................................18
           2.    New Exide Common Stock................................................................18
           3.    Amended Prepetition Foreign Credit Agreement..........................................19
      G.   BOARD OF DIRECTORS OF NEW EXIDE.............................................................19
      H.   LIQUIDATION ANALYSIS........................................................................19
      I.   PROJECTIONS AND VALUATION...................................................................19
           1.    Projections...........................................................................19
           2.    Valuation.............................................................................23
      J.   REORGANIZED DEBTORS AND THE POST-CONFIRMATION ESTATE........................................26

II. THE CHAPTER 11 CASES...............................................................................26
      A.   DEBTOR-IN-POSSESSION FINANCING..............................................................26
      B.   APPOINTMENT OF THE OFFICIAL COMMITTEES......................................................26
      C.   SUMMARY OF KEY MOTIONS......................................................................27
           1.    Motion to Obtain Postpetition Financing and Authorizing Debtors to Utilize
                    Cash Collateral; Granting Adequate Protection to Prepetition
                    Secured Lenders....................................................................27
           2.    Motions for the Authority to Pay Prepetition Shipping Charges and Claims
                    of Essential Trade Creditors.......................................................27
           3.    Applications for Retention of Debtors' Professionals..................................27
           4.    Motion for Expedited Procedures for the Rejection of Executory Contracts
                    and Unexpired Leases...............................................................27
           5.    Motion for Continued Use of Cash Management System....................................27
           6.    Motions to Pay Prepetition Wages, Salaries and other Compensation and
                    Employee Medical, Pension and Similar Benefits.....................................28
           7.    Motion for Expedited Procedures in the Sale or Abandonment of
                    De Minimis Assets..................................................................28
           8.    Motion to Implement a Key Employee Restructuring Milestone Incentive and
                    Income Protection Program..........................................................28
           9.    Motion to Extend the Time to Assume or Reject Unexpired Leases of
                    Nonresidential Real Property.......................................................28
           10.   Motion to Extend Time to File a Plan and Solicit Acceptances..........................28
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
           11.   Motion to Appoint an Equity Security Holders Committee................................28
           12.   Motion Directing that Certain Orders in the Chapter 11 Cases of Exide
                    Technologies, et al be Made Applicable to Dixie Metals Company and
                    Refined Metals Corporation.........................................................28
           13.   Claim of Bernd Schulte-Ladbeck........................................................28
           14.   Motion to Approve Stipulation and Agreed Order Authorizing Entry Into a
                 Bonding Facility Agreement............................................................29
      D.   ASSUMPTION/REJECTION OF CONTRACTS AND LEASES................................................29
      E.   BANKRUPTCY LITIGATION.......................................................................30
           1.    Exide v. Keystone Leasing Service, et al..............................................30
           2.    Exide v. Arthur M. Hawkins, Douglas N. Pearson and Alan E. Gauthier...................31
           3.    Creditors Committee and R/2/ Investments v. Credit Suisse First Boston
                    and Salomon Smith Barney, Inc......................................................31
           4.    EnerSys Litigation....................................................................31
      F.   CLAIMS PROCESS AND CLAIMS BAR DATES.........................................................31
           1.    Filing of Schedules of Liabilities....................................................32
           2.    Bar Dates.............................................................................32
           3.    Claims Objection Process..............................................................32
      G.   EXCLUSIVE PLAN PROPOSAL AND ACCEPTANCE RIGHTS...............................................32

III. SUMMARY OF THE PLAN OF REORGANIZATION.............................................................32
      A.   OVERVIEW OF CHAPTER 11......................................................................32
      B.   SUBSTANTIVE CONSOLIDATION...................................................................34
      C.   CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS......................34
           1.    Summary...............................................................................34
           2.    Summary of Classification and Treatment of Claims and Equity Interests:
                 Exide.................................................................................34
           3.    Summary of Classification and Treatment of Claims and Equity Interests:
                 Subsidiary Debtors....................................................................34
      D.   CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS: EXIDE..........................35
           1.    Class P1--Other Priority Claims.......................................................35
           2.    Class P2--Other Secured Claims........................................................35
           3.    Class P3--Prepetition Credit Facility Claims..........................................35
           4.    Class P4--General Unsecured Claims....................................................36
           5.    Class P5--2.9% Convertible Note Claims................................................38
           6.    Class P6--Equity Interests............................................................38
      E.   CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS: SUBSIDIARY DEBTORS.............38
           1.    Class S1--Other Priority Claims.......................................................38
           2.    Class S2--Other Secured Claims........................................................38
           3.    Class S3--Prepetition Credit Facility Claims..........................................39
           4.    Class S4--General Unsecured Claims....................................................39
           5.    Class S5--Equity Interests............................................................39
      F.   SPECIAL PROVISION GOVERNING UNIMPAIRED CLAIMS...............................................39
      G.   ACCEPTANCE OR REJECTION OF THE PLAN.........................................................40
           1.    Voting Classes........................................................................40
           2.    Acceptance by Impaired Classes........................................................40
           3.    Presumed Acceptance of Plan...........................................................40
           4.    Presumed Rejection of Plan............................................................40
           5.    Non-Consensual Confirmation...........................................................40
      H.   MEANS FOR IMPLEMENTATION OF THE PLAN........................................................40
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
           1.    Restructuring.........................................................................40
           2.    Continued Corporate Existence and Vesting of Assets in the Reorganized
                    Debtors............................................................................41
           3.    Cancellation of Old Notes and Equity Interests........................................41
           4.    Source and Timing for Effective Date Plan Distributions and Discharge.................42
           5.    Issuance of New Securities; Execution of Related Documents............................42
           6.    Issuance of Stock of Reorganized Subsidiary Debtors to Reorganized Exide..............44
           7.    Corporate Governance, Directors and Officers, and Corporate Action....................44
           8.    Dismissal of Creditors Committee Adversary Proceeding and Other
                    Plan Settlements...................................................................45
           9.    Sources of Cash for Plan Distribution.................................................46
           10.   Private Company Status and Stock Transfer Limitations.................................46
           11.   Payment of Agent Expenses.............................................................46
           12.   Adoption of Company Incentive Plan....................................................46
      I.   TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.......................................46
           1.    Assumption of Executory Contracts and Unexpired Leases................................46
           2.    Claims Based on Rejection of Executory Contracts or Unexpired Leases..................47
           3.    Cure of Defaults for Executory Contracts and Unexpired Leases Assumed.................47
           4.    Indemnification of Directors, Officers and Employees..................................47
           5.    Compensation and Benefit Programs.....................................................47
      J.   PROVISIONS GOVERNING DISTRIBUTIONS..........................................................48
           1.    Distributions for Claims Allowed as of the Effective Date.............................48
           2.    Delivery and Distributions and Undeliverable or Unclaimed Distributions...............48
           3.    Timing and Calculation of Amounts to be Distributed...................................49
           4.    Minimum Distribution..................................................................49
           5.    Setoffs...............................................................................49
           6.    Surrender of Cancelled Instruments or Securities......................................49
           7.    Failure to Surrender Cancelled Instruments............................................49
           8.    Lost, Stolen, Mutilated or Destroyed Debt Securities..................................49
      K.   PROCEDURES FOR RESOLUTION OF DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS OR
              EQUITY INTERESTS.........................................................................50
           1.    Resolution of Disputed Claims.........................................................50
           2.    Allowance of Claims...................................................................50
           3.    Controversy Concerning Impairment.....................................................51
           4.    Personal Injury Tort and Wrongful Death Claims........................................51
      L.   CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN...........................51
           1.    Condition Precedent to Confirmation...................................................51
           2.    Conditions Precedent to Consummation..................................................51
           3.    Waiver of Conditions..................................................................52
           4.    Effect of Non-occurrence of Conditions to Consummation................................53
      M.   RELEASE, INJUNCTIVE AND RELATED PROVISIONS..................................................53
           1.    Subordination.........................................................................53
           2.    Releases by the Debtors...............................................................53
           3.    Releases by Holders of Claims.........................................................53
           4.    Release of Foreign Subsidiary Borrowers and the Domestic Non-Debtor...................54
           5.    Exculpation...........................................................................54
           6.    Preservation of Rights of Action......................................................54
           7.    Discharge of Claims and Termination of Equity Interests...............................56
           8.    Injunction............................................................................56
      N.   RETENTION OF JURISDICTION...................................................................56
      O.   MISCELLANEOUS PROVISIONS....................................................................57
           1.    Effectuating Documents, Further Transactions and Corporation Action...................57
           2.    Dissolution of Committees.............................................................57
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
           3.    Payment of Statutory Fees.............................................................57
           4.    Letters of Credit.....................................................................58
           5.    Modification of Plan..................................................................58
           6.    Revocation of Plan....................................................................58
           7.    Successors and Assigns................................................................58
           8.    Reservation of Rights.................................................................58
           9.    Section 1146 Exemption................................................................58
           10.   Further Assurances....................................................................59
           11.   Filing of Additional Documents........................................................59

IV. VOTING AND CONFIRMATION PROCEDURE..................................................................59
      A.   VOTING INSTRUCTIONS.........................................................................59
      B.   VOTING TABULATION...........................................................................60
      C.   THE CONFIRMATION HEARING....................................................................63
      D.   STATUTORY REQUIREMENTS FOR CONFIRMATION OF THE PLAN.........................................64
           1.    Acceptance............................................................................64
           2.    Fair and Equitable Test...............................................................64
           3.    Feasibility...........................................................................65
           4.    "Best Interests" Test.................................................................65

V. RISK FACTORS........................................................................................66
      A.   CERTAIN BANKRUPTCY CONSIDERATIONS...........................................................66
      B.   FACTORS AFFECTING THE VALUE OF THE SECURITIES TO BE ISSUED UNDER THE PLAN...................68
      C.   RISKS RELATING TO THE OPERATIONS OF REORGANIZED DEBTORS.....................................69

VI. CERTAIN FEDERAL INCOME TAX CONSEQUENCES............................................................71
      A.   CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES TO THE HOLDERS OF CLAIMS AND EQUITY
              INTERESTS................................................................................72
           1.    Consequences to Holders of Prepetition Credit Facility Claims.........................72
           2.    Consequences to Holders of 10% Senior Notes...........................................74
           3.    Consequences to Holders of General Unsecured Claims Against the Company...............74
           4.    Consequences to Holders of General Unsecured Claims Against the Subsidiary
                    Debtors............................................................................75
           5.    Consequences to Holders of Convertible Notes..........................................75
           6.    Consequences to Holders of Equity Interests...........................................75
           7.    Accrued Interest, Market Discount and Original Issue Discount.........................75
      B.   CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES TO REORGANIZED DEBTORS.........................76
           1.    Transfer of Business Assets...........................................................76
           2.    Cancellation of Indebtedness and Reduction of Tax Attributes..........................77
           3.    Limitation of Net Operating Loss Carryovers and Other Tax Attributes..................78
      C.   BACKUP WITHHOLDING..........................................................................78

VII. MISCELLANEOUS PROVISIONS..........................................................................79
      A.   PENDING LITIGATION..........................................................................79
           1.    Private Party Lawsuits................................................................80
           2.    Environmental Matters.................................................................81
           3.    Other.................................................................................84
      B.   PENSION PLANS...............................................................................84
      C.   SUCCESSORS AND ASSIGNS......................................................................85
      D.   RESERVATION OF RIGHTS.......................................................................85
      E.   SERVICE OF DOCUMENTS........................................................................85

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
VIII. RECOMMENDATION...................................................................................86

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
                                    EXHIBITS
Exhibit A   -   Debtors' Second Amended Joint Plan of Reorganization
Exhibit B   -   Liquidation Analysis
Exhibit C   -   Projections
Exhibit D   -   Annual Report on Form 10-K for the fiscal year ended March 31, 2003
Exhibit E   -   Schedule of Environmental Sites

                                      -vi-

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                                     SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements contained elsewhere in this Disclosure Statement.

     Exide Technologies (together with its subsidiaries unless the context requires otherwise, the "Company" or "Exide") is a Delaware corporation organized in 1966 to succeed to the business of a New Jersey corporation founded in 1888. The Company is one of the largest manufacturers of lead acid batteries in the world, with fiscal 2003 net sales of approximately $2.4 billion. The Company manufactures and supplies lead acid batteries for transportation and industrial applications worldwide.

     On April 15, 2002 ("Petition Date"), Exide and three of its wholly-owned, U.S. subsidiaries (RBD Liquidation, LLC ("RBD"), Exide Delaware, LLC ("Exide Delaware") and Exide Illinois, Inc. ("Exide Illinois")) filed voluntary petitions for reorganization under Chapter 11 of the federal bankruptcy laws ("Bankruptcy Code" or "Chapter 11") in the United States Bankruptcy Court for the District of Delaware ("Bankruptcy Court") under case numbers 02-11125 through 02-11128. On November 21, 2002, Refined Metals Corporation ("Refined") and Dixie Metals Corporation ("Dixie"), both wholly-owned, non-operating subsidiaries of Exide, filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court under case numbers 02-13449 and 02-13450. Refined and Dixie have no employees and negligible, if any, assets. RBD, Exide Delaware, Exide Illinois, Dixie and Refined, together with Exide are hereinafter referred to as the "Debtors." All of the foregoing cases are being jointly administered for procedural purposes before the Bankruptcy Court under case number 02-11125.

     As debtors-in-possession under Chapter 11, the Debtors are authorized to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without the approval of the Bankruptcy Court. The Company's operations outside of the U.S. are not included in the Chapter 11 proceedings.

     This Disclosure Statement is being furnished by Debtors as proponents of the Debtors' Third Amended Joint Plan of Reorganization (the "Plan," a copy of which is attached hereto as Exhibit A), pursuant to section 1125 of the United States Bankruptcy Code (the "Bankruptcy Code") and in connection with the solicitation of votes (the "Solicitation") for the acceptance or rejection of the Plan, as it may be amended or supplemented from time to time in accordance with the Bankruptcy Code and the Bankruptcy Rules. Capitalized terms used herein but not otherwise defined herein shall have the meanings given to such terms in the Plan.

     This Disclosure Statement describes certain aspects of the Plan, the Company's operations, the Company's projections and other related matters, including the treatment of holders (each, a "Holder" and collectively, the "Holders") of existing Claims and Equity Interests.

                     Events Leading to the Chapter 11 Cases

     The Company and certain of its subsidiaries decided to file for reorganization under Chapter 11 as it offered the most efficient alternative to restructure its balance sheet and access new working capital while continuing to operate in the ordinary course of business. The Company has a heavy debt burden, caused largely by a debt-financed acquisition strategy and the significant costs of integrating those acquisitions. Other factors leading to the reorganization included the impact of adverse economic conditions on the Company's markets, particularly telecommunications, ongoing competitive pressures and capital market volatility. These factors contributed to a loss of revenues and resulted in significant operating losses and negative cash flows, severely impacting the Company's financial condition and its ability to maintain compliance with debt covenants.

     The Company's operations outside of the U.S. are not included in the Chapter 11 proceedings. However, in connection with the Chapter 11 filing, the Company entered into a Standstill Agreement and Fifth Amendment to the Credit and Guarantee Agreement ("Standstill Agreement") with its Prepetition Credit Facility (as defined in Section I.B.2 below) lenders, whereby those lenders have agreed to forbear collection of principal payments on foreign borrowings under the Prepetition Credit Facility from non-Debtor subsidiaries until December 2003, subject to earlier termination upon the occurrence of certain events. The principal events which could result in an early termination of the Standstill Agreement are: (1) non-payment of interest on the European tranche of the Company's Prepetition Credit Facility as and when due; (2) if any significant foreign subsidiaries commence any winding up or liquidation proceeding; (3) breach of financial and other customary negative covenants (as described with respect to the debtor-in-possession credit facility ("DIP Credit Facility"); and
(4) default with respect to the European securitization facility and 9.125% Senior Notes (Deutsche mark denominated) agreement.

     On May 10, 2002, the Debtors received final Bankruptcy Court approval of its $250 million DIP Credit Facility. The DIP Credit Facility is being used to supplement cash flows from operations during the reorganization process including the payment of post-petition ordinary course trade and other payables, the payment of certain permitted pre-petition claims, working capital needs, letter of credit requirements and for other general corporate purposes.

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     The purpose of the Plan is to restructure Debtors' debt to provide Debtors with a capital structure that can be supported by the cash flow of their operations. Assuming that all Holders of Allowed Class P3 and S3 Prepetition Credit Facility Claims choose the Class P3 Election A, the Plan will reduce Debtors' debt and accrued interest by more than $1.4 billion and their future annual interest expense by approximately $61 million. Debtors believe that the reorganization contemplated by the Plan is in the best interests of their creditors and interested constituencies. If the Plan is not confirmed, Debtors believe that they will be forced to either file an alternate plan of reorganization or liquidate under Chapter 7 of the Bankruptcy Code ("Chapter 7"). In either event, Debtors believe that the Company's creditors would realize a less favorable distribution of value, or, in certain cases, none at all, for their Claims under an alternative plan or liquidation. The Debtors further believe that the Company's equity holders, who are not entitled to receive a distribution under the Plan, would not receive a distribution under an alternative plan or liquidation. See the Liquidation Analysis set forth in Exhibit B attached hereto.

                    Treatment of Claims and Equity Interests

     The table set forth below summarizes the Classes of Claims and Equity Interests under the Plan, projected aggregate amount of such Classes, the treatment of such Classes, and the projected recoveries of such Classes both in connection with the Plan and in a liquidation under Chapter 7 of the Bankruptcy Code. The projected recoveries (if the Plan is approved) are based upon certain assumptions contained in the Valuation Analysis developed by Blackstone set forth in Section I.I hereof.

---------------------------------------------------------------------------------------------------
                           Projected                                  Projected        Projected
  Class/Type of             Claims/                                 Recovery under   Recovery Under
Claim or Interest          Interests      Plan Treatment of Class        Plan           Chapter 7
---------------------------------------------------------------------------------------------------
Administrative
   Claims               $    382,665.48         Paid in full             100%             100%
---------------------------------------------------------------------------------------------------
DIP Facility Claims     $181,074,000.00         Paid in full             100%             100%
---------------------------------------------------------------------------------------------------
Priority Tax Claims     $  1,526,660.30         Paid in full             100%               0%
---------------------------------------------------------------------------------------------------
Other Priority
   Claims (Classes P1
   & S1)                $  3,666,448.54         Paid in full             100%               0%
---------------------------------------------------------------------------------------------------
Other Secured
   Claims (Classes P2
   & S2)                $  1,585,969.29         Paid in full             100%             4.3%
---------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                         Projected                                                 Projected        Projected
Class/Type of             Claims/                                                Recovery under   Recovery Under
Claim or Interest        Interests              Plan Treatment of Class               Plan           Chapter 7
----------------------------------------------------------------------------------------------------------------
Prepetition Credit    $729,345,426.14   (i) Class P3 Election A:  After the      70.2%-72.0%/2/       4.3%/3/
Facility Claims                         Confirmation Date and prior to the
(Classes P3 & S3)                       Effective Date, Holders of Prepetition
                                        Foreign Secured Claims who choose
                                        the Class P3 Election A shall
                                        receive, in exchange for and in
                                        full and final satisfaction of
                                        their Prepetition Foreign Secured
                                        Claims, an Exchange Note with a
                                        principal amount equal to the fair
                                        market value of the product of (x)
                                        such Holder's Prepetition Foreign
                                        Secured Claims divided by the sum
                                        of such Holder's Prepetition
                                        Foreign Secured Claims plus such
                                        Holder's Prepetition Domestic
                                        Secured Claims and (y) such
                                        Holder's Pro Rata share of the New
                                        Exide Preferred Stock remaining
                                        after distributions, if any,
                                        pursuant to the Class P3 Election
                                        B. On or as soon as practicable
                                        after the Effective Date, Holders
                                        of Allowed Class P3 and S3
                                        Prepetition Credit Facility Claims
                                        who choose the Class P3 Election A
                                        shall receive, in full and final
                                        satisfaction of their Prepetition
                                        Domestic Secured Claims and
                                        Exchange Notes, (A) a Pro Rata
                                        share (based on the aggregate of
                                        such Holder's Prepetition Domestic
                                        Secured Claims and Prepetition
                                        Foreign Secured Claims that were
                                        exchanged for the Exchange Notes)
                                        of 100% of the New Exide Preferred
                                        Stock remaining after
                                        distributions, if any, pursuant to
                                        the Class P3 Election B, and (B) a
                                        Pro Rata distribution in Cash, not
                                        to exceed $25,000,000 in the
                                        aggregate in any circumstances, of
                                        $15,000,000 and the European
                                        Contingent Asset Sale Proceeds. As
                                        a condition to the receipt of a Pro
                                        Rata share of the New Exide
                                        Preferred Stock, each Option A
                                        Elector shall (A) execute the
                                        amendment to the Prepetition Credit
                                        Facility summarized in the Amended
                                        Prepetition Foreign Credit
                                        Agreement Term Sheet and (B) become
                                        a party to the New Exide
                                        Shareholder Agreement.
----------------------------------------------------------------------------------------------------------------

----------
/2/ The projected recovery will vary depending upon the Allowed amount of Prepetition Foreign Credit Facility Claims of Option B Electors. The projected recovery is 70.2% if there are no Option B Electors and up to 72.0% if there are the maximum Option B Electors allowed under the Plan.

/3/ Taking into consideration projected recoveries on account of Allowed Prepetition Foreign Secured Claims of Option B Electors, if any, the aggregate recovery will be 16.6%.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                         Projected                                                 Projected        Projected
Class/Type of              Claims/                                               Recovery under   Recovery Under
Claim or Interest        Interests              Plan Treatment of Class               Plan           Chapter 7
----------------------------------------------------------------------------------------------------------------
                                        (ii) Class P3 Election B: On or as          42.1%/4/         4.3%/5/
                                        soon as practicable after the
                                        Effective Date, Holders of Allowed
                                        Class P3 and S3 Prepetition Credit
                                        Facility Claims who choose the Class
                                        P3 Election B shall receive, in full
                                        and final satisfaction of their
                                        Prepetition Domestic Secured Claims, a
                                        Pro Rata share (based on the aggregate
                                        of the Prepetition Domestic Secured
                                        Claims) of the Class P3 Election B
                                        Distribution. On the Effective Date,
                                        the Prepetition Foreign Secured Claims
                                        of Option B Electors shall be governed
                                        by the Amended Prepetition Foreign
                                        Credit Agreement.
----------------------------------------------------------------------------------------------------------------
Non-Noteholder        $322,572,718.33   Holders of Allowed Class P4-A                1.4%              0%
General Unsecured                       Non-noteholder General Unsecured
Claims of Exide                         Claims will receive, in full and final
Technologies                            satisfaction of their Class P4-A
(Class P4-A )                           Claims, (A) a Pro Rata distribution of
                                        the Class P4-A Cash Pool, plus (B) if
                                        the Class P4 Cash Pool Excess is
                                        greater than zero, a Pro Rata
                                        distribution of the Class P4 Cash Pool
                                        Excess, as determined based on the
                                        aggregate of all Allowed Class P4
                                        Claims.
----------------------------------------------------------------------------------------------------------------
10% Senior Note       $300,000,000.00   Holders of Allowed Class P4-B 10%            1.4%/6/           0%
Claims (Class P4-B)                     Senior Note Claims will receive, in
                                        full and final satisfaction of their
                                        Class P4-B 10% Senior Note Claims,
                                        (A) a Pro Rata distribution of the
                                        New Exide Common Stock, plus (B) if
                                        the Class P4 Cash Pool Excess is
                                        greater than zero, a Pro Rata
                                        distribution of the Class P4 Cash
                                        Pool Excess, as determined based on
                                        the aggregate of all Allowed Class
                                        P4 Claims.
----------------------------------------------------------------------------------------------------------------
2.9% Convertible      $322,162,758.00   Cancelled, and Holders thereof not             0%              0%
Note Claims                             entitled to receive any distribution
(Class P5)                              or retain any property under the
                                        Plan.
----------------------------------------------------------------------------------------------------------------
Equity Interests        27.4 million    Cancelled, and Holders thereof not             0%              0%
(Class P6)                 shares       entitled to receive any distribution
                                        or retain any property under the
                                        Plan.
----------------------------------------------------------------------------------------------------------------
General Unsecured     $ 36,524,694.50   Cancelled, and Holders thereof not             0%              0%
Claims of                               entitled to receive any distribution
Subsidiary Debtors                      or retain any property under the Plan.
(Class S4)
----------------------------------------------------------------------------------------------------------------

----------
/4/ Subject to dilution for the Company Incentive Plan. Assumes there are the maximum amount of Option B Electors allowed under the Plan.

/5/ Taking into consideration projected recoveries on account of Allowed Prepetition Foreign Secured Claims of Option B Electors, if any, the aggregate recovery will be 16.6%.

/6/ Subject to dilution for the Company Incentive Plan.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                    Projected                                            Projected        Projected
Class/Type of        Claims/                                           Recovery under   Recovery Under
Claim or Interest   Interests           Plan Treatment of Class             Plan           Chapter 7
------------------------------------------------------------------------------------------------------
Class S5 Equity        NA       Cancelled, and Holders thereof not          0%                 0%
Interests                       entitled to receive any distribution
(Class S5)                      or retain any property under the
                                Plan.
------------------------------------------------------------------------------------------------------

     All objections, settlements and litigation with respect to PITWD Claims and the allowance of PITWD Claims shall be governed by the PITWD Claims Procedures described in Section III.K.4 below.

               Explanation of Distributions to Holders of Class P3
                       Prepetition Credit Facility Claims

     Each of the Prepetition Lenders hold both Prepetition Domestic Secured Claims and Prepetition Foreign Secured Claims, which are collectively classified in Classes P3 and S3. The Prepetition Foreign Secured Claims are Claims against the Foreign Subsidiary Borrowers, which are not debtors in the Chapter 11 Cases or subject to the jurisdiction of the Bankruptcy Court. As such, although they may elect to do so, the Prepetition Lenders cannot be compelled through the Plan to compromise their Claims against the Foreign Subsidiary Borrowers. Accordingly, each of the Prepetition Lenders must be given the option to reinstate such Holder's Prepetition Foreign Secured Claims. This option is reflected by the opportunity of each Prepetition Lender to elect either Option A or Option B treatment on its Ballot. As described in the Plan, Prepetition Lenders electing Option A agree to compromise all of their Claims against both the Debtors and the Foreign Subsidiary Borrowers. As described in the Plan, Prepetition Lenders electing Option B have their Prepetition Foreign Secured Claims reinstated, but subject to an amended Prepetition Credit Facility.

     The Debtors believe it is in the best interests of the Company and the Prepetition Lenders as a whole that each Prepetition Lender elect Option A treatment, and the Debtors believe that the economic recovery under Option A is greater than the economic recovery under Option B. Moreover, it is a condition to Consummation that Holders of no more than $17.5 million of Prepetition Foreign Secured Claims have elected Option B treatment. Because the election of Option A or Option B by each Prepetition Lender will have an effect on the relative recovery of other Holders in the same Class, the estimated recoveries for Classes P3 and S3 in this Disclosure Statement are stated as a range (70.2% to 72.0%).

  Explanation of Distributions to Holders of Class P4 General Unsecured Claims

     The Non-Noteholder General Unsecured Claims and the 10% Senior Note Claims against Exide have the same legal priority and are therefore provided the same Pro Rata percentage recovery under the Plan. Based on the Claim estimates set forth in this Disclosure Statement in "SUMMARY--Treatment of Claims and Equity Interests," the Plan provides that Holders of Non-Noteholder General Unsecured Claims (Class P4-A) and 10% Senior Note Claims (Class P4-B) will receive the same Pro Rata percentage recovery (all dollar amounts in millions):

                             Value of
Class   Estimated Claims   Distribution       % Recovery
-----   ----------------   ------------       ----------
P4-A         $322.6            $4.4       =      1.4%
P4-B         $300.0            $4.1       =      1.4%

     However, because the Non-Noteholder General Unsecured Claims include a substantial number of disputed, unliquidated and contingent Claims, the final Allowed amount of Class P4-A Claims may not be known until some time after Consummation. The final Allowed amount of such Claims could be significantly higher or lower than the estimate set forth herein.

     If the final Allowed amount of Class P4-A Claims is greater than the estimate set forth in this Disclosure Statement, then the Pro Rata percentage recovery by Holders of Class P4-A Claims would decrease because more Claims would be sharing the same distribution fund. This would result in the Holders of Class P4-A Claims receiving a lower Pro Rata percentage recovery than the holders of Class P4-B Claims. In order to avoid this inequity, the Plan provides that in such circumstances, the value of the distribution otherwise available to Holders of Class P4-B Claims will be reduced so that the Pro Rata percentage recoveries of

--------------------------------------------------------------------------------
both subclasses are equivalent. By way of example, if the final Allowed amount of Class P4-A Claims is $100 million higher than the estimate set forth in this Disclosure Statement, the recoveries would be adjusted as follows (all dollar amounts in millions):

                          Value of
Class   Actual Claims   Distribution       % Recovery
-----   -------------   ------------       ----------
 P4-A       $422.6          $4.4       =      1.0%
 P4-B       $300.0          $3.1       =      1.0%

     Similarly, if the final Allowed amount of Class P4-A Claims is less than the estimate set forth in this Disclosure Statement, then the Pro Rata percentage recovery by Holders of Class P4-A Claims would increase because fewer Claims would be sharing the same distribution fund. This would result in the Holders of Class P4-A Claims receiving a higher Pro Rata percentage recovery than the holders of Class P4-B Claims. In order to avoid this inequity, the Plan provides that in such circumstances, the value of the distribution otherwise available to Holders of Class P4-A Claims will be reduced, and such reduced amount shared by all Class P4 Claimants, so that the Pro Rata percentage recoveries of both subclasses are equivalent. By way of example, if the final Allowed amount of Class P4-A Claims is $100 million lower than the estimate set forth in this Disclosure Statement, the recoveries would be adjusted as follows (all dollar amounts in millions):

                        Value of Base
Class   Actual Claims    Distribution   +   Shared Pool       % Recovery
-----   -------------   -------------       -----------       ----------
 P4-A       $222.6           $3.0       +      $0.6       =      1.6%
 P4-B       $300.0           $4.1       +      $0.8       =      1.6%

     The Claim estimates set forth in this Disclosure Statement in "SUMMARY--Treatment of Claims and Equity Interests" reflect the reasonable judgment of the Debtors based on information available to the Debtors as of the date of this Disclosure Statement. Because the actual determination of the disputed, unliquidated and contingent Class P4-A Claims is subject to significant uncertainty, the Debtors cannot predict with certainty the final Allowed amount of such Claims, and therefore the Debtors cannot predict with certainty the actual percentage recovery that any Class P4 Claimant will receive under the Plan.

      Description of Distributions to Holders of Class P5 2.9% Convertible
                                  Note Claims

     The 2.9% Convertible Notes are subordinated to the 10% Senior Notes, and are therefore classified separately in Class P5 and are not entitled to any distribution unless the 10% Senior Notes are paid in full, which is not proposed under the terms of the Plan. Section 510(a) of the Bankruptcy Code provides that a subordination agreement is enforceable in bankruptcy to the same extent it is enforceable under applicable non-bankruptcy law. Accordingly, the Plan subordinates the 2.9% Convertible Note Claims to the 10% Senior Note Claims and provides no distribution on account of the 2.9% Convertible Note Claims. The 10% Senior Note Trustee asserts that the Plan fails to turn over the distribution otherwise attributable to the 2.9% Convertible Note Claims to the Holders of the 10% Senior Note Claims.

            Description of New Securities to be Issued Under the Plan

     New Exide Preferred Stock. On the Effective Date, New Exide will issue for distribution in accordance with the Plan a number of shares of New Exide Preferred Stock, as determined in accordance with the Plan, to be authorized pursuant to the New Exide Certificate of Incorporation and subject to the Shareholder Agreement. Exide expects that the number of shares of New Exide Preferred Stock issued on the Effective Date will be between 494,519 and 511,879, depending on the amount of Option B Electors, if any. The lenders under the Prepetition Credit Facility will receive 100% of the New Exide Preferred Stock, which, as of the Effective Date, represents 99.2% of New Exide Common Stock, taking into consideration the New Exide Preferred Stock Conversion Election on a fully-exercised basis, subject to dilution pursuant to the Company Incentive Plan. Each share of New Exide Preferred Stock will have a $1,000 face value. The principal terms of the New Exide Preferred Stock to be included in the New Exide Certificate of Incorporation and the Shareholder Agreement are summarized in Exhibit B and Exhibit C to the Plan.

     Each holder of the New Exide Preferred Stock will have the right to convert shares of the New Exide Preferred Stock, at the option of the holder at any time, into shares of New Exide Common Stock. The total number of shares of New Exide Common Stock into which the New Exide Preferred Stock may be converted initially will be determined by dividing the face value per share through the date of conversion by the Conversion Price. The initial Conversion Price will be determined in accordance with the Plan and will be adjusted on a weighted average basis upon the issuance, subject to customary exceptions, of equity securities at a price lower than the Conversion Price then in effect (as adjusted, the "Conversion Price"). Exide expects that the initial Conversion Price will be between $19.94 and $20.64. The New Exide Preferred Stock will automatically convert into New Exide Common Stock upon the occurrence of a Qualified Public Offering (as defined in Exhibit B to the Plan), or sale of all or substantially all of the assets of New Exide or the acquisition of New Exide by another entity in certain circumstances.

     The New Exide Preferred Stock will rank senior to all equity securities of New Exide. In the event of a liquidation (or similar event) of New Exide, the holders of New Exide Preferred Stock shall receive, before any payments to holders of any other equity securities of New Exide, on a pro rata basis an amount equal to the Implied Price through the consummation of such event. In addition, the holders of New Exide Preferred Stock shall then participate on a pro rata, as-converted basis with the holders of New Exide Common Stock with respect to any remaining proceeds or assets of New Exide.

     The New Exide Preferred Stock will have customary anti-dilution protections for stock splits, dividends, reclassifications and similar events.

     The holders of the New Exide Preferred Stock shall be entitled to vote on an as-converted basis on any matters on which the holders of New Exide Common Stock are entitled to vote. In addition, the holders of the New Exide Preferred Stock shall have the right to vote as a single class on certain "Major Actions," which will be set forth in the New Exide Certificate of Incorporation.

     New Exide Common Stock. On the Effective Date, New Exide will issue for distribution in accordance with the Plan 200,000 shares of New Exide Common Stock, which represents 0.8% of New Exide Common Stock, taking into consideration the New Exide Preferred Stock Conversion Election on a fully-exercised basis, subject to dilution pursuant to the Company Incentive Plan. The New Exide Common Stock will be distributed to Holders of Allowed Class P4-B 10% Senior Note Claims and authorized pursuant to the New Exide Certificate of Incorporation.

                             Voting and Confirmation

     Each Holder of a Claim in Classes P3, P4 and S3 will be entitled to vote either to accept or reject the Plan. Classes P3, P4 and S3 shall have accepted the Plan if: (i) the Holders of at least two-thirds in amount of the Allowed Claims actually voting in each such Class have voted to accept the Plan and (ii) the Holders of more than one-half in number of the Allowed Claims actually voting in each such Class have voted to accept the Plan. Classes P5, S4 and S5 are deemed to reject the Plan and are not entitled to vote to accept or reject the Plan. Assuming the requisite acceptances are obtained, the Debtors intend to seek confirmation of the Plan at a hearing (the "Confirmation Hearing") scheduled to commence on October 21, 2003, at _10:00 a.m. Prevailing Eastern Time, before the Bankruptcy Court, at the Robert N.C. Nix Federal Courthouse, 900 Market Street, Philadelphia, PA 19107. Notwithstanding the foregoing, provided that at least one impaired class accepts the Plan, the Debtors will seek Confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to the Impaired Classes presumed to reject the Plan, and reserve the right to do so with respect to any other rejecting Class or to modify the Plan in accordance with Article XII.E of the Plan.

     Section IV hereof specifies the deadlines, procedures and instructions for voting to accept or reject the Plan and the applicable standards for tabulating Ballots. The Bankruptcy Court has established August 11, 2003, (the "Voting Record Date") as the date for determining which Holders of Claims are eligible to vote on the Plan. Ballots will be mailed to all registered Holders of Claims as of the Voting Record Date who are entitled to vote to accept or reject the Plan. An appropriate return envelope will be included with your Ballot, if necessary. Beneficial Holders of Claims who receive a return envelope addressed to their bank, brokerage firm or other nominee, or any agent thereof, (each, a "Nominee") should allow sufficient time for the Nominee to receive their votes and process them on a Master Ballot before the Voting Deadline, as defined below.

     The Debtors have engaged a solicitation agent to assist in the voting process. The solicitation agent will answer questions, provide additional copies of all materials and oversee the voting tabulation. The solicitation agent will also process and tabulate ballots for each Class entitled to vote to accept or reject the Plan. The solicitation agent is Bankruptcy Management Corporation, 1330 E. Franklin Avenue, El Segundo, CA 90245, (888) 909-0100 (toll free).

     TO BE COUNTED, THE SOLICITATION AGENT MUST RECEIVE YOUR BALLOT (OR MASTER BALLOT OF YOUR NOMINEE HOLDER) INDICATING ACCEPTANCE OR REJECTION OF THE PLAN NO LATER THAN 5:00 P.M., PREVAILING EASTERN TIME, ON OCTOBER 7, 2003 (THE "VOTING DEADLINE"), UNLESS THE BANKRUPTCY COURT EXTENDS OR WAIVES THE PERIOD DURING WHICH VOTES WILL BE ACCEPTED BY THE DEBTORS, IN WHICH CASE THE TERM "VOTING DEADLINE" FOR SUCH SOLICITATION SHALL MEAN THE LAST TIME AND DATE TO WHICH SUCH SOLICITATION IS EXTENDED. ANY EXECUTED BALLOT OR COMBINATION OF BALLOTS REPRESENTING CLAIMS IN THE SAME CLASS OR SUBCLASS HELD BY THE SAME HOLDER THAT DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN OR THAT INDICATES BOTH AN ACCEPTANCE AND REJECTION OF THE PLAN SHALL BE DEEMED TO CONSTITUTE AN ACCEPTANCE OF THE PLAN. ANY BALLOT RECEIVED AFTER THE VOTING DEADLINE MAY OR MAY NOT BE COUNTED, AT THE DISCRETION OF THE DEBTORS.

     THE DEBTORS BELIEVE THAT THE PLAN IS IN THE BEST INTEREST OF ALL OF THEIR CREDITORS AS A WHOLE. THE DEBTORS THEREFORE RECOMMEND THAT ALL HOLDERS OF CLAIMS SUBMIT BALLOTS TO ACCEPT THE PLAN.

     Time and Place of the Confirmation Hearing. The Confirmation Hearing, which is the hearing where the Bankruptcy Court will determine whether to confirm the Plan, will commence on October 21, 2003, at _10:00 a.m. Prevailing Eastern Time, before the Honorable Kevin J. Carey, United States Bankruptcy Judge, at the Robert N.C. Nix Federal Courthouse, 900 Market Street, Philadelphia, PA 19107.

     Deadline for Voting For or Against the Plan. If you are entitled to vote, it is in your best interest to vote timely on the enclosed ballot (the "Ballot") and return the Ballot in the enclosed envelope to the balloting agent, who is Bankruptcy Management Corporation, 1330 E. Franklin Avenue, El Segundo, California 90245, (888) 909-0100 (toll free).

     Your vote must be received prior to the Voting Deadline, which is 5:00 p.m. Prevailing Eastern Time on October 7, 2003, or it will not be counted. At the Debtors' request, the Bankruptcy Court has established certain procedures for the solicitation and tabulation of votes on the Plan. They are described in the Order entitled "Order (A) Approving The Debtors' Disclosure Statement; (B) Scheduling A Hearing To Confirm The Plan; (C) Establishing A Deadline For Objecting To The Debtors' Plan; (D) Approving Form Of Ballots, Master Ballot, Voting Deadline And Solicitation Procedures; and (E) Approving Form And Manner Of Notices" (the "Solicitation Order") and the "Notice Of (I) Entry Of Order Approving Disclosure Statement; (II) Hearing To Confirm Plan Of Reorganization And (III) Related Important Dates" (the "Confirmation Hearing Notice") that accompany this Disclosure Statement.

     Deadline for Objecting to the Confirmation of the Plan. Objections to Plan confirmation must be filed with the Bankruptcy Court and served upon the following so that they are actually received on or before 5:00 p.m. Prevailing Eastern Time on October 7, 2003.

Counsel to the Debtors                                Counsel to the Debtors
Kirkland & Ellis LLP                                  Pachulski Stang Ziehl Young & Jones PC
200 East Randolph Drive                               919 N. Market Street
Chicago, IL 60601                                     16th Floor
312-861-2000                                          Wilmington, DE 19899
Fax: 312-861-2200                                     Attn: Laura Davis Jones
Attn: Matthew N. Kleiman                                    James E. O'Neill
      Ross M. Kwasteniet

Office of the United States Trustee                   Counsel to the Creditors Committee
844 King Street, Room 2207                            Pepper Hamilton LLP
Lockbox #35                                           Suite 1600
Wilmington, DE 19801                                  1201 Market Street
302-573-6491                                          P.O. Box 1709
Attn: Mark S. Kenney                                  Wilmington, DE 19899-1709
                                                      Attn: David B. Stratton
                                                            David M. Fournier

Counsel to the Equity Committee                       Counsel to the Creditors Committee
Potter Anderson & Corroon LLP                         Akin, Gump, Strauss, Hauer & Feld LLP
1313 N. Market Street                                 590 Madison Avenue
6th Floor                                             New York, NY 10122
Hercules Plaza                                        Fax: 212-872-1002
Wilmington, DE 19899                                  Attn: Fred S. Hodera
Attn: William A. Hazeltine                                  Mary R. Masella

Counsel to the Equity Committee                       Counsel to the Prepetition Lenders
Reinhart Boerner Van Deuren S.C.                      Richards Layton & Finger
1000 North Water Street, Suite 2100                   One Rodney Square
Milwaukee, WI 53202                                   Wilmington, DE 19899
414-298-8191                                          302-651-7845
Attn: Mark L. Metz                                    Fax: 302-651-7701
                                                      Attn: Mark Collins
                                                            Etta Rena Wolfe

Solicitation Agent                                    Counsel to the Prepetition Lenders
Bankruptcy Management Corporation                     Shearman & Sterling LLP
1330 E. Franklin Avenue                               599 Lexington Avenue
El Segundo, CA 90245                                  New York, NY  10022
Attn: Exide Solicitation Agent                        Attn: Douglas P. Bartner
      (email service permitted at exide@bmccorp.net)        Marc B. Hankin

                            Consummation of the Plan

     Following Confirmation of the Plan, the Plan will be consummated on the date selected by the Debtors, which will be a Business Day after the Confirmation Date on which: (a) no stay of the Confirmation Order is in effect, and (b) all conditions specified in Article IX.B of the Plan have been (x) satisfied or (y) waived pursuant to Article IX.C therein. Distributions to be made under the Plan will be made on or as soon after the Effective Date as practicable or as otherwise provided for herein.

                                  Risk Factors

     Prior to deciding whether and how to vote on the Plan, each Holder of Impaired Claims should consider carefully all of the information in this Disclosure Statement, especially the Risk Factors described in Section V hereof.

                                       I
                               GENERAL INFORMATION

A.   DESCRIPTION OF DEBTORS' BUSINESS

     1.   General Discussion of Business

     The Company is a Delaware corporation organized in 1966 to succeed to the business of a New Jersey corporation founded in 1888. The Company's principal executive offices are located at 210 Carnegie Center, Suite 500, Princeton, NJ 08540. The Company is one of the largest manufacturers of lead acid batteries in the world, with fiscal 2003 net sales of approximately $2.4 billion. The Company's European, North American and Asia Pacific operations represented approximately 52%, 44% and 4%, respectively, of fiscal 2003 net sales. Exide manufactures and supplies lead acid batteries for transportation and industrial applications worldwide.

     On September 29, 2000, the Company acquired GNB Technologies, Inc. ("GNB"), a U.S. and Pacific Rim manufacturer of both industrial and transportation batteries, from Pacific Dunlop Limited. The acquired GNB operations are located in the U.S., Australia, New Zealand, Canada, Europe, Japan, South Asia, China, India and the Middle East. The former GNB businesses manufacture industrial batteries in North America, including those used in both motive and network power applications under various brands such as Absolyte(R), Marathon(R), Sprinter(R), Champion(R) and Pacific Chloride(R). The former GNB operations also manufacture transportation batteries under the Champion(R), Stowaway(R) and National(R) brands, among others, including private label brands, and is a supplier to automotive original equipment manufacturers in North America and the Pacific Rim.

     The Company's operations outside of the U.S. are not included in the Chapter 11 proceedings.

     The Subsidiary Debtors are not actively engaged in business, have no or immaterial assets, and in light of the senior Claims at each Subsidiary Debtor that would need to be paid prior to a distribution to Class S4 General Unsecured Creditors, there is no distribution available to Class S4 General Unsecured Creditors.

     2.   Narrative Description of Business

     The Company's strategic focus is the manufacture and supply of lead acid batteries, associated equipment and services for transportation, industrial and military applications globally. Exide has three primary business segments:
Transportation, Motive Power and Network Power.

     Transportation Segment. Transportation batteries represented approximately 63% of the Company's net sales for fiscal 2003.

     Transportation batteries include starting, lighting and ignition ("SLI") batteries for cars, trucks, off-road vehicles, agricultural and construction vehicles, motorcycles, recreational vehicles, boats, and other applications. The market for transportation batteries is divided between sales to original equipment manufacturers ("OEM"s) and aftermarket customers. In North America, Exide is the second largest manufacturer of transportation batteries. In Europe, Exide is the largest manufacturer of transportation batteries. The Company markets its products under various trademarks.

     The Company's primary North American transportation aftermarket battery products include the following:

     .    Exide(R)                  enhanced power cold cranking amps and a 72
                                    month warranty

     .    Exide NASCAR Select(R)    Officially licensed by NASCAR

     .    Exide Select Orbital(R)   can be recharged in less time than needed
                                    for conventional batteries, and has high power output and superior vibration resistance compared with a conventional lead acid battery

     .    Champion(R)               enhanced power cold cranking amps and a 72
                                    month warranty

     .    Champion Trailblazer(R)   targeted at light trucks and sport utility
                                    vehicles

     In Europe, Exide has five major Company-owned brands: Exide(R) and Tudor(R), promoted as pan-European brands, and Deta(R), Centra(TM) and Fulmen(R), which have strong local awareness levels. The Company generally offers transportation batteries in five basic categories:

     .    Basic Model               marketed under private label brand names in
                                    France, Germany and Spain, under the Basic name in Italy and under various names in other markets

     .    Upgrade Model             marketed under the Classic mark, which
                                    carries a 24 month warranty and marketed under the Equipe(TM) name in France, the Classic(R) name in Germany, the Leader(TM) name in Italy, the Tudor(R)name in Spain and under various other names in other markets

     .    Premium Model             marketed under the Ultra(TM) brand in the
                                    United Kingdom, the Formula(TM) name in
                                    France, the Top Start Plus(TM) name in
                                    Germany, the Ultra(TM) name in Italy, the Millennium 3(TM) name in Spain and under various other names in other markets

     .    STR/STE(TM)               approved for use by BMW and was included in
                                    some models beginning with the 2000 model year

     .    Maxxima(TM)               the equivalent of the Exide Select
                                    Orbital(R)

     Batteries used for marine and recreational vehicles include the following:

     .    Stowaway Nautilus(R)      employ technology to satisfy the power
                                    requirements of large engines, sophisticated electronics and on-board accessories

     .    Exide Select              brings all the advantages of Exide's
          Orbital(R) Marine         patented spiral wound technology to the
                                    marine market, and maintains nearly a full charge during the off-season, and can be quickly recharged. This battery is also sealed, making it ideal for closed environments (such as inside a boat hull)

     .    Stowaway Powercycler(R)   a completely sealed, VRLA battery with AGM
                                    technology and prismatic plates that offers features and benefits similar to the Exide
                                    Select Orbital(R), and was the first sealed, AGM battery introduced in the marine battery market

     .    Nautilus(R) Gold Dual     a combination battery, replacing separate
          Purpose Stowaway(R)       starting and deep cycle batteries in
          Dual Purpose              two-battery marine and recreational vehicle
                                    systems

     .    Nautilus(R)               a high performance, dual terminal battery
          Mega Cycle(R)
          Stowaway(R) Deep Cycle

     Most of the Company's transportation batteries are vented, maintenance-free lead acid batteries. However, the Company's Exide Select Orbital(R) and Maxxima(TM) batteries have a patented spiral wound technology and state-of-the-art recombinant design. Additionally, the Company's STR/STE(TM) batteries use recombination technology to allow a lead acid battery to be installed in the passenger compartment of an automobile with reduced fluid loss and acid fumes under normal operating conditions.

     Original Equipment Manufacturer (OEM) Market. The OEM market consists of the sale of batteries to manufacturers of automobiles and light trucks, commercial vehicles, heavy-duty trucks, buses and off-road agricultural and construction vehicles.

     The Company's major OEM customers include DaimlerChrysler, Ford Motor Company, Toyota, Kenworth, Peterbilt, John Deere International, Case/New Holland, Fiat, Volkswagen Group, the PSA group (Peugeot S.A./Citroen), Renault/Nissan and BMW.

     The factors affecting the OEM market include consumer demand for passenger cars, light trucks and sport utility vehicles, consolidation in the automotive industry, globalization of OEM procurement activities and competition.

     Aftermarket. The Company sells aftermarket batteries in North America through automotive parts and specialty retailers, OEM dealer networks, mass merchandisers, car and truck dealers, and wholesale distributors who supply service stations, repair shops, automotive and farm-equipment dealers, and small retailers. The Company also provides transportation batteries for commercial applications, such as trucks, farm equipment, tractors and off-road vehicles, as well as batteries for marine, lawn and garden and motorcycle applications.

     The Company's North American aftermarket operations include a Company-owned branch network. This branch network, throughout the United States and Canada, sells and distributes batteries and other products to local auto parts retailers, service stations, repair shops, fleet operators, battery specialists and installers. Exide's branches may also deliver batteries to the Company's national account customers' retail stores and OEM dealers and collect used and spent batteries for recycling.

     The Company sells aftermarket batteries in Europe primarily through battery wholesalers, OEM dealer networks, hypermarkets, service installers, European purchasing groups and oil companies. Wholesalers and OEM dealers have traditionally represented the majority of this market, but supermarket chains, replacement-parts stores (represented by purchasing groups) and hypermarkets have become increasingly important. Battery wholesalers now sell and distribute batteries to a network of automotive parts retailers, service stations, independent retailers and supermarkets throughout Europe.

     The Company's major aftermarket customers include NAPA, Wal-Mart, Sam's Club, Kmart, CSK Inc., ADI, Kwik Fit and many other leading aftermarket battery distributors. Exide is also a supplier of authorized replacement batteries for DaimlerChrysler, Mopar, Freightliner and John Deere International.

     Demand for conventional automotive replacement batteries is influenced by the following principal factors: (1) the number of vehicles in use; (2) average battery life; (3) the average age of vehicles and their operating environment;
(4) weather conditions; and (5) population growth and overall economic conditions. The replacement market is also larger in general than the original equipment segment, since automotive batteries tend to require replacement every three to five years.

     Motive Power Segment. Sales of motive power batteries represented approximately 20% of the Company's net sales for fiscal 2003. Exide is a market leader in this segment of the worldwide industrial battery market.

     Product reliability and responsive customer service are very important attributes in the motive power market.

     The largest application for motive power batteries is the materials handling industry, including forklifts, electric counter balance trucks, pedestrian pallet trucks, low level order pickers, turret trucks, tow tractors, reach trucks and very narrow aisle ("VNA") trucks. Other market segments include scrubber/dryer and sweeper machines in the floor cleaning market, scissor lifts, access platforms and telescopic zooms in the access market, buggies and carts in the golf market, mobility equipment in the wheelchair market, mining locomotives, electric road vehicles, electric boats and non-military submersible vehicles. Exide also offers a complete range of battery chargers and associated equipment for the operation and maintenance of battery-powered vehicles.

     Exide's motive power batteries are composed of two-volt cells assembled in numerous configurations and sizes to provide capacities ranging from 30 Ah to 1500 Ah. The Company also manufactures and markets a range of 6 and 12 volt monobloc batteries. Exide offers conventional vented lead acid technology utilizing tubular positive-plate and flat plate cell design. Exide also offers a range of lead acid battery technologies to meet a wide spectrum of customer application requirements.

     In North America, motive power products are sold primarily to independent lift truck dealers or directly to national accounts or end users. The motive power battery market in Europe is divided into the OEM market, comprised of the manufacturers of electric vehicles, and the replacement market, which includes large users of such electric vehicles as well as original equipment dealer networks. The majority of the Company's sales in Europe are directly to OEMs.

     Motive power products and services are distributed in North America by Company-owned sales and service locations which are augmented by a network of independent manufacturers' representatives who provide local service on their own behalf. In Europe, the Company distributes motive power products and services through Company-owned sales and service organizations in each country and utilizes distributors and agents for export of products from Europe to the rest of the world.

     In North America, the Company's primary customers include Nacco, Crown, Wal-Mart, Kroger and Target. In Europe, its major original equipment motive power customers include the Linde Group, Junghreinrich Group, Atlet and BT Rolatruc. Motive power products in Europe are also sold to a wide range of customers in the aftermarket, ranging from large industrial concerns and retail distributors to small warehouse and manufacturing operations.

     The European and North American motive power markets are influenced by the demand for materials handling equipment. Customer demand for materials handling equipment has a strong historical correlation to general economic conditions. The general economic environment in fiscal 2003 has reduced the overall demand for materials handling equipment and replacement batteries.

     Network Power Segment. Sales of network power batteries represented approximately 17% of the Company's net sales for fiscal 2003.

     Network power (also known as standby or stationary) batteries are used for back-up power applications to ensure continuous power supply in case of main (primary) power failure or outage. Today's examples of where network power batteries are used to provide backup power include telecommunications, computers, hospitals, process control, air traffic control, security systems, utility, railway and military applications. Network power batteries also serve as uninterruptible power supplies ("UPS") used in computer installations for banks, airlines and back-up servers for the internet. Other telecommunications applications include central and local switching systems, satellite stations, optical fiber repeating boxes, cable TV transmission boxes and radio transmission stations. In these applications, the batteries are usually packaged with a 48V DC power system.

     There are two primary network power lead acid battery technologies: valve-regulated (VRLA, or sealed) and vented (flooded). There are two types of VRLA technologies--GEL and AGM. These technologies are described as follows:

     .    VRLA: GEL:                This technology utilizes a gel electrolyte.
                                    VRLA batteries have replaced other types of network power batteries because they enhance safety, reduce maintenance and can be used in both vertical and horizontal positions.
                                    The Sonnenschein(R) gel technology offers the advantages of high reliability and long life. The gel product range offers a wide range of capabilities such as heat resistance, deep discharge resistance, long shelf life and high cyclic performance.

     .    VRLA: AGM:                This technology utilizes an electrolyte
                                    immobilized in an absorbent glass mat
                                    separator. This technology is particularly well adapted to high rate applications and can offer up to a 20-year design life.

     .    Vented (Flooded):         This technology is used in applications
                                    requiring high reliability but with the
                                    ability to allow for regular maintenance.
                                    The basic construction involves positive flat or tubular positive plates. Transparent containers and accessible internal construction are features of these batteries that allow end users to check the battery's physical condition.

     Customers for network power batteries for telecommunications applications include manufacturers of switches and other equipment and the system operators. UPS battery customers consist of system manufacturers and end users. Performance in this market is impacted by the demand for computer systems. Other customers served by Exide include electrical generating companies, as well as government and military users.

     The Company offers a global product line which is being marketed under the following five brands associated with product type and technology:

     .    Absolyte(R):              Large 2-volt cells, incorporating AGM
                                    technology, for long duration (e.g.
                                    telecommunications) and short duration
                                    applications

     .    Marathon(R):              Multi-cell AGM monobloc batteries for long
                                    duration applications

     .    Sprinter(R):              Multi-cell AGM monobloc batteries for short
                                    duration applications

     .    Sonnenschein(R):          Multi-cell monoblocs and 2-volt cells,
                                    incorporating primarily Gel technology

     .    Classic(R):               Primarily 2-volt and some multi-cell vented
                                    (or flooded) products for a wide range of applications

     Exide's major network power battery customers for telecommunications services include AT&T, China Unicom, Cingular, Nippon Telegraph and Telephone, Singapore Telecom, Telecom Italia, Telefonica of Spain and Verizon. Major telecommunications customers include Alcatel, Ericsson, Marconi, Emerson, Nortel, Motorola and Nokia. UPS manufacturing and end user customers include MGE and Siemens. Exide is also one of the leading suppliers of submarine batteries to the navies of Denmark, France, Germany, Italy, Norway, Singapore, Spain, Sweden and Turkey. Exide is the sole supplier to the U.S. Navy for submarine batteries for the nuclear-powered fleet.

     Given the importance of service and technical assistance, the Company generally ships network power batteries directly to system suppliers and UPS manufacturers who include the batteries in their original equipment and distribute products to end users. Batteries are also shipped directly to end users for both systems and replacement. The Company also promotes its products through technical seminars, trade shows and technical literature.

     Demand for telecommunications batteries is driven by the growth in broadband and worldwide deployment of cellular and wireless mobile communication systems and the need for safe and reliable back-up power. The dramatic telecommunications industry downturn has resulted in weak demand for network power batteries since September 2001.

     For further information about the Company's business operations, refer to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2003 attached as Exhibit D hereto.

B.   SUMMARY OF CAPITAL STRUCTURE OF DEBTORS

     1.   DIP Credit Facility

     On May 10, 2002, the Company received final Bankruptcy Court approval of its $250 million DIP Credit Facility. The DIP Credit Facility is being used to supplement cash flows from operations during the reorganization process including the payment of post-petition ordinary course trade and other payables, the payment of certain permitted prepetition claims, working capital needs, letter of credit requirements and other general corporate purposes.

     The DIP Credit Facility is a secured revolving credit and term loan facility under which Exide Technologies is the borrower with certain U.S. subsidiaries acting as guarantors. The DIP Credit Facility is afforded super priority claim status in the Chapter 11 Cases and is collateralized by first liens on certain eligible U.S. assets of the Company, principally accounts receivable, inventory and property.

     The revolving credit tranche of the DIP Credit Facility provides for borrowing up to $121 million, of which up to $65 million is available to Exide Technologies for on-lending to its foreign subsidiaries. An additional $50 million sub-facility is also available to the foreign subsidiaries based on certain collateral asset values in the United Kingdom and Canada. To the extent funds are borrowed under the DIP and on-lent to foreign subsidiaries, additional liens on certain assets of the borrowing foreign subsidiary and related guarantees are required. Up to $40 million of the revolving credit tranche is available for letters of credit.

     Borrowings under the DIP Credit Facility bear interest at LIBOR plus 3.75% per annum. Borrowings are limited to eligible collateral under the DIP Credit Facility. Eligible collateral under the DIP Credit Facility includes certain accounts receivable and inventory in the U.S. and certain property in the U.S. and Europe. Availability to the Company is impacted by changes in both the amounts of the collateral and qualitative factors (such as aging of accounts receivable and inventory reserves) as well as cash requirements of the business such as trade credit terms. The DIP Credit Facility contains certain financial covenants requiring the Company to maintain monthly specified levels of earnings before interest, taxes, depreciation, amortization, restructuring and certain other defined charges, as well as limits on capital expenditures and cash restructuring expenditures. The DIP Credit Facility also contains other customary covenants, including certain reporting requirements and covenants that restrict the Company's ability to incur indebtedness, create or incur liens or guarantees, enter into leases, sell or dispose of assets, change the nature of the Company's business or enter into related party transactions.

     The DIP Credit Facility matures on the earlier of (1) February 15, 2004,
(2) 30 days before the final maturity of any principal obligations under the Prepetition Credit Facility, which is currently scheduled to mature on December 18, 2003, or (3) the date the Company emerges from bankruptcy.

     Total availability under the DIP Credit Facility as of March 31, 2003 was $25.0 million.

     2.   Prepetition Credit Facility

     The Company is also party to an Amended and Restated Credit and Guarantee Agreement dated as of September 29, 2000 (the "Prepetition Credit Facility"). The borrowers under the Prepetition Credit Facility include the Company and various of its foreign subsidiaries. The guarantors include, in addition to the borrowers, GNB Battery Technologies Japan, Inc. and various other of its foreign subsidiaries. The foreign subsidiaries, who are borrowers and guarantors, and GNB Battery Technologies Japan, Inc. are not debtors in the bankruptcy proceeding. The Prepetition Credit Facility is a secured revolving credit and term loan facility.

     The Company's Prepetition Credit Facility has three borrowing tranches: a $150 million six year multi-currency term A loan, a $500 million seven and one-quarter year U.S. dollar term B loan and a $250 million six year multi-currency revolving credit line. This facility contains a number of financial and other covenants customary for such agreements including restrictions on new indebtedness, liens, leverage ratios, acquisitions and capital expenditures. Under the original terms of the agreement, principal payments on the revolving credit line and the term A loans are due and payable in December 2003 while principal payments on the term B loans continue through March 2005.

     In connection with the Chapter 11 proceedings, the Company also entered into a Standstill Agreement with its Prepetition Credit Facility lenders, whereby the lenders have agreed to forbear collections of principal payments on foreign borrowings under the Prepetition Credit Facility from non-Debtor subsidiaries until December 18, 2003, subject to earlier termination upon the occurrence of certain events. The principal events which could result in an early termination of the Standstill Agreement are: (1) non-payment of interest on the European tranche of the Company's Prepetition Credit Facility as and when due; (2) if any significant foreign subsidiaries commence any winding up or liquidation proceeding; (3) breach of financial and other customary negative covenants (as described with respect to the DIP Credit Facility); and (4) default with respect to the European securitization facility and 9.125% Senior Notes (Deutsche Mark denominated) agreement. The Company continues to accrue interest under the Prepetition Credit Facility, and makes adequate protection payments subject to liquidity calculations prescribed in the DIP Credit Facility. Borrowings under the Prepetition Credit Facility by Exide Technologies are subject to compromise within the Chapter 11 Cases.

     3.   10% Senior Notes

     In 1995, Exide Technologies issued $300 million original principal amount 10% senior notes due April 15, 2005 (the "10% Senior Notes") pursuant to an indenture dated April 28, 1995, as amended from time to time, between Exide Technologies and The Bank of New York, as Trustee.

     The 10% Senior Notes are unsecured obligations of Exide Technologies and are redeemable at the option of Exide Technologies, in whole or in part, at any time at 100% of the principal amount, plus accrued interest. The 10% Senior Notes are not guaranteed by any subsidiary of Exide Technologies.

     Amounts owing to holders of the 10% Senior Notes are subject to compromise within the Chapter 11 Cases.

     As of March 31, 2003, there were $300 million of 10% Senior Notes outstanding.

     4.   Convertible Notes

     In 1995, Exide Technologies issued convertible senior subordinated notes due December 15, 2005 with a face amount of $397 million discounted to $287.8 million (the "Convertible Notes") pursuant to an indenture dated December 15, 1995, as amended from time to time, between Exide Technologies and The Bank of New

York, as Trustee. The Convertible Notes are subordinated to all senior debt of Exide Technologies, including the Prepetition Credit Facility and the 10% Senior Notes.

     The Convertible Notes are unsecured obligations of Exide Technologies and have a coupon rate of 2.9% with a yield to maturity of 6.75%. The Convertible Notes are convertible into Exide Technologies' common stock at a conversion rate of .0125473 shares per $1 principal amount at maturity, subject to adjustments in certain events. The Convertible Notes are not guaranteed by any subsidiary of Exide Technologies.

     Amounts owing to holders of the Convertible Notes are subject to compromise within the Chapter 11 Cases.

     As of March 31, 2003, there were $320.7 million of Convertible Notes outstanding.

     5.   Common Stock

     As of March 31, 2003 the Company had 27,383,000 shares of its common stock, par value $.01 per share (the "Old Common Stock"), outstanding. The Old Common Stock is currently traded on the over-the-counter market and quoted on the OTC Bulletin Board under the symbol "EXDTQ." Prior to delisting on February 15, 2002, the Company's common stock had been traded on the New York Stock Exchange. The Company's Board of Directors suspended payment of dividends on the common stock on November 8, 2001.

C.   EVENTS LEADING TO THE CHAPTER 11 CASES

     The Company and certain of its subsidiaries decided to file for reorganization under Chapter 11 as it offered the most efficient alternative to restructure the Company's balance sheet and access new working capital while continuing to operate in the ordinary course of business. The Company has a heavy debt burden, caused largely by a debt-financed acquisition strategy and the significant costs of integrating those acquisitions. Other factors leading to the reorganization included the impact of adverse economic conditions on the Company's markets, particularly telecommunications and ongoing competitive pressures. These factors contributed to a loss of revenues and resulted in significant operating losses and negative cash flows, severely impacting the Company's financial condition and its ability to maintain compliance with debt covenants.

     The Company's operations outside of the U.S. are not included in the Chapter 11 proceedings. However, in connection with the Chapter 11 filing, the Company entered into the Standstill Agreement with its Prepetition Credit Facility lenders, whereby those lenders have agreed to forbear collection of principal payments on foreign borrowings under the Prepetition Credit Facility from non-Debtor subsidiaries until December 2003, subject to earlier termination upon the occurrence of certain events. The principal events which could result in an early termination of the Standstill Agreement are: (1) non-payment of interest on the European tranche of the Company's Prepetition Credit Facility as and when due; (2) if any significant foreign subsidiaries commence any winding up or liquidation proceeding; (3) breach of financial and other customary negative covenants (as described with respect to the DIP Credit Facility); and
(4) default with respect to the European securitization facility and 9.125% Senior Notes (Deutsche mark denominated) agreement.

     On May 10, 2002, the Debtors received final Bankruptcy Court approval of its $250 million DIP Credit Facility. The DIP Credit Facility is being used to supplement cash flows from operations during the reorganization process including the payment of post-petition ordinary course trade and other payables, the payment of certain permitted prepetition claims, working capital needs, letter of credit requirements and for other general corporate purposes.

     For further information about the matters discussed above, see the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2003 attached as Exhibit D hereto. The exhibits to this report are available on the Securities and Exchange Commission's internet website at http://www.sec.gov.

D.   PURPOSE OF THE PLAN

     The purpose of the Plan is to restructure Debtors' debt to provide Debtors with a capital structure that can be supported by the cash flow of their operations. Assuming that all Holders of Allowed Class P3 and S3 Prepetition Credit Facility Claims choose the Class P3 Election A, the Plan will reduce Debtors' and the non-Debtors' subsidiary debt and accrued interest by more than $1.4 billion and their future annual interest expense by approximately $61 million. Debtors believe that the reorganization contemplated by the Plan is in the best interests of their creditors and other interested constituencies. If the Plan is not confirmed, Debtors believe that they will be forced to either file an alternate plan of reorganization or liquidate under Chapter 7 of the Bankruptcy Code. In either event, Debtors believe that the Company's unsecured creditors and equity holders would realize a less favorable distribution of value, or, in certain cases, none at all, for their Claims or Equity Interests under an alternative plan or liquidation. See the Liquidation Analysis set forth in Exhibit B attached hereto.

E.   NEW EXIDE HOLDING COMPANY STRUCTURE

     As a result of the restructuring transactions described below in Section III.H.1 hereof, Exide's corporate structure will change as of the Effective Date. On the Effective Date, as a result of the merger of Exide with and into Exide Operating, Reorganized Exide will be an indirect, wholly-owned subsidiary of New Exide. Two new, wholly-owned subsidiaries of New Exide ("Exide Holding 1" and "Exide Holding 2") will each own 50% of another new subsidiary ("Exide Holding 3"). An organizational chart depicting the anticipated corporate structure of the new holding companies of Reorganized Exide as of the Effective Date is set forth below.

                                    ---------
                                    New Exide
                                    ---------

                      ----------------     ---------------
                       Exide Holding 1     Exide Holding 2
                      ----------------     ---------------

                                 ---------------
                                 Exide Holding 3
                                 ---------------

                         -----------------------------
                         Recognized Exide (survivor of
                              the merger of Exide
                         with and into Exide Operating)
                         -----------------------------

F. TERMS OF SECURITIES TO BE ISSUED AND CREDIT FACILITY TO BE MODIFIED PURSUANT TO THE PLAN

     1.   New Exide Preferred Stock

     On the Effective Date, New Exide will issue for distribution in accordance with the Plan a number of shares of New Exide Preferred Stock, as determined in accordance with the Plan, to be authorized pursuant to the New Exide Certificate of Incorporation and subject to the Shareholder Agreement. Exide expects that the number of shares of New Exide Preferred Stock issued on the Effective Date will be between 494,519 and 511,879, depending on the amount of Option B Electors, if any. Lenders under the Prepetition Credit Facility will receive 100% of the New Exide Preferred Stock, which, as of the Effective Date, represents 99.2% of New Exide Common Stock, taking into consideration the New Exide Preferred Stock Conversion Election on a fully-exercised basis, subject to dilution pursuant to the Company Incentive Plan. The terms of the New Exide Preferred Stock are more fully described in Section III.H.5 hereof.

     2.   New Exide Common Stock

     On the Effective Date, New Exide will issue for distribution in accordance with the Plan 200,000 shares of New Exide Common Stock, which represents 0.8% of New Exide Common Stock, taking into consideration the New Exide Preferred Stock Conversion Election on a fully-exercised basis, subject to dilution pursuant to the Company Incentive Plan. The New Exide Common Stock will be distributed to Holders of Allowed Class P4-B 10% Senior Note Claims and authorized pursuant to the New Exide Certificate of Incorporation. The terms of the New Exide Common Stock are more fully described in Section III.H.5 hereof.

     3.   Amended Prepetition Foreign Credit Agreement

     Holders of Allowed Class P3 and Class S3 Prepetition Credit Facility Claims who choose the Class P3 Election B will, among other thing, have their Prepetition Foreign Secured Claims as against the respective Foreign Subsidiary Borrowers reinstated pursuant to the Amended Prepetition Foreign Credit Agreement. Modifications to the Prepetition Foreign Credit Agreement are described in Section III.H.5 hereof.

G.   BOARD OF DIRECTORS OF NEW EXIDE

     Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, as of the Effective Date, the principal officers of Exide immediately prior to the Effective Date shall be the officers of New Exide. New Exide will have a seven-member board of directors. Please see
Section III.H.7 for more information regarding the composition of the Board of Directors of New Exide. Prior to confirmation of the Plan, Exide will disclose the identities of the members of the board of directors of New Exide.

H.   LIQUIDATION ANALYSIS

     Pursuant to section 1129(a)(7) of the Bankruptcy Code (sometimes called the "Best Interests Test," which is described in greater detail in Section IV.D.4 hereof), the Bankruptcy Code requires that each Holder of an Impaired Claim or Impaired Equity Interest either (x) accept the Plan or (y) receive or retain under the Plan property of a value, as of the Effective Date of the Plan, that is not less than the value such holder would receive or retain if the debtor were liquidated under Chapter 7 of the Bankruptcy Code.

     The first step in meeting this test is to determine the proceeds that would be generated from the hypothetical liquidation of Debtors' assets and properties in the context of a Chapter 7 liquidation case. The gross amount of cash and cash equivalents ("Cash") available would be the sum of the proceeds from the disposition of Debtors' assets and the Cash held by Debtors at the time of the commencement of the Chapter 7 case. Such amount is reduced by the amount of any Claims secured by such assets, the costs and expenses of the liquidation and such additional administrative expenses and priority claims that may result from the termination of Debtors' business and the use of Chapter 7 for the purposes of a hypothetical liquidation. Any remaining net Cash would be allocated to creditors and stockholders in strict priority in accordance with section 726 of the Bankruptcy Code.

     Debtors believe that the Plan will produce a greater recovery for Holders of Claims and Equity Interests than would be achieved in a Chapter 7 liquidation. The Debtors, with the assistance of AlixPartners, prepared a liquidation analysis (the "Liquidation Analysis") with the assistance of management on behalf of Debtors, set forth in Exhibit B attached hereto, to assist Holders of Claims and Equity Interests to reach a determination as to whether to accept or reject the Plan. This Liquidation Analysis estimates the proceeds to be realized if Debtors were to be liquidated under Chapter 7 of the Bankruptcy Code. The Liquidation Analysis is based upon assets and liabilities of Debtors as of March 31, 2003 and incorporates estimates and assumptions developed by Debtors which are subject to potentially material changes with respect to economic and business conditions, as well as uncertainties not within Debtors' control. The Liquidation Analysis does not assume a judgment in favor of the plaintiffs in the Creditors Committee Adversary Proceeding. Also, from time to time, the Debtors have received offers to purchase their smelter assets, which offers, if capable of being consummated, could provide value in excess of the value ascribed to such assets in the liquidation analysis. While the Debtors have considered such offers, they are not currently entertaining the sale of any such assets. For more information on the Debtors' assets, please see the Schedules.

     It has been assumed that creditor recoveries would not be affected by proceeds from causes of action, if any, including fraudulent conveyance and other avoidance claims, or any litigation that Debtors are or may be capable of asserting. The Liquidation Analysis set forth in Exhibit B attached hereto does not, therefore, include any estimate of the necessary expenses to litigate such claims.

I.   PROJECTIONS AND VALUATION

     1.   Projections

     As a condition to confirmation of a plan, the Bankruptcy Code requires, among other things, that the Bankruptcy Court determine that confirmation is not likely to be followed by the liquidation or the need for further financial reorganization of the debtors. In connection with the development of the Plan, and for purposes of determining whether the Plan satisfies this feasibility standard, the Debtors' management has, through the development of financial projections (the "Projections"), analyzed the ability of Reorganized Exide to meet its obligations under the Plan while maintaining sufficient liquidity and capital resources to conduct its business. The Projections were also prepared to assist each holder of an Allowed Claims in Voting Classes in determining whether to accept or reject the Plan.

     The Projections should be read in conjunction with the assumptions, qualifications and footnotes to tables containing the Projections set forth herein, the historical consolidated financial information (including the notes and schedules thereto) and the other information set forth in the Annual Report on Form 10-K for the fiscal year ended March 31, 2003. The Projections were prepared in good faith based upon assumptions believed to be reasonable and applied in a manner consistent with past practice. Most of the assumptions about the operations of the business after the assumed Effective Date that are utilized in the Projections were based, in part, on economic, competitive, and general business conditions prevailing at the time, as well as the assumption of gradual economic recovery prospectively. While as of the date of the Disclosure Statement such conditions have not materially changed, any future changes in these conditions may materially impact the ability of Reorganized Exide to achieve the Projections.

     The Projections were prepared to show the estimated consolidated financial position, results of operations, and cash flows at, and following, September 30, 2003. However, the Projections do not currently take into account all of the projected accounting effects of the Plan. With the exception of valuation of the shareholders' equity of New Exide, the Projections are not in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting by Entities Under the Bankruptcy Code" ("SOP 90-7"). THE DEBTORS' INDEPENDENT ACCOUNTANT, HAS NEITHER COMPILED NOR EXAMINED THE ACCOMPANYING PROSPECTIVE FINANCIAL INFORMATION TO DETERMINE THE REASONABLENESS THEREOF AND, ACCORDINGLY, HAS NOT EXPRESSED AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT THERETO.

     THE DEBTORS DO NOT, AS A MATTER OF COURSE, PUBLISH PROJECTIONS OF THEIR ANTICIPATED FINANCIAL POSITION, RESULTS OF OPERATIONS OR CASH FLOWS. ACCORDINGLY, REORGANIZED EXIDE DOES NOT INTEND TO, AND DISCLAIMS ANY OBLIGATION TO, (A) FURNISH UPDATED PROJECTIONS TO HOLDERS OF CLAIMS OR EQUITY INTERESTS PRIOR TO THE EFFECTIVE DATE OR TO HOLDERS OF NEW EXIDE'S PREFERRED STOCK OR COMMON STOCK OR ANY OTHER PARTY AFTER THE EFFECTIVE DATE, (B) INCLUDE SUCH UPDATED INFORMATION IN ANY DOCUMENTS THAT MAY BE REQUIRED TO BE FILED WITH THE SEC, OR (C) OTHERWISE MAKE SUCH UPDATED INFORMATION PUBLICLY AVAILABLE.

     THE PROJECTIONS PROVIDED IN THE DISCLOSURE STATEMENT HAVE BEEN PREPARED EXCLUSIVELY BY THE DEBTORS' MANAGEMENT. THESE PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS (including the assumption that there will be no negative impact from the chapter 11 caseS on REORGANIZED EXIDE'S relationships with ITS CUSTOMERS), WHICH, THOUGH CONSIDERED REASONABLE BY MANAGEMENT, MAY NOT BE REALIZED, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND REORGANIZED EXIDE'S CONTROL. THE DEBTORS CAUTION THAT NO REPRESENTATIONS CAN BE MADE AS TO THE ACCURACY OF THESE FINANCIAL PROJECTIONS OR TO REORGANIZED EXIDE'S ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE. FURTHER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THESE PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND THUS THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIAL AND POSSIBLY ADVERSE MANNER. THE PROJECTIONS, THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR.

     FINALLY, THE FOLLOWING PROJECTIONS INCLUDE ASSUMPTIONS AS TO THE ENTERPRISE VALUE OF REORGANIZED EXIDE, THE FAIR VALUE OF ITS ASSETS AND ITS ACTUAL LIABILITIES AS OF THE EFFECTIVE DATE. REORGANIZED EXIDE WILL BE REQUIRED

TO MAKE SUCH ESTIMATIONS AS OF THE EFFECTIVE DATE. SUCH DETERMINATION WILL BE BASED UPON THE FAIR VALUES AS OF THAT DATE, WHICH COULD BE MATERIALLY GREATER OR LOWER THAN THE VALUES ASSUMED IN THE FOREGOING ESTIMATES.

          (a) Summary of Significant Assumptions. The Debtors have developed the Projections (summarized below) to assist both creditors and shareholders in their evaluation of the Plan and to analyze its feasibility. THE PROJECTIONS ARE BASED UPON A NUMBER OF SIGNIFICANT ASSUMPTIONS DESCRIBED BELOW. ACTUAL OPERATING RESULTS AND VALUES MAY AND LIKELY WILL VARY FROM THOSE PROJECTED.

               (i) Fiscal Years. Reorganized Exide's fiscal year ends on March 31 of each year.

               (ii) Plan Terms and Consummation. The Projections assume an Effective Date of September 30, 2003 with Allowed Claims and Interests treated in accordance with the treatment provided in the Plan with respect to such Allowed Claims and Interests. The Projections also assume that no Holders of Allowed Class P3 and S3 Prepetition Credit Facility Claims choose the Class P3 Election B. If consummation of the Plan does not occur on or around September 30, 2003, there is no assurance that, among other things, the trade creditors or customers will support Reorganized Exide as projected. A material reduction in trade credit and terms would materially impact Reorganized Exide's ability to achieve the projected results. Further, if the Effective Date does not occur by September 30, 2003, additional bankruptcy expenses will be incurred until such time as a plan of reorganization is confirmed and consummated. These expenses could significantly impact Reorganized Exide's results of operations and cash flows.

               (iii) Assumptions Preceding the Effective Date. As a basis for the Projections, management has estimated the operating results for the period of time leading up to the Effective Date. Specifically, it has been assumed that prior to and during the Chapter 11 Cases, trade vendors will continue to provide the Debtors with goods on customary terms and credit and there has been no meaningful change in the Debtors' customer base.

               (iv) General Economic Conditions. The Projections were prepared assuming that economic conditions in the markets to be served by Reorganized Exide will stabilize in fiscal year 2004, with a general, but not material, economic recovery beginning in the second half of fiscal year 2004. Pricing pressure is assumed to continue in certain markets, while inflation in costs is assumed to remain relatively low.

               (v) Currency Exchange Rates and Lead Pricing. The Projections assume a US dollar-to-Euro conversion rate of $0.94 and do not reflect costs to hedge exchange rate fluctuations. The assumed cost of lead, the primary raw material required in battery manufacturing, is assumed to be based on prevailing base rates indicated on the London Metals Exchange of $485 per metric ton. If unhedged, actual lead pricing and exchange rates that materially differ from these assumptions could result in significant positive or negative variances from the Projections.

               (vi) Revenues. Total revenues are projected to decrease by 3.5% in fiscal year 2004, and then increase by 4.5%, 4.2%, 4.7%, and 5.1% in fiscal years 2005, 2006, 2007, and 2008, respectively. Excluding exchange rate impacts, revenues in fiscal year 2004 are forecasted to be relatively flat versus those achieved in fiscal year 2003. The achievement of projected revenue growth is assumed to result primarily from (i) focus on larger aftermarket accounts not currently served in the Transportation business, (ii) increased focus on parts and services business worldwide, and (iii) Reorganized Exide's ability to source globally in a consolidating OE marketplace. The Projections are based upon maintaining key relationships with existing major clients. THE PROJECTIONS DO NOT PROJECT ANY NEGATIVE IMPACT FROM THE CHAPTER 11 CASES ON REORGANIZED EXIDE RELATIONSHIPS WITH ITS CUSTOMERS.

               (vii) Cost of Goods Sold. Cost of revenue consists primarily of lead and other materials costs, wages & related costs pertaining to manufacturing, procurement, and other overhead costs.

               (viii) Gross Margins (revenues less cost of goods sold, excluding depreciation). Gross margins are projected to increase as a percentage of revenues (from 25.1% to 26.6%) from fiscal 2003 to fiscal 2005 due to continued rationalization in the Debtors' cost base through a reduced manufacturing footprint. Combined with projected operating efficiencies, this rationalization is projected to result in improved absorption of fixed costs. Gross margins are then forecasted to decrease as a percentage of revenues (from 26.6% to 25.6%) from fiscal 2005 to fiscal 2008 due to inflationary cost increases for labor, utilities, and other operating expenses at the Debtors' manufacturing facilities.

               (ix) Selling & Marketing and General & Administrative Expenses. Selling & marketing and general & administrative expenses as a percent of total revenues are expected to be 16.2%, 15.4%, 14.9%, 14.3%, and 13.9%, for fiscal years 2004, 2005,
          2006, 2007, and 2008, respectively. The decline in selling, general and administrative expenses as a percentage of revenue results primarily from initiatives designed to achieve cost savings.

               (x) EBITDAR. EBITDAR is defined for purposes of the Projections as earnings before interest expense, income tax provision, depreciation and amortization, restructuring expenses, and other unusual and non-recurring items.

               (xi) Interest Expense. Interest expense reflects interest on the Exit Facility at a rate of LIBOR plus 425 basis points ("bps") on the North American and European Term Loans and LIBOR plus 350 bps on the Revolving Credit Facility. While the three-month LIBOR is currently approximately 100 bps, the Projections assume LIBOR of 225 bps, as the Debtors believe that LIBOR will increase over the next five years.

               (xii) Income Taxes. The Projections assume that, upon consummation, Reorganized Exide will have the benefit of approximately $499 million of net operating loss carryforwards ("NOLs"), net of NOLs used to shield cancellation of indebtedness income ("COD Income") resulting from the restructuring transaction. It is anticipated that substantially all of those NOLs will reside with Foreign Subsidiary Borrowers, with substantially all domestic NOLs used to shield COD Income. The domestic combined federal, state and local income tax rate is estimated at 38%. Taking into account the continued benefit of NOLs, the foreign combined federal, state and local income tax rate is estimated at 25%.

               (xiii) Capital Expenditures. Capital expenditures consist of maintenance costs, fixed asset purchases, environmental, health and safety costs, initiative-related capital expenditures, and other capital expenditures. The Projections assume a level of capital expenditures that can be supported by the capital structure and forecasted operating results of Reorganized Exide.

               (xiv) "Fresh Start Accounting". Although the Projections reflect certain adjustments as of the Effective Date, including the impact of the valuation of Reorganized Exide's equity, they do not fully reflect "fresh start" accounting. The Debtors are in the process of evaluating further how the reorganization value will be allocated to Reorganized Exide's various assets. It is likely that the final allocation will differ from current estimates, and therefore the amount of reorganization value in excess of book, as well as depreciation, will differ from the amounts presented herein. For purposes of the Projections, the fair market value of Debtors' assets and liabilities is assumed to be equivalent to their respective net book values.

               (xv) Reorganization Value. For purposes of this Disclosure Statement and in order to prepare the Projections, management has estimated the reorganization value of Reorganized Exide as of September 30, 2003 to be approximately $950 million. For purposes of computing reorganization adjustments, the reorganization value is assumed to be allocated between North America and Europe/ROW based on a $500 million valuation of North

          America and a $450 million valuation of Europe/ROW. See Valuation disclosure in Section I.I.2 hereof.

               (xvi) Working Capital. Components of working capital are projected primarily on the basis of historic patterns, adjusted to reflect the benefit of management initiatives in areas such as inventory reduction.

               (xvii) New Loan Facilities. The Projections include an Exit Facility consisting of a $200 million North American Term Loan, a $250 million European Term Loan, and a $100 million North American Revolving Credit Facility with on-lending capabilities. The Term Loans include interest at LIBOR plus 425 bps. The Revolving Credit Facility includes interest at LIBOR plus 350 bps. LIBOR is included in the projections at 225 bps.

          (b) Special Note Regarding Forward-Looking Statements. Except for historical information, statements contained in this Disclosure Statement and incorporated by reference therein, including the Projections, may be considered "forward-looking statements" within the meaning of federal securities law. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, general economic and business conditions, the competitive environment in which Reorganized Exide operates and will operate, the success or failure of Reorganized Exide in implementing its current business and operational strategies, the level of vendor trade support, labor relations and labor costs, the ability of Reorganized Exide to maintain and improve its revenues and margins, and the liquidity of Reorganized Exide on a cash flow basis (including the ability to comply with the financial covenants of its credit arrangements and to fund Reorganized Exide's capital expenditures).

          (c) Financial Projections. The financial projections prepared by management are summarized in the following tables. Specifically, the attached tables include:

               (i) Pro-forma Reorganized Exide balance sheet at September 30, 2003.

               (ii) Projected balance sheets for fiscal years ending 2004, 2005, 2006, 2007 and 2008.

               (iii) Projected income statements for fiscal years ending in 2004, 2005, 2006, 2007 and 2008.

               (iv) Projected statements of cash flow for fiscal years ending in 2004, 2005, 2006, 2007 and 2008.

All captions in the attached projections do not correspond exactly to Reorganized Exide's historical external reporting; some captions have been combined for presentation purposes.

     2.   Valuation

     In conjunction with the Plan, the Debtors determined that it was necessary to estimate post-Confirmation values for the enterprise of Reorganized Exide as of the Effective Date and thus the New Common Stock. Accordingly, the Debtors directed Blackstone to prepare a valuation analysis of Reorganized Exide for purposes of this Disclosure Statement.

     In preparing its analyses, Blackstone (i) reviewed certain recent financial statements of the Debtors; (ii) reviewed certain financial projections prepared by the Debtors for the operations of Reorganized Exide, including those projections set forth herein (the "Projections"); (iii) discussed the current operations and prospects of the operating business with the Debtors, including, but not limited to, their effect, if any, on the Projections; (iv) reviewed the Debtors' assumptions underlying such Projections; (v) considered the market values of publicly traded companies that Blackstone and the Debtors believe are in businesses reasonably comparable to the operating business of Reorganized Exide; (vi) considered previous transactions, (vii) reviewed non-binding bids from potential investors; and (viii) made such other examinations and performed such other analyses as Blackstone deemed necessary and appropriate for the purpose of the valuations.

     In preparing its analyses Blackstone assumed and relied upon the accuracy and completeness of all of the financial and other information that was available to it from public sources and that was provided to Blackstone by the Debtors or their representatives and has not assumed any responsibility for independent verification of any such information. With respect to the financial projections supplied to Blackstone, Blackstone assumed the accuracy thereof and assumed that such projections were prepared reasonably in good faith and on a basis reflecting the best available estimates and judgments of the Debtors as to the future operating and financial performance of Reorganized Exide. Such projections assume Reorganized Exide will operate the businesses reflected in its business plan and that such businesses perform as expected in the business plan. To the extent that Reorganized Exide operates more or fewer businesses during the projection period and to the extent that all or a portion of the businesses perform at levels inconsistent with those expected in the business plan, such adjustments may have a material impact on the operating projections and valuation as presented herein.

     Blackstone did not make or obtain any independent evaluation of Reorganized Exide's assets, nor did Blackstone verify any of the information it reviewed.

     With respect to the valuation of Reorganized Exide, in addition to the foregoing, Blackstone relied upon the following assumptions:

     . Reorganized Exide's enterprise consists of the aggregate enterprise of Reorganized Exide and its direct and indirect Subsidiaries, including numerous Non-Filing Subsidiaries of the Debtors' operating Affiliates doing business worldwide.

     . The enterprise valuation range indicated represents the enterprise value of Reorganized Exide and assumes the pro forma debt levels (as set forth in the Projections) to calculate a range of equity values.

     .    The Debtors will emerge from Chapter 11 on or about September 30,
          2003.

     . Blackstone also has assumed the general continuity of the present senior management of the Debtors following consummation of the Plan and has assumed that general financial and market conditions as of the assumed Effective Date of the Plan will not differ materially from those conditions as of the date of this Disclosure Statement.

     . The total enterprise value for Reorganized Exide includes an assumption for the value of its NOLs. For purposes of this valuation, Blackstone relied upon management's estimates of approximately $499 million of foreign NOLs available to Reorganized Exide; it is assumed that substantially all the Debtors' domestic NOLs are used to shield cancellation of indebtedness.

     Blackstone relied primarily on three valuation techniques to arrive at its estimation of the theoretical enterprise value of Reorganized Exide: (a) capitalization of 2003 earnings before interest, taxes, depreciation, amortization and restructuring costs ("EBITDAR") using trailing market multiples, (b) discounted cash flow analysis using an EBITDA multiple to determine a terminal value and (c) capitalization of 2003 EBITDAR using trailing market EBITDA multiples of prior mergers and acquisitions ("M&A") transactions. In addition, Blackstone's theoretical valuation was supported by "market" valuations as submitted by three potential private equity investors. The valuation techniques used by Blackstone are methodologies that are widely utilized and generally accepted in the valuation of Debtors in general and in valuing restructured Debtors in particular.

          (a) Capitalization of 2003 EBITDAR. This approach is based on the premise that publicly traded Debtors in Reorganized Exide's industry trade in the marketplace as a multiple of their latest twelve months ("LTM") EBITDA. This approach holds that Reorganized Exide should trade in the marketplace at a multiple that is similar to those of other Debtors with businesses that are comparable to Reorganized Exide's. In determining the degree of comparability between Reorganized Exide's business and other competitor's businesses, Blackstone has considered a number of factors, including but not limited to: size; historical profitability; growth prospects in revenues and profitability; product mix; market share; and degree of liquidity in the market for their securities. This resulted in the use of EBITDAR multiples of 4.5x to 5.5x 2003 EBITDAR.

          (b) Discounted Cash Flow Analysis. Blackstone also determined a potential range of enterprise values using a discounted cash flow approach based on estimated unleveraged free cash flows and terminal enterprise values. For this purpose, Blackstone relied primarily on the Projections. Blackstone derived the present value of such cash flows and terminal values by discounting them at a rate that reflects the riskiness of the cash flows. A common technique, and the one employed by Blackstone, for calculating this discount rate is to use a company's weighted average cost of capital. For the cost of the debt, Blackstone calculated the average after-tax cost of debt based on Reorganized Exide's expected capital structure at emergence, taking into account all fees and expenses associated with this debt capital. This resulted in pre-tax cost of debt of 7.4% and an after-tax cost of debt of 4.6%, assuming a 38% tax rate. For the cost of equity, Blackstone reviewed the results of the capital asset pricing model ("CAPM"), a method commonly used in the academic community. Blackstone did not believe, however, that the results of CAPM accurately reflected the types of returns that an equity investor would require to commit capital to Reorganized Exide. Instead, Blackstone believes investors would require a 20.0% to 30.0% return on equity to invest in Reorganized Exide. This cost of equity capital reflects (i) the risk of investing in a company just emerging from bankruptcy and the uncertainty as to the long-term effects that bankruptcy will have on Reorganized Exide's operations and profitability and (ii) the risk that, although Exide has made significant progress over recent months, Reorganized Exide will be unable to continue improving its operations and increasing its ability to generate significant ongoing cash flow from operations. To estimate the ratio of debt to total capital, Blackstone looked at Reorganized Exide's expected ratio at emergence as well as the expected trend of this ratio over the next several years. Taking all of these assumptions into account, Blackstone concluded that the appropriate discount rate is 15% to 17%.

          As discussed above, Blackstone relied on a market EBITDA multiple approach to determine the appropriate terminal value. This approach involved capitalizing 2003 EBITDAR using a range of EBITDAR multiples from 4.5x to 5.5x.

          (c) M&A EBITDA Multiple Analysis. The M&A EBITDA multiple approach estimates the value of a company by applying EBITDA multiples from recent merger and acquisition transactions involving companies in similar industries to the Debtors' EBITDAR. This approach holds that Reorganized Exide should be valued at a multiple that is similar to those paid for companies in the automotive and industrial battery industries in recent transactions. Taking into account factors such as the comparability of transactions, the limited number of potential strategic buyers, and potential anti-trust issues, this approach resulted in the use of EBITDAR multiples of 5.5x to 6.0x 2003 EBITDAR.

          Summary. The following table summarizes the calculation of Distributable Equity Value:

     ($ in millions)                         Enterprise Value
                                        ----------------------------
                                         Low     Midpoint     High
                                        ------   --------   --------
     Total Enterprise Value             $900.0   $ 950.0    $1,000.0
     Less Net Debt/(1)/                 (434.0)   (434.0)     (434.0)
     Total Equity Value
                                        ------   -------    --------
                                         466.0     516.0       566.0

     Less: Value Reserved for Company
        Incentive Program                  TBD       TBD         TBD

                                        ------   -------    --------
     Distributable Equity Value         $466.0   $ 516.0    $  566.0
                                        ======   =======    ========

----------
/(1)/ Equals total debt of $478.5 million less $12.5 million cash in escrow, less $9.0 million cash expected from sale of land in Casalnuovo, Italy, less $23.0 million of cash expected from sale of European smelters. Assumes no Holders of Prepetition Credit Facility Claims elect Option B.

     As a result of such analyses, reviews and assumptions, and giving equal weighting to each of the above mentioned valuation techniques, Blackstone estimated that the enterprise value of Reorganized Exide fell in a range between $900.0 million and $1.0 billion, with a midpoint of $950.0 million and Reorganized Exide's distributable equity value fell in a range between $466.0 million and $566.0 million, with a midpoint of $516.0 million. Distributable Equity Value is equal to total equity value less the value reserved for the Company Incentive Plan. See the Plan for a description of this program. Assuming that New Exide issued 25 million shares to the Class P3 and Class P4 Holders (on an as-converted basis) and using the midpoint Distributable Equity Value, this implies a $20.64 price per share.

     This estimated range of values represents a hypothetical value that reflects the estimated intrinsic value of Reorganized Exide derived through the application of various valuation techniques. Such analysis does not purport to represent valuation levels that would be achieved in, or assigned by, the public markets for debt and equity securities or private markets for corporations. Blackstone's estimate is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to it as of, the date of this Disclosure Statement. It should be understood that, although subsequent developments may affect Blackstone's conclusions, Blackstone does not have any obligation and does not intend to update, revise or reaffirm its estimate. Since March 31, 2003, the Debtors' business performance has generally been consistent in all material respects with the business plan underlying the valuation. Financial information for fiscal quarter ended June 30, 2003, can be found in Exide's Form 10-Q filed with the SEC on August 14, 2003.

J.   REORGANIZED DEBTORS AND THE POST-CONFIRMATION ESTATE

     Except as otherwise provided in the Plan, the Debtors shall, as Reorganized Debtors, continue to exist after the Effective Date as separate corporate entities, with all the powers of a corporation under the laws of their respective states of incorporation and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable state law. Except as otherwise provided in the Plan, on and after the Effective Date, all property of the Debtors' Estates, and any property acquired by the Debtors or Reorganized Debtors under the Plan, shall vest in the respective Reorganized Debtors, free and clear of all Claims, liens, charges, or other encumbrances. On and after the Effective Date, the Reorganized Debtors may operate their business and may use, acquire or dispose of property and compromise or settle any Claims or Equity Interests, without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order. On or before the Effective Date, Exide may contribute certain assets to several existing or newly formed, wholly-owned subsidiaries organized along functional lines to hold Exide's various businesses. Ownership of the transferred assets shall vest in such subsidiaries and shall be, after the Effective Date, free and clear of all Claims, liens, charges or other encumbrances. On and after the Effective Date, such subsidiaries may operate their businesses and may use, acquire or dispose of property without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order.

                                      II.
                              THE CHAPTER 11 CASES

     On April 15, 2002, Exide along with the other Initial Debtors filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. Subsequently, on November 21, 2002, the Subsequent Debtors filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. On the relevant petition dates, all actions and proceedings against the Debtors and all acts to obtain property from them were stayed under section 362 of the Bankruptcy Code. The Debtors have continued to operate their businesses and manage their properties as debtors and debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

A.   DEBTOR-IN-POSSESSION FINANCING

     On May 10, 2002, the Company received final approval of its $250 million DIP Credit Facility. As described in greater detail in Section I.B.1 above, the DIP Credit Facility is being used to supplement cash flows from operations during the reorganization process including the payment of post-petition ordinary course trade and other payables, the payment of certain permitted prepetition claims, letter of credit requirements and other general corporate purposes.

B.   APPOINTMENT OF THE OFFICIAL COMMITTEES

     On April 30, 2002, the office of the United States Trustee appointed the Creditors Committee.

     The members of the Creditors Committee are Pension Benefit Guarantee Corporation, HSBC Bank USA, as Trustee, The Bank of New York, as Trustee, Smith Management LLC, Turnberry Capital Management, L.P., Tulip Corporation, Transervice Logistics Inc., Carroll Todd Lolis, as Guardian ad Litem for Logan
T. Lollis and Aaron Wann.

     After being ordered to appoint a committee of equity holders by an order of the Bankruptcy Court, on September 24, 2002, the office of the United States Trustee appointed the Equity Committee.

     The members of the Equity Committee are State of Wisconsin Investment Board, Thomas V. Kandathil and Amand P. Rendell.

C.   SUMMARY OF KEY MOTIONS

     1. Motion to Obtain Postpetition Financing and Authorizing Debtors to Utilize Cash Collateral; Granting Adequate Protection to Prepetition Secured Lenders

     On April 17, 2002 the Bankruptcy Court entered an interim order granting authority for the Debtors to enter into a Postpetition Credit Agreement to obtain revolving credit and term loans in an interim aggregate principal amount of up to $200 million, of which no more than $125 million in aggregate principal amount may consist of revolving loans. The Debtors were also granted authority to use cash collateral of the Prepetition Lenders and authority for the Debtors who are parties to the Prepetition Credit Agreement (namely, Exide, Exide Delaware, L.L.C. and RBD Liquidation, L.L.C. (collectively, the "Adequate Protection Debtors") to provide adequate protection to the Agent and the Prepetition Lenders, including making certain adequate protection payments to the Prepetition Lenders subject to liquidity calculations prescribed in the DIP Credit Facility. On May 10, 2002, the Bankruptcy Court gave final approval of the Debtors' Postpetition Credit Facility, in an aggregate principal amount of up to $250 million.

     2. Motions for the Authority to Pay Prepetition Shipping Charges and Claims of Essential Trade Creditors

     On April 18, 2002, the Bankruptcy Court granted the Debtors' requests for limited discretionary authority to pay certain prepetition trade claims of critical vendors, not to exceed $30 million. The Bankruptcy Court also granted the Debtors' request to pay certain prepetition shipping, warehouse, and customs fees and costs for goods in transit, not to exceed approximately $10 million. The relief granted in these motions allowed the Debtors to stabilize key vendor and supply relationships, helping to ensure a smooth transition into Chapter 11.

     3.   Applications for Retention of Debtors' Professionals

     The Debtors have received Bankruptcy Court authority to retain legal, financial, turnaround and public relations professionals, among others, to assist the Debtors in connection with these Chapter 11 Cases. These professionals were intimately involved with the negotiation and development of the Debtors' restructuring. These professionals include, among others, (a) Kirkland & Ellis LLP, as counsel for the Debtors; (b) Pachulski, Stang, Ziehl, Young, Jones & Weintraub, as co-counsel for the Debtors; (c) The Blackstone Group, L.P., as financial advisors; (d) AlixPartners, as turnaround advisors; and (e) Gavin Anderson, as public relations consultants.

     4. Motion for Expedited Procedures for the Rejection of Executory Contracts and Unexpired Leases

     The Bankruptcy Court has authorized the use of expedited procedures in which the Debtors may reject an agreement for an executory contract or an unexpired lease where the remaining benefits under the agreement, if any, are of no or negligible further value to the Debtors' reorganization efforts.

     5.   Motion for Continued Use of Cash Management System

     On June 14, 2002, the Bankruptcy Court entered a final order authorizing the Debtors to continue to operate their existing bank accounts, to continue to use their existing business forms, to continue to use their centralized cash management system and to grant superiority status to postpetition intercompany claims.

     6. Motions to Pay Prepetition Wages, Salaries and other Compensation and Employee Medical, Pension and Similar Benefits

     On August 12, 2002, the Bankruptcy Court granted the Debtors' request to pay all compensation and benefits owed to employees. The authority granted allows the Debtors to compensate their employees for obligations payable as of the Petition Date, as well as obligations that come due after the Petition Date.

     7. Motion for Expedited Procedures in the Sale or Abandonment of De Minimis Assets

     On May 10, 2002, the Bankruptcy Court authorized the use of expedited procedures in which the Debtors may (a) effectuate sales of certain obsolete, excess, or burdensome assets free and clear of all liens, claims, interests and encumbrances with any such liens attaching to the sale proceeds in the same validity, extent and priority as immediately prior to the sale, and (b) abandon de minimis assets to the extent a sale thereof cannot be consummated at value greater than the liquidation expense of such assets. The maximum aggregate value of de minimis asset sales authorized under this order cannot exceed $60 million without further approval from the Bankruptcy Court.

     8. Motion to Implement a Key Employee Restructuring Milestone Incentive and Income Protection Program

     On August 12, 2002, the Bankruptcy granted final approval of the Debtors' Key Employee Restructuring Milestone Incentive and Income Protection Program. The program addresses the Debtors' employment relationships with approximately 80 employees and provides a discretionary reserve fund for use in retaining the services of other employees deemed critical to the performance of the Debtors' businesses during the Chapter 11 Cases.

     9. Motion to Extend the Time to Assume or Reject Unexpired Leases of Nonresidential Real Property

     The Debtors, requiring more than the statutory 60 day period to decide whether to assume or reject executory contracts and unexpired leases, have been granted several extensions of time within which to assume or reject such contracts. The current deadline is set to expire on December 8, 2003.

     10.  Motion to Extend Time to File a Plan and Solicit Acceptances

     The Bankruptcy Court has granted several extensions of the time period in which the Debtors have the exclusive right to file a plan of reorganization and solicit acceptances of a plan. The current exclusive period for filing a plan of reorganization runs through August 7, 2003, and the current exclusive period for soliciting acceptances on a plan of reorganization runs through October 7, 2003. The Debtors reserve the right to seek further extensions of this deadline.

     11.  Motion to Appoint an Equity Security Holders Committee

     On September 23, 2002 the Bankruptcy Court granted the State of Wisconsin Investment Board authority to direct the United States Trustee to appoint an Equity Security Holders' Committee for the Debtors' Chapter 11 Cases.

     12. Motion Directing that Certain Orders in the Chapter 11 Cases of Exide Technologies, et al be Made Applicable to Dixie Metals Company and Refined Metals Corporation

     On November 21, 2002, the Debtors Dixie Metals Company and Refined Metals Corporation filed voluntary petitions for relief under Chapter 11. By order of the Bankruptcy Court dated December 18, 2002, certain orders previously entered in the Chapter 11 Cases were made applicable to Dixie Metals and Refined Metals, as if Dixie Metals and Refined Metals were actually referred to in the particular orders.

     13.  Claim of Bernd Schulte-Ladbeck

     Bernd H. Schulte-Ladbeck ("Schulte") and Performance Plastics Products, Inc. ("3PI") have filed proofs of claim in which they assert ownership or co-ownership rights in certain patents. Specifically, Schulte and 3PI assert that (i) Exide Technologies is the owner by assignment of United States Patent Nos. 6,045,940

("the `940 patent") and 6,110,617 ("the `617 patent") (collectively, the "Patents"), (ii) the `940 patent entitled Flooded Lead Acid Battery with Tilt-Over Capability issued to Exide Technologies on April 4, 2000, (iii) the `617 patent entitled Flooded Lead Acid Battery with Roll-Over Capability issued to Exide Technologies on August 29, 2000, (iv) both Patents name Fred F. Feres ("Feres") as the inventor, (vi) the Patents described and claimed batteries employing polytetrafluoroethylene (PTFE) frits as flame arresters to provide improved safety in tilt over and roll over circumstances, (vii) in the `617 patent, the frits are employed alone, while in the `940 patent they are used with a labyrinth on the top of the battery to prevent fluid loss, and (viii) these inventions are particularly suitable for use in automotive batteries. Schulte asserts that he is an engineer employed by 3PI. Schulte and 3PI assert that Schulte is the inventor of the invention disclosed and claimed in the `617 patent and is a co-inventor of the invention disclosed and claimed in the `940 patent. Schulte and 3PI assert in their proofs of claim that they intend to seek a correction of the inventors named in the Patents which would result in their acquisition of an ownership interest in the Patents. Further, they claim damages as a result of (1) Exide Technology's alleged unauthorized disclosure of Schulte's invention and 3PI's confidential and proprietary information by application for and acquisition of those United States patents and (2) the alleged loss of patent rights in foreign countries, notably Europe, Japan, Brazil, Russia and other countries where automobiles are manufactured and used, which Schulte and 3PI allege, over the twenty (20) year life of the average patent, could exceed One Hundred Million Dollars ($100,000,000.00). The Debtors dispute the assertions of Schulte and 3PI and reserve all of their rights with respect thereto. The Debtors agree that Schulte or 3PI may file an action in the Bankruptcy Court (or seek relief from the automatic stay to file an action in another court) seeking a change of the inventors named in the Patents which would result in their acquisition of an ownership interest in the Patents, and that such action would not be barred by any injunction provisions or any other provisions contained in any confirmed plan of reorganization in these Chapter 11 Cases.

     14. Motion to Approve Stipulation and Agreed Order Authorizing Entry Into a Bonding Facility Agreement

     On August 19, 2003, the Bankruptcy Court approved a Stipulation and Agreed Order ("Stipulation and Agreed Order") Authorizing Entry Into a Bonding Facility Agreement by and between the Debtors and The St. Paul Companies, Inc., St. Paul Fire and Marine Insurance Company, St. Paul Guardian Insurance Company, St. Paul Mercury Insurance Company and Seaboard Surety Company (collectively, "St. Paul"). Pursuant to the Stipulation and Agreed Order, St. Paul has agreed to provide Exide with certain bonding availability during the remainder of the Debtors' bankruptcy proceedings and for a substantial period following emergence from bankruptcy, and Exide has agreed, inter alia, to collateralize outstanding bonds, all pursuant to the terms and conditions of the Stipulation and Agreed Order, which terms and conditions are more fully set forth therein.

D.   ASSUMPTION/REJECTION OF CONTRACTS AND LEASES

     Pursuant to section 365 of the Bankruptcy Code, and pursuant to the rejection procedures order described above, the Debtors may either assume, assume and assign, or reject executory contracts and unexpired leases of real and personal property, subject to the approval of the Bankruptcy Court. As a condition to assumption, or assumption and assignment, the Debtors must cure all existing defaults under the contract or lease. If the contract or lease is rejected, any resulting rejection damages are treated as prepetition unsecured claims. Generally, and with certain exceptions, postpetition obligations arising under a contract or lease must be paid in full in the ordinary course of business.

     Throughout these Chapter 11 Cases, the Debtors have filed several motions to reject contracts, and have sought several extensions of time within which to assume or reject contracts. The current deadline for assuming or rejecting contracts is December 8, 2003. The Debtors are continuing to review their executory contracts and unexpired leases and will continue to make determinations with respect to such contracts on a rolling basis.

     On March 24, 2003, the Debtors initiated adversary proceeding number 03-51952 (KJC) against certain of its purported equipment lessors (the "Purported Lessors") seeking a declaration that certain purported leases (the "Purported Leases") are actually financing agreements that create a security interest and are not "true leases" (the "Recharacterization Adversary Proceeding"). The Purported Lessors deny that the agreements are secured transactions. At this time, no trial date has been scheduled; however, under the current scheduling and discovery order, the Recharacterization Adversary Proceeding will not be resolved or completed prior to confirmation of the Plan. As a result, the Purported Leases and Purported Lessors shall be subject to the following treatment under the Plan. Immediately prior to the Effective Date, except as otherwise provided in this section, all Purported Leases shall be deemed assumed on a conditional basis pending the entry of a final, non-appealable order resolving the Recharacterization Adversary Proceeding in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code except those Purported Leases that (1) have been rejected on a conditional basis pending the entry of a final, non-appealable order resolving the Recharacterization Adversary Proceeding by order of the Bankruptcy Court, (2) are the subject of a motion to reject on a conditional basis pending the entry of a final, non-appealable order resolving the Recharacterization Adversary Proceeding pending on the Effective Date, or (3) are identified on a list to be included in the Plan Supplement. To the extent that a final, non-appealable order is entered in the Recharacterization Adversary Proceeding providing that a Purported Lease is a "true lease," the conditional assumption or rejection of such Purported Lease, whichever is applicable, shall become final and such Purported Lessor shall be entitled to the treatment provided for other lessors and non-debtor parties to executory contracts. To the extent that a final, non-appealable order is entered in the Recharacterization Adversary Proceeding providing that a Purported Lease is a secured financing transaction, such Purported Lessor shall be entitled to a Class P2-Other Secured Claim to the extent of the value of the equipment subject to the Purported Lease under section 506 of the Bankruptcy Code if such Purported Lessor qualifies as a secured creditor under applicable non-bankruptcy law and a P4-General Unsecured Claim for any amounts owed by the Debtors greater than the value of the equipment or for the entire amount of such allowed claim if the Purported Lessor does not qualify as a secured creditor under applicable non-bankruptcy law. With respect to any Purported Lease as to which the Debtors retain possession of the underlying equipment or to which the Debtors have not returned the underlying equipment, from the Confirmation Date through the date of entry of a dispositive final, non-appealable order in the Recharacterization Adversary Proceeding with respect to such Purported Lease or by other agreement between the parties, the Debtors and the Purported Lessors shall continue to perform their obligations under the Purported Leases in accordance with each such Purported Lease's terms; provided however, that with respect to any Purported Lease that is conditionally assumed as of the Confirmation Date, the Debtors shall not be required to make any cure payment within the meaning of section 365 of the Bankruptcy Code until the entry of a final, non-appealable order in the Recharacterization Adversary Proceeding determining that such Purported Lease is a "true lease." Unless otherwise agreed to by the parties, the Debtors shall continue to perform their obligations under the holdover terms of any Purported Lease for which the Debtors retain possession of the underlying equipment but which expires by its own terms prior to the entry of a dispositive final, non-appealable order in the Recharacterization Adversary Proceeding. In the event that the Debtors conditionally assume a Purported Lease and a final, non-appealable order is entered in the Recharacterization Adversary Proceeding determining that such Purported Lease is a "true lease," the Debtors shall provide such Purported Lessor with a notice setting forth the proposed cure amount within 30 days of the entry of such order. If the Purported Lessor does not agree with the Debtors' proposed cure amount, such Purported Lessor may submit an alternative cure amount within 30 days of receipt of the Debtors' notice. If the parties are unable to agree on a cure amount, a hearing shall be set before the Bankruptcy Court to determine the cure amount. Any bar date relating to Administrative Claims established in the Plan or otherwise shall not apply to Administrative Claims alleged by the Purported Lessors relating to the Purported Leases. Rather, upon the motion of the Debtors or the Purported Lessors, the Bankruptcy Court shall establish a bar date and related notice and filing procedures, in the Recharacterization Adversary Proceeding, for Administrative Claims alleged by the Purported Lessors relating to the Purported Leases.

E.   BANKRUPTCY LITIGATION

     The following are substantial litigation issues currently pending by or against or seriously impacting upon the Debtors:

     1.   Exide v. Keystone Leasing Service, et al.

     On March 24, 2003, Exide Technologies filed adversary complaint number 03-51952 in the United States Bankruptcy Court for the District of Delaware against Keystone Leasing Service, JDR Capital Corporation, Citicorp Vendor Finance, Inc., f/k/a Copelco Capital, Inc., Finova Capital Corporation, Trimarc Financial, New England Capital Corporation, Diamond Lease (U.S.A.), Inc., Sovereign Bank Network Capital Alliance Division, Fleet Credit Corporation, n/k/a Fleet Capital Corporation, Transamerica Business Credit Corporation, n/k/a M Credit, Inc., USL Capital Corporation, n/k/a Mellon US Leasing, General Electric Capital Corporation, Associates Leasing, Inc., n/k/a CitiCapital Commercial Leasing Corporation, Sanwa Business Credit Corporation n/k/a Fleet Business Credit Corporation, Fleet Business Credit Funding Corporation, FleetBoston Financial Corporation, Senstar Finance Company, n/k/a Deere Credit, Inc., Fifth Third Leasing Company and National City Leasing Company. The complaint relates to agreements pertaining to certain of Exide's industrial and manufacturing machinery, and seeks a determination that such agreements are secured financing transactions and not true leases. Currently, the parties are in the discovery phase of the litigation.

     2.   Exide v. Arthur M. Hawkins, Douglas N. Pearson and Alan E. Gauthier

     On May 8, 2002, Exide filed an adversary proceeding against former officers Arthur Hawkins and Douglas Pearson, seeking the recovery of preferential transfers made within 90 days prior to the Petition Date. On or about April 24, 2003, Exide filed an additional adversary proceeding, naming Arthur Hawkins, Douglas Pearson and Alan Gauthier as defendants, seeking recovery of certain preferential transfers, fraudulent conveyances, and seeking the turnover of certain property of Exide's estate. These adversary proceedings have been consolidated under case number 02-03274, and all told Exide is seeking the recovery of approximately $3.2 million dollars, including approximately $735,000 from Arthur Hawkins, $1.787 million from Douglas Pearson and $661,298 from Alan Gauthier. This adversary proceeding is currently in the discovery phase.

     3. Creditors Committee and R/2/ Investments v. Credit Suisse First Boston and Salomon Smith Barney, Inc.

     On January 16, 2003 the Committee and R/2/ Investments filed an adversary proceeding against Credit Suisse First Boston, individually as lender and as administrative agent, joint lead arranger, sole book manager and class representative for a syndicate of banks and other institutions, and Salomon Smith Barney, Inc., as syndication agent, joint lead arranger and class representative for Prepetition Lenders, alleging impropriety with respect to the Prepetition Credit Facility. This adversary proceeding seeks, among other things, to recharacterize part of the Prepetition Credit Facility Claims as having been an equity contribution, and seeks to subordinate all of the Prepetition Credit Facility Claims to the payment of general unsecured claims. Pursuant to section 1123(b) of the Bankruptcy Code, the Debtors are settling this litigation in consideration for the classification, distribution, releases and other benefits provided under the Plan, including without limitation the distributions to be made to Holders of General Unsecured Claims pursuant to
Article III.B.4 of the Plan. See Section III.H.8 below for a more detailed description of the litigation and proposed settlement.

     4.   EnerSys Litigation

     On or about March 14, 2003, the Debtors gave notice of their intention to reject certain contracts (the "EnerSys Contracts") with predecessors in interest to EnerSys Inc. ("EnerSys"), including but not limited to a trademark licensing agreement regarding the use of the "Exide" name on industrial battery products. EnerSys objected to the Debtors' rejection of the EnerSys Contracts, arguing, among other things, that the contracts at issue are not executory, that any benefit to the Debtors' estates from such rejections would be exceeded by the costs to the estates arising out of the rejection, and that it would be inequitable under the circumstances to permit rejection of the contracts.

     The financial projections contained in this Disclosure Statement do not assume that the Debtors will obtain an order authorizing the rejection of the EnerSys Contracts. If the Debtors are authorized to reject the EnerSys Contracts, including the trademark licensing agreement, the Debtors assert that they will be able to use the "Exide" trademark in marketing industrial batteries, and believe that they would enjoy significant economic benefits from being able to market all of their products under a single brand. However, the Debtors have not quantified the amount of such benefits. In the event the Debtors prevail in their efforts to reject the EnerSys Contracts, no additional consideration would flow to unsecured creditors under the Plan. Rather, any benefit from the rejection would inure to the benefit of Reorganized Exide. Further, in the event the Debtors are able to reject the EnerSys Contracts, EnerSys has asserted that it will have a rejection damage claim which will exceed $50.0 million. The Debtors may contest the EnerSys rejection damage claim. To the extent the EnerSys rejection claim is allowed, it will be a Class P4-A Claim and the existence of such Claim will cause a reduction in the distributions to other Holders of Class P4-A Claims; although, depending on the total amount of the Allowed class P4-A Claims, such distributions may not be less than the 1.4% projected herein.

F.   CLAIMS PROCESS AND CLAIMS BAR DATES

     In Chapter 11, claims against a debtor are established either as a result of being listed in a debtor's schedules of liabilities (the "Schedules") or through assertion by the creditor in a timely filed proof of claim (each, a "Claim"). Claims asserted by creditors are either allowed or disallowed. If allowed, the Claim will be recognized and treated pursuant to the plan of reorganization. If disallowed, the creditor will have no right to obtain any recovery on or otherwise enforce the Claim against the debtor.

     1.   Filing of Schedules of Liabilities

     On June 13, 2002, the Initial Debtors filed their Schedules with the Bankruptcy Court. Schedules for the Subsequent Debtors were filed on November 27, 2002. The Debtors have, from time to time, amended their Schedules and reserve the right to continue to amend them during the pendency of the Chapter 11 Cases.

     2.   Bar Dates

     By motion of the Debtors, the Bankruptcy Court set April 23, 2003, as the bar date for all entities to file Claims against the Debtors, subject to certain exceptions. Those creditors who were required to, but failed to file Claims by April 23 are barred from asserting any claims against the Debtors or receiving any distributions under the Plan. By further motion of the Debtors, the Bankruptcy Court set August 15, 2003, as the date by which all "contaminant" Claims, including personal injury and property damage claims based on contamination theories, must be filed. Those creditors whose Claims are subject to the August 15 deadline must file Claims before that date, or they will be barred from asserting any claims against the Debtors or receiving any distributions under the Plan on account of such claims.

     3.   Claims Objection Process

     The Debtors anticipate that, when the various bar dates expire, the Debtors will begin evaluating the proofs of claim to determine whether to file objections seeking to disallow asserted Claims. The Debtors anticipate that they will also reconcile the Claims listed in our Schedules with the Claims asserted in proofs of claim and will eliminate duplicative or erroneous Claims to ensure that the Bankruptcy Court allows only valid Claims. If the Debtors object to a proof of claim, the Bankruptcy Court will determine whether to allow any such Claim. To the extent that the Debtors are successful in claims objections, the total amount of our liabilities to be treated under the Plan will decrease. If the Debtors do not object to a proof of claim, the Claim will be deemed allowed and will be treated pursuant to the Plan. As appropriate, the Debtors may seek to negotiate and settle proofs of claim disputes as an alternative to filing objections thereto.

G.   EXCLUSIVE PLAN PROPOSAL AND ACCEPTANCE RIGHTS

     Section 1121(b) of the Bankruptcy Code provides a debtor with an initial period of 120 days after the commencement of a Chapter 11 case during which it has the exclusive right to file a plan or reorganization and an initial period of 180 days to obtain acceptances to any such plan (the "Exclusive Periods"). In addition, pursuant to section 1121(d) of the Bankruptcy Code, the Bankruptcy Court may, upon a showing of cause, extend or increase a debtor's Exclusive Periods. As described above, the current exclusive period for filing a plan of reorganization runs through August 7, 2003, and the current exclusive period for soliciting acceptances on a plan of reorganization runs through October 7, 2003.

                                      III.
                      SUMMARY OF THE PLAN OF REORGANIZATION

A.   OVERVIEW OF CHAPTER 11

     Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. It authorizes a debtor to reorganize its business for the benefit of itself, its creditors and its interest holders. Another Chapter 11 goal is to promote equality of treatment for similarly situated creditors and similarly situated interest holders with respect to the distribution of a debtor's assets.

     The commencement of a Chapter 11 case creates an estate that comprises all of a debtor's legal and equitable interests as of the filing date. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a "debtor-in-possession."

     The principal objective of a Chapter 11 case is to consummate a plan of reorganization. The Chapter 11 plan of reorganization sets forth the means for satisfying claims against, and interests in, a debtor. Confirmation of a plan of reorganization by the Bankruptcy Court makes the plan binding upon the debtor, any issuer of securities under the plan, any person or entity acquiring property under the plan and any creditor of or equity holder in the debtor, whether or not such creditor or equity holder (a) is impaired under or has accepted the plan or (b) receives or retains any property under the plan. Subject to certain limited exceptions and other than as provided in the plan itself or the confirmation order, the confirmation order discharges the debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefore the obligations specified under the confirmed plan.

     A Chapter 11 plan may specify that the legal, contractual and equitable right of the holders of claims or interests in classes are to remain unaltered by the reorganization effectuated by the plan. Such classes are referred to as "unimpaired" and, because of such favorable treatment, are deemed to accept the plan. Accordingly, it is not necessary to solicit votes from the holders of claims or equity interests in such classes. A Chapter 11 plan also may specify that certain classes will not receive any distribution of property or retain any claim against a debtor. Such classes are deemed not to accept the plan and, therefore, need not be solicited to vote to accept or reject the plan. Any classes that are receiving a distribution of property under the plan but are not "unimpaired" will be solicited to vote to accept or reject the plan.

     Section 1123 of the Bankruptcy Code provides that a plan of reorganization shall classify the claims of a debtor's creditors and equity interest holders. In compliance therewith, the Plan divides Claims and Equity Interests into various Classes and sets forth the treatment for each Class. The Debtors also are required, as discussed above, under section 1122 of the Bankruptcy Code, to classify Claims and Equity Interests into Classes that contain Claims and Equity Interests that are substantially similar to the other Claims and Equity Interests in such Classes. The Debtors believe that the Plan has classified all Claims and Equity Interests in compliance with the provisions of section 1122 of the Bankruptcy Code, but it is possible that a Holder of a Claim or Equity Interest may challenge the classification of Claims and Equity Interests and that the Bankruptcy Court may find that a different classification is required for the Plan to be confirmed. In such event, the Debtors intend, to the extent permitted by the Bankruptcy Court and the Plan, to make such reasonable modifications of the classifications under the Plan to permit confirmation and to use the Plan acceptances received in this solicitation for the purpose of obtaining the approval of the reconstituted Class or Classes of which the accepting Holder is ultimately deemed to be a member. Any such reclassification could adversely affect the Class in which such Holder was initially a member, or any other Class under the Plan, by changing the composition of such Class and the vote required of that Class for approval of the Plan.

     The Debtors and their Affiliates, the Reorganized Debtors and each of their Affiliates, the Creditors Committee, the Equity Committee, the Agent, the Option A Electors and all officers, directors, members, employees, attorneys, financial advisors, accountants, investment bankers, agents and representatives of each of the foregoing whether current or former, in each case in their capacity as such, and only if serving in such capacity on the Initial Petition Date or thereafter, have, and upon confirmation of the Plan will be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the distributions of the securities under the Plan, and therefore are not, and on account of such distributions will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

THE REMAINDER OF THIS SECTION SUMMARIZES THE STRUCTURE AND MEANS FOR IMPLEMENTING THE PLAN AND HOW THE PLAN CLASSIFIES AND TREATS CLAIMS AND EQUITY INTERESTS, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN (AS WELL AS THE EXHIBITS THERETO AND DEFINITIONS THEREIN).

THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN THE DOCUMENTS REFERRED TO THEREIN. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED THEREIN, AND REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENT OF THE TERMS AND PROVISIONS OF THE PLAN AND DOCUMENTS REFERRED TO THEREIN.

THE PLAN ITSELF AND THE DOCUMENTS THEREIN CONTROL THE ACTUAL TREATMENT OF CLAIMS AGAINST, AND EQUITY INTERESTS IN, THE DEBTORS UNDER THE PLAN AND WILL, UPON THE OCCURRENCE OF THE EFFECTIVE DATE, BE BINDING UPON ALL HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS, THE DEBTORS' ESTATES, ALL PARTIES RECEIVING PROPERTY UNDER THE PLAN, AND OTHER PARTIES IN INTEREST. IN THE EVENT OF ANY CONFLICT BETWEEN THIS DISCLOSURE STATEMENT, ON THE ONE HAND, AND THE PLAN OR ANY OTHER OPERATIVE DOCUMENT, ON THE

OTHER HAND, THE TERMS OF THE PLAN AND/OR SUCH OTHER OPERATIVE DOCUMENT SHALL CONTROL.

THE DISCUSSION OF THE PLAN SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED PROVISIONS SET FORTH IN THE PLAN AND ITS EXHIBITS, THE TERMS OF WHICH ARE CONTROLLING. HOLDERS OF CLAIMS OR INTERESTS AND OTHER INTERESTED PARTIES ARE URGED TO READ THE PLAN AND THE EXHIBITS THERETO IN THEIR ENTIRETY SO THAT THEY MAY MAKE AN INFORMED JUDGMENT CONCERNING THE PLAN.

B.   SUBSTANTIVE CONSOLIDATION

     THE ESTATES OF THE DEBTORS HAVE NOT BEEN CONSOLIDATED, SUBSTANTIVELY OR OTHERWISE. ANY CLAIMS HELD AGAINST ONE OF THE DEBTORS WILL BE SATISFIED SOLELY FROM THE CASH AND ASSETS OF SUCH DEBTOR. EXCEPT AS SPECIFICALLY SET FORTH IN THE PLAN, NOTHING IN THE PLAN OR THIS DISCLOSURE STATEMENT SHALL CONSTITUTE OR BE DEEMED TO CONSTITUTE AN ADMISSION THAT ONE OF THE DEBTORS IS SUBJECT TO OR LIABLE FOR ANY CLAIM AGAINST THE OTHER DEBTORS. THE CLAIMS OF CREDITORS THAT HOLD CLAIMS AGAINST MULTIPLE DEBTORS WILL BE TREATED AS SEPARATE CLAIMS WITH RESPECT TO EACH DEBTOR'S ESTATE FOR ALL PURPOSES (INCLUDING, BUT NOT LIMITED TO, DISTRIBUTIONS AND VOTING), AND SUCH CLAIMS WILL BE ADMINISTERED AS PROVIDED IN THE PLAN.

C.   CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

     1.   Summary

     The categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes, including voting, confirmation and distribution pursuant to the Plan and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or Equity Interest is in a particular Class only to the extent that such Claim or Equity Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.

     2.   Summary of Classification and Treatment of Claims and Equity
          Interests: Exide

     --------------------------------------------------------------------------
     Class   Claim                                Status       Voting Right
     --------------------------------------------------------------------------
     P1      Other Priority Claims                Unimpaired   Deemed to Accept
     --------------------------------------------------------------------------
     P2      Other Secured Claims                 Unimpaired   Deemed to Accept
     --------------------------------------------------------------------------
     P3      Prepetition Credit Facility Claims   Impaired     Entitled to vote
     --------------------------------------------------------------------------
     P4      General Unsecured Claims             Impaired     Entitled to vote
     --------------------------------------------------------------------------
     P5      2.9% Convertible Note Claims         Impaired     Deemed to reject
     --------------------------------------------------------------------------
     P6      Equity Interests                     Impaired     Deemed to reject
     --------------------------------------------------------------------------

     3.   Summary of Classification and Treatment of Claims and Equity
          Interests: Subsidiary Debtors

     --------------------------------------------------------------------------
     Class   Claim                                Status       Voting Right
     --------------------------------------------------------------------------
     S1      Other Priority Claims                Unimpaired   Deemed to accept
     --------------------------------------------------------------------------
     S2      Other Secured Claims                 Unimpaired   Deemed to accept
     --------------------------------------------------------------------------
     S3      Prepetition Credit Facility Claims   Impaired     Entitled to vote
     --------------------------------------------------------------------------
     S4      General Unsecured Claims             Impaired     Deemed to Reject
     --------------------------------------------------------------------------
     S5      Equity Interests                     Impaired     Deemed to Reject
     --------------------------------------------------------------------------

D.   CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS: EXIDE

     1.   Class P1--Other Priority Claims

          (a) Classification. Class P1 consists of all Other Priority Claims against Exide.

          (b) Treatment. The legal, equitable and contractual rights of the Holders of Allowed Class P1 Claims are unaltered by the Plan. Unless otherwise agreed to by the Holders of the Allowed Other Priority Claim and Exide, each Holder of an Allowed Class P1 Claim shall receive, in full and final satisfaction of such Allowed Class P1 Claim, one of the following treatments, in the sole discretion of Exide:

               (i) Reorganized Exide will pay the Allowed Class P1 Claim in full in Cash on the Effective Date or as soon thereafter as is practicable; provided that, Class P1 Claims representing obligations incurred in the ordinary course of business will be paid in full in Cash when such Class P1 Claims become due and owing in the ordinary course of business; or

               (ii) such Claim will be treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code.

          (c) Voting. Class P1 is Unimpaired and the Holders of Class P1 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class P1 are not entitled to vote to accept or reject the Plan.

2.   Class P2--Other Secured Claims

          (a) Classification. Class P2 consists of all Other Secured Claims against Exide.

          (b) Treatment. The legal, equitable and contractual rights of the Holders of Class P2 Claims are unaltered by the Plan. Unless otherwise agreed to by the Holder of the Allowed Class P2 Claim and Exide, each Holder of an Allowed Class P2 Claim shall receive, in full and final satisfaction of such Allowed Class P2 Claim, one of the following treatments, in the sole discretion of Exide:

               (i) the legal, equitable and contractual rights to which such Claim entitles the Holder thereof shall be unaltered by the Plan;

               (ii) Reorganized Exide shall surrender all collateral securing such Claim to the Holder thereof, without representation or warranty by or further recourse against Exide or Reorganized Exide; or

               (iii) such Claim will be treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code.

          (c) Voting. Class P2 is Unimpaired and the Holders of Class P2 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class P2 are not entitled to vote to accept or reject the Plan.

3.   Class P3--Prepetition Credit Facility Claims

          (a) Classification. Class P3 consists of the Prepetition Credit Facility Claims against Exide.

          (b) Treatment. Class P3 Claims shall be Allowed Claims in the aggregate amount of $729,345,426.14. Holders of Allowed Class P3 and S3 Prepetition Credit Facility Claims may elect on their respective Ballots either (i) Class P3 Election A or (ii) Class P3 Election B, provided that Holders must elect the same treatment for both their Class P3 and S3 Claims. Any Class P3 Holder that does not make an election on its Ballot is deemed to be an Option B Elector. The Holder of the Prepetition Credit Facility Swap Claim is deemed to be an Option A Elector with respect to such Claim.

               (i) Class P3 Election A: After the Confirmation Date and prior to the Effective Date, Holders of Prepetition Foreign Secured Claims who choose the Class P3 Election A shall receive, in exchange for and in full and final satisfaction of their Prepetition Foreign Secured Claims, an Exchange Note with a principal amount equal to the fair market value of the product of (x) such Holder's Prepetition Foreign Secured Claims divided by the sum of such Holder's Prepetition Foreign Secured Claims plus such Holder's Prepetition Domestic Secured Claims and (y) such Holder's Pro Rata share of the New Exide Preferred Stock remaining after distributions, if any, pursuant to the Class P3 Election B. On or as soon as practicable after the Effective Date, Holders of Allowed Class P3 and S3 Prepetition Credit Facility Claims who choose the Class P3 Election A shall receive, in full and final satisfaction of their Prepetition Domestic Secured Claims and Exchange Notes, (A) a Pro Rata share (based on the aggregate of such Holder's Prepetition Domestic Secured Claims and Prepetition Foreign Secured Claims that were exchanged for the Exchange Notes) of 100% of the New Exide Preferred Stock remaining after distributions, if any, pursuant to the Class P3 Election B, and (B) a Pro Rata distribution in Cash, not to exceed $25,000,000 in the aggregate in any circumstances, of $15,000,000 and the European Contingent Asset Sale Proceeds. As a condition to the receipt of a Pro Rata share of the New Exide Preferred Stock, each Option A Elector shall (A) execute the amendment to the Prepetition Credit Facility summarized in the Amended Prepetition Foreign Credit Agreement Term Sheet and (B) become a party to the New Exide Shareholder Agreement.

               (ii) Class P3 Election B: On or as soon as practicable after the Effective Date, Holders of Allowed Class P3 and S3 Prepetition Credit Facility Claims who choose the Class P3 Election B shall receive, in full and final satisfaction of their Prepetition Domestic Secured Claims, a Pro Rata share (based on the aggregate of the Prepetition Domestic Secured Claims) of the Class P3 Election B Distribution. On the Effective Date, the Prepetition Foreign Secured Claims of Option B Electors shall be governed by the Amended Prepetition Foreign Credit Agreement.

          (c) Voting. Class P3 is Impaired and Holders of Class P3 Claims are entitled to vote to accept or reject the Plan.

4.   Class P4--General Unsecured Claims

          (a) Classification. For purposes of voting, Class P4 consists of all General Unsecured Claims against Exide. For purposes of distributions, Class P4 consists of two subclasses: Non-Noteholder General Unsecured Claims (Class P4-A) and 10% Senior Note Claims (Class P4-B).

          (b) Treatment.

               (i) Class P4-A: On or as soon as practicable after the Effective Date, each Holder of an Allowed Class P4-A Non-Noteholder General Unsecured Claim will receive, in full and final satisfaction of their Class P4-A Non-Noteholder General Unsecured Claims:

                    (A) a Pro Rata distribution of the Class P4-A Cash Pool, plus,

                    (B) if the Class P4 Cash Pool Excess is greater than zero, a Pro Rata distribution of the Class P4 Cash Pool Excess, as determined based on the aggregate of all Allowed Class P4 Claims.

               (ii) Class P4-B: On or as soon as practicable after the Effective Date, each Holder of an Allowed Class P4-B 10% Senior Note Claim will receive, in full and final satisfaction of their Class P4-B 10% Senior Note Claims:

                    (A) a Pro Rata distribution of the New Exide Common Stock, plus

                    (B) if the Class P4 Cash Pool Excess is greater than zero, a Pro Rata distribution of the Class P4 Cash Pool Excess, as determined based on the aggregate of all Allowed Class P4 Claims.

          (c) Voting. Class P4 is Impaired and Holders of Class P4 Claims are entitled to vote to accept or reject the Plan.

     The Non-Noteholder General Unsecured Claims and the 10% Senior Note Claims against Exide have the same legal priority and are therefore provided the same Pro Rata percentage recovery under the Plan. Based on the Claim estimates set forth in this Disclosure Statement in "SUMMARY--Treatment of Claims and Equity Interests," the Plan provides that Holders of Non-Noteholder General Unsecured Claims (Class P4-A) and 10% Senior Note Claims (Class P4-B) will receive the same Pro Rata percentage recovery (all dollar amounts in millions):

                             Value of
Class   Estimated Claims   Distribution       % Recovery
-----   ----------------   ------------       ----------

P4-A         $322.6            $4.4       =       1.4%
P4-B         $300.0            $4.1       =       1.4%

     However, because the Non-Noteholder General Unsecured Claims include a substantial number of disputed, unliquidated and contingent Claims, the final Allowed amount of Class P4-A Claims may not be known until some time after Consummation. The final Allowed amount of such Claims could be significantly higher or lower than the estimate set forth herein.

     If the final Allowed amount of Class P4-A Claims is greater than the estimate set forth in this Disclosure Statement, then the Pro Rata percentage recovery by Holders of Class P4-A Claims would decrease because more Claims would be sharing the same distribution fund. This would result in the Holders of Class P4-A Claims receiving a lower Pro Rata percentage recovery than the holders of Class P4-B Claims. In order to avoid this inequity, the Plan provides that in such circumstances, the value of the distribution otherwise available to Holders of Class P4-B Claims will be reduced so that the Pro Rata percentage recoveries of both subclasses are equivalent. By way of example, if the final Allowed amount of Class P4-A Claims is $100 million higher than the estimate set forth in this Disclosure Statement, the recoveries would be adjusted as follows (all dollar amounts in millions):

                                              Value of
Class   Actual Claims   Distribution       % Recovery
-----   -------------   ------------       ----------
P4-A        $422.6          $4.4       =       1.0%
P4-B        $300.0          $3.1       =       1.0%

     Similarly, if the final Allowed amount of Class P4-A Claims is less than the estimate set forth in this Disclosure Statement, then the Pro Rata percentage recovery by Holders of Class P4-A Claims would increase because fewer Claims would be sharing the same distribution fund. This would result in the Holders of Class P4-A Claims receiving a higher Pro Rata percentage recovery than the holders of Class P4-B Claims. In order to avoid this inequity, the Plan provides that in such circumstances, the value of the distribution otherwise available to Holders of Class P4-A Claims will be reduced, and such reduced amount shared by all Class P4 Claimants, so that the Pro Rata percentage recoveries of both subclasses are equivalent. By way of example, if the final Allowed amount of Class P4-A Claims is $100 million lower than the estimate set forth in this Disclosure Statement, the recoveries would be adjusted as follows (all dollar amounts in millions):

                        Value of Base
Class   Actual Claims    Distribution   +   Shared Pool       % Recovery
-----   -------------   -------------       -----------       ----------
P4-A        $222.6           $3.0       +       $0.6      =       1.6%
P4-B        $300.0           $4.1       +       $0.8      =       1.6%

     The Claim estimates set forth in this Disclosure Statement in "SUMMARY--Treatment of Claims and Equity Interests" reflect the reasonable judgment of the Debtors based on information available to the Debtors as of the date of this Disclosure Statement. Because the actual determination of the disputed, unliquidated and contingent Class P4-A Claims is subject to significant uncertainty, the Debtors cannot predict with certainty the final Allowed amount of such Claims, and therefore the Debtors cannot predict with certainty the actual percentage recovery that any Class P4 Claimant will receive under the Plan.

     5.   Class P5--2.9% Convertible Note Claims

          (a) Classification. Class P5 consists of all 2.9% Convertible Note Claims against Exide.

          (b) Treatment. On the Effective Date the 2.9% Convertible Notes will be cancelled and Holders thereof will not receive a distribution under the Plan in respect of such Claims.

          (c) Voting. Class P5 is Impaired and is conclusively deemed to reject the Plan. Holders of Class P5 Claims are not entitled to vote to accept or reject the Plan.

     6.   Class P6--Equity Interests

          (a) Classification. Class P6 consists of the Equity Interests in
     Exide.

          (b) Treatment. On the Effective Date Class P6 Equity Interests will be cancelled and Holders thereof will not receive a distribution under the Plan in respect of such Interests.

          (c) Voting. Class P6 is Impaired and is conclusively deemed to reject the Plan. Holders of Class P6 Equity Interests are not entitled to vote to accept or reject the Plan.

E.   CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS: SUBSIDIARY
     DEBTORS

     1.   Class S1--Other Priority Claims

          (a) Classification. Class S1 consists of all Other Priority Claims against the respective Subsidiary Debtors.

          (b) Treatment. The legal, equitable and contractual rights of the Holders of Allowed Class S1 Claims are unaltered by the Plan. Unless otherwise agreed to by the Holders of the Allowed Other Priority Claim and the respective Subsidiary Debtor, each Holder of an Allowed Class S1 Claim shall receive, in full and final satisfaction of such Allowed Class S1 Claim, one of the following treatments, in the sole discretion of the applicable Subsidiary Debtor:

               (i) The applicable Reorganized Debtor will pay the Allowed Class S1 Claim in full in Cash on the Effective Date or as soon thereafter as is practicable; provided that, Class S1 Claims representing obligations incurred in the ordinary course of business will be paid in full in Cash when such Class S1 Claims become due and owing in the ordinary course of business; or

               (ii) such Claim will be treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code.

          (c) Voting. Class S1 is Unimpaired and the Holders of Class S1 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class S1 are not entitled to vote to accept or reject the Plan.

     2.   Class S2--Other Secured Claims

          (a) Classification. Class S2 consists of all Other Secured Claims against the respective Subsidiary Debtors.

          (b) Treatment. The legal, equitable and contractual rights of the Holders of Class S2 Claims are unaltered by the Plan. Unless otherwise agreed to by the Holder of the Allowed Class S2 Claim and the applicable Subsidiary Debtor, each Holder of an Allowed Class 2B Claim shall receive, in full and final satisfaction of such Allowed Class 2B Claim, one of the following treatments, in the sole discretion of the applicable Subsidiary
     Debtor:

               (i) the legal, equitable and contractual rights to which such Claim entitles the Holder thereof shall be unaltered by the Plan;

               (ii) the applicable Reorganized Debtor shall surrender all collateral securing such Claim to the Holder thereof, without representation or warranty by or further recourse against the applicable Debtor or Reorganized Debtor; or

               (iii) such Claim will be treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code.

          (c) Voting. Class S2 is Unimpaired and the Holders of Class S2 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class S2 are not entitled to vote to accept or reject the Plan.

     3.   Class S3--Prepetition Credit Facility Claims.

          (a) Classification. Class S3 consists of all Prepetition Credit Facility Claims against the respective Subsidiary Debtors.

          (b) Treatment. Class S3 Claims shall be Allowed Claims in the aggregate amount of $729,345,426.14. On account of their Class S3 Claims, the Holders thereof will receive the treatment set forth for Class P3 in
     Section III.D.3 above.

          (c) Voting. Class S3 is Impaired and Holders of Class S3 Claims are entitled to vote to accept or reject the Plan.

     4.   Class S4--General Unsecured Claims

          (a) Classification. Class S4 consists of all General Unsecured Claims against the respective Subsidiary Debtors.

          (b) Treatment. On or as soon as practicable after the Effective Date, each Allowed Class S4 Claim will be cancelled and Holders of Allowed Class S4 Claims will receive no distribution on account thereof.

          (c) Voting. Class S4 is Impaired and is conclusively deemed to reject the Plan. Holders of Class S4 Claims are not entitled to vote to accept or reject the Plan.

     5.   Class S5--Equity Interests

          (a) Classification. Class S5 consists of all Equity Interest in the respective Subsidiary Debtors.

          (b) Treatment. On or as soon as practicable after the Effective Date, each Allowed Class S5 Equity Interest will be cancelled.

          (c) Voting. Class S5 is Impaired and is conclusively deemed to reject the Plan. Holders of Class S5 Interests are not entitled to vote to accept or reject the Plan.

F.   SPECIAL PROVISION GOVERNING UNIMPAIRED CLAIMS

     Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors' or the Reorganized Debtors' rights in respect of any Unimpaired Claims, including, but not limited to, all rights in respect of legal and equitable defenses to or setoffs or recoupments against such Unimpaired Claims.

G.   ACCEPTANCE OR REJECTION OF THE PLAN

     1.   Voting Classes

     Each Holder of an Allowed Claim in Classes P3, P4 and S3 shall be entitled to vote to accept or reject the Plan.

     2.   Acceptance by Impaired Classes

     An Impaired Class of Claims shall have accepted the Plan if (a) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (b) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.

     3.   Presumed Acceptance of Plan

     Classes P1, P2, S1 and S2 are Unimpaired under the Plan, and, therefore, are presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

     4.   Presumed Rejection of Plan

     Classes P5, P6, S4 and S5 are impaired and shall receive no distributions, and, therefore, are presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

     5.   Non-Consensual Confirmation

     The Debtors reserve the right to seek Confirmation of the Plan under section 1129(b) of the Bankruptcy Code, to the extent applicable, in view of the deemed rejection by Classes P5, P6, S4 and S5. In the event that Class P3, P4 and/or S3 fails to accept the Plan in accordance with section 1129(a)(8) of the Bankruptcy Code, the Debtors reserve the right (a) to request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code and/or (b) to modify the Plan in accordance with Article XII.D of the Plan.

H.   MEANS FOR IMPLEMENTATION OF THE PLAN

     1.   Restructuring

     Prior to and/or in connection with the confirmation of the Plan, the Company will enter into various restructuring transactions as described below.

     Prior to the Confirmation Date, (i) Exide will form a new Dutch company ("Exide CV"), owned approximately 99% by Exide and approximately 1% by a new wholly-owned domestic subsidiary of Exide, (ii) Exide will then transfer the shares of two existing foreign subsidiaries, Exide Holding Asia PTE Limited ("Exide Holding Asia") and Exide Holding Europe S.A. ("Exide Holding Europe"), to Exide CV, (iii) Exide CV will then form another new Dutch company ("Exide BV") and transfer its newly-acquired shares of Exide Holding Asia and 94% of its newly acquired shares of Exide Holding Europe to Exide BV in exchange for equity and (iv) Exide Holding Europe will be converted from a French S.A. to a French S.A.R.L.

     After the Confirmation Date and prior to the Effective Date, (i) Holders of Prepetition Foreign Secured Claims who choose the Class P3 Election A shall receive, in exchange for and in full and final satisfaction of their Prepetition Foreign Secured Claims, an Exchange Note with a principal amount equal to the fair market value of the product of (x) such Holder's Prepetition Foreign Secured Claims divided by the sum of such Holder's Prepetition Foreign Secured Claims plus such Holder's Prepetition Domestic Secured Claims and (y) such Holder's Pro Rata share of the New Exide Preferred Stock remaining after distributions, if any, pursuant to the Class P3 Election B and (ii) Exide may transfer such Prepetition Foreign Secured Claims to one or more subsidiaries, including Exide Holding Europe.

     Prior to Consummation, (i) the Holders of Prepetition Credit Facility Claims, or a nominee on behalf of them, will form New Exide with nominal capitalization, (ii) New Exide will form two wholly-owned subsidiaries, both Delaware corporations, (iii) such new subsidiaries together will form another new Delaware corporation that will be owned 50% by each of them ("Exide Holding III") and (iv) such new Delaware corporation will form another new Delaware corporation ("Exide Operating").

     On the Effective Date, (i) New Exide will make a capital contribution of shares of New Exide Preferred Stock and New Exide Common Stock to the two wholly-owned subsidiaries described in the preceding paragraph, which shares will then be contributed to the other newly-formed Delaware corporations until such shares are held in part by Exide Holding III and by Exide Operating, (ii) Exide Holding III and Exide Operating will transfer the New Exide Preferred Stock and New Exide Common Stock to Exide, (iii)the New Exide Preferred Stock and New Exide Common Stock shall be distributed by Exide to Creditors in accordance with Article III hereof, (iv) Exide will transfer substantially all of its owned real property to Exide Holding III, and (v) Exide will merge with and into Exide Operating (the "Merger").

     2. Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors

     The Reorganized Debtors shall continue to exist after the Effective Date as separate corporate entities, with all the powers of a corporation under the laws of their respective states of incorporation and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable state law. Except as otherwise provided in the Plan, on and after the Effective Date, all property of the Debtors' Estates, and any property acquired by the Debtors or Reorganized Debtors under the Plan, shall vest in the respective Reorganized Debtors, free and clear of all Claims, liens, charges, or other encumbrances. On and after the Effective Date, the Reorganized Debtors may operate their business and may use, acquire or dispose of property and compromise or settle any Claims or Equity Interests, without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order. In consideration of the undertakings of Reorganized Exide under the Plan, Reorganized Exide shall continue to own 100% of the Subsidiary Debtors as of the Effective Date.

     3.   Cancellation of Old Notes and Equity Interests

     On the Effective Date and prior to the Merger, except to the extent otherwise provided in the Plan, all notes, instruments, certificates, and other documents evidencing (a) the Old Notes, (b) Equity Interests, and (c) any stock options, warrants or other rights to purchase Equity Interests shall be cancelled and the obligations of the Debtors thereunder or in any way related thereto shall be discharged. On the Effective Date and prior to the Merger, except to the extent otherwise provided in the Plan, any indenture relating to any of the foregoing shall be deemed to be cancelled, as permitted by section 1123(a)(5)(F) of the Bankruptcy Code, and the obligations of the Debtors thereunder shall be discharged.

     On the Effective Date, except as otherwise provided for herein, the 10% Senior Notes shall be deemed extinguished, cancelled and of no further force or effect, and the obligations of the Debtors thereunder shall be discharged, in each case without any further act or action under any applicable agreement, law, regulation, order or rule and without any further action on the part of the Bankruptcy Court or any Person; provided, however, that the 10% Senior Note Indenture shall continue in effect for the purposes of (i) allowing the Indenture Trustee to receive and make the Distributions to be made to the holders of 10% Senior Note Claims in accordance with Article III.B.4(b)(ii) of the Plan, (ii) preserving any rights of the 10% Senior Note Indenture Trustee, including indemnification rights, it may have with respect to the holders of the 10% Senior Notes under the Indenture, and (iii) exercising the 10% Senior Note Indenture Trustee Charging Lien.

     Notwithstanding any provision contained in the Plan to the contrary, the distribution provisions contained in the 10 % Senior Notes Indenture shall continue in effect to the extent necessary to authorize the 10% Senior Notes Indenture Trustee to receive and distribute all distributions to be made pursuant to this Plan to the holders of 10 % Senior Note Claims. Such distribution provisions shall terminate in their entirety upon completion of all such distributions under the Plan. The Distributions to be made under the Plan to holders of the 10% Senior Note Claims shall be made to the 10% Senior Note Indenture Trustee, which, pursuant to the right of the 10% Senior Note Indenture Trustee to assert its 10% Senior Note Indenture Trustee Charging Lien against such distributions to the extent of the 10% Senior Note Indenture Trustee Fees, shall be applied first to the payment of the 10% Senior Note Indenture Trustee Fees and thereafter promptly distributed to the holders of the 10% Senior Note Claims in accordance with the 10% Senior Note Indenture. The 10% Senior Note Indenture Trustee Fees are not being reviewed by the Debtors or the Bankruptcy Court. The rights of affected parties with respect to such fees are governed by the terms of the 10% Senior Note Indenture. Any party wishing to review or contest the 10% Senior Note Indenture Trustee fees must do so pursuant to the terms of the 10% Senior Note Indenture. Parties may make application to the Bankruptcy Court, however, the 10% Senior Note Indenture Trustee does not conceed that the Bankruptcy Court has jurisdiction to review its fees.

     Distributions to holders of the 10% Senior Note Claims shall be made in accordance with the 10% Senior Note Indenture first to the 10% Senior Note Indenture Trustee, which, subject to the terms of the 10% Senior Note Indenture (including its rights pursuant to the 10% Senior Note Indenture Trustee Charging
Lien), will make distributions to the holders of the 10% Senior Note Claims.

     4.   Source and Timing for Effective Date Plan Distributions and Discharge

     All distributions under the Plan which are to be made by the Debtors as of the Effective Date shall be deemed to have been made by the Debtors immediately prior to the Merger. All Claims that are discharged as of the Effective Date shall be deemed to have been discharged immediately prior to the Merger, and Exide Operating shall not succeed to any liability with respect to any such Claims or the distributions (if any) provided for such Claims under the Plan.

     5.   Issuance of New Securities; Execution of Related Documents

     New Exide shall issue all securities, notes, instruments, certificates, and other documents required to be issued pursuant to the Plan, including, without limitation, the New Exide Preferred Stock and New Exide Common Stock, each of which shall be distributed as provided in the Plan. New Exide and its subsidiaries shall execute and deliver such other agreements, documents and instruments, including the Shareholder Agreement and the Amended Prepetition Foreign Credit Agreement, as are required to be executed pursuant to the terms of the Plan. The principal terms of the New Exide Preferred Stock, New Exide Common Stock, Amended Prepetition Foreign Credit Agreement and Shareholder Agreement are as follows:

     New Exide Preferred Stock

     General. On the Effective Date, New Exide will issue for distribution in accordance with the Plan a number of shares of New Exide Preferred Stock, as determined in accordance with the Plan, which, as of the Effective Date, represents 99.2% of New Exide Common Stock, taking into consideration the New Exide Preferred Stock Conversion Election on a fully-exercised basis, subject to dilution pursuant to the Company Incentive Plan, to be authorized pursuant to the New Exide Certificate of Incorporation and subject to the Shareholder Agreement. Exide expects that the number of shares of New Exide Preferred Stock issued on the Effective Date will be between 494,519 and 511,879, depending on the amount of Option B Electors, if any. Each share of New Exide Preferred Stock will have a $1,000 face value. The principal terms of the New Exide Preferred Stock to be included in the New Exide Certificate of Incorporation and the Shareholder Agreement are summarized in Exhibit B and C to the Plan.

     Conversion. Each holder of the New Exide Preferred Stock will have the right to convert shares of the New Exide Preferred Stock, at the option of the holder at any time, into shares of New Exide Common Stock. The total number of shares of New Exide Common Stock into which the New Exide Preferred Stock may be converted initially will be determined by dividing the face value per share through the date of conversion by the Conversion Price. The initial Conversion Price will be determined in accordance with the Plan and will be subject to adjustment as set forth under "--Anti-dilution" below. Exide expects that the initial Conversion Price will be between $19.94 and $20.64. The New Exide Preferred Stock will automatically convert into New Exide Common Stock upon the occurrence of a Qualified Public Offering (as defined in Exhibit B to the Plan), or sale of all or substantially all of the assets of New Exide or the acquisition of New Exide by another entity in certain circumstances.

     Anti-dilution. The New Exide Preferred Stock will have customary anti-dilution protections for stock splits, dividends, reclassifications and similar events. In addition, the Conversion Price will be adjusted on a weighted average basis upon the issuance, subject to customary exceptions, of equity securities at a price lower than the Conversion Price then in effect.

     Voting Rights. The holders of the New Exide Preferred Stock shall be entitled to vote on an as-converted basis on any matters on which the holders of New Exide Common Stock are entitled to vote. In addition, the holders of the New Exide Preferred Stock shall have the right to vote as a single class on certain "Major Actions," which will be set forth in the New Exide Certificate of Incorporation.

     Liquidation Preference. The New Exide Preferred Stock will rank senior to all equity securities of New Exide. In the event of a liquidation (or similar event) of New Exide, the holders of New Exide Preferred Stock shall receive, before any payments to holders of any other equity securities of New Exide, on a pro rata basis an amount equal to the Implied Price through the consummation of such event. In addition, the holders of New Exide Preferred Stock shall then participate on a pro rata, as-converted basis, with the holders of New Exide Common Stock with respect to any remaining proceeds or assets of New Exide.

     Transfer Restrictions. The New Exide Preferred Stock will be subject to certain transfer restrictions in order to maintain New Exide's status as a non-reporting company under the Securities and Exchange Act.

     New Exide Common Stock

     On the Effective Date, New Exide will issue for distribution in accordance with the Plan 200,000 shares of New Exide Common Stock, which represents 0.8% of New Exide Common Stock, taking into consideration the New Exide Preferred Stock Conversion Election on a fully-exercised basis, subject to dilution pursuant to the Company Incentive Plan. The New Exide Common Stock will be authorized pursuant to the New Exide Certificate of Incorporation.

     Transfer Restrictions. The New Exide Common Stock will be subject to certain transfer restrictions in order to maintain New Exide's status as a non-reporting company under the Securities and Exchange Act.

     Additional Considerations

     To the extent that New Exide realizes any benefits, including any improvement in enterprise value or cash payments, from pending restructuring efforts, pending litigations (as described in Section II,E) or any transactions that may be contemplated but not yet consumated, such benefits will inure to the benefit of New Exide. It is possible that such benefits would have a positive impact on the value of New Exide's preferred and common stock. These benefits, if any, will not be distributed, or otherwise shared with, the Debtors' creditors who do not receive shares of New Exide's stock, nor will the costs of pursuing such benefits be borne by such creditors.

     Company Incentive Plan

     On or shortly after the Effective Date, in order to provide appropriate incentives to certain employees, New Exide will adopt the Company Incentive Plan. Such employees will receive or have the right to receive securities representing from 5% to 10% of the fully-diluted shares of New Exide Common Stock.

     Approval of the Plan by the Bankruptcy Court shall constitute approval of the Company Incentive Plan.

     Amended Prepetition Foreign Credit Agreement

     As described in Section III.D.3 hereof, Holders of Allowed Class P3 and Class S3 Prepetition Credit Facility Claims who choose the Class P3 Election B will, among other thing, have their Prepetition Foreign Secured Claims as against the respective Foreign Subsidiary Borrowers reinstated pursuant to the Amended Prepetition Foreign Credit Agreement, as more fully described in Exhibit A to the Plan. All affirmative and negative covenants contained in the Prepetition Credit Facility and the Standstill Agreement will be deleted and will not be included in such Amended Prepetition Foreign Credit Agreement. Furthermore, the administrative agent under the Prepetition Credit Facility, Credit Suisse First Boston, will be authorized to release all obligations of GNB Battery Technologies Japan, Inc., a domestic non-Debtor, pursuant to the Loan Documents (as defined in the Standstill Agreement). Credit Suisse First Boston will also be authorized to release all collateral securing the Prepetition Foreign Secured Claims, effective as of the Effective Date.

     Shareholder Agreement

     As part of the Plan and as set forth in Exhibit C thereto, the holders of New Exide Preferred Stock will, by acceptance of such shares, be bound by the terms of a shareholder agreement (the "Shareholder Agreement") to the maximum extent permitted by applicable law, including the Bankruptcy Code. A copy of the Shareholder Agreement will be set forth in the Plan Supplement.

     The Shareholder Agreement will contain provisions regarding, among other topics, (i) composition of and voting by the Board of Directors of New Exide,
(ii) voting rights with respect to "Major Actions," (iii) co-sale rights, (iv) drag-along rights, (v) registration rights (vi) preemptive rights, (vii) rights of first refusal and (viii) reporting requirements.

     The terms of the Shareholder Agreement are summarized in Exhibit C to the Plan.

     Registration Rights Agreement

          As part of the Plan, New Exide and Reorganized Exide will enter into a Registration Rights Agreement for the benefit of the holders of New Exide Preferred Stock.

     6.   Issuance of Stock of Reorganized Subsidiary Debtors to Reorganized
          Exide

     On or immediately after the Effective Date, the common stock of the Reorganized Subsidiary Debtors shall be issued to Reorganized Exide.

     7.   Corporate Governance, Directors and Officers, and Corporate Action

          (a) New Certificate of Incorporation and By-laws. On the Effective Date, the Reorganized Debtors will file the New Organizational Documents with the Secretary of State for the relevant state of incorporation or formation. The New By-laws will prohibit the issuance of non-voting securities pursuant to section 1123(a)(6) of the bankruptcy code. After the Confirmation Date and on or before the Effective Date, the Holders of Prepetition Credit Facility Claims, or a nominee on behalf of them, will file the New Exide Certificate of Incorporation with the Secretary of State of Delaware. The New Exide Certificate of Incorporation will, among other things, (a) authorize the issuance and terms of the New Exide Preferred Stock, and (b) authorize the issuance and terms of the New Exide Common Stock.

          (b) Directors and Officers of New Exide. Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, as of the Effective Date, the officers of Exide immediately prior to the Effective Date will be the officers of New Exide. Pursuant to section 1129(a)(5), Exide will disclose, on or prior to the Confirmation Date, the identity and affiliations of any Person proposed to serve on the initial board of directors of New Exide. To the extent any such Person is an "Insider" under the Bankruptcy Code, the nature of any compensation for such Person will also be disclosed. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the New Exide Certificate of Incorporation, the New By-laws and the Delaware General Corporation Law. New Exide will initially have a newly-appointed seven person board of directors, as described in the Shareholder Agreement Term Sheet.

          (c) Corporate Action. On the Effective Date, the adoption and filing of the New Exide Certificate of Incorporation and New Organizational Documents, the approval of the New Exide By-laws and the New By-laws, the appointment of directors and officers for New Exide, the adoption of the Company Incentive Plan, the restructuring transactions contemplated by
     Section III.H.1 hereof, and all actions contemplated hereby shall be authorized and approved by the Bankruptcy Court in all respects (subject to the provisions of the Plan). All matters provided for in the Plan involving the corporate structure of the Debtors or Reorganized Debtors, and any corporate action required by the Debtors or Reorganized Debtors in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders or directors of the Debtors or Reorganized Debtors. On the Effective Date, the appropriate officers of the Reorganized Debtors and members of the board of directors of the Reorganized Debtors are authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan in the name of and on behalf of the Reorganized Debtors.

     8. Dismissal of Creditors Committee Adversary Proceeding and Other Plan Settlements

     As described in Section II.E.3 above, on January 16, 2003, the Committee and R2 Investments filed an adversary proceeding against Credit Suisse First Boston and Salomon Smith Barney, Inc., as representatives of the Debtors' prepetition bank lenders (the "Prepetition Lenders")/7/. The Creditors Committee alleges that the Prepetition Lenders aided and abetted certain of Exide's directors in making investment decisions that were tantamount to a breach of the directors' fiduciary duties. As a result of this alleged bad conduct, the seek to subordinate some or all of the claims of the Prepetition Lenders to the claims of general unsecured creditors. Moreover, the Creditors Committee allege that the Prepetition Lenders effectively exercised control over Exide for the year preceding the Petition Date, that the Lenders were therefore "insiders" within the meaning of section 547(b) of the Bankruptcy Code, and that all payments made to the Lenders within the last year are subject to disgorgement. The Committee also alleges that postpetition interest, fees to professionals, and other expenses, currently payable by the Debtors' estates, are due to be disgorged because it was not necessary for the Debtors to make these payments during the bankruptcy to provide adequate protection to the Prepetition Lenders. A significant portion of the claims raised in the Creditors Committee Adversary Proceeding have survived a motion by the Prepetition Lenders to dismiss the Creditors Committee Adversary Proceeding, and all parties are in the process of conducting extensive and detailed discovery. Accordingly, following the Court's ruling, all of the challenged prepetition transfers between the Debtors and the Prepetition Lenders remain subject to claims for avoidance and/or subordination, and all payments, professional fees and other expenses made in connection with those transactions remain subject to disgorgement. In ruling on the motion to dismiss, the Court is required to treat all well-pled factual allegations as true; as such, the Court's ruling is not necessarily an indication of the ultimate outcome of the litigation. Although the Debtors are not a named party to the Creditors Committee Adversary Proceeding, the Debtors deny all allegations relating to alleged misconduct of the Debtors or their directors and officers.

     The Debtors maintain that the Creditors Committee Adversary Proceeding represents a claim that properly belongs to the Exide estates, and which is therefore subject to settlement pursuant to section 1123(b) of the Bankruptcy Code. The Plan provides that in exchange for the distribution to be given to general unsecured creditors, the Creditors Committee Adversary Proceeding will be dismissed with prejudice. The Debtors believe that in order to approve a settlement under section 1123(b), the Bankruptcy Court does not need to conduct a full trial, or even a mini-trial, on the merits of the claim being settled, but only needs to determine that the proposed settlement falls within the range of possible outcomes that could be expected were the claim to be fully litigated. The Committee disputes the Debtors' authority to settle the Creditors Committee Adversary Proceeding and disputes the terms of the proposed settlement.

     Exide is familiar with the facts and circumstances underlying the Creditors Committee Adversary Proceeding and has actively participated in the Creditors Committee Adversary Proceeding. Based on all the known facts and circumstances, Exide negotiated with the Prepetition Lenders an arms-length settlement of the Creditors Committee Adversary Proceeding, and believes that the proposed settlement of the Creditors Committee Adversary Proceeding is appropriate, and entirely within the reasonable range of possible litigation outcomes. The Creditors Committee disagrees, contending that the proposed settlement was not negotiated at arms-length. As support, the Creditors Committee contends that it was not consulted or included in settlement negotiations between the Debtors and the Prepetition Lenders and that, since necessary discovery had been stayed during the pendency of the Prepetition Lenders' motion to dismiss, the Debtors' ability to fairly and independently evaluate whether the proposed settlement falls within the reasonable range of possible litigation outcomes can be questioned. Exide further believes that there are important business reasons for settling the Creditors Committee Adversary Proceeding in this manner, as opposed to the alternative of the Creditors Committee Adversary Proceeding to a full trial on the merits. First, it is important that the Creditors Committee Adversary Proceeding be resolved prior to confirmation, because the Creditors Committee Adversary Proceeding purports to challenge the validity of Exide's most senior prepetition creditors. Second, it is important that the Creditors Committee Adversary Proceeding be resolved expeditiously, in order to not delay the confirmation process. Exide is ready to emerge from bankruptcy, and any further delay will harm their business. The Debtors suffer from a competitive disadvantage operating their businesses in Chapter 11, and need to emerge from bankruptcy as quickly as possible. Further, there are external reasons which compel an exit from bankruptcy before a full trial could be conducted on the Creditors Committee Adversary Proceeding. First, the Debtors' debtor in possession financing - a vital source of cash needed to conduct business operations - expires on

----------
/7/ The Court has since dismissed R2 as a plaintiff; the action is now proceeding with the Creditors' Committee as the sole plaintiff.

November 18, 2003. Further, the standstill agreement, which prevents the Prepetition Lenders from seizing domestic and foreign collateral, expires on December 18, 2003. The Debtors need to emerge from bankruptcy before either of these expiration dates in order to avoid unacceptable risks to the viability of their business operations, the effect of which would decrease the value available for distribution to creditors.

     The Plan provides that pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution, releases and other benefits provided under the Plan, including without limitation the distributions to be made to Holders of General Unsecured Claims pursuant to Article III.B.4 of the Plan, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and controversies resolved pursuant to the Plan including, without limitation (a) the releases set forth in Articles X.B, X.C and X.D of the Plan, and (b) the Creditors Committee Adversary Proceeding which shall be deemed settled pursuant to section 1123(b)(3)(A) of the Bankruptcy Code. The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in the Plan, including the releases, and the Bankruptcy Court's findings shall constitute its determination that such compromises, settlements and releases are in the best interests of the Debtors, the estates, the creditors and other parties in interest, and are fair, equitable and within the range of reasonableness. In addition to the general injunction set forth in Article X.H of the Plan, from and after the Effective Date, the Creditors Committee, R2 Investments, LDC and each Holder of General Unsecured Claims and 2.9% Convertible Note Claims shall be permanently enjoined from continuing in any manner the Creditors Committee Adversary Proceeding.

     9.   Sources of Cash for Plan Distribution

     All Cash necessary for Reorganized Debtors to make payments pursuant to the Plan shall be obtained from existing Cash balances, if any, and proceeds of the Exit Facility.

     10.  Private Company Status and Stock Transfer Limitations

     Neither New Exide nor Reorganized Exide, upon the Effective Date, shall be a reporting company under the Securities and Exchange Act.

     During the first 24 months following the Effective Date, no transfer of New Exide Preferred Stock or New Exide Common Stock shall be permitted where the effect of such transfer would be to require New Exide to become a reporting company under the Securities and Exchange Act.

     11.  Payment of Agent Expenses

     On the Effective Date or as soon as practicable thereafter, the Debtors shall pay all unpaid Agent Expenses for the period up to and including the Effective Date. Thereafter, Reorganized Exide shall timely pay all reasonable Agent Expenses incurred after the Effective Date.

     12.  Adoption of Company Incentive Plan

     On or shortly after the Effective Date, New Exide will adopt the Company Incentive Plan. The Company Incentive Plan will provide that covered employees will receive or have the right to receive securities representing from 5% to 10% of the fully-diluted shares of New Exide Common Stock. The terms and details of the Company Incentive Plan have not been determined, nor have the individuals entitled to participate in the Company Incentive Plan been identified. The Debtors expect that such determinations will be made by the New Exide Board of Directors.

I.   TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     1.   Assumption of Executory Contracts and Unexpired Leases

     Immediately prior to the Effective Date, except as otherwise provided in the Plan, all executory contracts or unexpired leases of the Debtors, including, without limitation, customer program agreements, vendor agreements and warranty obligations, will be deemed assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code except those executory contracts and unexpired leases that (1) have been rejected by order of the Bankruptcy Court, (2) are the subject of a motion to reject pending on the Effective Date, (3) are identified on a list to be included in the Plan Supplement, (4) that relate to the purchase or other acquisition of Equity Interests, or (5) are rejected pursuant to the terms of the Plan.

     The Debtors are still analyzing whether to assume or reject various executory contracts, including but not limited to a settlement agreement with William T. Martin, and others similarly situated. Those contracts not rejected pursuant to the procedures described in the preceding paragraph will be assumed under the Plan.

     2.   Claims Based on Rejection of Executory Contracts or Unexpired Leases

     All proofs of Claims with respect to Claims arising from the rejection of executory contracts or unexpired leases, if any, must be Filed with the Bankruptcy Court according to the deadlines established by the Bankruptcy Court in the Chapter 11 Cases. Any Claims arising from the rejection of an executory contract or unexpired lease not Filed within such time will be forever barred from assertion against the Debtors or Reorganized Debtors, their Estates and property unless otherwise ordered by the Bankruptcy Court or provided in the Plan.

     3.   Cure of Defaults for Executory Contracts and Unexpired Leases Assumed

     Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date or on such other terms as the parties to such executory contracts or unexpired leases may otherwise agree. In the event of a dispute regarding: (1) the amount of any cure payments, (2) the ability of a Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (3) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

     4.   Indemnification of Directors, Officers and Employees

     The obligations of the Debtors to indemnify any Person serving at any time after the Initial Petition Date as one of their directors, officers or employees by reason of such Person's service in such capacity, or as a director, officer or employee of any other corporation or legal entity, to the extent provided in the Debtors' constituent documents, by a written agreement with a Debtor or under applicable state corporate law, shall be deemed and treated as executory contracts that are assumed by the Reorganized Debtors pursuant to the Plan and pursuant to section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such indemnification obligations shall be treated as Administrative Claims, and shall survive unimpaired and unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date. Notwithstanding anything to the contrary contained in the Plan, such assumed indemnity obligations shall not be discharged, Impaired, or otherwise modified by confirmation of this Plan and shall be deemed and treated as executory contracts that have been assumed by the relevant Debtors pursuant to this Plan as to which no proofs of claim need be Filed.

     5.   Compensation and Benefit Programs

     Except as otherwise expressly provided in the Plan, all employment and severance agreements and policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their employees, former employees, retirees and non-employee directors and the employees, former employees and retirees of its subsidiaries, including, without limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit agreements and plans, incentive plans, deferred compensation plans and life, accidental death and dismemberment insurance plans shall be treated as executory contracts under the Plan and on the Effective Date shall be deemed assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code; and the Debtors' obligations under such programs to such Persons shall survive confirmation of this Plan, except for (1) executory contracts or employee benefit plans specifically rejected pursuant to this Plan (to the extent such rejection does not violate sections 1114 and 1129(a)(13) of the Bankruptcy Code), (2) all employee equity or equity-based incentive plans, and
(3) such executory contracts or employee benefit plans as have previously been rejected, are the subject of a motion to reject as of the Effective Date, or have been specifically waived by the beneficiaries of any employee benefit plan or contract; provided however, that the

Debtors' obligations, if any, to pay all "retiree benefits" as defined in section 1114(a) of the Bankruptcy Code shall continue.

J.   PROVISIONS GOVERNING DISTRIBUTIONS

     1.   Distributions for Claims Allowed as of the Effective Date

     Except as otherwise provided in the Plan or as may be ordered by the Bankruptcy Court, distributions to be made on account of Claims that are allowed as of the Effective Date and are entitled to receive distributions under the Plan shall be made on the Effective Date, or as soon as practicable thereafter.

     For purposes of determining the accrual of interest or rights in respect of any other payment from and after the Effective Date, the New Exide Preferred Stock and New Exide Common Stock to be issued under the Plan shall be deemed issued as of the Effective Date regardless of the date on which the certificates evidencing such shares are actually dated or distributed; provided that Reorganized Exide shall withhold any actual payment until such distribution is made and no interest shall accrue or otherwise be payable on any such withheld amounts.

     2.   Delivery and Distributions and Undeliverable or Unclaimed
          Distributions

          (a) Delivery of Distributions in General. Distributions to Holders of Allowed Claims shall be made to the Holders of such allowed Claims as of the Distribution Record Date. Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be made at the address of the Holder of such Claim as indicated on the records of the Reorganized Debtors as of the date that such distribution is made.

          (b) Undeliverable Distributions:

               (i) Holding of Undeliverable Distributions. If any distribution to a Holder of an Allowed Claim is returned to a Reorganized Debtor as undeliverable, no further distributions shall be made to such Holder unless and until such Reorganized Debtor is notified in writing of such Holder's then-current address. Undeliverable distributions shall remain in the possession of the relevant Reorganized Debtor subject to section (ii) below until such time as a distribution becomes deliverable. Undeliverable Cash shall not be entitled to any interest, dividends or other accruals of any kind. As soon as reasonably practicable, the Reorganized Debtors shall make all distributions that become deliverable.

               (ii) Failure to Claim Undeliverable Distributions. In an effort to ensure that all Holders of valid Allowed Claims receive their allocated distributions, sixty (60) days after the Effective Date, the Reorganized Debtors will File with the Bankruptcy Court a listing of unclaimed distribution holders. This list will be maintained for as long as the Chapter 11 Cases are pending. Any Holder of an Allowed Claim, irrespective of when a Claim became an Allowed Claim, that does not assert a Claim pursuant to the Plan for an undeliverable distribution (regardless of when not deliverable) within one year after the Effective Date shall have its Claim for such undeliverable distribution discharged and shall be forever barred from asserting any such Claim against any Reorganized Debtor or its property. In such cases: (i) any Cash held for distribution on account of such Claims shall be property of the relevant Reorganized Debtor, free of any restrictions thereon; and (ii) any New Exide Preferred Stock or New Exide Common Stock held for distribution on account of such Claims shall be cancelled and of no further force or effect. Nothing contained in the Plan shall require the Reorganized Debtors to attempt to locate any Holder of an Allowed Claim.

          (c) Compliance with Tax Requirements/Allocations. In connection with the Plan, to the extent applicable, the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed on them by any governmental unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. For tax purposes, distributions received in respect of Allowed Claims will be allocated first to unpaid interest that accrued on such Claims with any excess allocated to the principal amount of Allowed Claims.

     3.   Timing and Calculation of Amounts to be Distributed

     On the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Claim against a Reorganized Debtor shall receive the full amount of the distributions that the Plan provides for Allowed Claims in the applicable Class. If and to the extent that there are Disputed Claims, beginning on the date that is 20 calendar days after the end of the calendar quarter following the Effective Date and 20 calendar days after the end of each calendar quarter thereafter, distributions shall also be made, pursuant to the Plan, to Holders of Disputed Claims in any Class whose Claims were allowed during the previous calendar quarter. Such quarterly distributions shall also be in the full amount that the Plan provides for Allowed Claims in the applicable Class.

     4.   Minimum Distribution

     Any other provision of the Plan notwithstanding, payments of fractions of shares of New Exide Preferred Stock or fractions of shares of New Exide Common Stock will not be made and will be deemed to be zero. Any other provision of the Plan notwithstanding, the Reorganized Debtors will not be required to make distributions or payments of fractions of dollars. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment will reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars or less being rounded down.

     5.   Setoffs

     The Reorganized Debtors may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim), the Claims, Equity Interests, rights and causes of action of any nature that Exide or Reorganized Exide may hold against the Holder of such Allowed Claim; provided that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or Reorganized Debtors of any such Claims, Equity Interests, rights and causes of action that the Debtors or Reorganized Debtors may possess against such Holder, except as specifically provided in the Plan.

     6.   Surrender of Cancelled Instruments or Securities

     Subject to Subsection 8 below, each record Holder of a Claim based on or derived from the 10% Senior Notes, as a condition precedent to receiving any distribution on account of such Claims, shall surrender the certificates or other documentation underlying such Claim, and all such surrendered certificates and other documentations shall be marked as cancelled.

     7.   Failure to Surrender Cancelled Instruments

     Any Holder of Allowed Claims relating to the 10% Senior Notes that fails to surrender or is deemed to have failed to surrender its security shall have its claim for a distribution pursuant to the Plan on account of such Allowed Claim discharged and shall be forever barred from asserting any such Claim against Reorganized Exide or its properties. In such cases, any New Exide Common Stock held for distribution on account of such Claim shall be disposed of pursuant to the provisions set forth in Subsection 2 above.

     8.   Lost, Stolen, Mutilated or Destroyed Debt Securities

     Any Holder of a Claim relating to the 10% Senior Notes that is evidenced by a note or by a certificate that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such note or underlying documentation, deliver to Reorganized Exide: (1) an affidavit of loss reasonably satisfactory to Reorganized Exide setting forth the unavailability of the note; and (2) such additional indemnity as may reasonably be required by Reorganized Exide to hold the Reorganized Debtors harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of an Allowed Claim. Upon compliance with this procedure by a Holder of an Allowed Claim evidenced by such a lost, stolen, mutilated or destroyed note or underlying documentation, such Holder shall, for all purposes under the Plan, be deemed to have surrendered such note.

K. PROCEDURES FOR RESOLUTION OF DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS OR EQUITY INTERESTS

     1.   Resolution of Disputed Claims

          (a) Prosecution of Objections to Claims. After the Effective Date the Reorganized Debtors shall have the authority on or before the Claims Objection Bar Date to File objections, settle, compromise, withdraw or litigate to judgment objections to Claims. From and after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim without approval of the Bankruptcy Court. The Debtors also reserve the right to resolve any Disputed Claim outside the Bankruptcy Court under applicable governing law. The Debtors reserve the right to seek an extension of the Claims Objection Bar Date.

          (b) Estimation of Claims. The Debtors or Reorganized Debtors may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether a Debtor or Reorganized Debtor has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or Reorganized Debtors may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims and objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

          (c) PITWD Claims. Notwithstanding anything in the Plan to the contrary, all objections, settlements and litigation with respect to PITWD Claims, and the allowance and payment of PITWD Claims shall be governed by the PITWD Claims Procedures, to be attached as Exhibit D to the Plan.

          (d) Payments and Distributions on Disputed Claims. Notwithstanding any provision in the Plan to the contrary, except as otherwise agreed by Reorganized Exide in its sole discretion, no partial payments and no partial distributions will be made with respect to a Disputed Claim until the resolution of such disputes by settlement or Final Order. On the date or, if such date is not a business day, on the next successive business day that is 20 calendar days after the calendar quarter in which a Disputed Claim becomes an Allowed Claim, the Holder of such Allowed Claim will receive all payments and distributions to which such Holder is then entitled under the Plan. Notwithstanding the foregoing, any Person or Entity who holds both an Allowed Claim(s) and a Disputed Claim(s) will not receive payment or distribution on the Allowed Claim(s) (or Allowed Equity Interest(s)), except as otherwise agreed by Reorganized Exide in its sole discretion, until the Disputed Claim(s) is resolved by settlement or Final Order. In the event there are Disputed Claims requiring adjudication and resolution, Exide reserves the right, or upon order of the Court, to establish appropriate reserves for potential payment of such Claims.

     2.   Allowance of Claims

     Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), no Claim shall be deemed Allowed, unless and until such Claim is deemed Allowed under the Bankruptcy Code or the Bankruptcy Court enters a Final Order in the Chapter 11 Cases allowing such Claim. Except as expressly provided in the Plan or any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), Reorganized Exide after Confirmation will have and retain any and all rights and defenses Exide had with respect to any Claim as of the Initial Petition Date. All Claims of any Person or Entity that owes money to a Debtor shall be disallowed unless and until such Person or Entity pays in full the amount it owes such Debtor, or Reorganized Debtor, as the case may be.

     3.   Controversy Concerning Impairment

     If a controversy arises as to whether any Claims or any Class of Claims are Impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy before the Confirmation Date.

     4.   Personal Injury Tort and Wrongful Death Claims

     Pursuant to 28 U.S.C. (S) 157(b)(5), personal injury tort and wrongful death claims are entitled to a trial in a district court and, therefore, cannot be judicially resolved within the context of the Debtors' ordinary claims resolution process. As a result, the Debtors have established the Personal Injury Tort and Wrongful Death Claims Resolution and Distribution Procedures (the "PITWD Claims Procedures") as a means to efficiently and economically adjudicate and/or resolve all timely-filed personal injury tort and wrongful death claims caused by the alleged conduct of, omissions by and/or exposure to products and/or substances for which the Debtors and/or their predecessors, successors and assigns allegedly have legal responsibility (collectively, the "PITWD Claims"). The PITWD Claims Procedures are fully described in Article VIII.A.3 of the Plan and Exhibit D attached thereto. Generally, under the PITWD Claims Procedures, claimants alleging PITWD Claims (the "PITWD Claimants") may initially select one of two options: either Quick Payment or Individual Review (each as defined in the PITWD Claims Procedures). If a PITWD Claimant selects the Quick Payment option, such claimant will receive a lump sum award without being required to provide any additional documentation supporting the PITWD Claim. If a PITWD Claimant believes that he, she or it is entitled to more than the amounts provided under the Quick Payment and such claimant can support such entitlement to additional compensation, the PITWD Claimant may decline the Quick Payment and select Individual Review. Under Individual Review, the Debtors may provide the PITWD Claimant with an individualized settlement offer, which such claimant may accept or reject or make a counter-offer. If the parties in good faith cannot agree on a settlement amount and have reached an impasse in their settlement negotiations, the PITWD Claimant may then select to proceed to either binding alternative dispute resolution or a trial on the merits. In either case, the amount of discovery required by the PITWD Claimant will increase and if the Debtors win the alternative dispute resolution or at trial, the PITWD Claimant will not be entitled to any claim or distribution in the chapter 11 cases. Further, notwithstanding their availability under applicable non-bankruptcy law, punitive damages will not be allowed for any PITWD Claimant.

L.   CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN

     1.   Condition Precedent to Confirmation

     It shall be a condition to Confirmation of the Plan that the following conditions have been satisfied or waived pursuant to the provisions of Article IX.C of the Plan:

          (a) All provisions, terms and conditions of the Plan shall have been approved in the Confirmation Order.

          (b) The Confirmation Order shall approve the dismissal of the Creditors Committee Adversary Proceeding and other plan settlements, including releases, as described in Article V.H and Article X of the Plan.

          (c) The identities of the individuals proposed to serve on the New Exide Board of Directors shall have been designated according to the Shareholder Agreement, and disclosed to the Bankruptcy Court.

     2.   Conditions Precedent to Consummation

     It shall be a condition to Consummation of the Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of
Article IX.C of the Plan:

          (a) The Confirmation Order confirming the Plan, as the Plan may have been modified, shall have been entered and become a Final Order in form and substance reasonably satisfactory to the Debtors and shall provide that:

               (i) the Debtors and Reorganized Debtors are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Plan;

               (ii) the provisions of the Confirmation Order are nonseverable and mutually dependent;

               (iii) New Exide is authorized to issue the New Exide Preferred Stock and New Exide Common Stock;

               (iv) the New Exide Preferred Stock and New Exide Common Stock issued under the Plan in exchange for Claims against Exide are exempt from registration under the Securities Act pursuant to section 1145 of the Bankruptcy Code, except to the extent that Holders of the New Exide Preferred Stock and/or New Exide Common Stock are "underwriters," as that term is defined in section 1145 of the Bankruptcy Code; and

               (v) the Adequate Protection Superpriority Claims shall have been Allowed, if at all, pursuant to a Final Order in an amount not to exceed $25 million.

          (b) The following agreements and documents, in form and substance satisfactory to the Debtors and the Agent shall have been tendered for delivery and all conditions precedent thereto, if any, shall have been satisfied:

               (i) the New Organizational Documents and New By-laws;

               (ii) the agreement for the Exit Facility and all documents provide for therein or contemplated thereby;

               (iii) the Amended Prepetition Foreign Credit Agreement;

               (iv) the Shareholder Agreement; and

               (v) the Registration Rights Agreement, if any.

          (c) All actions, documents and agreements necessary to implement the Plan shall have been effected or executed.

          (d) The New Exide Board of Directors shall have been appointed.

          (e) Neither New Exide nor Reorganized Exide, upon the Effective Date and the occurrence of the transactions contemplated by the Plan, shall be subject to the reporting requirements under the Securities and Exchange Act, and Reorganized Exide shall have filed a certification on Form 15 certifying that Reorganized Exide has less than 300 record holders of any class of security and is not otherwise subject to the reporting requirements of section 15(d) of the Securities and Exchange Act.

          (f) Holders of no more than $17.5 million of Prepetition Foreign Secured Claims shall have elected the Class P3 Election B, pursuant to
     Article III.B.3 of the Plan.

     3.   Waiver of Conditions

     The Debtors, in their sole discretion may waive any of the conditions to Confirmation of the Plan and/or to Consummation of the Plan set forth in Article IX of the Plan at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to confirm and/or consummate the Plan, provided that the Debtors may only waive the conditions in Article IX with the written consent of the Agent, which consent shall not be unreasonably withheld, delayed or denied.

     4.   Effect of Non-occurrence of Conditions to Consummation

     If the Consummation of the Plan does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtors; (2) prejudice in any manner the rights of the Debtors; or (3) constitute an admission, acknowledgment, offer or undertaking by the Debtors in any respect.

M.   RELEASE, INJUNCTIVE AND RELATED PROVISIONS

     1.   Subordination

     The classification and manner of satisfying all Claims and Equity Interests and the respective distributions and treatments hereunder take into account and/or conform to the relative priority and rights of the Claims and Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code or otherwise, and any and all such rights are settled, compromised and released pursuant to the Plan. The Confirmation Order shall permanently enjoin, effective as of the Effective Date, all Persons and Entities from enforcing or attempting to enforce any such contractual, legal and equitable subordination rights satisfied, compromised and settled in this manner.

     2.   Releases by the Debtors

     Except as otherwise specifically provided herein, for good and valuable consideration, including the service of the Releasees to facilitate the expeditious reorganization of Exide, the implementation of the restructuring contemplated by the Plan, and the obligations and undertakings of the Option A Electors set forth in the Plan, the Releasees, on and after the Effective Date, shall be deemed released by the Debtors and Reorganized Debtors from any and all Claims, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that a Debtor or its Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Equity Interest or other Person or Entity, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, including, without limitation, claims related to or arising from (a) the Prepetition Credit Facility, including but not limited to the negotiation, formulation, preparation, administration, execution, and enforcement thereof, and any payments received by the lenders thereunder,
(b) any guaranty arising under the Prepetition Credit Facility, (c) any liens, pledges, or collateral of any kind, and (d) any of the other loan documents referred to in the Prepetition Credit Facility or any other documents contemplated thereby or therein or the transactions contemplated thereby or therein or any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing; provided, however, the foregoing shall not release any Claims or liabilities in respect of ordinary commercial relationships between a Debtor and any such Person, including as between a Debtor and one of its Affiliates, it being understood that the matters listed in clauses (a) through (d) above do not relate to an ordinary commercial relationship between the Debtors and the Prepetition Lenders. The Debtors are not generally aware of any specific potential cause or causes of action, including avoidance actions, against the Releasees that would be extinguished by the releases provided in the Plan. The Debtors believe that the release and exculpation provisions of the Plan are permissible under the Bankruptcy Code. Parties with standing may object to such provisions at the Confirmation Hearing.

     3.   Releases by Holders of Claims

     On and after the Effective Date, each Holder of a Claim who has accepted the Plan shall be deemed to have unconditionally released each Releasee from any and all Claims, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, including any derivative claims asserted on behalf of Exide, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Person or Entity would have been legally entitled to assert (whether individually or collectively), based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date in any way relating or pertaining to (s) the Debtors or Reorganized Debtors, (t) the purchase or sale, or the rescission of a purchase or sale, of any security of any Debtor, (u) the Chapter 11 Cases, (v) the negotiation, formulation and preparation of the Plan or any related agreements, instruments or other documents, (w) the Prepetition Credit Facility, including, but not limited to the negotiation, formulation, preparation, administration, execution, and enforcement thereof, and any payments received by the lenders thereunder, (x) any guaranty arising under the Prepetition Credit Facility, (y) any liens, pledges, or collateral of any kind, and (z) any of the other loan documents referred to in the Prepetition Credit Facility or any other documents contemplated thereby or therein or the transactions contemplated thereby or therein or any action taken or omitted by the Agent under or in connection with any of the foregoing. The Debtors are not generally aware of any specific potential cause or causes of action, including avoidance actions, against the Releasees that would be extinguished by the releases provided in the Plan. The Debtors believe that the release and exculpation provisions of the Plan are permissible under the Bankruptcy Code. Parties with standing may object to such provisions at the Confirmation Hearing.

     4.   Release of Foreign Subsidiary Borrowers and the Domestic Non-Debtor

     On and after the Effective Date, each Option A Elector shall be deemed to have unconditionally released the Foreign Subsidiary Borrowers and the Domestic Non-Debtor from any and all Claims, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, including any derivative claims asserted on behalf of Exide, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Person or Entity would have been legally entitled to assert (whether individually or collectively), based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date in any way relating or pertaining to (1) the Debtors, Reorganized Debtors, Foreign Subsidiary Borrowers or the Domestic Non-Debtor; (2) the purchase or sale, or the rescission of a purchase or sale, of any security of any Debtor,
(3) the Chapter 11 Cases, (4) the negotiation, formulation and preparation of the Plan or any related agreements, instruments or other documents, (5) the Prepetition Credit Facility, (6) any guaranty arising under the Prepetition Credit Facility, (7) any liens, pledges, or collateral of any kind, and (8) any of the other loan documents referred to in the Prepetition Credit Facility or any other documents contemplated thereby or therein or the transactions contemplated thereby or therein. In addition, each Option A Elector shall be deemed to have submitted to the jurisdiction of the Bankruptcy Court with respect to the treatment, discharge and release of such Holder's Prepetition Credit Facility Claims.

     5.   Exculpation

     The Releasees shall neither have nor incur any liability to any Person or Entity for any pre or post-petition act taken or omitted to be taken in connection with, or related to the formulation, negotiation, preparation, dissemination, implementation, administration, Confirmation or Consummation of the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other pre or post-petition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtors. The Debtors believe that the release and exculpation provisions of the Plan are permissible under the Bankruptcy Code. Parties with standing may object to such provisions at the Confirmation Hearing.

     6.   Preservation of Rights of Action

          (a) Preservation of Rights of Action. The Debtors are currently investigating whether to pursue potential Causes of Action against other parties or entities. The investigation has not been completed to date, and under the Plan, the Reorganized Debtors retain all rights on behalf of the Debtors and the post-confirmation Estates to commence and pursue any and all Causes of Action (under any theory of law, including, without limitation, the Bankruptcy Code, and in any court or other tribunal including, without limitation, in an adversary proceeding filed in the Debtors' Chapter 11 Cases) discovered in the investigation to the extent the Reorganized Debtors deem appropriate. Potential Causes of Action currently being investigated by the Debtors, which may be pursued by the Debtors prior to the Effective Date and by the Reorganized Debtors after the Effective Date to the extent warranted, include without limitation, Claims and Causes of Action to be set forth in more detail in the list of retained Causes of Action, which will be contained in the Plan Supplement to be filed with the Bankruptcy Court and available from the Information Agent upon specific request in writing.

          In addition, potential Causes of Action which may be pursued by the Debtors prior to the Effective Date and by the Reorganized Debtors after the Effective Date, also include, without limitation the following:

               (i) any other Causes of Action, whether legal, equitable or statutory in nature, arising out of, or in connection with the Debtors' businesses or operations, including, without limitation, the following: possible claims against vendors, landlords, sublessees, assignees, customers or suppliers for warranty, indemnity, back charge/set-off issues, overpayment or duplicate payment issues and collections/accounts receivables matters; deposits or other amounts owed by any creditor, lessor, utility, supplier, vendor, landlord, sublessee, assignee, or other entity; employee, management or operational matters; claims against landlords, sublessees and assignees arising from the various leases, subleases and assignment agreements relating thereto, including, without limitation, claims for overcharges relating to taxes, common area maintenance and other similar charges; financial reporting; environmental, and product liability matters; actions against insurance carriers relating to coverage, indemnity or other matters; counterclaims and defenses relating to notes or other obligations; contract or tort claims which may exist or subsequently arise; and

               (ii) except for Debtors which have expressly waived such claims, any and all avoidance claims pursuant to any applicable section of the Bankruptcy Code, including, without limitation sections 544, 545, 547, 548, 549, 550, 551, 553(b) and/or 724(a) of the Bankruptcy Code
          arising from any transaction involving or concerning the Debtors.

          In addition, there may be numerous other Causes of Action which currently exist or may subsequently arise that are not set forth herein or in the list of retained Causes of Action, because the facts upon which such Causes of Action are based are not currently or fully known by the Debtors and, as a result, can not be raised during the pendency of the Chapter 11 Cases (collectively, the "Unknown Causes of Action"). The failure to list any such Unknown Cause of Action herein or in the list of retained Causes of Action is not intended to limit the rights of the Reorganized Debtors to pursue any Unknown Cause of Action to the extent the facts underlying such Unknown Cause of Action subsequently become fully known to the Debtors.

          Except as otherwise provided in the Plan or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with Section 1123(b)(3) of the Bankruptcy Code, any Claims, rights, and Causes of Action that the respective Debtors, Estates, or post-confirmation Estates may hold against any Person or Entity shall vest in the applicable Reorganized Debtor, and the Debtors and Reorganized Debtors shall retain and may exclusively enforce, as the authorized representatives of the respective Estates and post-confirmation Estates, any and all such Claims, rights, or Causes of Action. The Debtors and Reorganized Debtors may pursue any and all such Claims, rights, or Causes of Action, as appropriate, in accordance with their respective best interests. The Debtors and Reorganized Debtors shall have the exclusive right, authority, and discretion to institute, prosecute, abandon, settle, or compromise any and all such Claims, rights, and Causes of Action without the consent or approval of any third party and without any further order of court.

          The potential net proceeds from the Causes of Action identified herein, in the list of retained Causes of Action or which may subsequently arise or be pursued are speculative and uncertain and, therefore, no value has been assigned to such recoveries. The Debtors and the Reorganized Debtors do not intend, and it should not be assumed that because any existing or potential Causes of Action have not yet been pursued by the Debtors or are not set forth herein or in the list of retained Causes of Action, that any such Causes of Action have been waived.

          (b) Preservation of All Causes of Action Not Expressly Settled or Released. Unless a claim or Cause of Action against a Creditor or other Entity is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order, the Debtors expressly reserve such claim or Cause of Action for later adjudication by the Debtors or Reorganized Debtors (including, without limitation, claims and Causes of Action not specifically identified or which the Debtors may presently be unaware or which may arise or exist by reason of additional facts or circumstances unknown to the Debtors at this time or facts or circumstances which may change or be different from those which the Debtors now believe to exist) and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such claims or Causes of Action upon or after the confirmation or consummation of the Plan based on the Disclosure Statement, the Plan or the Confirmation Order, except where such claims or Causes of Action have been released in the Plan or other Final Order. In addition, the Debtors and Reorganized Debtors expressly reserve the right to pursue or adopt any claims alleged in any lawsuit in which a Debtor is a defendant or an interested party, against any person or entity, including, without limitation, the plaintiffs or co-defendants in such lawsuits.

          Any Entity to whom the Debtors have incurred an obligation (whether on account of services, purchase or sale of goods or otherwise), or who has received services from the Debtors or a transfer of money or property of the Debtors, or who has transacted business with the Debtors, or leased equipment or property from the Debtors should assume that such obligation, transfer, or transaction may be reviewed by the Reorganized Debtors subsequent to the Effective Date and may, if appropriate, be the subject of an action after the Effective Date, whether or not (a) such Entity has Filed a proof of claim against the Debtors in the Chapter 11 Cases; (b) such Entity's proof of claim has been objected to; (c) such Entity's Claim was included in the Debtors' Schedules; or (d) such Entity's scheduled claim has been objected to by the a Debtor or has been identified by a Debtor as disputed, contingent, or unliquidated.

          The Debtors have not yet analyzed potential recoveries from avoidance actions, but do not believe any such recoveries could have a material impact on recoveries available to creditors. Further, any claims and recoveries under sections 544, 545, 547 and 548 of the Bankruptcy Code are pledged to the lenders under the DIP Facility and to the Prepetition Lenders pursuant to the Final DIP Order.

     7.   Discharge of Claims and Termination of Equity Interests

     Except as otherwise provided in the Plan: (1) the rights afforded in the Plan and the treatment of all Claims and Equity Interests in the Plan, shall be in exchange for and in complete satisfaction, discharge and release of Claims and Equity Interests of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, against any Debtor or any of its assets or properties, (2) on the Effective Date, all such Claims against, and Equity Interests in any Debtor shall be satisfied, discharged and released in full and
(3) all Persons and Entities shall be precluded from asserting against the Debtors, the Reorganized Debtors, their successors, assets or properties, any other or further Claims or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

     8.   Injunction

     Except as otherwise provided in the Plan, from and after the Effective Date, all Holders of Claims or Equity Interests shall be permanently enjoined from commencing or continuing in any manner, any suit, action or other proceeding, on account of or respecting any Claim, Equity Interest, obligation, debt, right, Cause of Action, remedy or liability or any other claim or cause of action released or to be released pursuant hereto.

N.   RETENTION OF JURISDICTION

     Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases after the Effective Date as legally permissible, including jurisdiction to:

     . allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims or Equity Interests;

     . grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

     . resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which any Debtor is party or with respect to which any Debtor may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including those matters related to the amendment after the Effective Date to add any executory contracts or unexpired leases to the list of executory contracts and unexpired leases to be rejected;

     . ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

     . decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving any Debtor that may be pending on the Effective Date;

     . enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan, Plan Supplement or the Disclosure Statement;

     . resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of the Plan or any Person's or Entity's obligations incurred in connection with the Plan;

     . issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with Consummation or enforcement of the Plan, except as otherwise provided in the Plan;

     . resolve any cases, controversies, suits or disputes with respect to the releases, injunction and other provisions contained in Article X of the Plan and enter such orders as may be necessary or appropriate to implement such releases, injunction and other provisions;

     . enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

     . determine any other matters that may arise in connection with or relate to this Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement; and

     .    enter an order and/or final decree concluding the Chapter 11 Cases.

O.   MISCELLANEOUS PROVISIONS

     1.   Effectuating Documents, Further Transactions and Corporation Action

     The Debtors and Reorganized Debtors are authorized to execute, deliver, File or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Plan and the securities issued pursuant to the Plan.

     Prior to, on or after the Effective Date (as appropriate), all matters provided for hereunder that would otherwise require approval of the shareholders or directors of the Debtors or Reorganized Debtors shall be deemed to have occurred and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to applicable state general corporation law without any requirement of further action by the shareholders or directors of the Debtors or Reorganized Debtors.

     2.   Dissolution of Committees

     Upon the entry of the Confirmation Order, the Creditors Committee and Equity Committee shall dissolve and members shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases.

     3.   Payment of Statutory Fees

     All fees payable pursuant to section 1930 of Title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid on the earlier of when due or the Effective Date, or as soon thereafter as practicable, but prior to the closing of the Chapter 11 Cases, with respect to any such fees payable after the Effective Date.

     4.   Letters of Credit

     The Debtors will cause each letter of credit issued pursuant to the Prepetition Credit Facility that has not expired, been terminated, been replaced and terminated, or fully drawn on or before the Effective Date, to be replaced and terminated on the Effective Date, provided, however, that in the event any such letter of credit shall not have been so replaced and terminated on the Effective Date, the Debtors may at their option provide to the agent under the Prepetition Credit Facility cash collateral for each such letter of credit in an amount equal to 105% of the undrawn balance of such letter of credit as of the Effective Date.

     5.   Modification of Plan

     Subject to the limitations contained in the Plan, (1) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order and (2) after the entry of the Confirmation Order, the Debtors or Reorganized Debtors, as the case may be, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

     6.   Revocation of Plan

     The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to File subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Equity Interest or Class of Claims or Equity Interests), assumption or rejection of executory contracts or leases affected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void, and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims by or against, or any Equity Interests in, such Debtor or any other Person, (ii) prejudice in any manner the rights of such Debtor or any other Person, or (iii) constitute an admission of any sort by Debtor or any other Person.

     7.   Successors and Assigns

     The rights, benefits and obligations of any Person or Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such Person or Entity.

     8.   Reservation of Rights

     Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of this Plan, any statement or provision contained in the Plan, or the taking of any action by a Debtor with respect to this Plan shall be or shall be deemed to be an admission or waiver of any rights of a Debtor with respect to the Holders of Claims or Equity Interests prior to the Effective Date.

     9.   Section 1146 Exemption

     Pursuant to section 1146(c) of the Bankruptcy Code, any transfers of property pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

     10.  Further Assurances

     The Debtors, Reorganized Debtors, Releasees and all Holders of Claims receiving distributions hereunder and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan.

     11.  Filing of Additional Documents

     On or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

                                       IV.
                        VOTING AND CONFIRMATION PROCEDURE

     The following is a brief summary regarding the acceptance and confirmation of the Plan. Holders of Claims are encouraged to review the relevant provisions of the Bankruptcy Code and/or to consult their own attorneys. Additional information regarding voting procedures is set forth in the Notices accompanying this Disclosure Statement.

A.   VOTING INSTRUCTIONS

     This Disclosure Statement, accompanied by a Ballot to be used for voting on the Plan, is being distributed to Holders of Claims in Classes P3, P4 and S3. Ballots and Master Ballots are being distributed to Holders of Class P4-B Claims. Only Holders in these Classes are entitled to vote to accept or reject the Plan and may do so by completing the Ballot and returning it in the envelope provided. Beneficial owners who receive a return envelope addressed to their Nominee should allow enough time for their vote to be received by the Nominee and processed on a Master Ballot. In light of the benefits of the Plan for each Class of Claims, the Debtors recommend that Holders of Claims in each of the Impaired Classes vote to accept the Plan and return the Ballot.

     BALLOTS AND MASTER BALLOTS CAST BY HOLDERS IN CLASSES ENTITLED TO VOTE MUST BE RECEIVED BY THE SOLICITATION AGENT BY THE VOTING DEADLINE AT THE FOLLOWING
ADDRESSES:

If by U.S. Mail:                      If by courier/hand delivery:
---------------                       ---------------------------
Bankruptcy Management Corporation     Bankruptcy Management Corporation
Attention: Exide Solicitation Agent   Attention: Exide Solicitation Agent
PO Box 1098                           1330 E. Franklin Avenue
El Segundo, CA 90245-1098             El Segundo, CA 90245

     IF YOU HAVE ANY QUESTIONS ON VOTING PROCEDURES, PLEASE CALL BANKRUPTCY MANAGEMENT CORPORATION TOLL FREE AT (888) 909-0100.

     BALLOTS ARE ACCOMPANIED BY RETURN ENVELOPES WHENEVER POSSIBLE. IF YOUR RETURN ENVELOPE IS ADDRESSED TO YOUR NOMINEE (I.E., AN INTERMEDIARY), PLEASE ALLOW ADDITIONAL TIME FOR YOUR VOTE TO BE PROCESSED BY THE NOMINEE AND VOTED ON A MASTER BALLOT. IF YOU HAVE A QUESTION CONCERNING THE VOTING PROCEDURES, CONTACT THE APPLICABLE INTERMEDIARY OR THE SOLICITATION AGENT. ANY BALLOT, OR MASTER BALLOT VOTED BY YOUR NOMINEE ON YOUR BEHALF, RECEIVED AFTER THE VOTING DEADLINE MAY NOT BE COUNTED.

         ANY BALLOT WHICH IS EXECUTED BY THE HOLDER OF AN ALLOWED CLAIM OR ANY COMBINATION OF BALLOTS REPRESENTING CLAIMS OR EQUITY INTERESTS IN THE SAME CLASS HELD BY THE SAME HOLDER BUT WHICH DOES NOT INDICATE AN ACCEPTANCE OR REJECTION OF THE PLAN OR WHICH INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN SHALL BE DEEMED AN ACCEPTANCE OF THE PLAN.

     The Debtors will publish the Confirmation Hearing Notice in the national edition of The Wall Street Journal, which will contain the Plan Objection Deadline and Confirmation Hearing, in order to provide notification to persons who may not otherwise receive notice by mail.

For all Holders:

     By signing and returning a Ballot, each Holder of Claims in Classes P3, P4 and S3 will also be certifying to the Bankruptcy Court and the Debtors that, among other things:

     . such Holder has received and reviewed a copy of the Disclosure Statement and related Ballot and/or Master Ballot and acknowledges that the solicitation is being made pursuant to the terms and conditions set forth in the Plan;

     . such Holder has cast the same vote on every Ballot completed by such Holder with respect to holdings of such Class of Claims;

     . no other Ballots with respect to such Class of Claims have been cast or, if any other Ballots have been cast with respect to such Class of Claims, such earlier Ballots are thereby revoked;

     . the Debtors have made available to such Holder or its agents all documents and information relating to the Plan and related matters reasonably requested by or on behalf of such Holder; and

     . except for information provided by the Debtors in writing, and by its own agents, such Holder has not relied on any statements made or other information received from any person with respect to the Plan.

     By signing and returning a Ballot, each Holder of Claims also acknowledges that the securities being distributed pursuant to the Plan are not being distributed pursuant to a registration statement filed with the United States Securities and Exchange Commission or with any securities authority outside of the United States and represents that any such securities will be acquired for its own account and not with a view to any distribution of such securities in violation of the United States Securities Act of 1933. It is expected that when issued pursuant to the Plan, except with respect to entities deemed to be underwriters, such securities will be exempt from the registration requirements of the Securities Act by virtue of section 1145 of the Bankruptcy Code and may be resold by the Holders thereof subject to the provisions of section 1145.

B.   VOTING TABULATION

     The Voting Record Date for purposes of determining which Holders of Claims are entitled to vote on the Plan is August 11, 2003.

     In tabulating votes, the following rules shall be used to determine the claim amount associated with a Creditor's vote:

     (i) If the Debtors have not filed a written objection to the Claim, the Claim amount for voting purposes shall be the Claim amount contained on a timely filed proof of claim or, if no proof of claim was filed, the non-contingent, liquidated and undisputed Claim amount listed in the Debtors' schedules of liabilities.

     (ii) If the Debtors have filed a written objection to the Claim, such Creditor's Ballot shall not be counted in accordance with Fed. R. Bankr. P. 3018(a), unless temporarily allowed by the Court for voting purposes, after notice and a hearing, pursuant to instruction (iv) below. The deadline for the Debtors to file written objections to claims for purposes of this instruction (ii) shall be 5:00 p.m. Prevailing Eastern Time, October 14, 2003. If the Debtors serve any written objections to Claims after the Voting Deadline, such service shall be made by overnight delivery.

     (iii) If a Creditor casts a Ballot and is listed on the Debtors' schedules of liabilities as holding a Claim that is contingent, unliquidated or disputed and such creditor has not filed a proof of claim as to which the Debtors have not filed a written objection, such Creditor's Ballot shall not be counted in accordance with Fed. R. Bankr. P. 3018(a), unless temporarily allowed by the Court for voting purposes, after notice and a hearing pursuant to instruction (iv) below.

     (iv) If a Creditor is not entitled to vote pursuant to instructions (ii) or
          (iii) above and believes that it should be entitled to vote on the Plan, then such Creditor must serve on the Debtors and file with the Court a motion for an order pursuant to Fed. R. Bankr. P. 3018(a) (a "Rule 3018(a) Motion") seeking temporary allowance for voting purposes. Such Rule 3018(a) Motion, with evidence in support thereof, must be filed by 5:00 p.m. Prevailing Eastern Time, October 17, 2003. With regard to any timely filed Rule 3018(a) Motions, the Debtors respectfully request that the Debtors may file a response no later than the commencement of the Confirmation Hearing. The Debtors further request that the Court consider timely filed Rule 3018(a) Motions, if any, at the Confirmation Hearing;

     (v) Ballots cast by Creditors whose Claims are not listed on the Debtors' schedules of liabilities, but who timely file proofs of Claim in unliquidated or unknown amounts that are not the subject of a written objection, will count for satisfying the numerosity requirement of section 1126(c) of the Bankruptcy Code and will count as Ballots for Claims in the amount of $1.00 solely for the purpose of satisfying the dollar amount provisions of section 1126(c) of the Bankruptcy Code.

     (vi) In the case of publicly traded securities, the principal amount or number of shares according to the records of the transfer agent for the particular series of securities, including a further breakdown, in the case of The Depository Trust Company ("DTC"), of the individual Nominee Holders which are DTC participants, as of the Voting Record Date, shall be the Claim or interest amount, except that in no event shall a Nominee Holder be permitted to vote in excess of its position in DTC as of the Voting Record Date.

     The Claim amount established through the above process controls for voting purposes only and does not constitute the Allowed amount of any Claim or Equity Interest for distribution purposes.

     To ensure that its vote is counted, each Holder of a Claim must (a) complete a Ballot; (b) indicate the Holder's decision either to accept or reject the Plan in the boxes provided in the respective Ballot; and (c) sign and return the Ballot, by the Voting Deadline, to the address set forth on the envelope enclosed therewith.

     The Ballot or Master Ballot does not constitute, and shall not be deemed to be, a proof of claim or an assertion or admission of a Claim.

     The following general voting procedures and standard assumptions be used to tabulate ballots:

     . Except to the extent determined by the Debtors in their reasonable discretion, or otherwise permitted by the Court, the Debtors will not accept or count any Ballots and Master Ballots received after the Voting Deadline.

     . Creditors shall not split their vote within a Claim; thus, each Creditor shall be deemed to have voted the full amount of its Claims either to accept or reject the Plan.

     . The method of delivery of Ballots and Master Ballots to be sent to the Solicitation Agent is at the election and risk of each Holder, provided that, except as otherwise provided in the Plan, such delivery will be deemed made only when the original executed Ballot or Master Ballot is actually received by the Solicitation Agent.

     . The Solicitation Agent must receive an original executed Ballot or Master Ballot; delivery of a Ballot or Master Ballot by facsimile, email or any other electronic means will not be accepted.

     . No Ballot or Master Ballot sent to (i) the Debtors, (ii) any indenture trustee or agent, or (iii) the Debtors' financial or legal advisors shall be accepted or counted.

     . The Debtors expressly reserve the right to amend Plan terms at any time, and from time to time (subject to compliance with section 1127 of the Bankruptcy Code and the terms of the Plan regarding modification). If the Debtors materially change any Plan terms or waive a material condition, the Debtors will disseminate additional solicitation materials and will extend the solicitation period, in each case, to the extent directed by the Court.

     . If multiple Ballots or Master Ballots are received from, or on behalf of, an individual Holder for the same Claims prior to the Voting Deadline, the last Ballot or Master Ballot timely received will be deemed to reflect the voter's intent and to supersede and revoke any prior Ballot or Master Ballot.

     . Any trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, who signs a Ballot or Master Ballot must (i) indicate his or her capacity as such when signing and, (ii) unless otherwise determined by the Debtors, submit proper evidence of such authority to act on behalf of a beneficial interest Holder in form and content satisfactory to the Debtors.

     . The Debtors, in their sole discretion, and without notice, subject to contrary order of the Court, may waive any defect in any Ballot or Master Ballot at any time, either before or after the close of voting, and without notice. Except as otherwise provided herein, the Debtors may, in their sole discretion, reject any Ballot or Master Ballot not timely submitted on or prior to the Voting Deadline as invalid and, therefore, not count such Ballot or Master Ballot in connection with confirmation of the Plan.

     . If the Debtors file a motion to designate any Claim on or before the date that is seven days prior to the Confirmation Hearing, any vote to accept or reject the Plan cast with respect to any such Claim will not be counted for purposes of determining whether the Plan has been accepted or rejected, unless the Court orders otherwise.

     . Any Holder of Impaired Claims who has delivered a valid Ballot voting on the Plan may withdraw such vote solely in accordance with Fed. R. Bankr. P. 3018(a).

     . The Debtors' interpretation of the terms and conditions of the Plan pertaining to solicitation procedures shall be final and binding on all parties, unless otherwise directed by the Court.

     . Subject to any contrary order of the Court, the Debtors reserve the absolute right to reject any and all Ballots and Master Ballots not proper in form, the acceptance of which would, in the opinion of the Debtors or their counsel, not be in accordance with the provisions of the Bankruptcy Code; and

     . Neither the Debtors, nor any other person or entity, will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots or Master Ballots nor will any of them incur any liabilities for failure to provide such notification. Unless otherwise directed by the Court, delivery of such Ballots or Master Ballots will not be deemed to have been made until such irregularities have been cured or waived. Ballots and Master Ballots previously furnished (as to which any irregularities have not theretofor been cured or waived) will not be counted.

     The following procedures, as well as the procedures set forth above, apply to Holders of Claims derived from or based on publicly traded securities (collectively, the "Beneficial Holder Claims"):

     . The Debtors shall distribute a Ballot to each record Holder of the Beneficial Holder Claims as of the Voting Record Date.

     . The Debtors shall also distribute an appropriate number of copies of Ballots to each bank or brokerage firm (or the agent or other Nominee therefor) identified by the Solicitation Agent as an entity through which beneficial owners hold the Beneficial Holder Claims. Each Nominee will be requested to immediately distribute the Ballots to all beneficial Holders for which it holds the Beneficial Holder Claims.

     . Each Nominee must summarize the individual votes of its respective individual beneficial Holders from their individual beneficial Holders' Ballots on a Master Ballot and return such Master Ballot to the Solicitation Agent.

     . Any beneficial Holder of the Beneficial Holder Claims holding as a record Holder in its own name, shall vote on the Plan by completing and signing the Ballot and returning it to the Solicitation Agent;

     . Any beneficial Holder of the Beneficial Holder Claims who holds in "street name" through a Nominee shall vote on the Plan either (i) if the Nominee has provided a Ballot, by completing and signing the Ballot and returning it directly to the Solicitation Agent or, (ii) by promptly completing and signing the Ballot and returning it to the Nominee in sufficient time to allow the Nominee to process the Ballot and return a Master Ballot to the Solicitation Agent by the Voting Deadline;

     . Any Ballot returned to a Nominee by a beneficial Holder will not be counted for purposes of accepting or rejecting the Plan until such Nominee properly completes and timely delivers to the Solicitation Agent a Master Ballot that reflects the vote of such beneficial Holder;

     . If a beneficial Holder holds the Beneficial Holder Claims or any combination thereof through more than one Nominee, such beneficial Holder should execute a separate Ballot for each block of the Beneficial Holder Claims that it holds through any Nominee and return the Ballot to the respective Nominee that holds the Beneficial Holder Claims; and

     . If a beneficial Holder holds a portion of its Beneficial Holder Claims through a Nominee and another portion directly or in its own name as a record Holder, such beneficial Holder should follow the procedures described herein with respect to voting each such portion separately.

C.   THE CONFIRMATION HEARING

     Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on confirmation of the Plan (the "Confirmation Hearing"). Section 1128(b) of the Bankruptcy Code provides that any party-in-interest may object to confirmation of the Plan.

     The Bankruptcy Court has scheduled the Confirmation Hearing for October 21 and 22, 2003, before the Honorable Kevin J. Carey, United States Bankruptcy Judge, at the Robert N.C. Nix Federal Courthouse, 900 Market Street, Philadelphia, PA 19107. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing or any adjournment thereof.

     Objections to confirmation of the Plan must be filed and served on or before 5:00 p.m. Prevailing Eastern Time, October 7, 2003 in accordance with the Confirmation Hearing Notice accompanying this Disclosure Statement. UNLESS OBJECTIONS TO CONFIRMATION ARE TIMELY SERVED AND FILED IN COMPLIANCE WITH THE APPROVAL ORDER, THEY WILL NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

D.   STATUTORY REQUIREMENTS FOR CONFIRMATION OF THE PLAN

     At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation are that the Plan (i) is accepted by all impaired Classes of Claims and Interests or, if rejected by an impaired Class, that the Plan "does not discriminate unfairly" and is "fair and equitable" as to such Class, (ii) is feasible, and (iii) is in the "best interests" of holders of Claims and Interests impaired under the Plan. A Class is impaired if the Claims in that Class will not be paid in full under the Plan.

     1.   Acceptance

     The Claims and Interests in Classes P1, P2, S1 and S2 are not impaired under the Plan, and as a result the Holders of such Claims are deemed to have accepted the Plan.

     Claims in Classes P3, P4, and S3 are impaired under the Plan, and as a result, the holders of such Claims are entitled to vote thereon. Pursuant to section 1129 of the Bankruptcy code, the Claims in Classes P3, P4 and S3 must accept the Plan in order for it to be confirmed without application of the "fair and equitable test," described below, to such Classes. As stated above, Classes of Claims will have accepted the Plan if the Plan is accepted by at least two-thirds in dollar amount and a majority in number of the Claims of each such Class (other than any Claims of creditors designated under section 1126(e) of the Bankruptcy Code) that have voted to accept or reject the Plan.

     2.   Fair and Equitable Test

     The Debtors will seek to confirm the Plan notwithstanding the nonacceptance or deemed nonacceptance of the Plan by any impaired Class of Claims or Equity Interests. To obtain such confirmation, it must be demonstrated to the Bankruptcy Court that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to such dissenting impaired Class. A plan does not discriminate unfairly if the legal rights of a dissenting class are treated in a manner consistent with the treatment of other classes whose legal rights are substantially similar to those of the dissenting class and if no class receives more than it is entitled to for its claims or interests. The Debtors believe that the Plan satisfies this requirement.

     The Bankruptcy Code establishes different "fair and equitable" tests for secured claims, unsecured claims and interests, as follows:

          (a) Secured Claims. Either the plan must provide (i) that the Holders of such Claims retain the liens securing such Claims, whether the property subject to such liens is retained by the Debtors or transferred to another entity, to the extent of the allowed amount of such Claims, and each Holder of a Claim receives deferred cash payments totaling at least the allowed amount of such Claim, of a value, as of the effective date of the plan, of at least the value of such Holder's interest in the estate's interest in such property; (ii) for the sale of any property that is subject to the liens securing such Claims, free and clear of such liens, with such liens to attach to the proceeds of such sale; or (iii) for the realization by such Holders of the indubitable equivalent of such Claims.

          (b) Unsecured Claims. Either (i) each Holder of an Impaired unsecured Claim receives or retains under the plan property of a value equal to the amount of its Allowed Claim or (ii) the Holders of Claims and Equity Interests that are junior to the Claims of the dissenting class will not receive any property under the plan.

          (c) Equity Interests. No Equity Interest Holder will receive any distributions under the Plan.

     THE DEBTORS BELIEVE THAT THE PLAN MAY BE CONFIRMED ON A NONCONSENSUAL BASIS (PROVIDED AT LEAST ONE IMPAIRED CLASS OF CLAIMS VOTES TO ACCEPT THE PLAN). ACCORDINGLY, THE DEBTORS WILL DEMONSTRATE AT THE CONFIRMATION HEARING THAT THE PLAN SATISFIES THE REQUIREMENTS OF SECTION 1129(b) OF THE BANKRUPTCY CODE AS TO ANY NON-ACCEPTING CLASS.

     3.   Feasibility

     The Bankruptcy Code requires that confirmation of a plan is not likely to be followed by the liquidation or the need for further financial reorganization, unless such liquidation is contemplated by the Plan. For purposes of showing that the Plan meets this feasibility standard, the Debtors, together with Blackstone, have analyzed the ability of the Reorganized Debtors to meet their obligations under the Plan and to retain sufficient liquidity and capital resources to conduct their businesses.

     The Debtors believe that with a significantly deleveraged capital structure, the Company's businesses will be able to return to viability. The decrease in the amount of debt on the Company's balance sheet will substantially reduce its interest expense, improving cash flow. Based on the terms of the Plan, at emergence the Company will have $1.4 billion less in debt and accrued interest on its balance sheet than it had prior to the restructuring.

     The Projections indicate that the Reorganized Debtors should have sufficient cash flow to pay and service their obligations and to fund their operations. Accordingly, the Debtors believe that the Plan complies with the financial feasibility standard of section 1129(a)(11) of the Bankruptcy Code.

     4.   "Best Interests" Test

     With respect to each impaired Class of Claims and Equity Interests, confirmation of the Plan requires that each such holder either (x) accepts the Plan or (y) receives or retains under the Plan property of a value, as of the Effective Date of the Plan, that is not less than the value such holder would receive or retain if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code.

     This analysis requires the Bankruptcy Court to determine what the Holders of Allowed Claims and Allowed Equity Interests in each impaired class would receive from the liquidation of the Debtors' assets and properties in the context of Chapter 7 liquidation cases. The cash amount which would be available for the satisfaction of Unsecured Claims and Equity Interests of the Debtors would consist of the proceeds resulting from the disposition of the unencumbered assets of the Debtors, augmented by the unencumbered Cash held by the Debtors at the time of the commencement of the liquidation cases. Such cash amount would be reduced by the costs and expenses of the liquidation and by such additional administrative and priority claims that may result from the termination of the Debtors' businesses and the use of Chapter 7 for the purposes of liquidation.

     The Debtors' costs of liquidation under Chapter 7 would include the fees payable to a trustee in bankruptcy, as well as those payable to attorneys, investment bankers and other professionals that such trustee may engage, plus any unpaid expenses incurred by the Debtors during the Chapter 11 Cases, such as compensation for attorneys, Advisors, accountants and costs and expenses of members of any official committees that are allowed in the Chapter 7 cases. In addition, claims could arise by reason of the breach or rejection of obligations incurred and executory contracts entered into or assumed by the Debtors during the pendency of the Chapter 11 Cases.

     The foregoing types of Claims and such other claims which may arise in the liquidation cases or result from the pending Chapter 11 Cases would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay prepetition Claims.

     To determine if the Plan is in the best interests of each impaired class, the value of the distributions from the proceeds of the liquidation of the Debtors' assets and properties (after subtracting the amounts attributable to the aforesaid claims) is then compared with the value offered to such classes of Claims and Equity Interests under the Plan.

     In applying the "best interests" test, it is possible that Claims and Equity Interests in the Chapter 7 cases may not be classified according to the seniority of such Claims and Equity Interests. In the absence of a contrary determination by the Bankruptcy Court, all pre-Chapter 11 Unsecured Claims which have the same rights upon liquidation would be treated as one class for the purposes of determining the potential distribution of the liquidation proceeds resulting from the Chapter 7 cases of the Debtors. The distributions from the liquidation proceeds would be calculated on a Pro Rata basis according to the amount of the Claim held by each Creditor. Therefore, Creditors who claim to be third-party beneficiaries of any contractual subordination provisions might have to seek to enforce such contractual subordination provisions in the Bankruptcy Court or otherwise. The Debtors believe that the most likely outcome of liquidation proceedings under Chapter 7 would be the

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application of the rule of absolute priority of distributions. Under that rule, no junior creditor receives any distribution until all senior creditors are paid in full with interest and no stockholder receives any distribution until all Creditors are paid in full with postpetition interest.

     In addition, under a Chapter 7 liquidation, the Debtors would face significant challenges in retaining its key management to execute the wind down plan. The Debtors further believe that a Chapter 7 liquidation is not the optimal environment for disposing of assets and businesses, and projects that a forced liquidation of their assets in Chapter 7 would allow them to recover less than the "going concern" value of the Company -- the value on which the Plan is premised. Finally, the Debtors would likely require working capital to finance the liquidation of its assets; raising such financing would be difficult in a Chapter 7 environment.

     After consideration of the effects that a Chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in the Chapter 11 Cases, including: (a) the increased costs and expenses of a liquidation under Chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee; and (b) the substantial increases in claims which would be satisfied on a priority basis or on parity with creditors in the Chapter 11 Cases and (c) the significantly lower proceeds likely to be realized from a liquidation of the Debtors' assets under a Chapter 7 liquidation, the Debtors believe that Confirmation of the Plan will provide each holder of an Allowed Claim or Equity Interest with no less than, and in many cases more than the amount it would receive pursuant to liquidation of the Debtors under Chapter 7 of the Bankruptcy Code. See Exhibit B and Exhibit C hereto.

     The Debtors also believe that the value of any distributions from the liquidation proceeds to each class of Allowed Claims in a Chapter 7 case would be less than the value of distributions under the Plan because such distributions in a Chapter 7 case would not occur for a substantial period of time. It is likely that distribution of the proceeds of the liquidation could be delayed for at least a year or more after the completion of such liquidation in order to resolve claims and prepare for distributions. In the likely event litigation were necessary to resolve claims asserted in the Chapter 7 cases, the delay could be prolonged.

     Underlying the Liquidation Analysis are a number of estimates and assumptions that, although developed and considered reasonable by management, are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Debtors and management. The Liquidation Analysis is also based upon assumptions with regard to liquidation decisions that are subject to change. Accordingly, the values reflected may not be realized if the Debtors were, in fact, to undergo such a liquidation.

                                       V.
                                  RISK FACTORS

     ALL IMPAIRED HOLDERS SHOULD READ AND CAREFULLY CONSIDER THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH OR OTHERWISE REFERENCED IN THIS DISCLOSURE STATEMENT, PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN.

A.   CERTAIN BANKRUPTCY CONSIDERATIONS

     Parties in interest may object to Debtors' classification of Claims.
Section 1122 of the Bankruptcy Code provides that a plan of reorganization may place a class or an interest in a particular class only if such claim or interest is substantially similar to the other claims or interests in such class. Debtors believe that the classification of claims and interests under the Plan complies with the requirements set forth in the Bankruptcy Code. However, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

     The bankruptcy filing may disrupt the Company's operations. The impact, if any, that the Chapter 11 Cases may have on the operations of Reorganized Debtors cannot be accurately predicted or quantified. Since Debtors' announcement of their intention to seek a restructuring of its capital structure in April, 2002 and their filing of the Chapter 11 Cases, the Company has not suffered significant disruptions in or an adverse impact on its operations. Nonetheless, the continuation of the Chapter 11 Cases, particularly if the Plan is not approved or confirmed in the time frame currently contemplated, could adversely affect the Company's relationship with its customers, suppliers and employees.

     If confirmation and consummation of the Plan do not occur expeditiously, the Chapter 11 Cases could adversely affect the Company's relationships with its customers, employees and suppliers and could result in,

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among other things, increased costs for professional fees and similar expenses.
In addition, prolonged Chapter 11 Cases may make it more difficult for the Company to retain and attract management and other key personnel and would require senior management to spend an excessive amount of time and effort dealing with Debtors' financial problems instead of focusing on the operation of their businesses.

     Debtors may not be able to secure confirmation of the Plan. There can be no assurance that the requisite acceptances to confirm the Plan will be received. Even if the requisite acceptances are received, there can be no assurance that the Bankruptcy Court will confirm the Plan. A non-accepting creditor or equity holder of Debtors might challenge the adequacy of this Disclosure Statement or the balloting procedures and results as not being in compliance with the Bankruptcy Code or Bankruptcy Rules. Even if the Bankruptcy Court determined that the Disclosure Statement and the balloting procedures and results were appropriate, the Bankruptcy Court could still decline to confirm the Plan if it found that any of the statutory requirements for confirmation had not been met, including that the terms of the Plan are fair and equitable to non-accepting Classes. Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and requires, among other things, a finding by the Bankruptcy Court that the Plan "does not unfairly discriminate" and is "fair and equitable" with respect to any non-accepting Classes, confirmation of the Plan is not likely to be followed by a liquidation or a need for further financial reorganization and the value of distributions to non-accepting Holders of claims and interests within a particular class under the Plan will not be less than the value of distributions such Holders would receive if Debtors were liquidated under Chapter 7 of the Bankruptcy Code. While there can be no assurance that these requirements will be met, Debtors believe that the Plan will not be followed by a need for further financial reorganization and that non-accepting Holders within each Class under the Plan will receive distributions at least as great as would be received following a liquidation under Chapter 7 of the Bankruptcy Code when taking into consideration all administrative claims and costs associated with any such Chapter 7 case. Debtors believe that Holders of Equity Interests in Debtors would receive no distribution under either a liquidation pursuant to Chapter 7 or Chapter 11.

     The confirmation of the Plan is also subject to certain conditions as described in Section III.L hereof. If the Plan is not confirmed, it is unclear whether a restructuring of Debtors could be implemented and what distributions Holders of Claims or Equity Interests ultimately would receive with respect to their Claims or Equity Interests. If an alternative reorganization could not be agreed to, it is possible that Debtors would have to liquidate their assets, in which case it is likely that Holders of Claims and Equity Interests would receive substantially less favorable treatment than they would receive under the Plan.

     Debtors may not be able to consummate the Plan. Consummation of the Plan is conditioned upon, among other things, entry of the Confirmation Order and the negotiation and execution of certain definitive agreements, documents and plans. As of the date of this Disclosure Statement, there can be no assurance that any or all of the foregoing conditions will be met (or waived) or that the other conditions to consummation, if any, will be satisfied. Accordingly, even if the Bankruptcy Court confirms the Plan, there can be no assurance that the Plan will be consummated. If a liquidation or protracted reorganization were to occur, there is a risk that the value of the Debtors' enterprise would be eroded to the detriment of all stakeholders.

     Debtors may object to the amount or classification of a Claim. Debtors reserve the right to object to the amount or classification of any Claim or Equity Interest. The estimates set forth in this Disclosure Statement cannot be relied on by any creditor or equity holder whose Claim or Equity Interest is subject to an objection. Any such Holder of a Claim or Equity Interest may not receive its specified share of the estimated distributions described in this Disclosure Statement.

     Bankruptcy Court may not approve the settlement of Creditors Committee Adversary Proceeding. If the Bankruptcy Court does not approve the settlement of the Creditors Committee Adversary Proceeding, as contemplated by Article V.H of the Plan, there is a substantial and material risk that distributions called for under the Plan will be significantly delayed. There is the additional possibility that the full litigation of the Creditors Committee Adversary Proceeding would result in allocations to Creditors that are materially different from the allocations called for under the Plan.

     Conditions precedent to the Effective Date may not be satisfied on time. If the conditions precedent to the Effective Date have not been satisfied or waived by November 17, 2003, the lenders party to the Standstill Agreement will be able to exercise their rights and remedies against the non-Debtor subsidiaries of the Company under the Prepetition Credit Facility. In addition, the lenders under the DIP Credit Facility will be able to exercise their rights and remedies against the Debtors and non-Debtor subsidiaries. As of March 31, 2003, the

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

assets of the non-Debtor subsidiaries represented 59% of the Company's consolidated assets. The Debtors cannot assure you as to the timing of the satisfaction or waiver of the conditions precedent to the Effective Date.

B.   FACTORS AFFECTING THE VALUE OF THE SECURITIES TO BE ISSUED UNDER THE PLAN

     Reorganized Debtors may not be able to achieve their projected financial results. Reorganized Debtors may not be able to meet their projected financial results or achieve the revenue or cash flow that they have assumed in projecting their future business prospects. If Reorganized Debtors do not achieve these projected revenue or cash flow levels, they may lack sufficient liquidity to continue operating as planned after the Effective Date. Debtors' financial projections represent management's view based on current known facts and hypothetical assumptions about Reorganized Debtors' future operations. However, the Projections set forth on Exhibit C attached hereto do not guarantee Reorganized Debtors' future financial performance.

     Reorganized Debtors may not be able to meet their post-reorganization debt obligations, and finance all of their operating expenses, working capital needs and capital expenditures. Debtors are currently highly leveraged. Even after the reorganization, the Reorganized Debtors and the non-Debtor subsidiaries will have a significant amount of debt which will continue to require significant interest and principal payments. The Company may not generate sufficient positive cash flow to support the debt. The Company's level of debt and the limitations imposed on it by the Company's debt agreements could adversely affect the Company's operating flexibility and put the Company at a competitive disadvantage. The Company's significant level of debt may adversely affect the Company's future performance, because, among other things:

     . the Company may not be able to obtain further debt financing and may have to pay more for the financing or sell equity securities which could dilute the ownership interest of a holder of New Exide Preferred Stock or New Exide Common Stock;

     . the Company may not be able to take advantage of business opportunities;

     . the Company may be disadvantaged compared to competitors with less leverage; and

     .    the Company will be more vulnerable to adverse economic conditions.

     The Company's debt agreements will likely contain a number of significant financial and other restrictive covenants. These covenants could adversely affect the Company by limiting the Company's financial and operating flexibility as well as its ability to plan for and react to market conditions and to meet its capital needs. The Company's failure to comply with these covenants could result in events of default which, if not cured or waived, could result in the Company's being required to repay that indebtedness before its due date, and the Company cannot assure that it would have the financial resources or be able to arrange alternative financing to do so.

     The New Exide Preferred Stock and the New Exide Common Stock will be subject to restrictions on transferability. The New Exide Preferred Stock and New Exide Common Stock will be subject to restrictions on transfer contained in the New Exide Certificate of Incorporation, the form of which will be contained in the Plan Supplement, and in the Shareholder Agreement. Consequently, any holder of New Exide Preferred Stock or New Exide Common Stock may have to bear the economic risk of its investment for an indefinite period of time.

     In addition, even if the New Exide Certificate of Incorporation and the Shareholder Agreement permit the transfer of New Exide Preferred Stock and New Exide Common Stock, the Company cannot provide any assurance that stockholders will be able to sell the New Exide Preferred Stock or the New Exide Common Stock at a particular time or that the prices that stockholders receive when they sell will be favorable. The New Exide Preferred Stock and New Exide Common Stock are new issuances of securities, and there is no established trading market for such securities. New Exide will not be subject to the reporting requirements under the Securities and Exchange Act, and does not intend to register any such securities under the Securities Act or list shares of New Exide Preferred Stock or New Exide Common Stock on any national securities exchange or on the Nasdaq National Market. Holders of these securities will not receive reports from New Exide except to the extent required by the Shareholder Agreement.

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

     The estimated valuation of Reorganized Debtors and New Exide Preferred Stock and New Exide Common Stock, and the estimated recoveries to Holders of Claims and Equity Interests, is not intended to represent the trading values of the New Exide Preferred Stock and New Exide Common Stock. The estimated valuation of Reorganized Debtors set forth in Section I.I hereof, prepared by Blackstone and based on the Projections developed by management of Debtors, is based on commonly accepted valuation analysis and is not intended to represent the trading values of Debtors' securities in public or private markets. The estimated recoveries to each of the Impaired Classes are based on this theoretical valuation analysis. This valuation analysis is based on numerous assumptions (the realization of many of which is beyond the control of Debtors), including, among other things, the successful reorganization of Debtors, an assumed Effective Date of September 30, 2003, Reorganized Debtors' ability to achieve the operating and financial results included in the Projections, Reorganized Debtors' ability to maintain adequate liquidity to fund operations and the assumption that capital and equity markets remain consistent with current conditions. Even if Reorganized Debtors achieve the Projections, the trading market values for the New Exide Preferred Stock and New Exide Common Stock could be adversely impacted by the lack of trading liquidity for such securities, the lack of institutional research coverage and concentrated selling by recipients of such securities.

     New Exide does not expect to pay any dividends on New Exide Preferred Stock or New Exide Common Stock for the foreseeable future. It is not anticipated that any cash dividends will be paid on New Exide Preferred Stock or New Exide Common Stock for the foreseeable future.

     Certain tax implications of Debtors' bankruptcy and reorganization may increase the tax liability of Reorganized Debtors. The U.S. federal income tax consequences of consummation of the Plan to Holders of Claims or Equity Interests are complex and subject to uncertainty. Certain U.S. tax attributes of Debtors, including net operating loss carryovers, may be reduced or eliminated as a consequence of the Plan. The elimination or reduction of net operating loss carryovers and such other tax attributes may increase the amount of tax payable by Reorganized Debtors following the consummation of the Plan as compared with the amount of tax payable had no such reduction been required. See Section VI hereof, "Certain Federal Income Tax Consequences" below for discussion of the U.S. federal income tax consequences for creditors, equity holders and Debtors resulting from the consummation of the Plan.

C.   RISKS RELATING TO THE OPERATIONS OF REORGANIZED DEBTORS

     The Company operates in a competitive environment and the pricing of its products is substantially dependent on market forces. The global transportation, motive power and network power battery markets are highly competitive. In recent years, competition has continued to intensify and the Company continues to come under increasing pressure for price reductions. This competition has been exacerbated by excess capacity and fluctuating lead prices as well as low-priced Asian imports impacting the Company's markets.

     The Company's financial results may be adversely affected by fluctuations in certain foreign currency exchange rates. The Company is exposed to foreign currency risk in most European countries, principally from fluctuations in the Euro and British Pound. The Company is also exposed, although to a lesser extent, to foreign currency risk in Australia and the Pacific Rim. Movements of exchange rates against the U.S. dollar can result in variations in the U.S. dollar value of non-U.S. sales. In some instances, gains in one currency may be offset by losses in another. Movements in European currencies impacted the Company's results (both favorably and unfavorably) for the periods presented in the Annual Report on Form 10-K for the fiscal year ended March 31, 2003 attached as Exhibit D hereto.

     The Company's customers and sales are concentrated in a few geographic locations. The Company is subject to concentrations of customers and sales in a few geographic locations and is dependent on customers in certain industries, including the automotive, telecommunications and material handling markets. Economic difficulties experienced in these markets and geographic locations have and may continue to impact the Company's financial results.

     The Company's business may be adversely affected by unfavorable weather conditions. The automotive aftermarket battery industry is significantly affected by weather conditions. Unusually cold winters or hot summers accelerate battery failure and increase demand for automotive replacement batteries. Mild winters and cool summers have the opposite effect. As a result, if the Company's sales are reduced by an unusually warm winter or cool summer, it is not possible for the Company to recover these sales in later periods. Further, if the Company's sales are adversely affected by the weather, the Company cannot make offsetting cost reductions to protect its gross margins in the short-term because a large portion of the Company's manufacturing and distribution costs are fixed.

     Fluctuations in the cost of lead may adversely affect the Company. Lead is the primary material by weight used in the manufacture of batteries, representing approximately one-fourth of the Company's cost of goods sold. The market price of lead fluctuates. Generally, when lead prices decrease, customers may seek disproportionate price reductions from the Company, and when lead prices increase, customers may resist price increases, thus decreasing the Company's gross margins.

     Environmental and occupational safety and health laws and regulations impose substantial costs on the Company's operations. As a result of its multinational manufacturing, distribution and recycling operations, the Company is subject to numerous federal, state and local environmental, occupational safety and health laws and regulations, as well as similar laws and regulations in other countries in which the Company operates (collectively "EH&S laws"). The Company is exposed to liabilities under such EH&S laws arising from its past handling, release, storage and disposal of hazardous substances and hazardous wastes. The Company previously has been advised by the U.S. Environmental Protection Agency or state agencies that it is a "Potentially Responsible Party" ("PRP") under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or similar state laws at 91 federally defined Superfund or state equivalent sites.

     The Company expects that its operations will continue to incur capital and operating expenses in order to maintain compliance with evolving environmental, health and safety requirements or more stringent enforcement of existing requirements. The Company has established reserves for on-site and off-site environmental remediation costs and believes that such reserves are adequate. As of March 31, 2003, the amount of such reserves on the Company's consolidated balance sheet was $78.3 million. For more information on environmental matters, see Section VII.A.2 below.

     The Company depends heavily on its senior management, and it may be unable to replace key executives if they leave. The Company is dependent on the continued service of its management team. Although the Company believes it could replace key employees in an orderly fashion should the need arise, the loss of such personnel could have an adverse effect on the Company.

     EXCEPT FOR HISTORICAL INFORMATION, THIS DISCLOSURE STATEMENT AND THE RISK FACTORS CONTAINED HEREIN MAY BE DEEMED TO CONTAIN "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (THE "ACT"). THE DEBTORS DESIRE TO AVAIL THEMSELVES OF THE SAFE HARBOR PROVISIONS OF THE ACT AND ARE INCLUDING THIS CAUTIONARY STATEMENT FOR THE EXPRESS PURPOSE OF AVAILING THEMSELVES OF THE PROTECTION AFFORDED BY THE ACT.

     FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING GENERAL FACTORS SUCH AS: (I) THE DEBTORS' ABILITY TO IMPLEMENT BUSINESS STRATEGIES AND FINANCIAL REORGANIZATION AND RESTRUCTURING PLANS, (II) UNSEASONABLE WEATHER (WARM WINTERS AND COOL SUMMERS) WHICH ADVERSELY AFFECTS DEMAND FOR AUTOMOTIVE AND SOME INDUSTRIAL BATTERIES, (III) THE DEBTORS' SUBSTANTIAL DEBT AND DEBT SERVICE REQUIREMENTS WHICH RESTRICT THE DEBTORS' OPERATIONAL AND FINANCIAL FLEXIBILITY, AS WELL AS IMPOSING SIGNIFICANT INTEREST AND FINANCING COSTS, (IV) THE DEBTORS ARE SUBJECT TO A NUMBER OF LITIGATION PROCEEDINGS, THE RESULTS OF WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON THE DEBTORS AND THEIR BUSINESS, (V) THE DEBTORS' ASSETS INCLUDE THE TAX BENEFITS OF NET OPERATING LOSS CARRY FORWARDS, REALIZATION OF WHICH ARE DEPENDENT UPON FUTURE TAXABLE INCOME, (VI) LEAD, WHICH EXPERIENCES SIGNIFICANT FLUCTUATIONS IN MARKET PRICE AND WHICH, AS A HAZARDOUS MATERIAL, MAY GIVE RISE TO COSTLY ENVIRONMENTAL AND SAFETY CLAIMS, CAN AFFECT THE DEBTORS' RESULTS BECAUSE IT IS A MAJOR CONSTITUENT IN MOST OF THE DEBTORS' PRODUCTS, (VII) THE BATTERY MARKETS IN NORTH AMERICA AND EUROPE ARE VERY COMPETITIVE AND, AS A RESULT, IT IS OFTEN DIFFICULT TO MAINTAIN MARGINS, (VIII) THE DEBTORS' CONSOLIDATION AND RATIONALIZATION OF ACQUIRED ENTITIES REQUIRES SUBSTANTIAL MANAGEMENT TIME AND FINANCIAL AND OTHER RESOURCES AND IS NOT WITHOUT RISK, (IX) FOREIGN OPERATIONS INVOLVE RISKS SUCH AS DISRUPTION OF MARKETS, CHANGES IN IMPORT AND

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

EXPORT LAWS, CURRENCY RESTRICTIONS AND CURRENCY EXCHANGE RATE FLUCTUATIONS, (X) THE DEBTORS ARE EXPOSED TO FLUCTUATIONS IN INTEREST RATES ON THEIR VARIABLE DEBT WHICH CAN AFFECT THE DEBTORS' RESULTS, (XI) GENERAL ECONOMIC CONDITIONS, (XII) THE ABILITY TO ACQUIRE GOODS AND SERVICES AND/OR FULFILL LABOR NEEDS AT BUDGETED COSTS AND BANKRUPTCY CONSIDERATIONS SUCH AS: (A) THE DEBTORS' ABILITY TO CONTINUE AS A GOING CONCERN, (B) THE DEBTORS' ABILITY TO OPERATE IN ACCORDANCE WITH THE TERMS OF AND MAINTAIN COMPLIANCE WITH COVENANTS OF THE DIP CREDIT FACILITY AND OTHER FINANCING ARRANGEMENTS, (C) THE DEBTORS' ABILITY TO OBTAIN BANKRUPTCY COURT APPROVAL WITH RESPECT TO MOTIONS IN THE CHAPTER 11 CASES FROM TIME TO TIME, (D) THE DEBTORS' ABILITY TO DEVELOP, CONFIRM AND CONSUMMATE THE PLAN ON A TIMELY BASIS, (E) THE DEBTORS' ABILITY TO ATTRACT, MOTIVATE AND RETAIN KEY PERSONNEL, (F) THE DEBTORS' ABILITY TO OBTAIN AND MAINTAIN NORMAL TERMS WITH VENDORS AND SERVICE PROVIDERS, (G) THE DEBTORS' ABILITY TO MAINTAIN CONTRACTS THAT ARE CRITICAL TO THEIR BUSINESS, AND (H) THE DEBTORS' ABILITY TO ATTRACT AND RETAIN CUSTOMERS.

     THEREFORE, THE DEBTORS CAUTION EACH READER OF THIS DISCLOSURE STATEMENT AND THE RISK FACTORS CONTAINED HEREIN TO CONSIDER CAREFULLY THOSE GENERAL FACTORS HEREINABOVE SET FORTH, BECAUSE SUCH FACTORS HAVE, IN SOME INSTANCES, AFFECTED AND IN THE FUTURE COULD AFFECT, THE ABILITY OF THE DEBTORS TO ACHIEVE THEIR PROJECTED RESULTS AND MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED HEREIN.

                                      VI.
                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain U.S. federal income tax consequences of the Plan to Debtors and Holders of Prepetition Credit Facility Claims, 10% Senior Notes, Convertible Notes, General Unsecured Claims and Equity Interests. Unless otherwise indicated, this discussion addresses the treatment of Claims and Equity Interests against both the Company and the Subsidiary Debtors. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder, and administrative and judicial interpretations and practice, all as in effect on the date hereof and all of which are subject to change, with possible retroactive effect. Due to the lack of definitive judicial and administrative authority in a number of areas, substantial uncertainty may exist with respect to some of the tax consequences described below. No opinion of counsel has been obtained, and Debtors do not intend to seek a ruling from the Internal Revenue Service (the "IRS") as to any of such tax consequences, and there can be no assurance that the IRS will not challenge one or more of the tax consequences of the Plan described below.

     This summary does not apply to Holders of Prepetition Credit Facility Claims, 10% Senior Notes, Convertible Notes, General Unsecured Claims and Equity Interests that are not United States persons (as defined in the Code) or that are otherwise subject to special treatment under U.S. federal income tax law (including, for example, banks, governmental authorities or agencies, financial institutions, insurance companies, pass-through entities, tax-exempt organizations, brokers and dealers in securities, mutual funds, small business investment companies, regulated investment companies, investors that hold the instruments as part of a straddle or hedging, constructive sale, integrated or conversion transactions for U.S. federal income tax purposes or investors whose functional currency is not the U.S. dollar). The following discussion assumes that Holders of Prepetition Credit Facility Claims, 10% Senior Notes, Convertible Notes, General Unsecured Claims and Equity Interests hold their instruments as "capital assets" within the meaning of Code Section 1221. Moreover, this summary does not purport to cover all aspects of U.S. federal income taxation that may apply to Debtors and Holders of Prepetition Credit Facility Claims, 10% Senior Notes, Convertible Notes, General Unsecured Claims and Equity Interests based upon their particular circumstances. Additionally, this summary does not discuss any tax consequences that may arise under state, local, or foreign tax law.

     If a partnership holds Prepetition Credit Facility Claims, 10% Senior Notes, Convertible Notes, General Unsecured Claims or Equity Interests, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partners in partnerships that hold Prepetition Credit Facility Claims, 10% Senior Notes, Convertible Notes, General Unsecured Claims or Equity Interests should consult their tax advisors.

     The following summary is not a substitute for careful tax planning and advice based on the particular circumstances of each Holder of Prepetition Credit Facility Claims, 10% Senior Notes, Convertible Notes, General Unsecured Claims and Equity Interests. All Holders are urged to consult their own tax advisors as to the U.S. federal income tax consequences, as well as any applicable state, local, and foreign tax consequences of the Plan.

A. CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES TO THE HOLDERS OF CLAIMS AND EQUITY INTERESTS

     Debtor intends to take the position that the reorganization undertaken pursuant to the Plan constitutes a taxable sale of Exide's assets to Exide Operating and Exide Holding III. As a consequence, Holders of Claims (including Holders of Prepetition Credit Facility Claims and 10% Senior Notes) will be treated as exchanging such claims for Exchange Notes, New Exide Preferred Stock and/or New Exide common Stock in a taxable exchange.

     However, there is no assurance that the exchange pursuant to the plan will be treated as a taxable sale by the IRS. Instead, the IRS may take a position that the exchange qualifies as a tax-free reorganization. If the IRS succeeded in asserting that the exchange qualified as a tax-free reorganization, the tax consequences to Holders of Claims may differ from the consequences described below.

     1.   Consequences to Holders of Prepetition Credit Facility Claims

     The consequences of the exchange under the Plan to the Holders of Prepetition Credit Facility Claims and the amount of gain or loss realized depend on whether such Holders choose Election A or Election B, as provided in the Plan.

          (a) Consequences to Holders of Prepetition Credit Facility Claims Choosing Election A. After the Confirmation Date and prior to the Effective Date, Holders of Prepetition Foreign Secured Claims who choose the Election A will receive, in exchange for and in full and final satisfaction of their Prepetition Foreign Secured Claims, Exchange Notes with a principal amount equal to the fair market value of the product of (x) such Holder's Prepetition Foreign Secured Claims divided by the sum of such Holder's Prepetition Foreign Secured Claims plus such Holder's Prepetition Domestic Secured Claims and (y) such Holder's Pro Rata share of the New Exide Preferred Stock remaining after distributions, if any, pursuant to Election B.

          Holders of Prepetition Foreign Secured Claims will be treated as exchanging their Prepetition Foreign Secured Claims for Exchange Notes in a taxable exchange under Section 1001 of the Code. In such case, a Holder of Prepetition Foreign Secured Claims should recognize gain (or loss) equal to the amount by which (i) the "issue price" of Exchange Notes (to the extent not allocable to accrued but unpaid interest), exceeds (or, in the case of loss, is less than) (ii) such Holder's tax basis in the existing Prepetition Foreign Secured Claims. Any gain or loss recognized in a taxable exchange by a Holder of Prepetition Foreign Secured Claims that constitute capital assets in the hands of the Holder should be capital in nature (subject to the market discount rules discussed below), and should be long term capital gain or loss if Prepetition Foreign Secured Claims were held for more than one year. To the extent that Exchange Notes received in exchange for Prepetition Foreign Secured Claims are treated as received in satisfaction of accrued but untaxed interest on Prepetition Foreign Secured Claims, a Holder should recognize ordinary income. See "Accrued But Untaxed Interest" below. A Holder's tax basis in Exchange Notes should equal the issue price of such Holder's Exchange Notes. In such case, a Holder's holding period for Exchange Notes should begin on the day following receipt thereof.

          Holders of the Prepetition Domestic Secured Claims and Exchange Notes will be treated as exchanging their Prepetition Domestic Secured Claims and Exchange Notes for New Exide Preferred Stock in a taxable exchange under
     Section 1001 of the Code. Accordingly, the Holders of Prepetition Domestic Secured Claims and Exchange Notes should recognize gain or loss equal to the difference between (i) the fair market value of the New Exide Preferred Stock received (provided such New Exide Preferred Stock is not allocable to accrued but untaxed interest) and (ii) such Holder's tax basis in Prepetition Domestic Secured Claims and Exchange Notes. To the extent such Holders hold their Prepetition Domestic Secured Claims and/or Exchange Notes as capital assets, such gain or loss should be capital in nature and should be long-term capital gain or loss in the case of Prepetition Domestic

     Secured Claims if Prepetition Domestic Secured Claims were held for more than one year (subject to the "market discount" rules discussed below). In the case of Exchange Notes such gain or loss should generally be short-term gain or loss. To the extent that a portion of the New Exide Preferred Stock received in exchange for Prepetition Domestic Secured Claims and Exchange Notes is allocable to accrued but untaxed interest, the Holder should recognize ordinary income. See "Accrued But Untaxed Interest" below. A Holder's tax basis in New Exide Preferred Stock received should equal the fair market value of the New Exide Preferred Stock as of the Effective Date. A Holder's holding period for the New Exide Preferred Stock should begin on the day following the Effective Date.

          (b) Consequences to Holders of Prepetition Credit Facility Claims Choosing Election B. Holders of Prepetition Credit Facility Claims choosing Election B under the Plan will have their Prepetition Foreign Secured Claims reinstated and will receive New Exide Preferred Stock in exchange for their Prepetition Domestic Secured Claims.

          The reinstatement of Prepetition Foreign Secured Claims involves making certain amendments and modifications to such claims, as described in the Plan (collectively, the "Modifications"). If the Modifications are considered to constitute a "significant modification" of existing Prepetition Foreign Secured Claims under Treasury Regulations promulgated under Code Section 1001 (the "Exchange Regulations"), then the Modifications will result in a deemed exchange of the existing Prepetition Foreign Secured Claims for the modified Prepetition Foreign Secured Claims. If the Modifications are not considered to be a significant modification under the Exchange Regulations, the reinstatement of Prepetition Foreign Secured Claims pursuant to the Plan should not be a taxable event for U.S. federal income tax purposes, and a Holder of Prepetition Foreign Secured Claims should have the same tax basis and holding period in the reinstated Prepetition Foreign Secured Claims that such holder had in the original Prepetition Foreign Secured Claims.

          If the Modifications constitute a significant modification, the U.S. federal income tax consequences to a Holder of Prepetition Foreign Secured Claims depend in part on whether the deemed exchange qualifies as a tax-free reorganization. This determination, in turn, depends in part on whether both the existing Prepetition Foreign Secured Claims and modified Prepetition Foreign Secured Claims constitute "securities" for purposes of the reorganization provisions of the Tax Code.

          Whether an instrument constitutes a "security" is determined based on all the facts and circumstances, but most authorities have held that the length of the term of a debt instrument is an important factor in determining whether such instrument is a security for federal income tax purposes. These authorities have indicated that a term of less than five years is evidence that the instrument is not a security, whereas a term of ten years or more is evidence that it is a security. There are numerous other factors that could be taken into account in determining whether a debt instrument is a security, including among others, the security for payment, the creditworthiness of the obligor, the subordination or lack thereof to other creditors, the right to vote or otherwise participate in the management of the obligor, convertibility of the instrument into an equity interest of the obligor, whether payments of interest are fixed, variable or contingent, and whether such payments are made on a current basis or accrued.

          If the Modifications constitute a significant modification and either
     (i) the existing Prepetition Foreign Secured Claims or the modified Prepetition Foreign Secured Claims are not treated as securities or (ii) the deemed exchange is not treated as a tax-free reorganization, a Holder of Prepetition Foreign Secured Claims will be deemed to exchange its existing Prepetition Foreign Secured Claims for modified Prepetition Foreign Secured Claims in a taxable exchange under Code Section 1001. In such case, a Holder of Prepetition Foreign Secured Claims should recognize gain (or loss) equal to the amount by which (i) the "issue price" of such Holder's modified Prepetition Foreign Secured Claims (to the extent not allocable to accrued but unpaid interest), exceeds (or, in the case of loss, is less than) (ii) such Holder's tax basis in the existing Prepetition Foreign Secured Claims. Any gain or loss recognized in a taxable exchange by a Holder of Prepetition Foreign Secured Claims that constitute capital assets in the hands of the Holder should be capital in nature (subject to the market discount rules discussed below), and should be long term capital gain or loss if Prepetition Foreign Secured Claims deemed exchanged were held for more than one year. To the extent that modified Prepetition Foreign Secured Claims received in the deemed exchange are treated as received in satisfaction of accrued but

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

     untaxed interest on the existing Prepetition Foreign Secured Claims, a Holder should recognize ordinary income. See "Accrued But Untaxed Interest" below. A Holder's tax basis in modified Prepetition Foreign Secured Claims received in a taxable exchange should equal the issue price of such Holder's modified Prepetition Secured Claims. In such case, a Holder's holding period for such modified Prepetition Foreign Secured Claims should begin on the day following receipt thereof.

          If the Modifications constitute a significant modification and (i) the existing Prepetition Foreign Secured Claims and the modified Prepetition Foreign Secured Claims are each treated as securities and (ii) the deemed exchange is treated as a tax-free reorganization, a Holder of Prepetition Foreign Secured Claims should not recognize any gain or loss as a result of such exchange, except to the extent that modified Prepetition Foreign Secured Claims are treated as received in satisfaction of accrued but untaxed interest on the existing Prepetition Foreign Secured Claims. See "Accrued But Untaxed Interest," below. In such case, a Holder should obtain a tax basis in the modified Prepetition Foreign Secured Claims equal to the tax basis of the existing Prepetition Foreign Secured Claims surrendered in exchange therefor, provided that the tax basis of any modified Prepetition Foreign Secured Claims treated as received in satisfaction of accrued interest should equal the amount of such accrued interest. A Holder's holding period for the modified Prepetition Foreign Secured Claims should include the holding period of the existing Prepetition Foreign Secured Claims surrendered in exchange therefor; provided that the holding period for any portion of the modified Prepetition Foreign Secured Claims treated as received in satisfaction of accrued but untaxed interest should begin on the day following the receipt thereof.

          The exchange of Prepetition Domestic Secured Claims for New Exide Preferred Stock under Election B should result in the tax consequences to the Holders of such claims similar to the tax consequences under Election A described above, except that Holders choosing Election B will received a smaller amount of New Exide Preferred Stock.

     2.   Consequences to Holders of 10 % Senior Notes

     Holders of 10% Senior Notes will receive New Exide Common Stock in full and final satisfaction of their claims. As a consequence, Holders of 10% Senior Notes will be treated as exchanging their 10% Senior Notes for New Exide Common Stock in a taxable exchange under Section 1001 of the Code. Accordingly, a Holder of 10% Senior Notes should recognize gain or loss equal to the difference between (i) the fair market value of the New Exide Common Stock (as of the Effective Date) received in exchange for 10% Senior Notes and (ii) the Holder's adjusted basis in 10% Senior Notes. Such gain or loss should be capital in nature so long as 10% Senior Notes are held as capital assets (subject to the "market discount" rules described below) and should be long-term capital gain or loss if 10% Senior Notes were held for more than one year. To the extent that a portion of the New Exide Common Stock received in exchange for 10% Senior Notes is allocable to accrued but untaxed interest, the Holder should recognize ordinary income. See "Accrued But Untaxed Interest" below. A Holder's tax basis in the New Exide Common Stock received in exchange for 10% Senior Notes should equal the fair market value of the New Exide Common Stock as of the Effective Date. A Holder's holding period for the New Exide Common Stock should begin on the day following the Effective Date.

     3.   Consequences to Holders of General Unsecured Claims Against the
          Company

     Holders of General Unsecured Claims against the Company will receive a distribution of cash on account of such claims. Accordingly, a Holder of General Unsecured Claims against the Company should recognize gain or loss equal to the difference between (i) an amount of cash received in exchange for such claims and (ii) the Holder's adjusted basis in the General Unsecured Claims. If Holders of General Unsecured Claims against the Company have no tax basis in their claims because such claim represents a potential income item that was not previously included by such Holder in taxable income, such Holders may recognize ordinary income as a result of the receipt of cash. Such gain or loss should be capital in nature if such General Unsecured Claims are held as capital assets (subject to the "market discount" rules described below) and should be long-term capital gain or loss if General Unsecured Claims were held for more than one year. To the extent that a portion of cash received in exchange for General Unsecured Claims is allocable to accrued but untaxed interest, the Holder should recognize ordinary income. See "Accrued But Untaxed Interest" below.

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

     4. Consequences to Holders of General Unsecured Claims Against the Subsidiary Debtors

     Holders of General Unsecured Claims against the Subsidiary Debtors will receive no distribution on account of such claims. Holders of General Unsecured Claims against the Subsidiary Debtors should be entitled to a loss deduction in the tax year in which such General Unsecured Claims become worthless (which could be a tax year prior to the year the Plan becomes effective) and provided that (i) such deduction was not previously claimed by such Holders and (ii) such Holders have a tax basis in their General Unsecured Claims. The loss realized on the cancellation of General Unsecured Claims against the Subsidiary Debtors should be a capital loss under Code Section 165 if such claims are treated as "securities" under Code Section 165(g)(2). If General Unsecured Claims against the Subsidiary Debtors are not treated as "securities" under Code Section 165(g)(2), the loss realized on the cancellation of General Unsecured Claims against the Subsidiary Debtors may be a capital loss or an ordinary loss under Code Section 166, depending on the facts and circumstances of the holder, the obligor and the instrument with respect to which a deduction is claimed.

     5.   Consequences to Holders of Convertible Notes

     Holders of Convertible Notes that are cancelled should be entitled to a loss deduction in the tax year in which such Convertible Notes become worthless (which could be a tax year prior to the year the Plan becomes effective), provided that such deduction was not previously claimed by such Holders. The loss realized on the cancellation of Convertible Notes should be a capital loss under Code Section 165 because the Convertible Notes are treated as "securities" under Code Section 165(g)(2).

     6.   Consequences to Holders of Equity Interests

     Holders of Equity Interests that are cancelled in the exchange under the Plan will be allowed a "worthless stock deduction" (unless such Holder had previously claimed a worthless stock deduction with respect to any Equity Interest) in the tax year in which such Equity Interest becomes worthless (which could be a tax year prior to the year the Plan becomes effective) in an amount equal to the Holder's adjusted basis in its Equity Interest. If the Holder held an Equity Interest as a capital asset, the loss will be treated as a loss from the sale or exchange of such capital asset.

     7.   Accrued Interest, Market Discount and Original Issue Discount

          (a) Accrued But Untaxed Interest. To the extent that any amount received by a Holder of Prepetition Credit Facility Claims, 10% Senior Notes and General Unsecured Claims under the Plan is attributable to accrued but untaxed interest, such amount should be taxable to the Holder as interest income, if such accrued interest has not been previously included in the Holder's gross income for U.S. federal income tax purposes. Conversely, a Holder of Prepetition Credit Facility Claims, 10% Senior Notes, or General Unsecured Claims may be able to recognize a deductible loss (or, possibly, a write-off against a reserve for bad debts) for such purposes to the extent that any accrued interest was previously included in the Holder's gross income but was not paid in full by the Debtors.

          The extent to which New Exide Preferred Stock, New Exide Common Stock and/or New Exchange Notes received by a Holder of a Prepetition Credit Facility Claims, 10% Senior Notes or General Unsecured Claims will be attributable to accrued but untaxed interest is unclear. Under the Plan, the aggregate consideration to be distributed to Holders of Allowed Claims in each Class will be treated as first satisfying accrued, but unpaid, interest, if any, with any excess allocated to the stated principal amount of the Claims. Certain legislative history indicates that an allocation of consideration as between principal and interest provided in a bankruptcy plan is binding for federal income tax purposes. However, the IRS could take the position that the consideration received by a Holder should be allocated in some way other than as provided in the Plan. Holders of Prepetition Credit Facility Claims, 10% Senior Notes and General Unsecured Claims should consult their own tax advisors regarding the proper allocation of the consideration received by them under the Plan.

          (b) Market Discount. Holders of Prepetition Credit Facility Claims, 10% Senior Notes or General Unsecured Claims who exchange Prepetition Credit Facility Claims, 10% Senior Notes or General Unsecured Claims for New Exide Preferred Stock, New Exide Common Stock and/or New Exchange Notes may be affected by the "market discount" provisions of Code Sections 1276 through

     1278. Under these rules, some or all of the gain realized by Holders of Prepetition Credit Facility Claims, 10% Senior Notes and General Unsecured Claims may be treated as ordinary income (instead of capital gain), to the extent of the amount of "market discount" on such Prepetition Credit Facility Claims, 10% Senior Notes and General Unsecured Claims.

          In general, a debt obligation with a fixed maturity of more than one year that is acquired by a holder on the secondary market (or, in certain circumstances, upon original issuance) is considered to be a acquired with "market discount" as to that holder if the debt obligation's stated redemption price at maturity (or revised issue price, in the case of a debt obligation issued with original issue discount) exceeds the tax basis of the debt obligation in the holder's hands immediately after its acquisition. However, a debt obligation will not be a "market discount bond" if such excess is less than a statutory de minimis amount (equal to 0.25 percent of the debt obligation's stated redemption price at maturity or revised issue price, in the case of a debt obligation issued with original issue discount, multiplied by the number of remaining whole years to maturity).

          Any gain recognized by a Holder on the taxable disposition of Prepetition Credit Facility Claims, 10% Senior Notes and General Unsecured Claims (determined as described above) that had been acquired with market discount should be treated as ordinary income to the extent of the market discount that accrued thereon while the Prepetition Credit Facility Claims, 10% Senior Notes and General Unsecured Claims were considered to be held by a Holder (unless the Holder elected to include market discount in income as it accrued). To the extent that the Prepetition Credit Facility Claims, 10% Senior Notes and General Unsecured Claims that had been acquired with market discount are exchanged in a tax-free transaction for other property, any market discount that accrued on the Prepetition Credit Facility Claims, 10% Senior Notes and General Unsecured Claims but was not recognized by the Holder is carried over to the property received therefor and any gain recognized on the subsequent sale, exchange, redemption or other disposition of such property is treated as ordinary income to the extent of such accrued market discount.

          (c) Limitation on Use of Capital Losses. Holders of Claims and Equity Interests who recognize capital losses as a result of the exchange under the Plan will be subject to limits on their use of capital losses. For noncorporate Holders, capital losses may be used to offset any capital gains (without regard to holding periods) plus the lesser of (1) $3,000 ($1,500 for married individuals filing separate returns) or (2) the excess of the capital losses over the capital gains. For corporate Holders, losses from the sale or exchange of capital assets may only be used to offset capital gains. Holders who have more capital losses than can be used in a tax year may be allowed to carry over the excess capital losses for use in succeeding tax years. Noncorporate Holders may carry over unused capital losses and apply them to capital gains and a portion of their ordinary income (see described immediately above) for an unlimited number of years. Corporate Holders may only carry over unused capital losses for the five years following the capital loss year, but are allowed to carry back unused capital losses to the three years preceding the capital loss year.

B.   CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES TO REORGANIZED DEBTORS

     1.   Transfer of Business Assets

     Debtor intends to take the position that the reorganization undertaken pursuant to the Plan constitutes a taxable transfer of Exide's assets to Exide Operating and Exide Holding III. As a consequence, Exide Operating and Exide Holding III should obtain a tax basis in assets received from Exide equal to their cost to Exide Operating and Exide Holding III, which generally should equal the fair market value of stock transferred to Exide plus the amount of liabilities assumed by Exide Operating and/or Exide Holding III.

     Provided the reorganization undertaken pursuant to the Plan constitutes a taxable transfer, Exide would recognize gain or loss upon the transfer of assets to Exide Operating and Exide Holding III in an amount equal to the difference between the fair market value of its assets and its tax basis in such assets. The Debtor believes that no significant federal, state, or local tax liability, if any, should be incurred upon the transfer.

     However, there is no assurance that the exchange pursuant to the plan will be treated by the IRS as a taxable sale of assets by Exide to Exide Operating and Exide Holding III. Instead, the IRS may take a position that the exchange qualifies as a tax-free reorganization. If the IRS succeeded in asserting that the exchange qualified as a tax-free reorganization, Exide would not recognize any gain or loss on the transfer of assets to Exide Operating and Exide Holding III. Instead, Exide Operating and Exide Holding III would succeed to certain tax attributes of Exide, including Exide's tax basis in the assets transferred to Exide Operating and Exide Holding III, but only after taking into account the reduction in such tax attributes and tax basis on account of the discharge of indebtedness pursuant to the Plan. Thus, Exide Operating and Exide Holding III would generally have no NOL carryforwards and would have a significantly diminished tax basis in the assets received from Exide, with the result that future tax depreciation and amortization with respect to Exide Operating's and Exide Holding III's real and personal property would be substantially reduced.

     2.   Cancellation of Indebtedness and Reduction of Tax Attributes

     As a result of the anticipated exchange of Prepetition Credit Facility Claims, 10% Senior Notes for New Exide Preferred Stock, New Exchange Notes and New Exide Common Stock and the cancellation of the Convertible Notes, the amount of Debtors' aggregate outstanding indebtedness will be substantially reduced. In general, absent an exception, a debtor will realize and recognize cancellation of indebtedness income ("COD Income") upon satisfaction of its outstanding indebtedness for an amount less than its adjusted issue price. The amount of COD Income, in general, is the excess of (a) the adjusted issue price of the indebtedness satisfied, over (b) the sum of the issue price of any new indebtedness of the taxpayer issued, the amount of cash paid and the fair market value of any new consideration (including stock of debtor) given in satisfaction of such indebtedness at the time of the exchange.

     A debtor will not, however, be required to include any amount of COD Income in gross income if debtor is under the jurisdiction of a court in a Title 11 bankruptcy proceeding and the discharge of debt occurs pursuant to that proceeding. Instead, a debtor must (as of the first day of the next taxable year) reduce its tax attributes by the amount of COD Income which it excluded from gross income. In general, tax attributes will be reduced in the following order: (a) net operating losses ("NOLs"), (b) tax credits and capital loss carryovers, and (c) tax basis in assets.

     Because, under the Plan, Holders of Prepetition Credit Facility Claims, 10% Senior Notes and General Unsecured Claims will receive the New Exide Preferred Stock, New Exchange Notes and New Exide Common Stock, the amount of COD Income, and accordingly the amount of tax attributes required to be reduced, will depend on the fair market value of the New Exide Preferred Stock and New Exide Common Stock. This value cannot be known with certainty until after the Effective Date. Thus, although it is expected that a reduction of tax attributes will be required, the exact amount of such reduction cannot be predicted.

     Because (i) any COD Income should occur at Exide prior to the transfer of assets to Exide Operating and Exide Holding III and (ii) Debtor intends to take the position that the reorganization undertaken pursuant to the Plan constitutes a taxable transfer of Exide's assets to Exide Operating and Exide Holding III, Exide Operating and Exide Holding III should not recognize any COD Income as a result of the reorganization and should not have any attribute reduction.

     Certain subsidiaries of Exide transferred to Exide Operating may recognize COD Income as a result of the reorganization undertaken pursuant to the Plan. To the extent that a reduction of tax attributes is required, Debtor anticipates that such subsidiaries will reduce the amount of their NOL carryforward and then reduce their other tax attributes, primarily the tax basis of their assets. In addition, legislative proposals have also been introduced into Congress that would require the attribute reduction rules to be applied on a "consolidated entity" basis. Under these proposals, any COD Income recognized by Exide may apply to reduce tax attributes of other members of Exide's consolidated group (including subsidiaries transferred to Exide Operating.) Whether any such proposals will be enacted (and, if enacted, will be effective with respect to the tax consequences of the Plan) cannot be determined at this time. Moreover, the IRS recently adopted temporary regulations which require consolidated attribute reduction in certain circumstances.

     The exchange of the Prepetition Foreign Secured Claims for Exchange Notes and/or New Exide Preferred Stock and related foreign debt restructuring may also result in recognition of COD Income by foreign subsidiaries of the Debtor under U.S. tax principles. Such COD Income, if recognized, may give rise to receipt of deemed dividends by Exide prior to the transfer of assets, which is expected to be offset in whole or in part by current year NOLs and NOL carryforwards. NOL carryforwards will generally be available to Exide subject to the limitation on utilization under the alternative minimum tax rules, resulting in an effective 2% U.S. federal tax cost and potential state tax costs with respect to such COD Income to the extent it exceeds current year NOLs. If the IRS were to assert that such income were recognized by Exide Operating after the reorganization, Exide Operating may have no NOLs to offset such income.

     3.   Limitation of Net Operating Loss Carryovers and Other Tax Attributes

     Code Section 382 generally limits a corporation's use of its NOLs (and may limit a corporation's use of certain built-in losses if such built-in losses are recognized within a five-year period following an ownership change) if a corporation undergoes an "ownership change." This discussion describes the limitation determined under Code Section 382 in the case of an "ownership change" as the "Section 382 Limitation". The Section 382 Limitation on the use of pre-change losses (the NOLs and built-in losses recognized within the five year post-ownership change period) in any "post change year" is generally equal to the product of the fair market value of the loss corporation's outstanding stock immediately before the ownership change and the long term tax-exempt rate (which is published monthly by the Treasury Department and most recently was approximately 4.05% for ownership changes occurring in July 2003) in effect for the month in which the ownership change occurs. Code Section 383 applies a similar limitation to capital loss carryforward and tax credits.

     In general, an ownership change occurs when the percentage of the corporation's stock owned by certain "5 percent shareholders" increases by more than 50 percentage points over the lowest percentage owned at any time during the applicable "testing period" (generally, the shorter of (a) the three-year period proceeding the testing date or (b) the period of time since the most recent ownership change of the corporation). A "5 percent shareholder" for these purposes includes, generally, an individual or entity that directly or indirectly owns 5 percent or more of a corporation's stock during the relevant period, and may include one or more groups of shareholders that in the aggregate own less than 5 percent of the value of the corporation's stock. Under applicable Treasury Regulations, an ownership change with respect to an affiliated group of corporations filing a consolidated return that have consolidated NOLs is generally measured by changes in stock ownership of the parent corporation of the group.

     Because Debtor intends to take the position that the reorganization undertaken pursuant to the Plan constitutes a taxable transfer of Exide's assets to Exide Operating and Exide Holding III, Exide Operating and Exide Holding III should not succeed to any of the NOLs of Exide and hence Section 382 Limitation will not be relevant to the NOLs of Exide.

     The restructuring pursuant to the Plan will cause an ownership change to occur with respect to subsidiaries of Exide transferred to Exide Operating. As a result, such subsidiaries may be affected by the Section 382 Limitation with respect to their NOLs and built-in losses (if any) following the Effective Date. This limitation is independent of, and in addition to, the reduction of tax attributes described in the preceding section resulting from the exclusion of COD Income. Similarly, the ability to use any remaining capital loss carryforwards and tax credits by such subsidiaries will also be limited. Special rules may apply in determining the Section 382 Limitation with respect to a corporation which experiences an ownership change as the result of a bankruptcy proceeding. However, the Debtor believes that such subsidiaries have a limited amount of NOLs and built-in losses, which may be eliminated in whole or in part in attribute reduction described above and thus the Section 382 Limitation will not materially affect the business of Exide Operating going forward.

C.   BACKUP WITHHOLDING

     Under the backup withholding rules, a Holder of Prepetition Credit Facility Claims and General Unsecured Claims may be subject to backup withholding with respect to distributions or payments made pursuant to the Plan unless that holder (a) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates that fact or (b) provides a correct taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the holder is not subject to backup withholding because of a failure to report all dividend and interest income. Backup withholding is not an additional tax, but merely an advance payment that may be refunded to the extent it results in an overpayment of tax.

     Debtors will withhold all amounts required by law to be withheld from payments of interest and dividends. Debtors will comply with all applicable reporting requirements of the Code.

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

     THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF SUCH HOLDER'S CIRCUMSTANCES AND INCOME TAX SITUATION. ALL HOLDERS OF THE PREPETITION CREDIT FACILITY CLAIMS, SENIOR NOTES, CONVERTIBLE NOTES AND EQUITY INTERESTS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTION CONTEMPLATED BY THE RESTRUCTURING, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

                                      VII.
                            MISCELLANEOUS PROVISIONS

     Certain additional miscellaneous information regarding the Plan and the Chapter 11 Cases is set forth below.

A.   PENDING LITIGATION

     As of the Petition Date, substantially all pending litigation against the Debtors was stayed. To the extent any of the Debtors are ultimately found liable with respect to such litigation, the Debtors believe the claim resulting therefrom would constitute a general unsecured claim against the Debtors, the treatment of which would be governed by any plan of reorganization confirmed by the Bankruptcy Court. Litigation against the Company's non-Debtor subsidiaries has not been stayed and will not be affected by the bankruptcy proceedings.

     Former Senior Executives and Battery Quality Matters. On March 23, 2001, the Company reached a plea agreement with the U.S. Attorney for the Southern District of Illinois, resolving an investigation into a scheme by former officers and certain corporate entities involving fraudulent representations and promises in connection with the distribution, sale and marketing of automotive batteries between 1994 and 1997. Under the terms of that settlement, the Company agreed to pay a fine of $27.5 million over five years, to five-years' probation and to cooperate with the U.S. Attorney in her prosecution of Arthur M. Hawkins, Douglas N. Pearson and Alan E. Gauthier, former senior executives of the Company. The payment terms of the plea agreement are dependent upon the Company's compliance with the plea agreement during the five-year probation period. Generally, the terms of the probation would permit the U.S. Government to reopen the case against the Company if the Company violates the terms of the plea agreement or other provisions of law. The plea agreement was lodged with the U.S. District Court for the Southern District of Illinois, and accepted on February 27, 2002. As a result of the imposition of the automatic stay arising upon the Company's Chapter 11 Cases, the Company has not made installment payments of its $27.5 million fine. The Company is uncertain as to the effect of these non-payments and the bankruptcy filing with respect to the plea agreement. On June 10, 2002, the United States Attorney's Office for the Southern District of Illinois filed a claim as a general unsecured creditor for $27.9 million.

     The Company is currently involved in litigation with the former senior executives referenced above. The former senior executives made claims to enforce separation agreements, reimbursements of legal fees and other contracts, and the Company has filed claims and counterclaims asserting fraud, breach of fiduciary duties, misappropriation of corporate assets and civil conspiracy. In addition, the Company has filed actions in the Bankruptcy Court against the former senior executives to recover certain payments of legal fees that the Company was required to advance to such individuals prior to the Petition Date.

     The Company has filed two claims with its insurers for reimbursement of the amounts paid to the former executives, and believes it is entitled to obtain substantial reimbursement for those amounts.

     The Company has completed an investigation and determined that due to a deviation from manufacturing procedures approximately 950,000 automotive aftermarket batteries sold during 2001 and 2002 in North America did not contain one minor feature of several advertised for the batteries. In all cases the batteries performed in accordance with their labeled specifications. The feature was reinstated and the Company has discussed the situation with certain customers. The Company cannot predict at this time the effects of this matter on its business, but the remediation that has been offered is not material to its financial condition, cash flows or results of operations.

     1.   Private Party Lawsuits

     Active Lawsuits. In June 2002, the following lawsuit was filed in Louisiana state court: Hardy et. al. v. Ducote Wrecking, et. al. The case was filed as a putative class action for damages brought by two employees of Ducote Wrecking & Demolition, an independent contractor performing multiple maintenance projects at the Company's Baton Rouge, Louisiana facility. The plaintiffs allege that while they were engaged in work at the Company's facility, they were intentionally exposed to and poisoned by lead, acid, and other heavy metals. Plaintiffs named the Company's insurance carriers and supervisory employee as defendants, along with Ducote. The case was removed to the U.S. District Court for the Western District of Louisiana. Plaintiffs filed a motion to remand, which was denied by the Court in a January 2003 decision. In the same January 2003 decision, the Court dismissed the Company's supervisory employee and the independent contractor defendant from the litigation. The Court also has denied plaintiffs' motion for class certification. The Company's insurer has issued a reservation of rights as to the Company's coverage for the alleged claims.

     On April 11, 2003, the following lawsuit was filed in the Delaware Court of Chancery by the official committee of equity holders and its members: Kandathil et. al. v. Exide. The complaint seeks to compel the Company to convene a meeting of stockholders. On April 21, 2003, the Debtors filed a complaint against the official committee of equity holders and its members in the Bankruptcy Court seeking to enjoin their attempts to compel the Company to convene a meeting of stockholders.

     On June 6, 2002, McKinsey & Company International filed suit against Exide Holding Europe, S.A., Compagnie Europeene D'accumulateurs, S.A., Euro Exide Corporation Ltd., Exide Italia S.r.l, Deutsche Exide GmbH and Exide Transportation Holding Europe, S.L. in the U.S. District Court for the Southern District of New York, seeking to compel arbitration of McKinsey's request for payment of approximately $5 million for consulting services allegedly incurred by Exide. This matter was subsequently resolved through a confidential settlement which did not have a material effect on the Company's results of operations.

     Exide is a defendant in an arbitration proceeding initiated in October of 2001 by Margulead Limited ("Margulead"). In June of 1997, GNB, now an operating division of Exide, entered into an agreement with Margulead, which Margulead contended obligated the Company to build a facility to test and develop certain lead acid battery recycling technology allegedly developed by Margulead. Exide terminated the contract in 1998. Exide contended, in part, that the Margulead process was not ready for pilot plant implementation and also failed to meet success criteria. Margulead claimed approximately $13 million in damages. The Company denied that it was liable and defended the matter in the arbitration. An arbitration decision was rendered on May 7, 2003, determining that the contract was unenforceable and that neither party was entitled to damages or costs. Margulead asked the arbitrator to reconsider the decision. Margulead now has advised the Company that it intends to challenge the arbitrator's award in the English commercial court. On or about July 23, 2003, Margulead filed an Application Notice advising of its intent to apply for an extension of time in which to make an application under certain sections of the Arbitration Act 1996. The Company does not believe it is likely that Margulead will succeed in any challenge of the arbitrator's decision.

     In November 2002, the following lawsuit was filed in the Ontario Court of
Justice: Exide Canada, Inc., v. Lorne Hilts et. al. This lawsuit was initiated by Exide Canada, Inc. against former officers, employees and a former logistics services vendor seeking in excess of $2 million Canadian in damages on multiple grounds including breach of trust, breach of contract and fraud. Defendant Hilts filed a counterclaim against Exide Canada for severance and other benefits and seeks damages in an amount exceeding $840 thousand Canadian. Defendant Ryad counterclaimed against Exide Canada alleging breach of contract and against Exide Technologies alleging it induced Exide Canada to breach its contract with Ryad for certain logistics services. Ryad seeks damages against each defendant in an amount exceeding $8.5 million Canadian. The Company believes that the counterclaims are without merit and is vigorously defending itself.

     The Company's preliminary review of these active claims suggest they are without merit, and, to the extent the Company is a party to these active lawsuits, it plans to vigorously defend itself.

     Stayed Prepetition Lawsuits. The following lawsuits allege that Exide and its predecessors allowed hazardous materials used in the battery manufacturing process to be released from certain of its facilities, allegedly resulting in personal injury and/or property damage. On August 25, 1999 several cases were filed in the Circuit Court for Greenville County, South Carolina and are currently pending: Joshua Lollis v. Exide; Buchanan v. Exide; Agnew v. Exide; Patrick Miller v. Exide; Kelly v. Exide; Amanda Thompson v. Exide; Jonathan Talley

v. Exide; Smith v. Exide; Lakeisha Talley v. Exide; Brandon Dodd v. Exide; Prince v. Exide; Andriae Dodd v. Exide; Dominic Thompson v. Exide; Snoddy v. Exide; Antoine Dodd v. Exide; Roshanda Talley v. Exide; Fielder v. Exide; Rice
v. Exide; Logan Lollis v. Exide; and Dallis Miller v. Exide. In January 2002, counsel that brought the South Carolina actions filed additional claims in the Circuit Court for Greenville County, South Carolina. The following lawsuits of this type are currently pending in the Court of Common Pleas for Berks County,
Pennsylvania: Grillo v. Exide, filed on May 24, 1995; Blume v. Exide, filed on March 4, 1996; Esterly v. Exide, filed on May 30, 1995; and Saylor v. Exide, filed on October 18, 1996. The following lawsuit of this type is currently pending in the United States District Court for the Southern District of
Indiana: Strange v. Exide. Finally, the following lawsuit of this type is pending in the Circuit Court of Shelby County, Tennessee: Cawthon v. Exide, et al. All these cases have been stayed.

     In July 2001, Pacific Dunlop Holdings (US), Inc. ("PDH") and several of its foreign affiliates under the various agreements through which Exide and its affiliates acquired GNB, filed a complaint in the Circuit Court for Cook County, Illinois alleging breach of contract, unjust enrichment and conversion against Exide and three of its foreign affiliates. The plaintiffs maintain they are entitled to approximately $17.0 million in cash assets acquired by the defendants through their acquisition of GNB. In December 2001, the Court denied the defendants' motion to dismiss the complaint, without prejudice to re-filing the same motion after discovery proceeds. The defendants have filed an answer and counterclaim. On July 8, 2002, the Court authorized discovery to proceed as to all parties except Exide. In August 2002, the case was removed to the U.S. Bankruptcy Court for the Northern District of Illinois and in October 2002, the parties presented oral arguments, in the case of PDH, to remand the case to Illinois state court and, in the case of Exide, to transfer the case to the U.S. Bankruptcy Court for the District of Delaware. On February 4, 2003, the U.S. Bankruptcy Court for the Northern District of Illinois transferred the case to the U.S. Bankruptcy Court in Delaware, where plaintiffs' motion to abstain or remand will be heard. To the extent this action implicates Exide's interests, the Company plans to vigorously defend the action and pursue the counterclaim.

     In December 2001, PDH filed a separate action in the Circuit Court for Cook County, Illinois seeking recovery of approximately $3.1 million for amounts allegedly owed by Exide under various agreements between the parties. The claim arises from letters of credit and other security allegedly provided by PDH for GNB's performance of certain of GNB's obligations to third parties that PDH claims Exide was obligated to replace. Exide's answer contested the amounts claimed by PDH and Exide filed a counterclaim. Although this action has been consolidated with the Cook County suit concerning GNB's cash assets, the claims relating to this action are currently subject to the automatic bankruptcy stay, and have been transferred to the U.S. Bankruptcy Court for the District of Delaware.

     Between March and September 2002, the following cases were filed in the U.S. District Court for the Middle District of Louisiana: Joseph et. al. v. Exide; Andrews et. al. v. Exide; and Armstead v. Exide. These actions seek monetary damages and injunctive relief for alleged racial discrimination in the Company's Shreveport and Baton Rouge, Louisiana plants. The Joseph and Andrews cases have been consolidated and all three lawsuits have been stayed.

     In February 2001, the following lawsuit was filed in the U.S. District Court for the Northern District of California: Flaherty v. Exide, et. al. Plaintiff contends the Company is responsible, in part, for contamination resulting from alleged disposal of hazardous substances at plaintiff's property. The suit contains claims predicated on CERCLA, private nuisance, public nuisance, trespass, negligence, equitable indemnity, contribution, injunctive relief under RCRA and declaratory relief under state law. The Company has filed counterclaims against plaintiff and other potentially responsible parties.

     The Company's preliminary review of these claims suggests they are without merit and the Company plans to vigorously defend itself with regard to the stayed prepetition lawsuits. The Company expects that all of these lawsuits will be compromised upon confirmation of the Plan by the Bankruptcy Court.

     2.   Environmental Matters.

     As a result of its multinational manufacturing, distribution and recycling operations, the Company is subject to numerous federal, state and local EH&S laws. The Company is exposed to liabilities under such EH&S laws arising from its past handling, release, storage and disposal of hazardous substances and hazardous wastes. The Company previously has been advised by the U.S. Environmental Protection Agency or state agencies that it is a PRP under the CERCLA or similar state laws at 91 federally defined Superfund or state equivalent sites. At

44 of these sites, the Company has paid its share of liability. The Company is currently paying its share of liability at one site. The Company expects that its liability at certain Superfund and other sites will be treated as prepetition Claims under the Plan. In most instances, the Company's remaining obligations are not expected to be significant because its portion of any potential liability appears to be minor or insignificant in relation to the total liability of all identified PRPs that are financially viable. The Company's share of the anticipated remediation costs associated with all of the superfund sites where it has been named a PRP, based on the Company's estimated volumetric contribution of waste to each site, is included in the environmental remediation reserves discussed below.

     Of those sites for which the Company has not completed payment of its share of liability, it currently has greater than 50% liability at three Superfund sites, and allocated liability that exceeds five percent at an additional seven sites that averages approximately 22%. Because the Company's liability under such statutes may be imposed on a joint and several basis, the Company's liability may not necessarily be based on volumetric allocations and could be greater than the Company's estimates. The Company believes, however, that its PRP status at these Superfund sites will not have a material adverse effect on the Company's business or financial condition because, based on the Company's experience, it is reasonable to expect that the liability will be roughly proportionate to its volumetric contribution of waste to the sites, although waste toxicity may also be a factor.

     The Company is also involved in the assessment and remediation of various other properties, including certain Company owned or operated facilities. Such assessment and remedial work is being conducted pursuant to applicable EH&S laws with varying degrees of involvement by appropriate legal authorities. In addition, certain environmental matters concerning the Company are pending in various courts or with certain environmental regulatory agencies.

     While the ultimate outcome of the foregoing environmental matters is uncertain, after consultation with legal counsel, the Company does not believe the resolution of these matters, individually or in the aggregate, will have a material adverse effect on the Company's financial condition, cash flows or results of operations.

     The Company has established reserves for on-site and off-site environmental remediation costs and believes that such reserves are adequate. As of March 31, 2003, the amount of such reserves on the Company's consolidated balance sheet was $78.3 million. These reserves were not intended to cover future environmental remediation costs at the Debtors' operating facilities, such as the Vernon, California facility. The California Department of Toxic Substances Control (the "DTSC") and other state and local environmental agencies are expected to contend that remediation of such operating facilities is an ongoing obligation of the Debtors and cannot be discharged. The Debtors reserve the right to dispute those contentions. The Company expects a significant, but as yet undetermined, portion of this liability will be treated as prepetition Claims under the Plan. Because environmental liabilities are not accrued until a liability is determined to be probable and reasonably estimable, not all potential future environmental liabilities have been included in the Company's environmental reserves and, therefore, additional earnings charges are possible. Also, future findings or changes in estimates could have a material effect on the recorded reserves and cash flows.

     Prior to 2000, the Debtors comprehensively reviewed potential insurance coverage for environmental liabilities and pursued claims against insurers. These efforts resulted in settlements with key insurers and others in which the Debtors received payments in return for releases from further claims under the policies. The Debtors are not aware of any other insurance coverage for environmental liabilities and believe that further pursuit to identify insurance coverage for environmental claims would be prohibitively expensive and is not in the best interests of the estates. The amount received in the settlements with insurers was less than the amount the Debtors have expended on the environmental liabilities for which coverage was pursued.

     In the U.S., the Company has advised each state and federal authority with whom it has negotiated plans for environmental investigations or remediation of the Debtors' Chapter 11 Cases as required by those agreements or applicable rules. In some cases these authorities may require the Company to undertake certain agreed remedial activities under a modified schedule, or may seek to negotiate or require modified remedial activities. Such requests have been received at several sites and are the subject of ongoing discussions. Among the sites at which there are alleged remediation issues are the following:

     Tampa, Florida. The Tampa site is a former secondary lead smelter, lead oxide production facility, and sheet lead-rolling mill that operated from 1943 to 1989. Under a RCRA Part B Closure Permit and a Consent Decree with the State of Florida, Exide is required to investigate and remediate certain historic environmental impacts to the site. Cost estimates for remediation (closure and post-closure) range from $12.5 million to $20.5 million depending on final State of Florida requirements. The remediation activities are expected to occur over the course of several years.

     Columbus, Georgia. The Columbus site is a former secondary lead smelter that was decommissioned in 1999, which is part of a larger facility that includes an operating lead acid battery manufacturing facility. Groundwater remediation activities began in 1988. Costs for supplemental investigations, remediation and site closure are currently estimated at $13.5 million.

     Sonalur, Portugal. The Sonalur facility is an active secondary lead smelter. Materials from past operations present at the site are stored in aboveground concrete containment vessels and in underground storage deposits. The Company is in the process of obtaining additional site characterization data to evaluate remediation alternatives agreeable to local authorities. Costs for remediation are currently estimated at $3.5 to $7.0 million.

     Trenton, New Jersey. The State of New Jersey, Department of Environmental Protection ("NJDEP"), has designated Exide a responsible party and has initiated an enforcement action against Exide for the seven acre site located at 467 Calhoun Street, Trenton, Mercer County, New Jersey. The NJDEP has directed Exide to perform both investigatory and remedial activities as described in the directive and notice to insurers issued to Exide on June 5, 2003, pursuant to the New Jersey Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 to -23.14. Exide had been performing such remedial activities under a memorandum of agreement with the NJDEP but did not submit a required revised remedial investigative report to the NJDEP that was due on or before July 23, 2002. The estimate for the cost of the remediation is not exact because the investigation is not complete, but the NJDEP asserts that it will probably be in the vicinity of $2,000,000. The NJDEP contends that this environmental obligation is not a "claim" but an ongoing environmental obligation of the Debtors that is not subject to discharge. The Debtors reserve their rights to dispute liability thereto.

     Vernon, California. Exide operates a battery recycling facility in Vernon, California. The DTSC contends that there is a release of hazardous waste or hazardous waste constituents into the environment at that site. On February 25, 2002, the DTSC and Exide entered into a consent order to implement a corrective action program at the Vernon site. DTSC asserts that it is entitled to recover its costs of complying with the California Environmental Quality Act (the "CEQA"). In addition, the DTSC asserts that its law and regulations require the owner and operator of a hazardous waste facility to provide financial assurances to cover responses to damage and injury claims arising out of the operation of the facility and to provide for the closure and post-closure maintenance of the site. The DTSC asserts that it is entitled to reimbursement for past and future oversight costs, for hazardous waste fees, and for the CEQA and financial assurances as described above. As set forth in the claims filed by DTSC in this proceeding, the DTSC asserts that the estimated costs for the Vernon site are $11,632,088.52. The DTSC contends that this remediation obligation is not a "claim" but is an ongoing environmental obligation of the Company that is not subject to discharge. The Debtors reserve the right to dispute all such alleged liability.

     Visalia, California. Exide operated a battery manufacturing plant and hazardous waste management facility in Visalia, California. In October of 1998, Exide and DTSC entered into a consent agreement, which superceded a previous agreement dated June 1995, requiring Exide to undertake corrective action to address releases of hazardous waste at this site as required by law. The DTSC asserts that it has unpaid prepetition and postpetition oversight costs of approximately $8,000, but estimates that future costs for site investigation, cleanup, and its oversight costs will amount to approximately $2,160,000. The DTSC contends that this remediation obligation is not a "claim" but is an ongoing environmental obligation of the Company that is not subject to discharge. The Debtors reserve the right to dispute all such alleged liability.

     Carson, California. The DTSC asserts that Exide is a responsible party as the successor to GNB Technologies and GNB Industrial Battery, which the DTSC asserts arranged for the treatment or disposal of hazardous substances at the Alco Pacific site, including lead dross and slag. There is pending litigation, State of California, Department of Toxic Substances Control v. Alco Pacific Inc., et al. United States District Court, Central District of California, Civ. No. 01-09294 SJO (FMOx). The DTSC asserts that its unpaid prepetition costs include $976,761.13. The DTSC also asserts that its unpaid postpetition costs include $457,542.21. The DTSC has not estimated any future site investigation costs at this time. The DTSC estimates its future oversight costs to be $200,000 and its future cleanup costs to be $1,300,000. The DTSC estimates its total future costs to be $1,957,542.21. Accordingly, the DTSC asserts that its total claim for the Alco Site is $2,934,303.34. The DTSC asserts that the alleged responsible parties at the site are jointly and severally liable with each other, some of whom are named in the existing litigation, so the amount of liability to which the DTSC asserts that Exide is likely to be exposed is currently unknown. The DTSC contends that this remediation obligation is not a "claim" but is an ongoing environmental obligation of the Company that is not subject to discharge. The Debtors reserve the right to dispute all such alleged liability.

     San Gabriel Basin Groundwater Site, Puente Valley Operable Unit, San Gabriel, California. The DTSC asserts that San Gabriel Basin Groundwater Superfund Site includes four (4) areas of contamination in the San Gabriel Valley, Los Angeles County, including the Puente Valley Operable Unit. Exide (formerly GNB Batteries, Inc.) has been notified by the U.S. Environmental Protection Agency (the "USEPA") that it is one of 74 responsible parties for this site. The DTSC asserts that the required remedy includes extraction and treatment of contaminated groundwater and design is expected to be completed by mid to late 2003. The USEPA estimated the total clean up costs will cost roughly $47,200,000. The DTSC asserts that it has incurred prepetition oversight costs associated with this site in the amount of $61,687. The DTSC asserts that the alleged responsible parties at the site are jointly and severally liable for this site so the amount of liability to which the DTSC alleges that Exide is likely to be exposed is currently unknown. DTSC contends that this remediation obligation is not a "claim" but is an ongoing environmental obligation of the Company that is not subject to discharge. The Debtors reserve the right to dispute all such alleged liability.

     3.   Other

     In February 2002, the Company's principal French subsidiary was notified by local competition authorities that in connection with certain sales of batteries by several French manufacturers in 1996 and 1997, the subsidiary is alleged to have violated local competition laws. The civil investigative agency in the case has recommended a fine be imposed on the Company for 5.9 million Euros, but the Company does not believe that the subsidiary acted improperly and intends to defend this matter vigorously. A judicial decision with respect to this matter is expected within the next 90 days.

     From 1957 to 1982, the Company's French subsidiary, CEAC, operated a plant using crocidolite asbestos fibers in the formation of battery cases, which, once formed, encapsulated the fibers. Approximately 1,500 employees worked in the plant over the period. Since 1982, the French governmental agency responsible for worker illness claims has received 34 employee claims alleging asbestos-related illnesses, and no such claims have been filed since August 2001. For some of those claims, CEAC is obligated to and has indemnified the agency in accordance with French law for approximately $132 thousand, $169 thousand and $260 thousand in calendar years 2001, 2002 and 2003, respectively. In addition, CEAC has been adjudged liable to indemnify the agency for approximately $45 thousand, $78 thousand, and $200 thousand during the same periods to date for the dependents of four such claimants. Although the Company cannot predict the number or size of any future claims, after consultation with legal counsel the Company does not believe resolution of the current or any future claims, individually or in the aggregate, will have a material adverse effect on the Company's financial condition, cash flows or results of operations.

     The Company is involved in various other claims and litigation incidental to the conduct of its business. Based on consultation with legal counsel, the Company does not believe that any such claims or litigation to which the Company is a party, either individually or in the aggregate, will have a material adverse effect on the Company's financial condition, cash flows or results of operations.

B.   PENSION PLANS

     Exide Technologies has established and maintained the following pension plans for certain of its employees: The Exide Technologies Retirement Plan; The Exide Corporation (GBC) Pension Plan; The Exide Hourly Employees Pension Plan; The Exide Hourly Employees Pension Plan (UAW); The Exide Indiana Employees Pension Plan; The Exide Hamburg Pennsylvania Employees Pension Plan; The Exide Retirement Plan for the Benefit of Employees of Schuylkill Metals, Corp.; The Exide Hourly Employees Retirement Income Security Plan; and The Exide IBT-Salina Employees Pension Plan (collectively, the "Pension Plans"). The Pension Plans are covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (29 U.S.C. Section 1301 et seq)

     The Debtors and all members of their controlled group, within the meaning of 29 U.S.C. ss. 1301(a)(14), are obligated to contribute to the Pension Plans at lease the amounts necessary to satisfy ERISA's minimum funding standards, found in ERISA Section 302 and Internal Revenue Code Section 412. The Debtors have made all of their required contributions to the Pension Plans to date. In the event of a termination of the Pension Plans, the Debtors may be jointly and severally liable for the unfunded benefit liabilities of the Pension Plans. See ERISA
Section 4062, 29 U.S.C. (S) 1362. The Pension Plans may be terminated only if the statutory requirements of either ERISA Section 4041 or 4042 are met.

     Exide Technologies has no present intention to terminate any of its Pension Plans.

     Unless the Pension Plans have been terminated prior to the effective date of the Plan of Reorganization, the liability of the Debtors and their controlled group under ERISA to the Pension Plans, or to The Pension Benefit Guaranty Corporation ("PBGC"), a United States Government corporation which guarantees the payment of certain pension benefits upon termination of a pension plan, shall not be affected in any way by this reorganization proceeding, including discharge or release.

C.   SUCCESSORS AND ASSIGNS

     The rights, benefits and obligations of any Person or Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such Person or Entity.

D.   RESERVATION OF RIGHTS

         Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of the Plan, any statement or provision contained herein, or the taking of any action by Debtors with respect to the Plan shall be or shall be deemed to be an admission or waiver of any rights of Debtors with respect to the Holders of Claims or Equity Interests prior to the Effective Date.

E.   SERVICE OF DOCUMENTS

     Except as otherwise provided by order of the Bankruptcy Court, any pleading, notice or other document required by the Plan to be served on or delivered to Reorganized Debtors shall be sent by first class U.S. mail, postage prepaid to:

          Exide Technologies
          210 Carnegie Center, Suite 500
          Princeton, New Jersey 08540
          Attn: Stuart H. Kupinsky, Executive Vice President,
                General Counsel and Secretary

          with copies to:

          Kirkland & Ellis LLP
          200 E. Randolph Drive
          Chicago, Illinois 60601
          Attn: Matthew N. Kleiman

               And

          Pachulski, Stang, Ziehl, Young, Jones & Weintraub
          919 North Market Street
          P.O. Box 8705
          Wilmington, Delaware 19899-8705
          Attn: Laura Davis Jones
                James E. O'Neill

                                      VIII.
                                 RECOMMENDATION

     In the opinion of Debtors, the Plan is preferable to the alternatives described herein because it provides for a larger distribution to the Holders than would otherwise result in a liquidation under Chapter 7 of the Bankruptcy Code. In addition, any alternative other than confirmation of the Plan could result in extensive delays and increased administrative expenses resulting in smaller distributions to the Holders of Claims. Accordingly, Debtors recommend that Holders of Claims entitled to vote on the Plan support confirmation of the Plan and vote to accept the Plan.

Prepared by:

Matthew N. Kleiman
Jason D. Horwitz
Ross M. Kwasteniet
KIRKLAND & ELLIS LLP
200 East Randolph Drive
Chicago, Illinois  60601
(312) 861-2000

COUNSEL FOR THE DEBTORS AND DEBTORS IN POSSESSION

and

Laura Davis Jones
James E. O'Neill
Kathleen Marshall DePhillips
PACHULSKI, STANG, ZIEHL, YOUNG, JONES & WEINTRAUB
919 North Market Street
P.O. Box 8705
Wilmington, Delaware 19899-8705

COUNSEL FOR THE DEBTORS AND DEBTORS IN POSSESSION

                                                                       EXHIBIT A

               DEBTORS' THIRD AMENDED JOINT PLAN OF REORGANIZATION

                                                                       EXHIBIT B

                              LIQUIDATION ANALYSIS

                                                                       EXHIBIT C

                                   PROJECTIONS

                                                                       EXHIBIT D

       ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2003

                                                                       EXHIBIT E

                         SCHEDULE OF ENVIRONMENTAL SITES

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re:                               )
                                     )  Chapter 11
EXIDE TECHNOLOGIES, et al.,/1/       )
                                     )
                      Debtors.       )  Case No. 02-11125 (KJC)
                                     )  (Jointly Administered)

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              DEBTORS' SECOND AMENDED JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

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 THIS PLAN OF REORGANIZATION IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR
  SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN. SUCH OFFER OR SOLICITATION
   WILL ONLY BE MADE IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS AND/OR
                       PROVISIONS OF THE BANKRUPTCY CODE.
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     Matthew N. Kleiman            Laura Davis Jones
     Jason D. Horwitz              James E. O'Neill
     Ross M. Kwasteniet            Kathleen Marshall DePhillips
     KIRKLAND & ELLIS LLP          PACHULSKI, STANG, ZIEHL,
     200 East Randolph Drive       YOUNG, JONES & WEINTRAUB
     Chicago, Illinois  60601      919 North Market Street
     (312) 861-2000                P.O. Box 8705
                                   Wilmington, DE 19899
     Counsel for the Debtors and   (302) 652-4100
     Debtors in Possession
                                   Counsel for the Debtors and
                                   Debtors in Possession

Dated: August 24, 2003

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/1/  The Debtors in these proceedings are: Exide Technologies f/k/a Exide
     Corporation; Exide Delaware, L.L.C.; Exide Illinois, Inc.; RBD Liquidation, L.L.C.; Dixie Metals Company; and Refined Metals Corporation.


                                TABLE OF CONTENTS

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
ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW.....1
   A.   Rules of Interpretation, Computation of Time and Governing Law.......................1
   B.   Defined Terms........................................................................1

ARTICLE II. ADMINISTRATIVE AND PRIORITY TAX CLAIMS..........................................11
   A.   Administrative Claims...............................................................11
   B.   DIP Facility Claims.................................................................11
   C.   Priority Tax Claims.................................................................11

ARTICLE III. CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS.........11
   A.   Summary.............................................................................11
   B.   Classification and Treatment of Claims and Equity Interests: Exide..................13
   C.   Classification and Treatment of Claims and Equity Interests: Subsidiary Debtors.....15
   D.   Special Provision Governing Unimpaired Claims.......................................17

ARTICLE IV. ACCEPTANCE OR REJECTION OF THE PLAN.............................................17
   A.   Voting Classes......................................................................17
   B.   Acceptance by Impaired Classes......................................................17
   C.   Presumed Acceptance of Plan.........................................................17
   D.   Presumed Rejection of Plan..........................................................17
   E.   Non-Consensual Confirmation.........................................................17

ARTICLE V. MEANS FOR IMPLEMENTATION OF THE PLAN.............................................18
   A.   Restructuring.......................................................................18
   B.   Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors......18
   C.   Cancellation of Old Notes and Equity Interests......................................18
   D.   Source and Timing for Effective Date Plan Distributions and Discharge...............19
   E.   Issuance of New Securities; Execution of Related Documents..........................19
   F.   Issuance of Stock of Reorganized Subsidiary Debtors to Reorganized Exide............19
   G.   Corporate Governance, Directors and Officers, and Corporate Action..................19
   H.   Dismissal of Creditors Committee Adversary Proceeding and other Plan Settlements....20
   I.   Sources of Cash for Plan Distribution...............................................20
   J.   Private Company Status..............................................................20
   K.   Payment of Agent Expenses...........................................................20
   L.   Adoption of Company Incentive Plan..................................................20

ARTICLE VI. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES...........................20
   A.   Assumption of Executory Contracts and Unexpired Leases..............................20
   B.   Claims Based on Rejection of Executory Contracts or Unexpired Leases................21
   C.   Cure of Defaults for Executory Contracts and Unexpired Leases Assumed...............21
   D.   Indemnification of Directors, Officers and Employees................................22
   E.   Compensation and Benefit Programs...................................................22

ARTICLE VII. PROVISIONS GOVERNING DISTRIBUTIONS.............................................22
   A.   Distributions for Claims Allowed as of the Effective Date...........................22
   B.   Delivery and Distributions and Undeliverable or Unclaimed Distributions.............22
   C.   Timing and Calculation of Amounts to be Distributed.................................23
   D.   Minimum Distribution................................................................23
   E.   Setoffs.............................................................................23

   F.   Surrender of Canceled Instruments or Securities.....................................24
   G.   Failure to Surrender Canceled Instruments...........................................24
   H.   Lost, Stolen, Mutilated or Destroyed Debt Securities................................24

ARTICLE VIII. PROCEDURES FOR RESOLUTION OF DISPUTED, CONTINGENT AND
    UNLIQUIDATED CLAIMS OR EQUITY INTERESTS.................................................24
   A.   Resolution of Disputed Claims.......................................................24
   B.   Allowance of Claims.................................................................25
   C.   Controversy Concerning Impairment...................................................25

ARTICLE IX. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN...............25
   A.   Condition Precedent to Confirmation.................................................25
   B.   Conditions Precedent to Consummation................................................26
   C.   Waiver of Conditions................................................................26
   D.   Effect of Non-occurrence of Conditions to Consummation..............................27

ARTICLE X. RELEASE, INJUNCTIVE AND RELATED PROVISIONS.......................................27
   A.   Subordination.......................................................................27
   B.   Releases by the Debtors.............................................................27
   C.   Releases by Holders of Claims.......................................................27
   D.   Release of Foreign Subsidiary Borrowers and the Domestic Non-Debtor.................28
   E.   Exculpation.........................................................................28
   F.   Preservation of Rights of Action....................................................28
   G.   Discharge of Claims and Termination of Equity Interests.............................29
   H.   Injunction..........................................................................29

ARTICLE XI. RETENTION OF JURISDICTION.......................................................29

ARTICLE XII. MISCELLANEOUS PROVISIONS.......................................................30
   A.   Effectuating Documents, Further Transactions and Corporation Action.................30
   B.   Dissolution of Committees...........................................................31
   C.   Payment of Statutory Fees...........................................................31
   D.   Letters of Credit...................................................................31
   E.   Modification of Plan................................................................31
   F.   Revocation of Plan..................................................................31
   G.   Successors and Assigns..............................................................31
   H.   Reservation of Rights...............................................................31
   I.   Section 1146 Exemption..............................................................31
   J.   Further Assurances..................................................................32
   K.   Service of Documents................................................................32
   L.   Filing of Additional Documents......................................................32

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              DEBTORS' SECOND AMENDED JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

--------------------------------------------------------------------------------

     Pursuant to Title 11 of the United States Code, 11 U.S.C. (S)(S) 101 et seq., the Debtors and Debtors-in-Possession in the above-captioned and numbered cases, hereby respectfully propose the following Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code:

                                   ARTICLE I.

                     DEFINED TERMS, RULES OF INTERPRETATION,
                      COMPUTATION OF TIME AND GOVERNING LAW

A.   Rules of Interpretation, Computation of Time and Governing Law

     1. For purposes herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) any reference herein to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference herein to an existing document or exhibit Filed, or to be Filed, shall mean such document or exhibit, as it may have been or may be amended, modified or supplemented; (d) unless otherwise specified, all references herein to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits hereof or hereto; (e) the words "herein," "hereof" and "hereto" refer to the Plan in its entirety rather than to a particular portion of this Plan; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (g) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and
(h) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

     2. In computing any period of time prescribed or allowed hereby, the provisions of Bankruptcy Rule 9006(a) shall apply.

     3. Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, and subject to the provisions of any contract, instrument, release, indenture or other agreement or document entered into in connection herewith, the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

B.   Defined Terms

     Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form herein:

     1. "10% Senior Notes" means the $300 million original principal amount 10% senior notes due April 15, 2005, issued pursuant to that certain indenture dated April 28, 1995, as amended from time to time, as between Exide and The Bank of New York as Trustee.

     2. "10% Senior Note Claims" means all Claims derived from or based upon the 10% Senior Notes.

     3. "2.9% Convertible Notes" means the $367.9 million original principal amount 2.9% senior convertible subordinated notes due December 15, 2005, issued pursuant to that certain indenture dated December 15, 1995, as amended from time to time, as between Exide, as issuer, and The Bank of New York, as trustee.

     4. "2.9% Convertible Note Claims" means all Claims derived from or based upon the 2.9% Convertible Notes.

     5. "Administrative Claim" means a Claim for costs and expenses of administration under section 503(b), 507(a)(1), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, but not limited to: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estate and operating the businesses of Debtors (such as wages, salaries or commissions for services and payments for goods and other services and lease obligations); (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 328, 330(a) or 331 of the Bankruptcy Code or otherwise; (c) all fees and charges assessed against the Estates under chapter 123 of title 28 United States Code, 28 U.S.C. (S)(S) 1911-1930; and (d) any Claim afforded priority status under section 503(b), 507(a)(1), 507(b), or 1114(e)(2) of the Bankruptcy Code pursuant to Final Order of the Bankruptcy Court.

     6. "Affiliate" means any Entity that is an affiliate of the Debtors or Reorganized Debtors within the meaning of section 101(2) of the Bankruptcy Code.

     7. "Agent" means Credit Suisse First Boston in its capacity as administrative agent under the Prepetition Credit Facility.

     8. "Agent Expenses" means the reasonable fees and expenses incurred after the Petition Date by the legal, accounting, financial, and other advisors to the Agent and Citigroup Global Markets Inc. (formerly known as Salomon Smith Barney Inc.), in its capacity as syndication agent under the Prepetition Credit Facility, including Alvarez & Marsal, Shearman & Sterling LLP, Richards Layton & Finger and other foreign counsel and advisors to the Agent.

     9. "Allowed" means, with respect to any Claim or Equity Interest, except as otherwise provided herein: (a) a Claim or Equity Interest that has been scheduled by Debtors in their schedules of liabilities as other than disputed, contingent or unliquidated and as to which Debtors or other party in interest has not Filed an objection by the Claims Objection Bar Date; (b) a Claim or Equity Interest that either is not a Disputed Claim or Equity Interest or has been allowed by a Final Order; (c) a Claim or Equity Interest that is allowed:
(i) in any stipulation of amount and nature of Claim executed prior to the Confirmation Date and approved by the Bankruptcy Court; (ii) in any stipulation with Debtors of amount and nature of Claim or Equity Interest executed on or after the Confirmation Date; or (iii) in or pursuant to any contract, instrument, indenture or other agreement entered into or assumed in connection herewith; (d) a Claim or Equity Interest relating to a rejected executory contract or unexpired lease that either (i) is not a Disputed Claim or Equity Interest or (ii) has been allowed by a Final Order, in either case only if a proof of Claim or Equity Interest has been Filed by the Claims Objection Bar Date or has otherwise been deemed timely Filed under applicable law; or (e) a Claim or Equity Interest that is allowed pursuant to the terms hereof.

     10. "Allowed ... Claim" means an Allowed Claim in the particular Class described.

     11. "Allowed Equity Interest" means an Allowed Equity Interest in the particular Class described.

     12. "Amended Prepetition Foreign Credit Agreement" means that certain credit agreement which shall govern the Prepetition Foreign Secured Claims of Option B Electors (if any), effective as of the Effective Date, substantially in the form contained in the Plan Supplement, and containing terms materially consistent with the Amended Prepetition Foreign Credit Agreement Term Sheet.

     13. "Amended Prepetition Foreign Credit Agreement Term Sheet" means that certain term sheet attached hereto as Exhibit A.

     14. "Ballots" mean the ballots accompanying the Disclosure Statement upon which Holders of Impaired Claims entitled to vote shall indicate their acceptance or rejection of the Plan in accordance with the Plan and the Voting Instructions.

     15. "Bankruptcy Code" means Title I of the Bankruptcy Reform Act of 1978, as amended from time to time, as set forth in sections 101 et seq. of Title 11 of the United States Code, and applicable portions of Titles 18 and 28 of the United States Code.

     16. "Bankruptcy Court" means the United States District Court for the District of Delaware, having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made pursuant to section 157 of Title 28 of the United States Code and/or the General Order of such District Court pursuant to section 151 of title 28 of the United States Code, the bankruptcy unit of such District Court.

     17. "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as amended from time to time, as applicable to the Chapter 11 Cases, promulgated under 28 U.S.C. (s) 2075 and the General, Local and Chambers Rules of the Bankruptcy Court.

     18. "Beneficial Holder" means the Person or Entity holding the beneficial interest in a Claim or Equity Interest.

     19. "Business Day" means any day, other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

     20. "Cash" means legal tender of the United States of America or the equivalent thereof, including bank deposits, checks and Cash Equivalents.

     21. "Cash Equivalents" means equivalents of Cash in the form of readily marketable securities or instruments issued by a Person, including, without limitation, readily marketable direct obligations of, or obligations guaranteed by, the United States of America, commercial paper of domestic corporations carrying a Moody's rating of "A" or better, or equivalent rating of any other nationally recognized rating service, or interest bearing certificates of deposit or other similar obligations of domestic banks or other financial institutions having a shareholders' equity or capital of not less than one hundred million dollars ($100,000,000) having maturities of not more than one
(1) year, at the then best generally available rates of interest for like amounts and like periods.

     22. "Causes of Action" mean all Claims, actions, causes of action, choses in action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialities, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, third-party claims, counterclaims, and crossclaims (including, but not limited to, all claims and any avoidance, recovery, subordination or other actions against insiders and/or any other entities under the Bankruptcy Code, including sections 510, 542, 543, 544, 545, 547, 548, 549, 550, 551, and 553 of the Bankruptcy Code or otherwise) of the Debtors, the Debtors in Possession, and/or the Estates (including, but not limited to, those actions listed in the Plan Supplement) that are or may be pending on the Effective Date or instituted by the Reorganized Debtors after the Effective Date against any entity, based in law or equity, including, but not limited to, under the Bankruptcy Code, whether direct, indirect, derivative, or otherwise and whether asserted or unasserted as of the date of entry of the Confirmation Order.

     23. "Chapter 11 Cases" means the above-captioned chapter 11 proceedings filed by the Debtors with case numbers 02-11125 through 02-11128, 02-13449 and 02-13450, and jointly administered under case number 02-11125.

     24. "Claim" means a claim (as defined in section 101(a)(5) of the Bankruptcy Code) against a Debtor, including, but not limited to: (a) any right to payment from a Debtor whether or not such right is reduced to judgment, liquidated, unliquidated, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (b) any right to an equitable remedy for breach of performance if such performance gives rise to a right of payment from a Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

     25. "Claim Holder" or "Claimant" means the Holder of a Claim.

     26. "Claims Objection Bar Date" means the bar date, to the extent set, for Filing of proofs of claim with respect to executory contracts and unexpired leases which are rejected pursuant to this Plan or otherwise pursuant to section 365 of the Bankruptcy Code which shall be 120 days after the Effective Date.

     27. "Class" means a category of Holders of Claims or Equity Interests as set forth in Article III hereof.

     28. "Class P3 Election B Distribution" means New Exide Preferred Stock having a value equal to the Prepetition Domestic Secured Claims Liquidation Value plus $1.00.

     29. "Class P4-A Cash Pool" means Cash in the amount of $4,400,000.00; provided, however, that such amount shall be decreased in the event the aggregate amount of Allowed Class P4-A Non-Noteholder General Unsecured Claims, after final determination by the Bankruptcy Court, is less than the estimate of Class P4-A Non-Noteholder General Unsecured Claims as set forth in the section of the Disclosure Statement entitled "SUMMARY--Treatment of Claims and Equity Interests" such that the Pro Rata percentage recovery by Holders of Class P4-A Non-Noteholder General Unsecured Claims is equivalent to the Pro Rata percentage recovery of Holders of Class P4-B 10% Senior Note Claims.

     30. "Class P4 Cash Pool Excess" means that amount of Cash, if any, that the Class P4 Cash Pool is decreased so that the Pro Rata percentage recovery by Holders of Class P4-A Non-Noteholder General Unsecured Claims is equivalent to the Pro Rata percentage recovery of Holders of Class P4-B 10% Senior Note Claims.

     31. "Committees" means, collectively, the Creditors Committee and the Equity Committee.

     32. "Company Incentive Plan" means the post-Effective Date incentive compensation plan to be adopted on or shortly after the Effective Date, as such plan may be modified or supplemented in accordance with its terms.

     33. "Confirmation" means the entry of the Confirmation Order, subject to all conditions specified in Article IX.A hereof having been (a) satisfied or (b) waived pursuant to Article IX.C hereof.

     34. "Confirmation Hearing" means the hearing at which the Confirmation Order is considered by the Bankruptcy Court.

     35. "Confirmation Date" means the date upon which the Confirmation Order is entered by the Bankruptcy Court in its docket, within the meaning of Bankruptcy Rules 5003 and 9021.

     36. "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

     37. "Consummation" means the occurrence of the Effective Date.

     38. "Creditor" means any Holder of a Claim.

     39. "Creditors Committee" means the official committee of unsecured creditors appointed in these Chapter 11 Cases.

     40. "Creditors Committee/R2 Adversary Proceeding" means that certain adversary proceeding filed in the Bankruptcy Court by the Creditors Committee and R2 Investments, LDC against Credit Suisse First Boston and Salomon Smith Barney, Inc., designated as Adversary Proceeding Number 03-50134 (KJC).

     41. "Debt at Emergence" means, as of the Effective Date: (a) the borrowings under the Exit Facility, plus (b) the amount of "Other" debt as described in Exide's publicly filed financial statements, plus (c) the Allowed value of the Prepetition Foreign Secured Claims of Option B Electors, less (d) $44.5 million.

     42. "Debtor" means one of the Debtors, in its individual capacity, as a debtor in these Chapter 11 Cases.

     43. "Debtors" means, collectively, the Initial Debtors and the Subsequent Debtors.

     44. "Debtor in Possession" means one of the Debtors in Possession, in its individual capacity, as debtor in possession in these Chapter 11 Cases.

     45. "Debtors in Possession" means the Debtors, as debtors in possession in these Chapter 11 Cases.

     46. "DIP Facility" means that $250 million secured super priority debtor in possession credit agreement dated as of April 15, 2002, as amended from time to time, among Exide and certain of its subsidiaries as debtors in possession, as borrowers, certain subsidiaries of the borrowers as guarantors, Citicorp USA, Inc. as administrative agent, and the lenders and issuers from time to time party thereto.

     47. "DIP Facility Claims" means Claims derived from or based upon the DIP Facility.

     48. "Disclosure Statement" means the Disclosure Statement for Debtors' Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code dated July 24, 2003, together with all exhibits, schedules and supplements thereto, as amended, supplemented, or modified from time to time, describing the Plan, that is prepared and distributed in accordance with sections 1125, 1126(b) and/or 1145 of the Bankruptcy Code and Bankruptcy Rule 3018 and/or other applicable law.

     49. "Disputed" means, with respect to any Claim or Equity Interest, any Claim or Equity Interest: (a) listed on the Schedules as unliquidated, disputed or contingent; (b) as to which a Debtor or any other party in interest has interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules or (c) is otherwise disputed by a Debtor in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn or determined by a Final Order.

     50. "Distributable Equity Value" means $950 million less the sum of (a) Debt at Emergence plus (b) the value of the consideration reserved for the Company Incentive Plan.

     51. "Distribution Record Date" means the date for determining, in the case of registered securities, which Holders of Claims are eligible to receive distributions hereunder, and shall be the Confirmation Date.

     52. "Dixie Metals" means Dixie Metals Company, a Delaware corporation.

     53. "Domestic Non-Debtor" means GNB Battery Technologies Japan, Inc., a Delaware corporation.

     54. "Effective Date" means the date selected by the Debtors which is a Business Day after the Confirmation Date on which: (a) no stay of the Confirmation Order is in effect, and (b) all conditions specified in Article IV hereof have been (i) satisfied or (ii) waived pursuant to Article IX.C. hereof.

     55. "Entity" means an entity as defined in section 101(15) of the Bankruptcy Code.

     56. "Equity Committee" means the official committee of equity security holders appointed in these Chapter 11 Cases.

     57. "Equity Interest" means any equity interest in a Debtor, including, but not limited to, all issued, unissued, authorized or outstanding shares or stock, together with any warrants, options or contract rights to purchase or acquire such interests at any time.

     58. "Estate" means the estate of a Debtor created by section 541 of the Bankruptcy Code upon the commencement of its respective Chapter 11 Case.

     59. "European Asset Sales Escrow Account" means that certain escrow account established and maintained by the Debtors to hold the proceeds of certain asset sales from certain Foreign Subsidiary Borrowers, which, as of the date of this Plan, held approximately (euro)12,000,000.

     60. "European Contingent Asset Sales Proceeds" means an amount in Cash, if any, not to exceed (euro)10,000,000 in any circumstances, from either or both of
(a) the net sales proceeds from the sale of the Caslnuovo property, but only if such sale is consummated prior to the Effective Date and only if the net proceeds of such sale are at least (euro)8,000,000, and (b) the net sales proceeds from the sale of the European smelters, but only if such sale is consummated prior to the Effective Date and only if the net proceeds of such sale are at least (euro)20,000,000.

     61. "Exchange Notes" mean the notes issued by Exide substantially in the form contained in the Plan Supplement, which shall be Allowed Administrative Claims secured by a pledge of the Prepetition Foreign Secured Claims that are exchanged for the notes.

     62. "Exide" means Exide Technologies, f/k/a Exide Corporation, a Delaware corporation.

     63. "Exide BV" has the meaning set forth in Article V.A hereof.

     64. "Exide CV" has the meaning set forth in Article V.A. hereof.

     65. "Exide Delaware" means Exide Delaware, L.L.C., a Delaware limited liability company.

     66. "Exide Holding III" has the meaning set forth in Article V.A hereof.

     67. "Exide Holding Asia" has the meaning set forth in Article V.A hereof.

     68. "Exide Holding Europe" has the meaning set forth in Article V.A hereof.

     69. "Exide Illinois" means Exide Illinois, Inc., a Pennsylvania corporation.

     70. "Exide Operating" has the meaning set forth in Article V.A. hereof.

     71. "Exit Facility" means a post-Consummation credit facility, substantially in the form contained in the Plan Supplement, in an amount sufficient to (a) fund the Debtors' Cash payment obligations under the Plan and
(b) provide for the Debtors' projected minimum Cash reserve requirements on and after the Effective Date.

     72. "File" or "Filed" means file or filed with the Bankruptcy Court in the Chapter 11 Cases.

     73. "Final Decree" means the decree contemplated under Bankruptcy Rule
3022.

     74. "Final DIP Order" means the "Final Order Authorizing the Debtors In Possession to Enter into Post-Petition Credit Agreement and Obtain Post-Petition Financing Pursuant to Section 363 and 364 of the Bankruptcy Code, Providing Adequate Protection, and Granting Liens, Security Interests and Super-Priority Claims" entered by the Bankruptcy Court on May 10, 2002.

     75. "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the subject matter, which has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought.

     76. "Foreign Asset Sales" has the meaning set forth in the Intercreditor and Subordination Agreement.

     77. "Foreign Subsidiary Borrowers" means Exide Holding Europe S.A., Compagnie Europeenne D'Accumulateurs S.A., Euro Exide Corporation Limited, Sociedad Espanola del Acumulador Tudor S.A., Tudor A.B., CMP Batterijen B.V., CMP Batteries Limited, Deutsche Exide Standby GMBH, Deutsche Exide GMBH and Mercolec Tudor B.V., Exide Italia S.R.L., Industria Composizioni Stampate, SpA, Fulmen Iberica S.L., CMP Batterijen N.V., Exide Automotive Batterie GMBH, Hagen Batterie AG, Hagen Batterijen B.V., Electro Mercantil Industrial S.L., Exide (Dagenham) Limited, Exide France S.A.S., Fulmen UK Limited, Exide Automotive S.A., Sociedade Portuguesa do Acumulador Tudor S.A., Exide Danmark A/S, Exide Batterier AB, Centra S.A., Exide S0nnak A/S, Exide Automotive B.V., Exide Batteries Limited, B.I.G. Batteries Limited, Exide Lending Limited, Exide Holdings Limited, Exide Technologies Holding BV, Exide Holding Asia PTE Limited, GNB Technologies (China) Limited, Exide Singapore PTE Limited, Exide Australia PTY Limited, Exide Technologies Limited, Exide Canada Inc., and 1036058 Ontario Inc.

     78. "General Unsecured Claim" means any Claim against a Debtor that is not an Administrative Claim, DIP Facility Claim, Priority Tax Claim, Other Priority Claim, Other Secured Claim, Prepetition Credit Facility Claim or 2.9% Convertible Note Claim.

     79. "Holder" and collectively, "Holders" mean a Person or Entity holding an Equity Interest or Claim, including a holder.

     80. "Impaired" means with respect to any Class of Claims or Equity Interests, which Claims or Equity Interests will not be paid in full upon the effectiveness of this Plan or will be changed by the reorganization effectuated hereby.

     81. "Impaired Claim" means a Claim classified in an Impaired Class.

     82. "Impaired Class" means each of Classes P3, P4, P5, P6, S3, S4 and S5 as set forth in Article III hereof.

     83. "Initial Debtors" means, collectively, Exide; Exide Delaware; Exide Illinois, and RBD Liquidation, having Filed voluntary chapter 11 petitions on the Initial Petition Date.

     84. "Initial Petition Date" means April 15, 2002.

     85. "Intercreditor and Subordination Agreement" means that certain intercreditor and subordination agreement dated April 15, 2002, among Citicorp USA, Inc. as agent for the DIP Facility, the Agent, certain affiliates of Exide and certain other signatories thereto.

     86. "Letter of Credit" means a letter of credit issued pursuant to the Prepetition Credit Facility.

     87. "Master Ballots" mean the master ballots accompanying the Disclosure Statement upon which Holders of Impaired Claims or Impaired Equity Interests shall indicate their acceptance or rejection of the Plan in accordance with the Voting Instructions.

     88. "New By-laws" means the by-laws of the Reorganized Debtors, substantially in the forms contained in the Plan Supplement.

     89. "New Exide" means a corporation to be incorporated under the laws of the State of Delaware.

     90. "New Exide Board of Directors" means the board of directors of New Exide, determined according to the New Exide Shareholder Agreement.

     91. "New Exide By-laws" means the by-laws of New Exide, substantially in the form contained in the Plan Supplement.

     92. "New Exide Certificate of Incorporation" means the certificate of incorporation of New Exide, substantially in the form contained in the Plan Supplement.

     93. "New Exide Common Stock" means the shares of New Exide's common stock, par value $.01 per share, to be authorized pursuant to the New Exide Certificate of Incorporation of which 200,000 shares shall be initially issued, which initially issued shares represent, as of the Effective Date, 0.8% of New Exide's common stock taking into consideration the New Exide Preferred Stock Conversion Election on a fully-exercised basis, subject to dilution pursuant to the Company Incentive Plan; provided, however, that the percentage which the New Exide Common Stock represents on a fully-exercised basis, prior to dilution pursuant to the Company Incentive Plan, shall be decreased in the event the aggregate amount of Allowed Class P4-A Non-Noteholder General Unsecured Claims, after final determination by the Bankruptcy Court, is greater than the estimate of Class P4-A Non-Noteholder General Unsecured Claims as set forth in the section of the Disclosure Statement entitled "SUMMARY--Treatment of Claims and Equity Interests" such that the Pro Rata percentage recovery by Holders of Class P4-B 10% Senior Note Claims is equivalent to the Pro Rata percentage recovery of Holders of Class P4-A Non-Noteholder General Unsecured Claims. The New Exide Common Stock will be subject to certain transfer restrictions in order to maintain New Exide's status as a non-reporting company under the Securities Exchange Act.

     94. "New Exide Preferred Stock" means the shares of series A convertible preferred stock in New Exide (the number of which shall be equal to 99.2% of the Distributable Equity Value divided by 1,000, rounded to the nearest whole number) to be authorized by the New Exide Certificate of Incorporation and governed by the New Exide Shareholder Agreement, which may be subject to dilution pursuant to the Company Incentive Plan.

     95. "New Exide Preferred Stock Conversion Election" means the right pursuant to the terms and conditions set forth in the New Exide Certificate of Incorporation of Holders of New Exide Preferred Stock to convert their shares of New Exide Preferred Stock into shares of New Exide Common Stock representing 99.2% of New Exide's common stock, as of the Effective Date, which may be subject to dilution pursuant to the Company Incentive Plan; provided, however, that that the percentage which the New Exide Preferred Stock represents on a fully-exercised basis, prior to dilution pursuant to the Company Incentive Plan, shall be increased in the event the aggregate amount of Allowed Class P4-A Non-Noteholder General Unsecured Claims, after final determination by the Bankruptcy Court, is greater than the estimate of Class P4-A Non-Noteholder General Unsecured Claims as set forth in the section of the Disclosure Statement entitled "SUMMARY--Treatment of Claims and Equity Interests" such that the Pro Rata percentage recovery by Holders of Class P4-B 10% Senior Note Claims is equivalent to the Pro Rata percentage recovery of Holders of Class P4-A Non-Noteholder General Unsecured Claims.

     96. "New Exide Preferred Stock Term Sheet" means that certain term sheet governing the New Exide Preferred Stock, attached hereto as Exhibit B.

     97. "New Exide Shareholder Agreement" means that certain shareholder agreement governing the New Exide Preferred, substantially in the form contained in the Plan Supplement, containing terms materially consistent with the New Exide Shareholder Agreement Term Sheet.

     98. "New Exide Shareholder Agreement Term Sheet" means that certain term sheet describing governance and related provisions for the New Exide Preferred Stock, attached hereto as Exhibit C.

     99. "New Organizational Documents" means (a) those certificates of incorporation to be filed with the Secretary of State for the State of Delaware by Reorganized Exide, Reorganized Dixie Metals, and Reorganized Refined Metals,
(b) the certificate of incorporation to be filed with the Secretary of State for the State of Pennsylvania by Reorganized Exide Illinois, and (c) the certificates of formation to be filed with the Secretary of State for the State of Delaware by Exide Delaware and RBD Liquidation, along with the operating agreements or limited liability company agreements for Exide Delaware and RBD Liquidation, whether or not filed.

     100. "Nominee" means any Beneficial Holder whose securities were registered or held of record in the name of his broker, dealer, commercial bank, trust company, savings and loan or other nominee.

     101. "Non-Noteholder General Unsecured Claims" means all General Unsecured Claims that are not 10% Senior Note Claims.

     102. "Old Notes" means, collectively, the 10% Senior Notes and the 2.9% Convertible Notes.

     103. "Option A Electors" means those Holders of Prepetition Credit Facility Claims, if any, who chose the Class P3 Election A, pursuant to Article III.B.3 hereof.

     104. "Option B Electors" means those Holders of Prepetition Credit Facility Claims, if any, who chose the Class P3 Election B, pursuant to Article III.B.3 hereof.

     105. "Other Priority Claims" means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

     106. "Other Secured Claims" means any and all Secured Claims against the Debtors not specifically described herein.

     107. "Person" means a person as defined in section 101(41) of the Bankruptcy Code.

     108. "PITWD Claims" means those Claims against the Debtors based on or derived from allegations of personal injury tort or wrongful death, within the meaning of 28 U.S.C. 157(b)(5).

     109. "Plan" means this Joint Plan of Reorganization, either in its present form or as it may be altered, amended, modified or supplemented from time to time in accordance with the Plan, the Bankruptcy Code and the Bankruptcy Rules.

     110. "Plan Supplement" means the compilation of documents and forms of documents, schedules and exhibits to be Filed not less than 10 days prior to the hearing on the Confirmation Hearing, as it may be altered, amended, modified or supplemented from time to time in accordance with the terms hereof and in accordance with the Bankruptcy Code and the Bankruptcy Rules.

     111. "Prepetition Credit Facility" means that certain amended and restated credit and guarantee agreement dated September 29, 2000, as amended from time to time, among Exide and certain borrowing subsidiaries and certain guarantors and the Agent and certain other parties thereto.

     112. "Prepetition Credit Facility Claims" means all Claims of any Person
(i) derived from or based upon the Prepetition Credit Facility and all documents relating thereto, including the Prepetition Domestic Secured Claims, Prepetition Foreign Secured Claims and the Prepetition Credit Facility Swap Claim, (ii) derived from or based upon any guaranty of the obligations under the Prepetition Credit Facility and all documents relating thereto and (iii) arising under or in connection with the Final DIP Order and derived from or based upon the Prepetition Credit Facility and all documents relating thereto.

     113. "Prepetition Credit Facility Swap Claim" means the Claim based upon the $60,000,000 two-year interest rate swap with Exide dated as of October 20, 2000.

     114. "Prepetition Domestic Secured Claims" means all Prepetition Credit Facility Claims that are not Prepetition Foreign Secured Claims.

     115. "Prepetition Domestic Secured Claims Liquidation Value" means the value available for distribution to Holders of Prepetition Domestic Secured Claims as of the Effective Date if the Debtors were liquidated under chapter 7 of the Bankruptcy Code, as set forth in the section of the Disclosure Statement entitled "LIQUIDATION ANALYSIS" and within the meaning of section 1129(a)(7)(A)(ii) of the Bankruptcy Code.

     116. "Prepetition Foreign Secured Claims" means all Prepetition Credit Facility Claims as to which any of the Foreign Subsidiary Borrowers are obligors.

     117. "Prepetition Lenders" means those Persons party to the Prepetition Credit Facility as lenders thereunder.

     118. "Priority Tax Claim" means a Claim of a governmental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

     119. "Professional", or collectively "Professionals" means a Person or Entity (a) employed pursuant to a Final Order in accordance with sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to sections 327, 328, 329, 330 and 331 of the Bankruptcy Code, or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

     120. "Pro Rata" means the proportion that an Allowed Claim or an Allowed Equity Interest bears to the aggregate amount of Allowed Claims or the aggregate amount of Allowed Equity Interests in such Class or subclass, as applicable.

     121. "Purported Lease" means one of the contracts at issue in the Recharacterization Adversary Proceeding.

     122. "Purported Lessor" means the defendants in the Recharacterization Adversary Proceeding.

     123. "Recharacterization Adversary Proceeding" means that certain adversary proceeding filed by the Debtors in the Bankruptcy Court on March 24, 2003, docketed as adversary proceeding number 03-51952 (KJC).

     124. "Registration Rights Agreement" means an agreement to be entered into by Exide and New Exide for the benefit of holders of New Exide Preferred Stock and New Exide Common Stock, substantially in the form set forth in the Plan Supplement.

     125. "Releasees" means the Debtors and their Affiliates, the Reorganized Debtors and each of their Affiliates, the Creditors Committee, the Equity Committee, the Agent, the Option A Electors and all officers, directors, members, employees, attorneys, financial advisors, accountants, investment bankers, agents and representatives of each of the foregoing, whether current or former, in each case in their capacity as such, and only if serving in such capacity on the Initial Petition Date or thereafter.

     126. "Reorganized Debtor" means any Debtor and Debtor in Possession, or any successor thereto, by merger, consolidation, or otherwise, on and after the Effective Date.

     127. "Reorganized Debtors" means the Debtors and Debtors in Possession, or any successors thereto, by merger, consolidation, or otherwise, on and after the Effective Date.

     128. "Reorganized Exide" means Exide or any successors thereto, by merger (including Exide Operating), consolidation, or otherwise, on and after the Effective Date.

     129. "Reorganized Subsidiary Debtors" means the Subsidiary Debtors, or any successors thereto, by merger, consolidation, or otherwise, on and after the Effective Date.

     130. "RBD Liquidation" means RBD Liquidation L.L.C., a Delaware limited liability company.

     131. "Refined Metals" means Refined Metals Corporation, a Delaware corporation.

     132. "Schedules" mean the schedules of assets and liabilities, schedules of executory contracts, and the statement of financial affairs as the Bankruptcy Court requires the Debtors to File pursuant to section 521 of the Bankruptcy Code, the Official Bankruptcy Forms and the Bankruptcy Rules, as they may be amended and supplemented from time to time.

     133. "Secured Claim" means (a) a Claim that is secured by a lien on property in which the Estate has an interest, which lien is valid, perfected and enforceable under applicable law or by reason of a Final Order, or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code, or (b) a Claim Allowed under this Plan as a Secured Claim.

     134. "Securities Act" means the Securities Act of 1933, 15 U.S.C. sections 77a-77aa, as now in effect or hereafter amended, or any similar federal, state or local law.

     135. "Securities Exchange Act" means the Securities and Exchange Act of 1934, as amended.

     136. "Solicitation Order" means an order of the Bankruptcy Court (a) approving the adequacy of the Disclosure Statement and (b) establishing certain solicitation and voting procedures, dates and deadlines.

     137. "Standstill Agreement" means that certain Standstill Agreement and Fifth Amendment to the Credit Agreement dated as of April 15, 2002, as amended, among Exide and certain borrowing subsidiaries and certain guarantors and the Agent and certain other parties thereto.

     138. "Subsequent Debtors" means Dixie Metals and Refined Metals, having Filed voluntary chapter 11 petitions on the Subsequent Petition Date.

     139. "Subsequent Petition Date" means November 21, 2002.

     140. "Subsidiary Debtors" means Exide Delaware; Exide Illinois, RBD Liquidation, Dixie Metals and Refined Metals.

     141. "Unimpaired Claims" means Claims in an Unimpaired Class.

     142. "Unimpaired Class" means an unimpaired Class within the meaning of section 1124 of the Bankruptcy Code.

     143. "Voting Deadline" means the date stated in the Voting Instructions by which all Ballots must be received.

     144. "Voting Instructions" mean the instructions for voting on the Plan contained in the Solicitation Order, in the section of the Disclosure Statement entitled "SOLICITATION; VOTING PROCEDURES" and in the Ballots and the Master Ballots.

                                  ARTICLE II.

                     ADMINISTRATIVE AND PRIORITY TAX CLAIMS

A.   Administrative Claims

     Subject to the provisions of section 330(a) and 331 of the Bankruptcy Code, each Holder of an Allowed Administrative Claim will be paid the full unpaid amount of such Allowed Administrative Claim in Cash (i) on the Effective Date,
(ii) or if such Claim is Allowed after the Effective Date, on the date such Claim is Allowed, or (iii) upon such other terms as may be agreed upon by such Holder and Reorganized Debtor or otherwise upon an order of the Bankruptcy Court; provided that Allowed Administrative Claims representing obligations incurred in the ordinary course of business or otherwise assumed by a Debtor pursuant hereto will be assumed on the Effective Date and paid or performed by such Reorganized Debtor when due in accordance with the terms and conditions of the particular agreements governing such obligations.

B.   DIP Facility Claims

     Subject to the provisions of sections 328, 330(a) and 331 of the Bankruptcy Code, Allowed DIP Facility Claims will be paid in full in Cash on the later of
(i) the Effective Date or (ii) the date on which, in Reorganized Exide's sole discretion, sufficient proceeds from the Exit Facility become available to repay the Allowed DIP Facility Claims.

C.   Priority Tax Claims

     On the Effective Date or as soon as practicable thereafter, each Holder of a Priority Tax Claim due and payable on or prior to the Effective Date shall be paid, at the option of the respective Reorganized Debtor, (a) Cash in an amount equal to the amount of such Allowed Claim, or (b) Cash over a six-year period from the date of assessment as provided in section 1129(a)(9)(C) of the Bankruptcy Code, with interest payable at a rate of 3% per annum or such other rate as may be required by the Bankruptcy Code. The amount of any Priority Tax Claim that is not an Allowed Claim or that is not otherwise due and payable on or prior to the Effective Date, and the rights of the Holder of such Claim, if any, to payment in respect thereof shall (x) be determined in the manner in which the amount of such Claim and the rights of the Holder of such Claim would have been resolved or adjudicated if the Chapter 11 Cases had not been commenced, (y) survive the Effective Date and Consummation of the Plan as if the Chapter 11 Cases had not been commenced, and (z) not be discharged pursuant to section 1141 of the Bankruptcy Code. In accordance with section 1124 of the Bankruptcy Code, the Plan shall leave unaltered the legal, equitable, and contractual rights of each Holder of a Priority Tax Claim.

                                  ARTICLE III.

                          CLASSIFICATION AND TREATMENT
                    OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

A.   Summary

     The categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes, including voting, confirmation and distribution pursuant hereto and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or Equity Interest is in a particular Class only to the extent that such Claim or Equity Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.

     THE ESTATES OF THE DEBTORS HAVE NOT BEEN CONSOLIDATED, SUBSTANTIVELY OR OTHERWISE. ANY CLAIMS HELD AGAINST ONE OF THE DEBTORS WILL BE SATISFIED SOLELY FROM THE CASH AND ASSETS OF SUCH DEBTOR. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, NOTHING IN THIS PLAN OR THE DISCLOSURE STATEMENT SHALL CONSTITUTE OR BE DEEMED TO CONSTITUTE AN ADMISSION THAT ONE OF THE DEBTORS IS SUBJECT TO OR LIABLE FOR ANY CLAIM AGAINST THE OTHER DEBTORS. THE CLAIMS OF CREDITORS THAT HOLD CLAIMS AGAINST MULTIPLE DEBTORS WILL BE TREATED AS SEPARATE CLAIMS WITH RESPECT TO EACH DEBTOR'S ESTATE FOR ALL PURPOSES (INCLUDING, BUT NOT LIMITED TO, DISTRIBUTIONS AND VOTING), AND SUCH CLAIMS WILL BE ADMINISTERED AS PROVIDED IN THE PLAN.

     1.   Summary  of   Classification   and  Treatment  of  Claims  and  Equity
          Interests: Exide

     --------------------------------------------------------------------------
     Class   Claim                                Status       Voting Right
     --------------------------------------------------------------------------
     P1      Other Priority Claims                Unimpaired   Deemed to Accept
     --------------------------------------------------------------------------
     P2      Other Secured Claims                 Unimpaired   Deemed to Accept
     --------------------------------------------------------------------------
     P3      Prepetition Credit Facility Claims   Impaired     Entitled to vote
     --------------------------------------------------------------------------
     P4      General Unsecured Claims             Impaired     Entitled to vote
     --------------------------------------------------------------------------
     P5      2.9% Convertible Note Claims         Impaired     Deemed to reject
     --------------------------------------------------------------------------
     P6      Equity Interests                     Impaired     Deemed to reject
     --------------------------------------------------------------------------

     2.   Summary  of   Classification   and  Treatment  of  Claims  and  Equity
          Interests: Subsidiary Debtors

     --------------------------------------------------------------------------
     Class   Claim                                Status       Voting Right
     --------------------------------------------------------------------------
     S1      Other Priority Claims                Unimpaired   Deemed to accept
     --------------------------------------------------------------------------
     S2      Other Secured Claims                 Unimpaired   Deemed to accept
     --------------------------------------------------------------------------
     S3      Prepetition Credit Facility Claims   Impaired     Entitled to vote
     --------------------------------------------------------------------------
     S4      General Unsecured Claims             Impaired     Deemed to Reject
     --------------------------------------------------------------------------
     S5      Equity Interests                     Impaired     Deemed to Reject
     --------------------------------------------------------------------------

B.   Classification and Treatment of Claims and Equity Interests: Exide

     1.   Class P1--Other Priority Claims

          (a) Classification: Class P1 consists of all Other Priority Claims against Exide.

          (b) Treatment: The legal, equitable and contractual rights of the Holders of Allowed Class P1 Claims are unaltered by the Plan. Unless otherwise agreed to by the Holders of the Allowed Other Priority Claim and Exide, each Holder of an Allowed Class P1 Claim shall receive, in full and final satisfaction of such Allowed Class P1 Claim, one of the following treatments, in the sole discretion of Exide:

               (i) Reorganized Exide will pay the Allowed Class P1 Claim in full in Cash on the Effective Date or as soon thereafter as is practicable; provided that, Class P1 Claims representing obligations incurred in the ordinary course of business will be paid in full in Cash when such Class P1 Claims become due and owing in the ordinary course of business; or

               (ii) such Claim will be treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code.

          (c) Voting: Class P1 is Unimpaired and the Holders of Class P1 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class P1 are not entitled to vote to accept or reject the Plan.

     2.   Class P2--Other Secured Claims

          (a) Classification: Class P2 consists of all Other Secured Claims against Exide.

          (b) Treatment: The legal, equitable and contractual rights of the Holders of Class P2 Claims are unaltered by the Plan. Unless otherwise agreed to by the Holder of the Allowed Class P2 Claim and Exide, each Holder of an Allowed Class P2 Claim shall receive, in full and final satisfaction of such Allowed Class P2 Claim, one of the following treatments, in the sole discretion of Exide:

               (i) the legal, equitable and contractual rights to which such Claim entitles the Holder thereof shall be unaltered by the Plan;

               (ii) Reorganized Exide shall surrender all collateral securing such Claim to the Holder thereof, without representation or warranty by or further recourse against Exide or Reorganized Exide; or

               (iii) such Claim will be treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code.

          (c) Voting: Class P2 is Unimpaired and the Holders of Class P2 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class P2 are not entitled to vote to accept or reject the Plan.

     3.   Class P3--Prepetition Credit Facility Claims

          (a) Classification: Class P3 consists of the Prepetition Credit Facility Claims against Exide.

          (b) Treatment: Class P3 Claims shall be Allowed Claims in the aggregate amount of $729,345,426.14. Holders of Allowed Class P3 and S3 Prepetition Credit Facility Claims may elect on their respective Ballots either (i) Class P3 Election A or (ii) Class P3 Election B, provided that Holders must elect the same treatment for both their Class P3 and S3 Claims. Any Class P3 Holder that does not make an election on its Ballot is deemed to be an Option B Elector. The Holder of the Prepetition Credit Facility Swap Claim is deemed to be an Option A Elector with respect to such Claim.

               (i) Class P3 Election A: After the Confirmation Date and prior to the Effective Date, Holders of Prepetition Foreign Secured Claims who choose the Class P3 Election A shall receive, in exchange for and in full and final satisfaction of their Prepetition Foreign Secured Claims, an Exchange Note with a principal amount equal to the fair market value of the product of (x) such Holder's Prepetition Foreign Secured Claims divided by the sum of such Holder's Prepetition Foreign Secured Claims plus such Holder's Prepetition Domestic Secured Claims and (y) such Holder's Pro Rata share of the New Exide Preferred Stock remaining after distributions, if any, pursuant to the Class P3 Election B. On or as soon as practicable after the Effective Date, Holders of Allowed Class P3 and S3 Prepetition Credit Facility Claims who choose the Class P3 Election A shall receive, in full and final satisfaction of their Prepetition Domestic Secured Claims and Exchange Notes, (A) a Pro Rata share (based on the aggregate of such Holder's Prepetition Domestic Secured Claims and Prepetition Foreign Secured Claims that were exchanged for the Exchange Notes) of 100% of the New Exide Preferred Stock remaining after distributions, if any, pursuant to the Class P3 Election B, and (B) a Pro Rata distribution in Cash, not to exceed $25,000,000 in the aggregate in any circumstances, of the proceeds in the European Asset Sales Escrow Account and the European Contingent Asset Sales Proceeds. As a condition to the receipt of a Pro Rata share of the New Exide Preferred Stock, each Option A Elector shall (A) execute the amendment to the Prepetition Credit Facility summarized in the Amended Prepetition Foreign Credit Agreement Term Sheet and (B) become a party to the New Exide Shareholder Agreement.

               (ii) Class P3 Election B: On or as soon as practicable after the Effective Date, Holders of Allowed Class P3 and S3 Prepetition Credit Facility Claims who choose the Class P3 Election B shall receive, in full and final satisfaction of their Prepetition Domestic Secured Claims, a Pro Rata share (based on the aggregate of the Prepetition Domestic Secured Claims) of the Class P3 Election B Distribution. On the Effective Date, the Prepetition Foreign Secured Claims of Option B Electors shall be governed by the Amended Prepetition Foreign Credit Agreement. As a condition to the receipt of a Pro Rata share of the Class P3 Election B Distribution, each Option B Elector shall become a party to the New Exide Shareholder Agreement.

          (c) Voting: Class P3 is Impaired and Holders of Class P3 Claims are entitled to vote to accept or reject the Plan.

     4.   Class P4--General Unsecured Claims

          (a) Classification: For purposes of voting, Class P4 consists of all General Unsecured Claims against Exide. For purposes of distributions, Class P4 consists of two subclasses: Non-Noteholder General Unsecured Claims (Class P4-A) and 10% Senior Note Claims (Class P4-B).

          (b) Treatment:

               (i) Class P4-A: On or as soon as practicable after the Effective Date, each Holder of an Allowed Class P4-A Non-Noteholder General Unsecured Claim will receive, in full and final satisfaction of their Class P4-A Non-Noteholder General Unsecured Claims:

                    (A) a Pro Rata distribution of the Class P4-A Cash Pool, plus,

                    (B) if the Class P4 Cash Pool Excess is greater than zero, a Pro Rata distribution of the Class P4 Cash Pool Excess, as determined based on the aggregate of all Allowed Class P4 Claims.

               (ii) Class P4-B: On or as soon as practicable after the Effective Date, each Holder of an Allowed Class P4-B 10% Senior Note Claim will receive, in full and final satisfaction of their Class P4-B 10% Senior Note Claims:

                    (A) a Pro Rata distribution of the New Exide Common Stock, plus

                    (B) if the Class P4 Cash Pool Excess is greater than zero, a Pro Rata distribution of the Class P4 Cash Pool Excess, as determined based on the aggregate of all Allowed Class P4 Claims.

          (c) Voting: Class P4 is Impaired and Holders of Class P4 Claims are entitled to vote to accept or reject the Plan.

     5.   Class P5--2.9% Convertible Note Claims

          (a) Classification: Class P5 consists of all 2.9% Convertible Note Claims against Exide.

          (b) Treatment: On the Effective Date the 2.9% Convertible Notes will be cancelled and Holders thereof will not receive a distribution under the Plan in respect of such Claims.

          (c) Voting: Class P5 is Impaired and is conclusively deemed to reject the Plan. Holders of Class P5 Claims are not entitled to vote to accept or reject the Plan.

     6.   Class P6--Equity Interests

          (a) Classification: Class P6 consists of the Equity Interests in
     Exide.

          (b) Treatment: On the Effective Date Class P6 Equity Interests will be cancelled and Holders thereof will not receive a distribution under the Plan in respect of such Interests.

          (c) Voting: Class P6 is Impaired and is conclusively deemed to reject the Plan. Holders of Class P6 Equity Interests are not entitled to vote to accept or reject the Plan.

C.   Classification and Treatment of Claims and Equity Interests: Subsidiary
     Debtors

     1.   Class S1--Other Priority Claims

          (a) Classification: Class S1 consists of all Other Priority Claims against the respective Subsidiary Debtors.

          (b) Treatment: The legal, equitable and contractual rights of the Holders of Allowed Class S1 Claims are unaltered by the Plan. Unless otherwise agreed to by the Holders of the Allowed Other

     Priority Claim and the respective Subsidiary Debtor, each Holder of an Allowed Class S1 Claim shall receive, in full and final satisfaction of such Allowed Class S1 Claim, one of the following treatments, in the sole discretion of the applicable Subsidiary Debtor:

               (i) The applicable Reorganized Debtor will pay the Allowed Class S1 Claim in full in Cash on the Effective Date or as soon thereafter as is practicable; provided that, Class S1 Claims representing obligations incurred in the ordinary course of business will be paid in full in Cash when such Class S1 Claims become due and owing in the ordinary course of business; or

               (ii) such Claim will be treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code.

          (c) Voting: Class S1 is Unimpaired and the Holders of Class S1 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class S1 are not entitled to vote to accept or reject the Plan.

     2.   Class S2--Other Secured Claims

          (a) Classification: Class S2 consists of all Other Secured Claims against the respective Subsidiary Debtors.

          (b) Treatment: The legal, equitable and contractual rights of the Holders of Class S2 Claims are unaltered by the Plan. Unless otherwise agreed to by the Holder of the Allowed Class S2 Claim and the applicable Subsidiary Debtor, each Holder of an Allowed Class 2B Claim shall receive, in full and final satisfaction of such Allowed Class 2B Claim, one of the following treatments, in the sole discretion of the applicable Subsidiary
     Debtor:

               (i) the legal, equitable and contractual rights to which such Claim entitles the Holder thereof shall be unaltered by the Plan;

               (ii) the applicable Reorganized Debtor shall surrender all collateral securing such Claim to the Holder thereof, without representation or warranty by or further recourse against the applicable Debtor or Reorganized Debtor; or

               (iii) such Claim will be treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code.

          (c) Voting: Class S2 is Unimpaired and the Holders of Class S2 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class S2 are not entitled to vote to accept or reject the Plan.

     3.   Class S3--Prepetition Credit Facility Claims

          (a) Classification: Class S3 consists of all Prepetition Credit Facility Claims against the respective Subsidiary Debtors.

          (b) Treatment: Class S3 Claims shall be Allowed Claims in the aggregate amount of $729,345,426.14. On account of their Class S3 Claims, the Holders thereof will receive the treatment set forth for Class P3 in
     Article III.B.3 above.

          (c) Voting: Class S3 is Impaired and Holders of Class S3 Claims are entitled to vote to accept or reject the Plan.

     4.   Class S4--General Unsecured Claims

          (a) Classification: Class S4 consists of all General Unsecured Claims against the respective Subsidiary Debtors.

          (b) Treatment: On or as soon as practicable after the Effective Date, each Allowed Class S4 Claim will be cancelled and Holders of Allowed Class S4 Claims will receive no distribution on account thereof.

          (c) Voting: Class S4 is Impaired and is conclusively deemed to reject the Plan. Holders of Class S4 Claims are not entitled to vote to accept or reject the Plan.

     5.   Class S5--Equity Interests

          (a) Classification: Class S5 consists of all Equity Interest in the respective Subsidiary Debtors.

          (b) Treatment: On or as soon as practicable after the Effective Date, each Allowed Class S5 Equity Interest will be cancelled.

          (c) Voting: Class S5 is Impaired and is conclusively deemed to reject the Plan. Holders of Class S5 Interests are not entitled to vote to accept or reject the Plan.

D.   Special Provision Governing Unimpaired Claims

     Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors' or the Reorganized Debtors' rights in respect of any Unimpaired Claims, including, but not limited to, all rights in respect of legal and equitable defenses to or setoffs or recoupments against such Unimpaired Claims.

                                  ARTICLE IV.

                       ACCEPTANCE OR REJECTION OF THE PLAN

A.   Voting Classes

     Each Holder of an Allowed Claim in Classes P3, P4, and S3 shall be entitled to vote to accept or reject the Plan.

B.   Acceptance by Impaired Classes

     An Impaired Class of Claims shall have accepted the Plan if (a) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (b) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.

C.   Presumed Acceptance of Plan

     Classes P1, P2, S1 and S2 are Unimpaired under the Plan, and, therefore, are presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

D.   Presumed Rejection of Plan

     Classes P5, P6, S4 and S5 are impaired and shall receive no distributions, and, therefore, are presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

E.   Non-Consensual Confirmation

     The Debtors reserve the right to seek Confirmation of the Plan under section 1129(b) of the Bankruptcy Code, to the extent applicable, in view of the deemed rejection by Classes P5, P6, S4 and S5. In the event that Class P3, P4, and/or S3 fails to accept the Plan in accordance with section 1129(a)(8) of the Bankruptcy Code, the Debtors reserve the right (a) to request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code and/or (b) to modify the Plan in accordance with Article XII.D hereof.

                                   ARTICLE V.

                      MEANS FOR IMPLEMENTATION OF THE PLAN

A.   Restructuring

     Prior to the Confirmation Date, (i) Exide will form a new Dutch company ("Exide CV"), (ii) Exide will then transfer the shares of two existing foreign subsidiaries, Exide Holding Asia PTE Limited ("Exide Holding Asia") and Exide Holding Europe S.A. ("Exide Holding Europe"), to Exide CV, (iii) Exide CV will then form another new Dutch company ("Exide BV") and transfer its newly-acquired shares of Exide Holding Europe and Exide Holding Asia to Exide BV in exchange for equity and debt and (iv) Exide Holding Europe will be converted from a French S.A. to a French S.A.R.L.

     After the Confirmation Date and prior to the Effective Date, (i) Holders of Prepetition Foreign Secured Claims who choose the Class P3 Election A shall receive, in exchange for and in full and final satisfaction of their Prepetition Foreign Secured Claims, an Exchange Note with a principal amount equal to the fair market value of the product of (x) such Holder's Prepetition Foreign Secured Claims divided by the sum of such Holder's Prepetition Foreign Secured Claims plus such Holder's Prepetition Domestic Secured Claims and (y) such Holder's Pro Rata share of the New Exide Preferred Stock remaining after distributions, if any, pursuant to the Class P3 Election B and (ii) Exide may transfer such Prepetition Foreign Secured Claims to one or more subsidiaries, including Exide Holding Europe.

     After the Confirmation Date and on or prior to the Effective Date, (i) the Holders of Prepetition Credit Facility Claims, or a nominee on behalf of them, will form New Exide with nominal capitalization, (ii) New Exide will form two wholly-owned subsidiaries, both Delaware corporations, (iii) such new subsidiaries together will form another new Delaware corporation that will be owned 50% by each of them ("Exide Holding III") and (iv) such new Delaware corporation will form another new Delaware corporation ("Exide Operating").

     On the Effective Date, (i) New Exide will make a capital contribution of shares of New Exide Preferred Stock and New Exide Common Stock to the two wholly-owned subsidiaries described in the preceding paragraph, which shares will then be contributed to the other newly-formed Delaware corporations until such shares are held in part by Exide Holding III and by Exide Operating, (ii) Exide Holding III and Exide Operating will transfer the New Exide Preferred Stock and New Exide Common Stock to Exide, (iii) the New Exide Preferred Stock and New Exide Common Stock shall be distributed by Exide to Creditors in accordance with Article III hereof, (iv) Exide will transfer substantially all of its owned real property to Exide Holding III, and (v) Exide will merge with and into Exide Operating (the "Merger").

B.   Continued Corporate Existence and Vesting of Assets in the Reorganized
     Debtors

     The Reorganized Debtors shall continue to exist after the Effective Date as separate corporate entities, with all the powers of a corporation under the laws of their respective states of incorporation and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable state law. Except as otherwise provided in the Plan, on and after the Effective Date, all property of the Debtors' Estates, and any property acquired by the Debtors or Reorganized Debtors under the Plan, shall vest in the respective Reorganized Debtors, free and clear of all Claims, liens, charges, or other encumbrances. On and after the Effective Date, the Reorganized Debtors may operate their business and may use, acquire or dispose of property and compromise or settle any Claims or Equity Interests, without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order.

C.   Cancellation of Old Notes and Equity Interests

     On the Effective Date and prior to the Merger, except to the extent otherwise provided herein, all notes, instruments, certificates, and other documents evidencing (a) the Old Notes, (b) Equity Interests, and (c) any stock options, warrants or other rights to purchase Equity Interests shall be canceled and the obligations of the Debtors thereunder or in any way related thereto shall be discharged. On the Effective Date and prior to the Merger, except to the extent otherwise provided herein, any indenture relating to any of the foregoing shall be deemed to be canceled, as permitted by section 1123(a)(5)(F) of the Bankruptcy Code, and the obligations of the Debtors thereunder shall be discharged.

D.   Source and Timing for Effective Date Plan Distributions and Discharge

     All distributions under the Plan which are to be made by the Debtors as of the Effective Date shall be deemed to have been made by the Debtors immediately prior to the Merger. All Claims that are discharged as of the Effective Date shall be deemed to have been discharged immediately prior to the Merger, and Exide Operating shall not succeed to any liability with respect to any such Claims or the distributions (if any) provided for such Claims under the Plan.

E.   Issuance of New Securities; Execution of Related Documents

     New Exide shall issue all securities, notes, instruments, certificates, and other documents required to be issued pursuant hereto, including, without limitation, the New Exide Preferred Stock and New Exide Common Stock, each of which shall be distributed as provided herein. New Exide and its subsidiaries shall execute and deliver such other agreements, documents and instruments, including the New Exide Shareholder Agreement and the Amended Prepetition Foreign Credit Agreement, as are required to be executed pursuant to the terms hereof.

F.   Issuance of Stock of Reorganized Subsidiary Debtors to Reorganized Exide

     On or immediately after the Effective Date, the common stock of the Reorganized Subsidiary Debtors shall be issued to Reorganized Exide.

G.   Corporate Governance, Directors and Officers, and Corporate Action

     1.   New Certificate of Incorporation and By-laws

     On the Effective Date, the Reorganized Debtors will file the New Organizational Documents with the Secretary of State for the relevant state of incorporation or formation. The New By-laws will prohibit the issuance of non-voting securities pursuant to section 1123(a)(6) of the bankruptcy code. After the Confirmation Date and on or before the Effective Date, the Holders of Prepetition Credit Facility Claims, or a nominee on behalf of them, will file the New Exide Certificate of Incorporation with the Secretary of State of Delaware. The New Exide Certificate of Incorporation will, among other things,
(a) authorize the issuance and terms of the New Exide Preferred Stock, and (b) authorize the issuance and terms of the New Exide Common Stock.

     2.   Directors and Officers of New Exide

     Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, as of the Effective Date, the officers of Exide immediately prior to the Effective Date will be the officers of New Exide. Pursuant to section 1129(a)(5), Exide will disclose, on or prior to the Confirmation Date, the identity and affiliations of any Person proposed to serve on the initial board of directors of New Exide. To the extent any such Person is an "Insider" under the Bankruptcy Code, the nature of any compensation for such Person will also be disclosed. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the New Exide Certificate of Incorporation, the New By-laws and the Delaware General Corporation Law. New Exide will initially have a newly-appointed seven person board of directors, as described in the New Exide Shareholder Agreement Term Sheet.

     3.   Corporate Action

     On the Effective Date, the adoption and filing of the New Exide Certificate of Incorporation and New Organizational Documents, the approval of the New Exide By-laws and the New By-laws, the appointment of directors and officers for New Exide, the adoption of the Company Incentive Plan, the restructuring transactions contemplated by Article V.A hereof, and all actions contemplated hereby shall be authorized and approved by the Bankruptcy Court in all respects (subject to the provisions hereof). All matters provided for herein involving the corporate structure of the Debtors or Reorganized Debtors, and any corporate action required by the Debtors or Reorganized Debtors in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders or directors of the Debtors or Reorganized Debtors. On the

Effective Date, the appropriate officers of the Reorganized Debtors and members of the board of directors of the Reorganized Debtors are authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan in the name of and on behalf of the Reorganized Debtors.

H. Dismissal of Creditors Committee Adversary Proceeding and other Plan Settlements

     Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution, releases and other benefits provided under the Plan, including without limitation the distributions to be made to Holders of General Unsecured Claims pursuant to Articles III.B.4 of the Plan, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims and controversies resolved pursuant to the Plan including, without limitation, (a) the releases set forth in Articles X.B, X.C and X.D hereof, and
(b) the Creditors Committee/R2 Adversary Proceeding which shall be deemed settled pursuant to section 1123(b)(3)(A) of the Bankruptcy Code. The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in the Plan, including the releases, and the Bankruptcy Court's findings shall constitute its determination that such compromises, settlements and releases are in the best interests of the Debtors, the estates, the creditors and other parties in interest, and are fair, equitable and within the range of reasonableness. In addition to the general injunction set forth in
Article X.H hereof, from and after the Effective Date, the Creditors Committee, R2 Investments, LDC and each Holder of General Unsecured Claims and 2.9% Convertible Note Claims shall be permanently enjoined from continuing in any manner the Creditors Committee/R2 Adversary Proceeding.

I.   Sources of Cash for Plan Distribution

     All Cash necessary for Reorganized Debtors to make payments pursuant hereto shall be obtained from existing Cash balances, if any, and proceeds of the Exit Facility.

J.   Private Company Status

     Neither New Exide nor Reorganized Exide, upon the Effective Date, shall be a reporting company under the Securities Exchange Act.

K.   Payment of Agent Expenses

     On the Effective Date or as soon as practicable thereafter, the Debtors shall pay all unpaid Agent Expenses for the period up to and including the Effective Date. Thereafter, Reorganized Exide shall timely pay all reasonable Agent Expenses incurred after the Effective Date.

L.   Adoption of Company Incentive Plan

     On or shortly after the Effective Date, New Exide will adopt the Company Incentive Plan. The Company Incentive Plan will provide that covered employees will receive or have the right to receive securities representing from 5% to 10% of the fully-diluted shares of New Exide Common Stock.

                                  ARTICLE VI.

                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

A.   Assumption of Executory Contracts and Unexpired Leases

     Immediately prior to the Effective Date, except as otherwise provided herein, all executory contracts or unexpired leases of the Debtors, including, without limitation, customer program agreements, vendor agreements and warranty obligations, will be deemed assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code except those executory contracts and unexpired leases that (1) have been rejected by order of the Bankruptcy Court, (2) are the subject of a motion to reject pending on the Effective Date, (3) are identified on a list to be included in the Plan Supplement, (4) that relate to the purchase or other acquisition of Equity Interests, or (5) are rejected pursuant to the terms hereof.

     Immediately prior to the Effective Date, except as otherwise provided in this section, all Purported Leases shall be deemed assumed on a conditional basis pending the entry of a final, non-appealable order resolving the Recharacterization Adversary Proceeding in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code except those Purported Leases that (1) have been rejected on a conditional basis pending the entry of a final, non-appealable order resolving the Recharacterization Adversary Proceeding by order of the Bankruptcy Court, (2) are the subject of a motion to reject on a conditional basis pending the entry of a final, non-appealable order resolving the Recharacterization Adversary Proceeding pending on the Effective Date, or (3) are identified on a list to be included in the Plan Supplement. To the extent that a final, non-appealable order is entered in the Recharacterization Adversary Proceeding providing that a Purported Lease is a "true lease," the conditional assumption or rejection of such Purported Lease, whichever is applicable, shall become final and such Purported Lessor shall be entitled to the treatment provided for other lessors and non-debtor parties to executory contracts. To the extent that a final, non-appealable order is entered in the Recharacterization Adversary Proceeding providing that a Purported Lease is a secured financing transaction, such Purported Lessor shall be entitled to a Class P2-Other Secured Claim to the extent of the value of the equipment subject to the Purported Lease under section 506 of the Bankruptcy Code if such Purported Lessor qualifies as a secured creditor under applicable non-bankruptcy law and a P4-General Unsecured Claim for any amounts owed by the Debtors greater than the value of the equipment or for the entire amount of such allowed claim if the Purported Lessor does not qualify as a secured creditor under applicable non-bankruptcy law. With respect to any Purported Lease as to which the Debtors retain possession of the underlying equipment, from the Confirmation Date through the date of entry of a dispositive final, non-appealable order in the Recharacterization Adversary Proceeding with respect to such Purported Lease or by other agreement between the parties, the Debtors and the Purported Lessors shall continue to perform their obligations under the Purported Leases in accordance with each such Purported Lease's terms; provided however, that with respect to any Purported Lease that is conditionally assumed as of the Confirmation Date, the Debtors shall not be required to make any cure payment within the meaning of section 365 of the Bankruptcy Code until the entry of a final, non-appealable order in the Recharacterization Adversary Proceeding determining that such Purported Lease is a "true lease." In the event that the Debtors conditionally assume a Purported Lease and a final, non-appealable order is entered in the Recharacterization Adversary Proceeding determining that such Purported Lease is a "true lease," the Debtors shall provide such Purported Lessor with a notice setting forth the proposed cure amount within 30 days of the entry of such order. If the Purported Lessor does not agree with the Debtors' proposed cure amount, such Purported Lessor may submit an alternative cure amount within 30 days of receipt of the Debtors' notice. If the parties are unable to agree on a cure amount, a hearing shall be set before the Bankruptcy Court to determine the cure amount. Any bar date relating to Administrative Claims established in the Plan or otherwise shall not apply to Administrative Claims alleged by the Purported Lessors relating to the Purported Leases. Rather, upon the motion of the Debtors or the Purported Lessors, the Bankruptcy Court shall establish a bar date and related notice and filing procedures, in the Recharacterization Adversary Proceeding, for Administrative Claims alleged by the Purported Lessors relating to the Purported Leases.

B.   Claims Based on Rejection of Executory Contracts or Unexpired Leases

     All proofs of Claims with respect to Claims arising from the rejection of executory contracts or unexpired leases, if any, must be Filed with the Bankruptcy Court according to the deadlines established by the Bankruptcy Court in the Chapter 11 Cases. Any Claims arising from the rejection of an executory contract or unexpired lease not Filed within such time will be forever barred from assertion against the Debtors or Reorganized Debtors, their Estates and property unless otherwise ordered by the Bankruptcy Court or provided herein.

C.   Cure of Defaults for Executory Contracts and Unexpired Leases Assumed

     Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date or on such other terms as the parties to such executory contracts or unexpired leases may otherwise agree. In the event of a dispute regarding: (1) the amount of any cure payments, (2) the ability of a Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (3) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

D.   Indemnification of Directors, Officers and Employees

     The obligations of the Debtors to indemnify any Person serving at any time after the Initial Petition Date as one of their directors, officers or employees by reason of such Person's service in such capacity, or as a director, officer or employee of any other corporation or legal entity, to the extent provided in the Debtors' constituent documents, by a written agreement with a Debtor or under applicable state corporate law, shall be deemed and treated as executory contracts that are assumed by the Reorganized Debtors pursuant hereto and pursuant to section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such indemnification obligations shall be treated as Administrative Claims, and shall survive unimpaired and unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date. Notwithstanding anything to the contrary contained herein, such assumed indemnity obligations shall not be discharged, Impaired, or otherwise modified by confirmation of this Plan and shall be deemed and treated as executory contracts that have been assumed by the relevant Debtors pursuant to this Plan as to which no proofs of claim need be Filed.

E.   Compensation and Benefit Programs

     Except as otherwise expressly provided herein, all employment and severance agreements and policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their employees, former employees, retirees and non-employee directors and the employees, former employees and retirees of its subsidiaries, including, without limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit agreements and plans, incentive plans, deferred compensation plans and life, accidental death and dismemberment insurance plans shall be treated as executory contracts under the Plan and on the Effective Date shall be deemed assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code; and the Debtors' obligations under such programs to such Persons shall survive confirmation of this Plan, except for (1) executory contracts or employee benefit plans specifically rejected pursuant to this Plan (to the extent such rejection does not violate sections 1114 and 1129(a)(13) of the Bankruptcy
Code), (2) all employee equity or equity-based incentive plans, and (3) such executory contracts or employee benefit plans as have previously been rejected, are the subject of a motion to reject as of the Effective Date, or have been specifically waived by the beneficiaries of any employee benefit plan or contract; provided however, that the Debtors' obligations, if any, to pay all "retiree benefits" as defined in section 1114(a) of the Bankruptcy Code shall continue.

                                  ARTICLE VII.

                       PROVISIONS GOVERNING DISTRIBUTIONS

A.   Distributions for Claims Allowed as of the Effective Date

     Except as otherwise provided herein or as may be ordered by the Bankruptcy Court, distributions to be made on account of Claims that are allowed as of the Effective Date and are entitled to receive distributions under the Plan shall be made on the Effective Date, or as soon as practicable thereafter.

     For purposes of determining the accrual of interest or rights in respect of any other payment from and after the Effective Date, the New Exide Preferred Stock and New Exide Common Stock to be issued under the Plan shall be deemed issued as of the Effective Date regardless of the date on which the certificates evidencing such shares are actually dated or distributed; provided that Reorganized Exide shall withhold any actual payment until such distribution is made and no interest shall accrue or otherwise be payable on any such withheld amounts.

B.   Delivery and Distributions and Undeliverable or Unclaimed Distributions

     1.   Delivery of Distributions in General

     Distributions to Holders of Allowed Claims shall be made to the Holders of such allowed Claims as of the Distribution Record Date. Except as otherwise provided herein, distributions to Holders of Allowed Claims shall be made at the address of the Holder of such Claim as indicated on the records of the Reorganized Debtors as of the date that such distribution is made.

     2.   Undeliverable Distributions

          (a) Holding of Undeliverable Distributions. If any distribution to a Holder of an Allowed Claim is returned to a Reorganized Debtor as undeliverable, no further distributions shall be made to such Holder unless and until such Reorganized Debtor is notified in writing of such Holder's then-current address. Undeliverable distributions shall remain in the possession of the relevant Reorganized Debtor subject to section (b) below until such time as a distribution becomes deliverable. Undeliverable Cash shall not be entitled to any interest, dividends or other accruals of any kind. As soon as reasonably practicable, the Reorganized Debtors shall make all distributions that become deliverable.

          (b) Failure to Claim Undeliverable Distributions. In an effort to ensure that all Holders of valid Allowed Claims receive their allocated distributions, sixty (60) days after the Effective Date, the Reorganized Debtors will File with the Bankruptcy Court a listing of unclaimed distribution holders. This list will be maintained for as long as the Chapter 11 Cases are pending. Any Holder of an Allowed Claim, irrespective of when a Claim became an Allowed Claim, that does not assert a Claim pursuant hereto for an undeliverable distribution (regardless of when not deliverable) within one year after the Effective Date shall have its Claim for such undeliverable distribution discharged and shall be forever barred from asserting any such Claim against any Reorganized Debtor or its property. In such cases: (i) any Cash held for distribution on account of such Claims shall be property of the relevant Reorganized Debtor, free of any restrictions thereon; and (ii) any New Exide Preferred Stock or New Exide Common Stock held for distribution on account of such Claims shall be canceled and of no further force or effect. Nothing contained herein shall require the Reorganized Debtors to attempt to locate any Holder of an Allowed Claim.

     3. Compliance with Tax Requirements/Allocations. In connection with the Plan, to the extent applicable, the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed on them by any governmental unit, and all distributions pursuant hereto shall be subject to such withholding and reporting requirements. For tax purposes, distributions received in respect of Allowed Claims will be allocated first to unpaid interest that accrued on such Claims with any excess allocated to the principal amount of Allowed Claims.

C.   Timing and Calculation of Amounts to be Distributed

     On the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Claim against a Reorganized Debtor shall receive the full amount of the distributions that the Plan provides for Allowed Claims in the applicable Class. If and to the extent that there are Disputed Claims, beginning on the date that is 20 calendar days after the end of the calendar quarter following the Effective Date and 20 calendar days after the end of each calendar quarter thereafter, distributions shall also be made, pursuant hereto, to Holders of Disputed Claims in any Class whose Claims were allowed during the previous calendar quarter. Such quarterly distributions shall also be in the full amount that the Plan provides for Allowed Claims in the applicable Class.

D.   Minimum Distribution

     Any other provision of the Plan notwithstanding, payments of fractions of shares of New Exide Preferred Stock or fractions of shares of New Exide Common Stock will not be made and will be deemed to be zero. Any other provision of the Plan notwithstanding, the Reorganized Debtors will not be required to make distributions or payments of fractions of dollars. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment will reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars or less being rounded down.

E.   Setoffs

     The Reorganized Debtors may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant hereto on account of such Claim (before any distribution is made on account of such Claim), the Claims, Equity Interests, rights and causes of action of any nature that Exide or Reorganized Exide may hold against the Holder of such Allowed Claim; provided that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or Reorganized Debtors of any such Claims, Equity Interests, rights and causes of action that the Debtors or Reorganized Debtors may possess against such Holder, except as specifically provided herein.

F.   Surrender of Canceled Instruments or Securities

     Subject to Subsection H below, each record Holder of a Claim based on or derived from the 10% Senior Notes, as a condition precedent to receiving any distribution on account of such Claims, shall surrender the certificates or other documentation underlying such Claim, and all such surrendered certificates and other documentations shall be marked as canceled.

G.   Failure to Surrender Canceled Instruments

     Any Holder of Allowed Claims relating to the 10% Senior Notes that fails to surrender or is deemed to have failed to surrender its security shall have its claim for a distribution pursuant hereto on account of such Allowed Claim discharged and shall be forever barred from asserting any such Claim against Reorganized Exide or its properties. In such cases, any New Exide Common Stock held for distribution on account of such Claim shall be disposed of pursuant to the provisions set forth in Subsection B above.

H.   Lost, Stolen, Mutilated or Destroyed Debt Securities

     Any Holder of a Claim relating to the 10% Senior Notes that is evidenced by a note or by a certificate that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such note or underlying documentation, deliver to Reorganized Exide: (1) an affidavit of loss reasonably satisfactory to Reorganized Exide setting forth the unavailability of the note; and (2) such additional indemnity as may reasonably be required by Reorganized Exide to hold the Reorganized Debtors harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of an Allowed Claim. Upon compliance with this procedure by a Holder of an Allowed Claim evidenced by such a lost, stolen, mutilated or destroyed note or underlying documentation, such Holder shall, for all purposes under the Plan, be deemed to have surrendered such note.

                                 ARTICLE VIII.

                PROCEDURES FOR RESOLUTION OF DISPUTED, CONTINGENT
                   AND UNLIQUIDATED CLAIMS OR EQUITY INTERESTS

A.   Resolution of Disputed Claims

     1.   Prosecution of Objections to Claims

     After the Effective Date the Reorganized Debtors shall have the authority on or before the Claims Objection Bar Date to File objections, settle, compromise, withdraw or litigate to judgment objections to Claims. From and after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim without approval of the Bankruptcy Court. The Debtors also reserve the right to resolve any Disputed Claim outside the Bankruptcy Court under applicable governing law. The Debtors reserve the right to seek an extension of the Claims Objection Bar Date.

     2.   Estimation of Claims

     The Debtors or Reorganized Debtors may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether a Debtor or Reorganized Debtor has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or Reorganized Debtors may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims and objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

     3.   PITWD Claims

     Notwithstanding anything herein to the contrary, all objections, settlements and litigation with respect to PITWD Claims, and the allowance and payment of PITWD Claims shall be governed by the PITWD Claims Procedures, attached hereto as Exhibit D.

     4.   Payments and Distributions on Disputed Claims

     Notwithstanding any provision herein to the contrary, except as otherwise agreed by Reorganized Exide in its sole discretion, no partial payments and no partial distributions will be made with respect to a Disputed Claim until the resolution of such disputes by settlement or Final Order. On the date or, if such date is not a business day, on the next successive business day that is 20 calendar days after the calendar quarter in which a Disputed Claim becomes an Allowed Claim, the Holder of such Allowed Claim will receive all payments and distributions to which such Holder is then entitled under the Plan. Notwithstanding the foregoing, any Person or Entity who holds both an Allowed Claim(s) and a Disputed Claim(s) will not receive payment or distribution on the Allowed Claim(s) (or Allowed Equity Interest(s)), except as otherwise agreed by Reorganized Exide in its sole discretion, until the Disputed Claim(s) is resolved by settlement or Final Order. In the event there are Disputed Claims requiring adjudication and resolution, Exide reserves the right, or upon order of the Court, to establish appropriate reserves for potential payment of such Claims.

B.   Allowance of Claims

     Except as expressly provided herein or in any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), no Claim shall be deemed Allowed, unless and until such Claim is deemed Allowed under the Bankruptcy Code or the Bankruptcy Court enters a Final Order in the Chapter 11 Cases allowing such Claim. Except as expressly provided in the Plan or any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), Reorganized Exide after Confirmation will have and retain any and all rights and defenses Exide had with respect to any Claim as of the Initial Petition Date. All Claims of any Person or Entity that owes money to a Debtor shall be disallowed unless and until such Person or Entity pays in full the amount it owes such Debtor, or Reorganized Debtor, as the case may be.

C.   Controversy Concerning Impairment

     If a controversy arises as to whether any Claims or any Class of Claims are Impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy before the Confirmation Date.

                                  ARTICLE IX.

                      CONDITIONS PRECEDENT TO CONFIRMATION
                          AND CONSUMMATION OF THE PLAN

A.   Condition Precedent to Confirmation

     It shall be a condition to Confirmation of the Plan that the following conditions have been satisfied or waived pursuant to the provisions of Article IX.C. hereof:

     1. All provisions, terms and conditions of the Plan shall have been approved in the Confirmation Order.

     2. The Confirmation Order shall approve the dismissal of the Creditors Committee Adversary Proceeding and other plan settlements, including releases, as described in Article V.G and Article X hereof.

     3. The identities of the individuals proposed to serve on the New Exide Board of Directors shall have been designated according to the New Exide Shareholder Agreement, and disclosed to the Bankruptcy Court.

B.   Conditions Precedent to Consummation

     It shall be a condition to Consummation of the Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of
Article IX.C hereof:

     1. The Confirmation Order confirming the Plan, as the Plan may have been modified, shall have been entered and become a Final Order in form and substance reasonably satisfactory to the Debtors and shall provide that:

          (a) the Debtors and Reorganized Debtors are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Plan;

          (b) the provisions of the Confirmation Order are nonseverable and mutually dependent;

          (c) New Exide is authorized to issue the New Exide Preferred Stock and New Exide Common Stock; and

          (d) the New Exide Preferred Stock and New Exide Common Stock issued under the Plan in exchange for Claims against Exide are exempt from registration under the Securities Act of 1933 pursuant to section 1145 of the Bankruptcy Code, except to the extent that Holders of the New Exide Preferred Stock and/or New Exide Common Stock are "underwriters," as that term is defined in section 1145 of the Bankruptcy Code.

     2. The following agreements and documents, in form and substance satisfactory to the Debtors and the Agent shall have been tendered for delivery and all conditions precedent thereto, if any, shall have been satisfied:

          (a) the New Organizational Documents and New By-laws;

          (b) the agreement for the Exit Facility and all documents provide for therein or contemplated thereby;

          (c) the Amended Prepetition Foreign Credit Agreement;

          (d) the New Exide Shareholder Agreement; and

          (e) the Registration Rights Agreement, if any.

     3. All actions, documents and agreements necessary to implement the Plan shall have been effected or executed.

     4. The New Exide Board of Directors shall have been appointed.

     5. Neither New Exide nor Reorganized Exide, upon the Effective Date and the occurrence of the transactions contemplated by the Plan, shall be subject to the reporting requirements under the Securities Exchange Act, and Reorganized Exide shall have filed a certification on Form 15 certifying that Reorganized Exide has less than 300 record holders of any class of security and is not otherwise subject to the reporting requirements of section 15(d) of the Securities Exchange Act.

     6. Holders of no more than $17.5 million of Prepetition Foreign Secured Claims shall have elected the Class P3 Election B, pursuant to Article III.B.3 hereof.

C.   Waiver of Conditions

     The Debtors, in their sole discretion may waive any of the conditions to Confirmation of the Plan and/or to Consummation of the Plan set forth in this
Article IX at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to confirm and/or consummate the Plan, provided that the Debtors may only waive the conditions in this Article IX with the written consent of the Agent, which consent shall not be unreasonably withheld, delayed or denied.

D.   Effect of Non-occurrence of Conditions to Consummation

     If the Consummation of the Plan does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtors; (2) prejudice in any manner the rights of the Debtors; or (3) constitute an admission, acknowledgment, offer or undertaking by the Debtors in any respect.

                                   ARTICLE X.

                   RELEASE, INJUNCTIVE AND RELATED PROVISIONS

A.   Subordination

     The classification and manner of satisfying all Claims and Equity Interests and the respective distributions and treatments hereunder take into account and/or conform to the relative priority and rights of the Claims and Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code or otherwise, and any and all such rights are settled, compromised and released pursuant hereto. The Confirmation Order shall permanently enjoin, effective as of the Effective Date, all Persons and Entities from enforcing or attempting to enforce any such contractual, legal and equitable subordination rights satisfied, compromised and settled in this manner.

B.   Releases by the Debtors

     Except as otherwise specifically provided herein, for good and valuable consideration, including the service of the Releasees to facilitate the expeditious reorganization of Exide, the implementation of the restructuring contemplated by the Plan, and the obligations and undertakings of Option A Electors set forth in the Plan, the Releasees, on and after the Effective Date, shall be deemed released by the Debtors and Reorganized Debtors from any and all Claims, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that a Debtor or its Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Equity Interest or other Person or Entity, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, including, without limitation, claims related to or arising from (a) the Prepetition Credit Facility, including but not limited to the negotiation, formulation, preparation, administration, execution, and enforcement thereof, and any payments received by the lenders thereunder,
(b) any guaranty arising under the Prepetition Credit Facility, (c) any liens, pledges, or collateral of any kind and (d) any of the other loan documents referred to in the Prepetition Credit Facility or any other documents contemplated thereby or therein or the transactions contemplated thereby or therein or any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing; provided, however, the foregoing shall not release any Claims or liabilities in respect of ordinary commercial relationships between a Debtor and any such Person, including as between a Debtor and one of its Affiliates, it being understood that the matters listed in clauses (a) through (d) above do not relate to an ordinary commercial relationship between the Debtors and the Prepetition Lenders.

C.   Releases by Holders of Claims

     On and after the Effective Date, each Holder of a Claim who has accepted the Plan shall be deemed to have unconditionally released each Releasee from any and all Claims, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, including any derivative claims asserted on behalf of Exide, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Person or Entity would have been legally entitled to assert (whether individually or collectively), based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date in any way relating or pertaining to (s) the Debtors or Reorganized Debtors; (t) the purchase or sale, or the rescission of a purchase or sale, of any security of any Debtor, (u) the Chapter 11 Cases, or (v) the negotiation, formulation and preparation of the Plan or any related agreements, instruments or other documents, (w) the Prepetition Credit Facility, including, but not limited to the negotiation, formulation, preparation, administration, execution, and enforcement thereof, and any payments received by such Lenders, (x) any guaranty arising under the Prepetition Credit Facility, (y) any liens, pledges, or collateral of any kind and (z) any of the other loan documents referred to in the Prepetition Credit Facility or any other documents contemplated thereby or therein or the transactions contemplated thereby or therein or any action taken or omitted by the Agent under or in connection with any of the foregoing.

D.   Release of Foreign Subsidiary Borrowers and the Domestic Non-Debtor

     On and after the Effective Date, each Option A Elector shall be deemed to have unconditionally released the Foreign Subsidiary Borrowers and the Domestic Non-Debtor from any and all Claims, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, including any derivative claims asserted on behalf of Exide, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Person or Entity would have been legally entitled to assert (whether individually or collectively), based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date in any way relating or pertaining to (1) the Debtors, Reorganized Debtors, Foreign Subsidiary Borrowers or the Domestic Non-Debtor, (2) the purchase or sale, or the rescission of a purchase or sale, of any security of any Debtor,
(3) the Chapter 11 Cases, (4) the negotiation, formulation and preparation of the Plan or any related agreements, instruments or other documents, (5) the Prepetition Credit Facility, (6) any guaranty arising under the Prepetition Credit Facility, (7) any liens, pledges, or collateral of any kind and (8) any of the other loan documents referred to in the Prepetition Credit Facility or any other documents contemplated thereby or therein or the transactions contemplated thereby or therein. In addition, each Option A Elector shall be deemed to have submitted to the jurisdiction of the Bankruptcy Court with respect to the treatment, discharge and release of such Holder's Prepetition Credit Facility Claims.

E.   Exculpation

     The Releasees shall neither have nor incur any liability to any Person or Entity for any pre or post-petition act taken or omitted to be taken in connection with, or related to the formulation, negotiation, preparation, dissemination, implementation, administration, Confirmation or Consummation of the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other pre or post-petition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtors.

F.   Preservation of Rights of Action

     1.   Maintenance of Causes of Action

     Except as otherwise provided in the Plan, the Debtors shall retain all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, in any court or other tribunal including, without limitation, in an adversary proceeding Filed in one or more of the Chapter 11 Cases including those actions listed in the Plan Supplement.

     Except as otherwise provided in the Plan, in accordance with section 1123(b)(3) of the Bankruptcy Code, any claims, rights, and Causes of Action that the Debtors may hold against any Entity shall vest in the applicable Reorganized Debtor. The Debtors and Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such claims, rights or Causes of Action. The Debtors or Reorganized Debtors, as the case may be, shall have the exclusive right, authority, and discretion to institute, prosecute, abandon, settle, or compromise any and all such claims, rights, and Causes of Action without the consent or approval of any third party and without any further order of court.

     2.   Preservation of All Causes of Action Not Expressly Settled or Released

     Unless a claim or Cause of Action against a Creditor or other Entity is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order, the Debtors expressly reserve such claim or Cause of Action for later adjudication by the Debtors or Reorganized Debtors (including, without limitation, claims and

Causes of Action not specifically identified or which the Debtors may presently be unaware or which may arise or exist by reason of additional facts or circumstances unknown to the Debtors at this time or facts or circumstances which may change or be different from those which the Debtors now believe to exist) and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such claims or Causes of Action upon or after the confirmation or consummation of the Plan based on the Disclosure Statement, the Plan or the Confirmation Order, except where such claims or Causes of Action have been released in the Plan or other Final Order. In addition, the Debtors and Reorganized Debtors expressly reserve the right to pursue or adopt any claims alleged in any lawsuit in which a Debtor is a defendant or an interested party, against any person or entity, including, without limitation, the plaintiffs or co-defendants in such lawsuits.

     Any Entity to whom the Debtors have incurred an obligation (whether on account of services, purchase or sale of goods or otherwise), or who has received services from the Debtors or a transfer of money or property of the Debtors, or who has transacted business with the Debtors, or leased equipment or property from the Debtors should assume that such obligation, transfer, or transaction may be reviewed by the Reorganized Debtors subsequent to the Effective Date and may, if appropriate, be the subject of an action after the Effective Date, whether or not (a) such Entity has Filed a proof of claim against the Debtors in the Chapter 11 Cases; (b) such Entity's proof of claim has been objected to; (c) such Entity's Claim was included in the Debtors' Schedules; or (d) such Entity's scheduled claim has been objected to by the a Debtor or has been identified by a Debtor as disputed, contingent, or unliquidated.

G.   Discharge of Claims and Termination of Equity Interests

     Except as otherwise provided herein: (1) the rights afforded herein and the treatment of all Claims and Equity Interests herein, shall be in exchange for and in complete satisfaction, discharge and release of Claims and Equity Interests of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, against any Debtor or any of its assets or properties, (2) on the Effective Date, all such Claims against, and Equity Interests in any Debtor shall be satisfied, discharged and released in full and
(3) all Persons and Entities shall be precluded from asserting against the Debtors, the Reorganized Debtors, their successor, assets or properties, any other or further Claims or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

H.   Injunction

     Except as otherwise provided herein, from and after the Effective Date, all Holders of Claims or Equity Interests shall be permanently enjoined from commencing or continuing in any manner, any suit, action or other proceeding, on account of or respecting any Claim, Equity Interest, obligation, debt, right, Cause of Action, remedy or liability or any other claim or cause of action released or to be released pursuant hereto.

                                  ARTICLE XI.

                            RETENTION OF JURISDICTION

     Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases after the Effective Date as legally permissible, including jurisdiction to:

     1. allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims or Equity Interests;

     2. grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

     3. resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which Exide is party or with respect to which Exide may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including those matters related to the amendment after the Effective Date to add any executory contracts or unexpired leases to the list of executory contracts and unexpired leases to be rejected;

     4. ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions hereof;

     5. decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving Exide that may be pending on the Effective Date;

     6. enter such orders as may be necessary or appropriate to implement or consummate the provisions hereof and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan, Plan Supplement or the Disclosure Statement;

     7. resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of the Plan or any Person's or Entity's obligations incurred in connection with the Plan;

     8. issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with Consummation or enforcement of the Plan, except as otherwise provided herein;

     9. resolve any cases, controversies, suits or disputes with respect to the releases, injunction and other provisions contained in Article X hereof and enter such orders as may be necessary or appropriate to implement such releases, injunction and other provisions;

     10. enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

     11. determine any other matters that may arise in connection with or relate to this Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement; and

     12. enter an order and/or final decree concluding the Chapter 11 Cases.

                                  ARTICLE XII.

                            MISCELLANEOUS PROVISIONS

A.   Effectuating Documents, Further Transactions and Corporation Action

     The Debtors and Reorganized Debtors are authorized to execute, deliver, File or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions hereof and the securities issued pursuant hereto.

     Prior to, on or after the Effective Date (as appropriate), all matters provided for hereunder that would otherwise require approval of the shareholders or directors of the Debtors or Reorganized Debtors shall be deemed to have occurred and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to applicable state general corporation law without any requirement of further action by the shareholders or directors of the Debtors or Reorganized Debtors.

B.   Dissolution of Committees

     Upon the entry of the Confirmation Order, the Creditors Committee and Equity Committee (to the extent still existing) shall dissolve and members shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases.

C.   Payment of Statutory Fees

     All fees payable pursuant to section 1930 of Title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid on the earlier of when due or the Effective Date, or as soon thereafter as practicable, but prior to the closing of the Chapter 11 Cases, with respect to any such fees payable after the Effective Date.

D.   Letters of Credit

     The Debtors will cause each Letter of Credit that has not expired, been terminated, been replaced and terminated, or fully drawn on or before the Effective Date, to be replaced and terminated on the Effective Date, provided, however, that in the event any such Letter of Credit shall not have been so replaced and terminated on the Effective Date, the Debtors may at their option provide to the Agent cash collateral for each such Letter of Credit in an amount equal to 105% of the undrawn balance of such Letter of Credit as of the Effective Date.

E.   Modification of Plan

     Subject to the limitations contained in the Plan, (1) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order and (2) after the entry of the Confirmation Order, the Debtors or Reorganized Debtors, as the case may be, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

F.   Revocation of Plan

     The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to File subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Equity Interest or Class of Claims or Equity Interests), assumption or rejection of executory contracts or leases affected by the Plan, and any document or agreement executed pursuant hereto, shall be deemed null and void, and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims by or against, or any Equity Interests in, such Debtor or any other Person, (ii) prejudice in any manner the rights of such Debtor or any other Person, or (iii) constitute an admission of any sort by Debtor or any other Person.

G.   Successors and Assigns

     The rights, benefits and obligations of any Person or Entity named or referred to herein shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such Person or Entity.

H.   Reservation of Rights

     Except as expressly set forth herein, this Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of this Plan, any statement or provision contained herein, or the taking of any action by a Debtor with respect to this Plan shall be or shall be deemed to be an admission or waiver of any rights of a Debtor with respect to the Holders of Claims or Equity Interests prior to the Effective Date.

I.   Section 1146 Exemption

     Pursuant to section 1146(c) of the Bankruptcy Code, any transfers of property pursuant hereto shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

J.   Further Assurances

     The Debtors, Reorganized Debtors, Releasees and all Holders of Claims receiving distributions hereunder and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan.

K.   Service of Documents

     Any pleading, notice or other document required by the Plan to be served on or delivered to the Reorganized Debtors shall be sent by first class U.S. mail, postage prepaid to:

                     Exide Technologies
                     210 Carnegie Center, Suite 500
                     Princeton, New Jersey 08540
                     Attn: Stuart H. Kupinsky, Executive Vice President, General Counsel and Secretary

                     with copies to:

                     Kirkland & Ellis LLP
                     200 E. Randolph Drive
                     Chicago, Illinois 60601
                     Attn: Matthew N. Kleiman, Esq.
                           Ross M. Kwasteniet, Esq.

                     Pachulski, Stang, Ziehl, Young, Jones & Weintraub 919 North Market Street
                     P.O. Box 8705
                     Wilmington, Delaware 19899-8705
                     Attn: Laura Davis Jones, Esq.
                           James E. O'Neill, Esq.

L.   Filing of Additional Documents

     On or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions hereof.

                                                      Respectfully Submitted,

                                                      EXIDE TECHNOLOGIES


                                                  ------------------------------
                                                  By:
                                                  Its:


                                                      EXIDE DELAWARE, L.L.C.


                                                  ------------------------------
                                                  By:
                                                  Its:


                                                      EXIDE ILLINOIS, INC.


                                                  ------------------------------
                                                  By:
                                                  Its:


                                                      RBD LIQUIDATION, L.L.C.


                                                  ------------------------------
                                                  By:
                                                  Its:


                                                      DIXIE METALS COMPANY


                                                  ------------------------------
                                                  By:
                                                  Its:


                                                      REFINED METALS CORPORATION


                                                  ------------------------------
                                                  By:
                                                  Its:

                                                                       EXHIBIT B

                              LIQUIDATION ANALYSIS

                                                                       EXHIBIT B

                              LIQUIDATION ANALYSIS

The Bankruptcy Code requires that each holder of an impaired Allowed Claim or Interest either (a) accepts the Plan or (b) receives or retains under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive or retain if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code on the Effective Date. The first step in meeting this test is to determine the dollar amount that would be generated from the liquidation of the Debtors' assets and properties in the context of a Chapter 7 liquidation case. The gross amount of cash available would be the sum of the proceeds from the disposition of the Debtors' assets and the cash held by the Debtors at the time of the commencement of the Chapter 7 case. Such amount is reduced by the amount of any Allowed Claims secured by such assets, the costs and expenses of the liquidation, and such additional administrative expenses and priority claims that may result from the termination of the Debtors' businesses and the use of Chapter 7 for the purposes of liquidation. Any remaining net cash would be allocated to creditors and shareholders in strict priority in accordance with section 726 of the Bankruptcy Code.

A general summary of the assumptions used by the Debtors in preparing the liquidation analysis follows. Specific assumptions are discussed below.

Estimate of Proceeds Available for Distribution

Estimates were made of the cash proceeds which might be realized from the liquidation of the Debtors' assets. The Chapter 7 liquidation period is assumed to commence on September 30, 2003 and to last twelve months following the appointment of a Chapter 7 trustee. While some assets may be liquidated in less than twelve months, other assets may be more difficult to collect or sell, requiring a liquidation period substantially longer than twelve months; this time would allow for the collection of receivables, sale of assets and wind down of daily operations. For certain assets, such as fixtures and equipment, liquidation values were assessed for general classes of assets by estimating the percentage recoveries which the Debtors might achieve through the disposition of those assets.

Estimate of Costs

The Debtors' costs of liquidation under Chapter 7 would include the fees payable to a Chapter 7 trustee, as well as those which might be payable to attorneys and other professionals that such a trustee may engage. Further, costs of liquidation could include any obligations and unpaid expenses incurred by the Debtors during the Chapter 11 Cases and allowed in the Chapter 7 case, such as trade obligations, compensation for attorneys, financial advisors, appraisers, accountants and other professionals, and costs and expenses of members of any statutory committee of secured or unsecured creditors appointed by the United States Trustee pursuant to section 1102 of the Bankruptcy Code and any other committee so appointed. Moreover, additional claims would arise by reason of the breach or rejection of obligations incurred and executory contracts or leases entered into by the Debtors both prior to, and during the pendency of, the Chapter 11 Cases.

Distribution of Net Proceeds under Absolute Priority Rule

The foregoing types of claims, costs, expenses, fees and such other claims that may arise in a liquidation case would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay pre- and post-Chapter 11 priority, secured and unsecured claims. Under the absolute priority rule, no junior creditor would receive any distribution until all senior creditors are paid in full, and no equity holder would receive any distribution until all creditors are paid in full. THE

DEBTORS BELIEVE THAT IN A CHAPTER 7 CASE, HOLDERS OF THE OLD COMMON STOCK INTERESTS WOULD RECEIVE NO DISTRIBUTIONS OF PROPERTY.

In developing their conclusion, the Debtors considered the effects that a Chapter 7 liquidation would have on the ultimate proceeds that would otherwise be available for distribution to creditors in a Chapter 11 case, including (i) the increased costs and expenses of a liquidation under Chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee, (ii) the erosion in value of assets in a Chapter 7 case in the context of the expeditious liquidation required under Chapter 7 and the "forced sale" atmosphere that would prevail, and (iii) substantial increases in post petition claims which would be satisfied on a priority basis. THE DEBTORS HAVE DETERMINED, AS SUMMARIZED ON THE FOLLOWING CHART, THAT CONFIRMATION OF THE PLAN WILL PROVIDE EACH CREDITOR AND INTEREST HOLDER WITH A RECOVERY THAT IS NOT LESS THAN IT WOULD RECEIVE PURSUANT TO A LIQUIDATION OF THE DEBTORS UNDER CHAPTER 7 OF THE BANKRUPTCY CODE.

                                                    Summary of Recoveries
                                                 --------------------------
            Description              Class No.   Under the Plan   Chapter 7
----------------------------------   ---------   --------------   ---------
Administrative Claims                                100.0%       100.0%
DIP Facility Claims                                  100.0%       100.0%
Priority Tax Claims                                  100.0%         0.0%
Other Priority Claims                    P1          100.0%         0.0%
Other Secured Claims                     P2          100.0%         4.3%
Prepetition Credit Facility Claims       P3      70.2-72.0%         4.3%/1/
General Unsecured Claims                 P4            1.4%         0.0%
2.9% Convertible Note Claims             P5            0.0%         0.0%
Equity Interests                         P6            0.0%         0.0%

----------
/1/ Taking into consideration projected recoveries on account of Allowed Prepetition Foreign Secured Claims of Option B Electors, if any, the aggregate recovery will be 16.6%

Moreover, the Debtors believe that the value of any distributions from the liquidation proceeds to each class of Allowed Claims in a Chapter 7 case would be the same or less than the value of distributions under the Plan because such distributions in a Chapter 7 case may not occur for a substantial period of time. In this regard, it is possible that distribution of the proceeds of the liquidation could be delayed for a year or more after the completion of such liquidation in order to resolve the claims and prepare for distributions. In the event litigation were necessary to resolve claims asserted in the Chapter 7 case, the delay could be further prolonged and administrative expenses further increased. THE EFFECTS OF THIS DELAY ON THE VALUE OF DISTRIBUTIONS UNDER THE HYPOTHETICAL LIQUIDATION HAVE NOT BEEN CONSIDERED.

THE DEBTORS' LIQUIDATION ANALYSIS IS AN ESTIMATE OF THE PROCEEDS THAT MAY BE GENERATED AS A RESULT OF A HYPOTHETICAL CHAPTER 7 LIQUIDATION OF THE ASSETS OF THE DEBTORS. Underlying the liquidation analysis are a number of estimates and assumptions that are inherently subject to significant economic, competitive and operational uncertainties and contingencies beyond the control of the Debtors or a Chapter 7 trustee. Additionally, various liquidation decisions upon which certain assumptions are based are subject to change. Therefore, there can be no assurance that the assumptions and estimates employed in determining the liquidation values of the Debtors' assets will result in the proceeds which would be realized were the Debtors to undergo an actual liquidation. The actual amounts of Allowed Claims against the Estate could vary significantly from the Debtors' estimate, depending on the claims asserted during the pendency of the Chapter 7 case. This liquidation analysis does not include liabilities that may arise as a result of potential litigation, (as discussed in the Disclosure Statement) certain new tax assessments or other potential claims. This analysis also does not include potential recoveries from avoidance actions. No value was assigned to additional proceeds which might result from the sale of certain items with intangible value. Therefore, the actual liquidation value of the Debtors could vary materially from the estimates provided herein.

The liquidation analysis set forth below was based on the book values of the Debtors' assets as of March 31, 2003.

ASSET VALUE SUMMARY

                                                                                     Estimated
                                                        Book Value   Hypothetical   Liquidation
($ In 000's)                                Footnotes   at 3/31/03    Recovery %       Value
                                            ---------   ----------   ------------   -----------
Asset Category
   Cash and Cash Equivalents                             $  8,434       100.0%        $  8,434
   Accounts Receivable (Net)                              161,341        73.6%         118,717
   Intercompany Receivables                     1          44,849         7.4%           3,327
   Inventories                                  2         161,567        63.8%         103,061
   Other Current Assets                         3          23,449         0.0%              --
   Property, Plant and Equipment (Net)                    247,939        31.5%          78,126
   Goodwill and Other Intangibles (Net)                    40,965         0.0%              --
   Investments in Affiliates                    4           2,118         0.0%              --
   Deferred financing costs (Net)                             647         0.0%              --
   Non Current Deferred Income Tax                             --         0.0%              --
   Intercompany notes receivable                5         236,593         2.9%           6,837
   Other                                        6          45,451         0.0%              --
   Liquidation of non-Debtor Subsidiaries       7             n/a         0.0%           3,158
                                                         --------                     --------

   Total Assets                                          $973,353                     $321,660
                                                         ========                     ========

                                   (See distribution analysis on following page)

Note: The results above reflect the orderly liquidation value of the following debtor entities: Exide Technologies, Exide Delaware LLC, Exide Illinois Inc., RBD Liquidation LLC, Dixie Metals Company, and Refined Metals Corp.

Footnotes:
(1) Includes corporate management fees receivable along with some receivables arising from Intercompany trade
(2) Recovery amount includes incremental wind down costs (excluding inefficiencies) of approximately $21.9M required to convert WIP inventories to FGI. These costs are then subtracted before estimating recoveries to various stakeholders in the priority of claims analysis on the following page. Note that the book value has been adjusted to reflects these conversion costs
(3)  Includes prepaid rent and prepaid insurance. No recovery is assumed
(4)  Includes 50% ownership Interest in Deta Douglass and a 51% Interest in
     AI Dobowy. No recovery is assumed
(5) Includes hybrid note of approximately $109M between debtor and EHE and a $42M note to Exide Asia. Also included is approximately $49.1M In DIP funds on-lent to European entities as of 3/31/03
(6) Other non-current assets includes $24M in cash collateral accounts held in escrow for environmental and workers compensation claims. This and all other non-current "other" assets are estimated to have no recovery in liquidation
(7) Liquidation value shown reflects the remaining equity value of non-debtor entities after an assumed liquidation and distribution in accordance with local priority of claims rules

 DISTRIBUTION ANALYSIS

                                                                          Estimated   Hypothetical   Estimated
($ In 000's)                                                                Claims     Recovery %     Recovery
                                                                          ---------   ------------   ---------
Net Proceeds Available for Distribution (see previous page)                                           $321,660

   * Estimated Court Ordered Environmental Claim                             40,000      100.0%         40,000

Less: Chapter 7 Administrative Claims
   * Chapter 7 Trustee Fees                                                   9,650      100.0%          9,650
   * Chapter 7 Professional Fees                                             12,000      100.0%         12,000
   * Wind Down Costs - Manufacturing                                         28,622      100.0%         28,622
   * Wind Down Costs - G&A                                                   16,577      100.0%         16,577
   * Key Employee Retention Plan                                              5,000      100.0%          5,000
                                                                          ---------                   --------
      Total Chapter 7 Administrative Claims                                  71,848                     71,848
                                                                                                      --------

Net Proceeds Available after Chapter 7 Admin Claims                                                    209,811

Less: Superpriority (Post-Petition Secured) Claims
   * Carve-out for Professional Fees                                          5,000      100.0%          5,000
   * Debtor-in Possession Facility (includes accrued Interest)              176,074      100.0%        176,074
                                                                          ---------                   --------
      Total Superpriority Administrative Claims                             181,074                    181,074
                                                                                                      --------

Net Proceeds Available after Suporpriority Claims                                                       28,737

Less: Prepetition Secured Claims
   * Prepetition Global Credit Facility (Tranche B and Revolver)            437,308        4.3%         18,802
   * Prepetition Global Credit Facility (Accrued Pre-Petition Interest)       3,200        4.3%            138
   * Prepetition Global Credit Facility - "Adequate Protection" Accrual      26,850        4.3%          1,154
   * Prepetition Global Credit Facility - Deficiency from Rest of World     201,010        4.3%          8,643
                                                                          ---------                   --------
      Total Secured Claims                                                  668,368                     28,737
                                                                                                      --------

Net Proceeds Available after Prepetition Secured Claims                                                     --

Less: Administrative and Priority Claims
   * Post Ch. 11 Accounts Payable                                            67,679        0.0%             --
   * Post Ch. 11 Wages and Benefits                                          35,457        0.0%             --
   * Pre-Petition Pension Obligations                                       128,293        0.0%             --
   * Other Priority Claims                                                   35,938        0.0%             --
                                                                          ---------                   --------
      Total Administrative and Priority Claims                              267,367                         --
                                                                                                      --------

Net Proceeds Available after Admin and Priority Claims                                                      --

Less: General Unsecured Claims
   * Secured Debt - Deficiency Claim                                        639,631        0.0%             --
   * 10% Senior Notes                                                       300,000        0.0%             --
   * General Unsecured Claims                                               300,898        0.0%             --
                                                                          ---------      -----        --------
      Total Unsecured Claims                                              1,240,529                         --
                                                                                                      --------

Net Proceeds Available after Unsecured Claims                                                               --

Less: Convertible Notes                                                     321,132        0.0%             --
                                                                                                      --------
Net Estimated Recovery to Equityholders                                                               $     --
                                                                                                      ========

Footnotes to Liquidation Analysis

Cash and cash equivalents

Cash and cash equivalents consist of all cash in banks or operating accounts, and liquid investments with maturities of three months or less and are assumed to be fully recoverable.

Accounts Receivable

Accounts Receivable consist of outstanding payments due from the Company's customers. The recovery of accounts receivable is based on management's estimate of collection (given such factors as the aging and historical collection patterns of the receivables, and the effect, if any, of the liquidation on collectibility).

Intercompany Receivables

Intercompany Receivables consist of trade payables owed to the Debtors by non-Debtor subsidiaries. The recovery on intercompany receivables assumes that such trade payables would be treated as unsecured claims in the event of the liquidation of each of the non-Debtor subsidiaries where the payables reside.

Inventories

Management has determined that, in order to maximize recoveries in a liquidation, it would be necessary to convert work in process inventory, as well as certain raw materials, into finished goods inventory. The inventory value, therefore, includes the capitalized costs associated with converting certain raw materials and work in process inventories into finished goods inventories; those costs are then included in wind down costs (see below). The recovery on remaining raw materials and finished goods inventories considers, among other things, reference to advance rates under the DIP facility.

Other current assets

Other current assets include prepaid rent and prepaid insurance, and are assumed to have no liquidation value.

Property, Plant and Equipment

Property, Plant and Equipment includes land, buildings, and machinery and equipment. The value of Property, Plant and Equipment was based on available appraisals,, which were then discounted to reflect, among other things, the effects of a Chapter 7 context and environmental remediation costs.

Goodwill and Other Intangibles

Goodwill and Other Intangibles consists primarily of the excess of the cost over the fair value of net assets of purchased businesses. All assets included in this category are assumed to have no liquidation value.

Investments in Affiliates

Investments in Affiliates includes the Debtors' 50% ownership interest in Deta Douglass and the Debtors' 51% ownership interest in Al Dobowy. Both investments are assumed to have no recovery in a liquidation.

Deferred Financing Costs

Deferred Financing Costs includes prepaid bank fees, and are assumed to have no liquidation value.

Intercompany Notes Receivable

Intercompany Notes Receivable consists of notes owed to the Debtors by non-Debtor subsidiaries. The recovery on Intercompany Notes Receivable assumes that such obligations would be treated as unsecured claims in the event of the liquidation of each of the non-Debtor subsidiaries where the notes reside.

Other Assets

Other Assets includes $24 million in cash collateral accounts held in escrow for environmental and workers compensation claims. All Other Assets are assumed to have no recovery in a liquidation.

Liquidation of non-Debtor Subsidiaries

Recovery reflects proceeds related to the Debtors' equity interest in the liquidation of non-Debtor subsidiaries.

Chapter 7 Trustee Fees

Trustee fees are estimated at 3% of gross liquidation proceeds, based on statutory requirements of the Bankruptcy Code.

Chapter 7 Professional Fees

Chapter 7 Professional fees represent the costs of a Chapter 7 case related to attorneys, accountants, appraisers and other professionals retained by the trustee. Based on management's review of the nature of these costs and the outcomes of similar liquidations, fees were estimated at $1,000,000 per month during the liquidation period.

Wind Down Costs

Wind down costs consist of general and administrative expenses to be incurred during the Chapter 7 liquidation. Management assumes that the liquidation would occur over a twelve-month period and that such general and administrative expenses would decrease over time. In addition, wind down costs also include the cost of converting certain raw materials and work in progress inventories into finished goods inventories, including costs for additional raw materials, labor, and overhead.

Key Employee Retention Plan

It is assumed that a retention plan of $5 million would be instituted to retain employees during the Chapter 7 period.

Chapter 7 Professional Fees pursuant to Carveout

Pursuant to the credit agreement governing the DIP Facility, Chapter 11 Professional Fees are reimbursed with the proceeds of the DIP Facility in an amount not to exceed $5,000,000. These fees consist primarily of attorneys' fees, turnaround management fees, and financial advisory fees incurred during the Chapter 11 period prior to the liquidation.

DIP Facility

The DIP Facility is afforded super priority claim status in the Chapter 11 Cases and is collateralized by first liens on certain eligible U.S. assets of the Debtors, principally accounts receivable, inventory and property.

Prepetition Domestic Secured Claims

The Prepetition Domestic Secured Claims include all Prepetition Credit Facility Claims that are not Prepetition Foreign Secured Claims, including the existing revolving credit facility, the existing term loan B, and accrued interest.

Postpetition Accounts Payable

Accounts Payable represents amounts due to the Debtors' vendors resulting from services or product received during the Chapter 11 period.

Postpetition Wages and Benefits

Postpetition wage claims, including wages, vacation, and other related compensation, have been estimated based on applicable law.

Prepetition Pension Obligations

Prepetition pension obligations are treated as a Chapter 11 priority claim.

Other Priority Claims

Other Priority Claims include, among other things, legal reserves, warranty reserves, and tax claims.

General Unsecured Claims

General unsecured claims include deficiency claims related to the Prepetition Domestic Secured Claims, 10% Senior Notes claims, and other general unsecured claims, including among other things, prepetition accounts payable, prepetition wages and benefits, prepetition tax claims, prepetition environmental claims, and accrued interest on the 10% Senior Notes.

2.9% Convertible Note Claims

The 2.9% Convertible Notes are subordinated to General Unsecured Claims of the Debtors.

                                                                Support Schedule

                               EXIDE TECHNOLOGIES
                          Liquidation Analysis ($000s)
             Property, Plant & Equipment Analysis - Debtor Entities

--------------------------------------------------------------------------------

                                                                          Net Book   Estimated    Recovery
Property, Plant & Equipment Detail                                          Value    Recovery %    Amount
------------------------------------------------------                    --------   ----------   --------
Land and Improvements                                                     $ 17,707      60.0%     $10,624/(1)/
Buildings and Improvements                                                  91,553      40.0%      36,621/(2)/
Machinery and Equipment                                                    101,092      30.0%      30,328/(3)/
Furniture and Fixtures                                                       5,533      10.0%         553
Hardware                                                                        --       0.0%          --
Leasehold Improvements                                                         (14)      0.0%          --
Capitalized Interest                                                        16,264       0.0%          --/(4)/
Assets in Progress                                                          15,739       0.0%          --/(5)/
Vehicles                                                                        65       0.0%          --
                                                                          --------                -------
   Net Property, Plant & Equipment                                        $247,938                $78,126
                                                                          ========                =======

/(1)/ Land and Improvements
Appraised Land and Improvements (FMV)                           $ 4,110
Less: Discount to Appraisal @ 20%                                  (822)
Less: Environmental Reserve @ 15%                                  (617)
                                                                -------
Estimated value of appraised property in a liquidation            2,672
NBV of Appraised land                                             4,268
                                                                -------
Estimated Recovery %                                               62.6%
Rounded                                                            60.0%
                                                                =======

/(2)/Buildings and Improvements
Appraised Buildings and Improvements (FMV)                      $11,750
Less: Discount to Appraisal @ 20%                                (2,350)
Less: Environmental Reserve @ 15%                                (1,763)
                                                                -------
Estimated value of appraised property in a liquidation            7,638
NBV of Appraised Buildings                                       19,550
                                                                -------
Assumed Recovery %                                                 39.1%
Rounded                                                            40.0%
                                                                =======

/(3)/ Machinery and Equipment
Appraised Machinery and Equipment (Orderly Liquidation Value)   $ 4,528
Less: Discount to Appraisal @ 10%                                  (453)
                                                                -------
Estimated value of appraised property in a liquidation            4,075
NBV of Appraised Machinery and Equipment                         12,355
                                                                -------
Assumed Recovery %                                                 33.0%
Rounded                                                            30.0%
                                                                =======

Notes:
     /1a)/ Appraisals were performed on a Fair Market Value basis. 20% discount reflects adjustment to orderly liquidation value
     /1b)/ Assumed environmental remediation costs upon sale of land/buildings /2a)/ Appraisals were performed on a Fair Market Value basis. 20% discount reflects adjustment to orderly liquidation value
     /2b)/ Assumed environmental remediation costs upon sale of land/buildings /3)/ Appraisal was performed on a "Liquidation Value - In Place" basis. 10%
          discount reflects adjustment to entire sale
     /4)/ Capitalized financing cost associated with "Assets in Progress" are assumed to have zero re-sale value in a liquidation
     /5)/ Fixed assets not yet completed are assumed to have no recovery

--------------------------------------------------------------------------------

                                                                       EXHIBIT C

                                  PROJECTIONS

                                                                       EXHIBIT C

                                  PROJECTIONS

($ in 000s)                                      Estimated as of September 30, 2003
                                                 ----------------------------------
BALANCE SHEET                                      Pre-       Effect of      Pro
                                                   Reorg.       Reorg.      Forma
                                                 ---------   ----------   ---------
ASSETS

Current Assets:
Cash and Equivalents                                34,000        4,036      38,036
Accounts Receivable                                575,685           --     575,685
Inventories                                        363,570           --     363,570
Prepaid Expenses and Other                          21,347           --      21,347
                                                 ---------   ----------   ---------
   Total Current Assets                            994,602        4,036     998,638

Property Plant & Equipment                         519,479           --     519,479
Goodwill - Incl. Reorg Value in Excess of Book     511,480     (202,306)    309,174
Deferred Financing Costs                             8,276        9,724      18,000
Deferred Income Taxes                              100,250           --     100,250
Investments in Subsidiaries and Affiliates           6,186           --       6,186
Other Assets                                        70,728           --      70,728
                                                 ---------   ----------   ---------
   TOTAL ASSETS                                  2,211,001     (188,546)  2,022,455
                                                 =========   ==========   =========

LIABILITIES AND EQUITY/(DEFICIT)

Current Liabilities:
Accounts Payable                                   221,957           --     221,957
Accrued Expenses                                   213,761           --     213,761
Accrued Interest Payable                            57,093      (57,093)         --
Restructuring Reserve                               43,088      (14,000)     29,088
Warranty Reserve                                    60,251           --      60,251
                                                 ---------   ----------   ---------
   Total Current Liabilities                       596,150      (71,093)    525,058

DIP Facility                                       164,495     (164,495)         --
Receivables Securitization                         132,124     (132,124)         --
New NA Revolver                                         --           --          --
New NA Term Loan                                        --      200,000     200,000
New EUR Term Loan                                       --      250,000     250,000
Global Credit Facility (European Portion Only)     271,416     (271,416)         --
DM Notes                                            96,634      (96,634)         --
Other Debt and Capitalized Leases                   31,330        1,196      32,526
Noncurrent Retirement Obligations                  304,947           --     304,947
Other Noncurrent Liabilities                       172,124           --     172,124
Minority Interest                                   21,827           --      21,827
                                                 ---------   ----------   ---------
   Subtotal Liab Not Subject to Compromise       1,791,046     (284,565)  1,506,481

Liabilities Subject to Compromise:
Accounts Payable                                    72,115      (72,115)         --
Accrued Interest Payable                            19,403      (19,403)         --
Accrued Expenses and Other Liabilities              62,114      (62,114)         --
Other Noncurrent Liabilities                         6,578       (6,578)         --
Global Credit Facility (NA Portion Only)           437,308     (437,308)         --
10% Senior Notes                                   300,000     (300,000)         --
2.9% Convertible Senior Sub Notes                  321,132     (321,132)         --
Other Debt and Capitalized Leases                   22,853      (22,853)         --
                                                 ---------   ----------   ---------
   Subtotal Liabilities Subject to Compromise    1,241,503   (1,241,503)         --
                                                 ---------   ----------   ---------
   Total Liabilities                             3,032,549   (1,526,068)  1,506,481

   Total Stockholders Equity/(Deficit)            (821,548)   1,337,522     515,974
                                                 ---------   ----------   ---------

   TOTAL LIABILITIES & EQUITY/(DEFICIT)          2,211,001     (188,546)  2,022,455
                                                 =========   ==========   =========

($ in 000s)                                            Estimated as of Fiscal Year Ending March 31,
                                                 ---------------------------------------------------------
                                                  FY 2004     FY 2005     FY 2006     FY 2007     FY 2008
                                                 ---------   ---------   ---------   ---------   ---------
BALANCE SHEET

ASSETS

Current Assets:
Cash and Equivalents                                74,764     117,790     187,515     271,743     375,074
Accounts Receivable                                570,049     576,596     594,841     616,240     641,597
Inventories                                        337,755     332,204     334,847     344,894     359,580
Prepaid Expenses and Other                          21,347      21,347      21,347      21,347      21,347
                                                 ---------   ---------   ---------   ---------   ---------
   Total Current Assets                          1,003,915   1,047,937   1,138,550   1,254,224   1,397,599

Property Plant & Equipment                         509,692     491,614     477,536     463,459     449,381
Goodwill - Incl. Reorg Value in Excess of Book     309,174     309,174     309,174     309,174     309,174
Deferred Financing Costs                            16,200      12,600       9,000       5,400       1,800
Deferred Income Taxes                              100,250     100,250     100,250     100,250     100,250
Investments in Subsidiaries and Affiliates           6,186       6,186       6,186       6,186       6,186
Other Assets                                        70,728      70,728      70,728      70,728      70,728
                                                 ---------   ---------   ---------   ---------   ---------
   TOTAL ASSETS                                  2,016,146   2,038,490   2,111,425   2,209,421   2,335,118
                                                 =========   =========   =========   =========   =========

LIABILITIES AND EQUITY/(DEFICIT)

Current Liabilities:
Accounts Payable                                   222,508     239,187     251,992     264,976     279,892
Accrued Expenses                                   210,737     210,737     210,737     210,737     210,737
Accrued Interest Payable                                --          --          --          --          --
Restructuring Reserve                               37,230      19,092       5,636       5,636       5,636
Warranty Reserve                                    59,611      60,565      61,332      62,057      62,923
                                                 ---------   ---------   ---------   ---------   ---------
   Total Current Liabilities                       530,087     529,581     529,696     543,406     559,188

New NA Revolver                                         --          --          --          --          --
New NA Term Loan                                   200,000     198,000     196,000     194,000     192,000
New EUR Term Loan                                  250,000     247,500     245,000     242,500     240,000
Other Debt and Capitalized Leases                   32,526      32,526      32,526      32,526      32,526
Noncurrent Retirement Obligations                  311,075     285,175     266,975     246,675     243,475
Other Noncurrent Liabilities                       153,951     133,297     120,247     107,197      94,147
Minority Interest                                   21,827      21,827      21,827      21,827      21,827
                                                 ---------   ---------   ---------   ---------   ---------
   Total Liabilities                             1,499,466   1,447,905   1,412,271   1,388,130   1,383,163

   Total Stockholders Equity/(Deficit)             516,680     590,584     699,155     821,290     951,955
                                                 ---------   ---------   ---------   ---------   ---------

   TOTAL LIABILITIES & EQUITY/(DEFICIT)          2,016,146   2,038,490   2,111,425   2,209,421   2,335,118
                                                 =========   =========   =========   =========   =========

($ in 000s)                                   Estimated for the Fiscal Year Ending March 31,
                                     --------------------------------------------------------------
                                       FY 2004      FY 2005      FY 2006      FY 2007      FY 2O08
                                     ----------   ----------   ----------   ----------   ----------
INCOME STATEMENT

Gross Sales                           2,415,604    2,528,136    2,635,169    2,760,565    2,903,581
   Growth %                                -2.6%         4.7%         4.2%         4.8%         5.2%

Warranty                                (50,862)     (53,900)     (56,732)     (60,061)     (63,722)
Disc/Allowances                         (89,387)     (95,435)    (100,554)    (106,539)    (113,273)
                                     ----------   ----------   ----------   ----------   ----------

Net Sales                             2,275,356    2,378,801    2,477,882    2,593,966    2,726,587
   % of Gross Sales                        94.2%        94.1%        94.0%        94.0%        93.9%

COGS (excl. Depreciation)            (1,689,028)  (1,746,123)  (1,821,554)  (1,915,711)  (2,027,256)
                                     ----------   ----------   ----------   ----------   ----------

Gross Margin                            586,328      632,678      656,328      678,254      699,331
   % of Net Sales                          25.8%        26.6%        26.5%        26.1%        25.6%

Operating Expenses
Selling and Marketing                  (236,478)    (236,840)    (241,958)    (246,444)    (253,209)
General and Administrative             (132,450)    (130,602)    (126,175)    (126,121)    (125,484)
Engineering and R&D                     (18,419)     (18,917)     (19,436)     (19,977)     (20,541)
                                     ----------   ----------   ----------   ----------   ----------
   Subtotal Operating Epenses          (387,347)    (386,359)    (387,569)    (391,542)    (399,234)

Other lncome/(Expense)                    1,762        1,762        1,762        1,762        1,762
                                     ----------   ----------   ----------   ----------   ----------

EBITDAR                                 200,743      248,081      270,521      288,475      301,860
   % of Net Sales                           8.8%        10.4%        10.9%        11.1%        11.1%

Depreciation and Amortization           (80,578)     (78,078)     (74,078)     (74,078)     (74,078)
Restructuring Expenses                 (102,956)     (25,000)      (3,200)        (800)        (800)
Interest Expense                        (69,182)     (38,132)     (37,855)     (37,577)     (37,300)
Income Tax Expense                       (8,323)     (32,967)     (48,818)     (53,884)     (59,017)
COD Income / (Goodwill Impairment)    1,337,522           --           --           --           --
                                     ----------   ----------   ----------   ----------   ----------

Net Income / (Loss)                   1,277,226       73,904      108,570      122,136      130,665
                                     ==========   ==========   ==========   ==========   ==========
   % of Net Sales                          56.1%         3.1%         4.4%         4.7%         4.8%

($ in 000s)                             Estimated for the Fiscal Year Ending March 31,
                                     ----------------------------------------------------
                                      FY 2004    FY 2005    FY 2006    FY 2007    FY 2O08
                                     --------   --------   --------   --------   --------
INDIRECT STATEMENT OF CASH FLOWS

EBITDAR                               200,743    248,081    270,521    288,475    301,860

Operating Working Capital Changes
Accounts Receivable                    26,208     (6,547)   (18,245)   (21,399)   (25,358)
Inventories                            21,456      5,551     (2,643)   (10,047)   (14,686)
Accounts Payable                         (495)    16,679     12,805     12,984     14,916
Accrued Expenses                       (3,709)       953        767        725        866
                                     --------   --------   --------   --------   --------
   Net Change in Working Capital       43,458     16,636     (7,317)   (17,736)   (24,261)

Other Operating Cash Flows
Capital Expenditures                  (59,995)   (60,000)   (60,000)   (60,000)   (60,000)
Asset Sale Proceeds                     3,100         --         --         --         --
Add Back: NA Pension Expense           20,800     20,600     18,800     17,400     16,800
Less: NA Pension Cash Funding         (11,898)   (46,500)   (37,000)   (37,700)   (20,000)
Environmental                         (19,134)   (17,104)   (10,000)   (10,000)   (10,000)
Legal Settlements                      (9,000)       (50)       (50)       (50)       (50)
Cash Taxes                             (8,323)   (32,967)   (46,818)   (53,884)   (59,017)
Daramec Penalty Payments               (4,000)    (3,500)    (3,000)    (3,000)    (3,000)
Inter-Company Funding (Mgt Fee)            --         --         --         --         --
                                     --------   --------   --------   --------   --------
   Subtotal - Other Operating Cash
      Flows                           (88,450)  (139,521)  (138,068)  (147,234)  (135,267)

   OPERATING CASH FLOW                155,752    125,197    125,136    123,505    142,331

Restructuring Cash Costs
Advisor Fees (incl. Success Fees)     (32,588)        --         --         --         --
Lease Cure Costs                       (5,000)        --         --         --         --
Administrative Claims                    (400)        --         --         --         --
Priority Tax Claims                    (1,500)        --         --         --         --
Other Secured and Priority Claims      (5,000)        --         --         --         --
Severance-Prior Period Actions         (4,803)    (5,738)    (2,456)        --         --
Severance-Current Year Initiatives    (37,678)   (30,000)   (13,200)      (800)      (800)
Other Restructuring Cash Costs         (8,100)    (7,400)    (1,000)        --         --
Employee Retention Payments            (4,200)        --         --         --         --
                                     --------   --------   --------   --------   --------
   Subtotal-Restructuring
   Cash Costs                         (99,268)   (43,138)   (16,656)      (800)      (800)
                                     --------   --------   --------   --------   --------

   FREE CASH FLOW(before debt svc)     56,484     82,059    108,480    122,705    141,531

Financing Cash Costs
Securitization Proceeds & Buyouts    (135,313)        --         --         --         --
Borrowings on DIP Facility           (168,764)        --         --         --         --
Borrowings on New NA Revolver              --         --         --         --         --
Transfer of Post-Reorg
   Funds from ROW                          --         --         --         --         --
Borrowings on New NA Term Loan        200,000     (2,000)    (2,000)    (2,000)    (2,000)
Borrowings on New EUR Term Loan       250,000     (2,500)    (2,500)    (2,500)    (2,500)
DM Note Repayment
   (incl. Ace Interest)              (101,045)        --         --         --         --
Trade and Tort Cash Settlement         (4,400)        --         --         --         --
Financing Costs                       (18,000)        --         --         --         --
Interest Payments - New Debt          (16,014)   (32,691)   (32,413)   (32,136)   (31,858)
Interest Payments - DIP                (4,931)        --         --         --         --
Interest Payments - Other Debt        (23,019)    (1,842)    (1,842)    (1,842)    (1,842)
                                     --------   --------   --------   --------   --------
   Subtotal - Financing Cash Costs    (21,486)   (39,032)   (38,755)   (38,477)   (38,200)
                                     --------   --------   --------   --------   --------

NET CASH FLOW                          34,998     43,026     69,725     84,228    103,331
                                     ========   ========   ========   ========   ========

Beginning Cash Balance                 39,766     74,764    117,790    187,515    271,743
Plus: Net Cash Flow (from above)       34,998     43,026     69,725     84,228    103,331
                                     --------   --------   --------   --------   --------
Ending Cash Balance                    74,764    117,790    187,515    271,743    375,074
                                     ========   ========   ========   ========   ========

In re Exide Technologies                                       Case No. 02-11125
   A Delaware Corporation

                         STATEMENT OF FINANCIAL AFFAIRS
                     RIDER 17a - ENVIRONMENTAL INFORMATION

List the name and address of every site for which the debtor has received notice in writing by a governmental unit that it may be liable or potentially liable under or in violation of an Environmental Law. Indicate the governmental unit, the date of notice, and if known, the Environmental Law: (See the accompanying general response).

-------------------------------------------------------------------------------------------------------------

                                                Name and Address of                          Environmental
  Debtor Entity     Site Name and Address         Regulatory Unit        Date(s) of Notice        Law
-------------------------------------------------------------------------------------------------------------
Exide Corporation   Interstate Lead          US Environmental            April 22, 1997      Comprehensive
& GNB               Company                  Protection Agency           (Entered)           Environmental
Technologies        Superfund Site           Region 4                                        Response
Company, Inc.       Leeds, AL                Atlanta Federal Center                          Compensation and
                                             61 Forsyth Street                               Liability Act
                                             Atlanta, GA 30303
-------------------------------------------------------------------------------------------------------------
Exide Corporation   Estes Landfill           Arizona Department of       August 25, 2000     Arizona Revised
                    Phoenix,AZ               Environmental Quality                           Statutes
                                             3033 North Central Avenue
                                             Phoenix, AZ 85012
-------------------------------------------------------------------------------------------------------------
Exide Corporation   415 S. Seventh Avenue    California Regional Water                       Judgement in
                    City of Industry, CA     Quality Control Board                           Civil Suit
-------------------------------------------------------------------------------------------------------------
GNB Inc.            ALCO Pacific Lead        US Environmental            April 17, 1998      Comprehensive
                    Battery Site             Protection Agency           (UAO)               Environmental
                    16914 South Broadway     Region 9                    February 11, 1998   Response
                    Compton, CA              75 Hawthorne Street         (Request to         Compensation
                                             San Francisco, CA 94105     Participate in      and Liability
                                                                         Removal Action)     Act
-------------------------------------------------------------------------------------------------------------
General Battery     Operating Industries,    US Environmental            June 16, 1998       Comprehensive
Corporation & GNB   Inc                      Protection Agency                               Environmental
Technologies,       Landfill Superfund       Region 9                                        Response
Inc.                Site                     75 Hawthorne Street                             Compensation
                    Monterey Park,           San Francisco, CA 94105                         and Liability
                    California                                                               Act
-------------------------------------------------------------------------------------------------------------
Exide Corporation   San Gabriel Valley       US Environmental            August 18, 1998     Comprehensive
&                   Superfund Site           Protection Agency           104(e)request       Environmental
GNB Technologies,   Puente Valley Operable   Region 9                                        Response
Inc.                Unit                     75 Hawthorne Street         June 2, 2000        Compensation
                    California               San Francisco,CA 94105                          and Liability
                                                                                             Act
-------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------

                                                                  NPL or NPL
  Debtor Entity       Proceeding          Docket        Status    Style Site
----------------------------------------------------------------------------
Exide Corporation   Consent           CV-97-AR-0001-S   Ongoing   Yes
& GNB               Decree
Technologies
Company, Inc.
----------------------------------------------------------------------------
Exide Corporation   Information                                   Yes
                    request
----------------------------------------------------------------------------
Exide Corporation                                                 No
----------------------------------------------------------------------------
GNB Inc.            Unilateral        98-05                       Yes
                    Administrative
                    Order
----------------------------------------------------------------------------
General Battery     Offer for                           Ongoing   Yes
Corporation & GNB   deminimus
Technologies,       settlement
Inc.
----------------------------------------------------------------------------
Exide Corporation   EPA issued                          Ongoing   Yes
&                   104(e) request
GNB Technologies,   for information
Inc.
----------------------------------------------------------------------------

                                    SOFA 17a
                                     1 OF 7

                                                                       8/28/2003

In re Exide Technologies                                       Case No. 02-11125
   A Delaware Corporation

                         STATEMENT OF FINANCIAL AFFAIRS
                      RIDER 17a - ENVIRONMENTAL INFORMATION

List the name and address of every site for which the debtor has received notice in writing by a governmental unit that it may be liable or potentially liable under or in violation of an Environmental Law. Indicate the governmental unit, the date of notice, and if known, the Environmental Law: (See the accompanying general response).

---------------------------------------------------------------------------------------------------------------

                                                 Name and Address of
   Debtor Entity       Site Name and Address       Regulatory Unit       Date(s) of Notice   Environmental Law
---------------------------------------------------------------------------------------------------------------
Exide               Stringfellow Site        US Environmental                              Comprehensive
Technologies        Riverside County, CA     Protection Agency                             Environmental
                                             Region 9                                        Response
                                             75 Hawthorne Street                             Compensation and
                                             San Francisco, CA 94105                         Liability Act
---------------------------------------------------------------------------------------------------------------
General Battery     One Arkansas Street      City and County of          December 17, 1998   San Francisco
Corporation         San Francisco, CA        San Francisco                                   Health Code
                                             1930 Market Street
                                             San Francisco, CA
---------------------------------------------------------------------------------------------------------------
Exide Corporation   Sapp Battery             US Environmental            October 19, 1992    Comprehensive
&                   Superfund Site           Protection Agency           (Lodged)            Environmental
GNB Incorporated
&                   Jackson County, FL       Region 4                                        Response
Schuylkill Metals                            Atlanta Federal Center                          Compensation and
Corporation                                  61 Forsyth Street                               Liability Act
                                             Atlanta, GA 30303

---------------------------------------------------------------------------------------------------------------
GNB Technologies,   Raleigh Street Dump      US Environmental            March 13, 2000      Comprehensive
Inc.                Tampa, FL                Protection Agency                               Environmental
                                             Region 4                                        Response
                                             Atlanta Federal Center                          Compensation and
                                             61 Forsyth Street                               Liability Act
                                             Atlanta, GA 30303
---------------------------------------------------------------------------------------------------------------
Exide               Exide Technologies       Georgia Department of                           State RCRA Program
Technologies        3639 Joy Road            Natural Resources
                    Columbus, GA 31906       205 Butler Street, SE
                                               Floyd Towers East
                                               Atlanta, GA 30334
---------------------------------------------------------------------------------------------------------------
Exide Corporation   NL Industries/           US Environmental            November 9, 1999    Comprehensive
&                   Taracorp                 Protection Agency           (Consent Decree     Environmental
General Battery     Superfund Site           Region 5                    Lodged)             Response
Corporation &       Granite City, IL         77 West Jackson Blvd.                           Compensation an
GNB Technologies,                            Chicago, IL                                     Liability Act  d
Inc.
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------

                                                                         NPL or
                                                                        NPL Style
   Debtor Entity        Proceeding          Docket            Status     Site
---------------------------------------------------------------------------------
Exide               Consent Decree                                     Yes
Technologies
---------------------------------------------------------------------------------
General Battery     Cleanup and                              Ongoing   No
Corporation         Abatement
                    Order
                    #98-001
---------------------------------------------------------------------------------
Exide Corporation   Consent Decree         C.A. No.          Ongoing   Yes
&
GNB Incorporated                           92-50244/LAC
&
Schuylkill Metals
Corporation
---------------------------------------------------------------------------------
GNB Technologies,   104(e)                                             No
Inc.                Information
                    Request
---------------------------------------------------------------------------------
Exide Technologies  RCRA Permit                              Ongoing   No
                    Required RFI

---------------------------------------------------------------------------------
Exide Corporation   Consent Decree    CA. No. 91-CV578-JLF   Ongoing   Yes
&
General Battery                      (S.D. ILL)
Corporation &
GNB Technologies,                    DOJ REF No. 90-11-3-
Inc.                                 608A
---------------------------------------------------------------------------------

                                    SOFA 17a
                                     2 OF 7

                                                                       8/28/2003

In re Exide Technologies                                       Case No. 02-11125
   A Delaware Corporation

                         STATEMENT OF FINANCIAL AFFAIRS
                     RIDER 17a - ENVIRONMENTAL INFORMATION

List the name and address of every site for which the debtor has received notice in writing by a governmental unit that it may be liable or potentially liable under or in violation of an Environmental Law. Indicate the governmental unit, the date of notice, and if known, the Environmental Law: (See the accompanying general response).

-----------------------------------------------------------------------------------------------------

                                              Name and Address of                       Environmental
  Debtor Entity      Site Name and Address      Regulatory Unit     Date(s) of Notice       Law
-----------------------------------------------------------------------------------------------------
Exide Corporation    Four County Landfill    Indiana Department     November 2, 1998    Comprehensive
                     Site                    of                                         Environmental
                     Delong, IN              Environmental                              Response
                                             Management                                 Compensation
                                             100 N. Senate Avenue                       and Lability
                                             Indianapolis, IN                           Act
-----------------------------------------------------------------------------------------------------
Exide Technologies   Exide Technologies      Kansas Department of
                     1825 S. 4th Street      Health & Environment
                     Leavenworth, KS         1000 SW Jackson St.,
                                             Suite 320
                                             Topeka, KS 66612
                                             -1366
-----------------------------------------------------------------------------------------------------
Schuylkill Metals    Petro Processors        Louisiana Department
Corporation          Superfund Site          of
                     Baton Rouge, LA         Environmental
                                             Quality
                                             7290 BlueBonnet
                                             Blvd.
                                             Baton Rouge,
                                             LA 70810
-----------------------------------------------------------------------------------------------------
Exide Corporation    Delatte Metals          US Environmental       Not Dated        Comprehensive
&                    Superfund Site          Protection Agency                       Environmental
Schuylkill Metals    19113 Weinberger Road   Region 6                                Response
Corporation & GNB    Ponchatoula, LA 70454   1445 Ross Avenue                        Compensation
Technologies, Inc.                           Suite 1200                              and Liability
                                             Dallas, TX 75202                        Act
                                             -2733
-----------------------------------------------------------------------------------------------------
GNB Technologies,    Stovall Dirt Pit Site   Louisiana Department                    Louisiana
Inc.                 Shreveport, LA          of                                      Environmental
                                             Environmental                           Quality Act
                                             Quality
                                             7290 BlueBonnet
                                             Baton Rouge, LA
-----------------------------------------------------------------------------------------------------
Exide Corporation    Ramona Park Landfill    US                     November 21,     Comprehensive
                     Superfund Site          Environmental          2000 January     Environmental
                     Utica, Ml               Protection             7, 1997 104(e)   Response
                                             Agency Region 5        request          Compensation
                                             77 West Jackson                         and Liability
                                             Blvd. Chicago, IL                       Act
-----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------

                                                                 NPL or NPL
 Debtor Entity        Proceeding        Docket       Status   Style Site
--------------------------------------------------------------------------
Exide Corporation    Agreed Order                    Ongoing     Yes
--------------------------------------------------------------------------
Exide Technologies                                               No
--------------------------------------------------------------------------
Schuylkill Metals                                    Ongoing     Yes
Corporation
--------------------------------------------------------------------------
Exide Corporation    EPA issued                                  Yes
&                    104(e)
Schuylkill Metals    request
Corporation & GNB    for
Technologies, Inc.   information



--------------------------------------------------------------------------
GNB Technologies,    Cooperative                     Ongoing     Yes
Inc.                 Agreement
                     For Site
                     Investigation
                     And
                     Remediation
--------------------------------------------------------------------------
Exide Corporation    Agreement and    V-W-00-C-616   Ongoing     Yes
                     Administrative
                     Order by
                     Consent
--------------------------------------------------------------------------

                                    SOFA 17a
                                     3 OF 7

                                                                       8/28/2003

In re Exide Technologies                                       Case No. 02-11125
   A Delaware Corporation

                         STATEMENT OF FINANCIAL AFFAIRS
                     RIDER 17a - ENVIRONMENTAL INFORMATION

List the name and address of every site for which the debtor has received notice in writing by a governmental unit that it may be liable or potentially liable under or in violation of an Environmental Law. Indicate the governmental unit, the date of notice, and if known, the Environmental Law: (See the accompanying general response).

---------------------------------------------------------------------------------------------

                                                  Name and Address of
   Debtor Entity      Site Name and Address          Regulatory Unit        Date(s) of Notice
---------------------------------------------------------------------------------------------
GNB Technologies,     Oak Grove Landfill      US Environmental              1991
Inc.                  Anoka County, MN        Protection Agency
                                              Region 5
                                              77 West Jackson Blvd.
                                              Chicago, IL
---------------------------------------------------------------------------------------------
GNB Technologies      Union Scrap Iron &      Minnesota Pollution           February 25, 2000
Inc.                  Metal Minneapolis, MN   Control Agency
                                              520 Lafayett Road North
                                              St. Paul, MN 55155
---------------------------------------------------------------------------------------------
Exide Corporation &   Omaha Lead Site         US Environmental              August 17, 2001
GNB Technologies,     Omaha, NB               Protection Agency
Inc.                                          Region 7                      (Exide)
                                              901 North 5th Street          March 15, 2000
                                              Kansas City, KS               (GNB)
---------------------------------------------------------------------------------------------
Exide Corporation     NL Industries/          US Environmental              July 1993
                      Dutchboy Paints         Protection Agency
                      NJ                      Region 2
                                              290 Broadway, 19th Fl.
                                              New York, NY
---------------------------------------------------------------------------------------------
Exide Corporation &   NL Industries, Inc.     US Environmental              April 5, 1999
GNB Technologies,     Superfund Site          Protection Agency             (Entered)
Inc.                  Pedricktown, NJ         Region 2
                                              290 Broadway, 19th Floor
                                              New York, NY

---------------------------------------------------------------------------------------------
GNB Technologies,     Perth Amboy             US Environmental              July 13, 1993
Inc.                  NJ                      Protection Agency
                                              Region 2
                                              290 Broadway, 19th Fl.
                                              New York, NY
---------------------------------------------------------------------------------------------
GNB Technologies,     Magic Marker Property   New Jersey Department of      December 1, 1998
Inc.                  467 Calhoun Street      Environmental Protection      (Remediation
                      Trenton, NJ             PO Box 407                    Investigation
                                              Trenton, NJ 08625-0407        Agreement)
---------------------------------------------------------------------------------------------
GNB Technologies,     11155 SW Denney Rd.     Oregon Department of
Inc.                  Beaverton, OR           Environmental Quality
                                              2020 SW Fourth Ave.
                                              Suite 400
                                              Portland, OR 97204
---------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                                                                         NPL or
                                                                                       NPL Style
   Debtor Entity      Environmental Law   Proceeding            Docket        Status     Site
------------------------------------------------------------------------------------------------
GNB Technologies,     Comprehensive       104(e)                                       Yes
Inc.                  Environmental       Information
                      Response            Request
                      Compensation and
                      Liability Act
------------------------------------------------------------------------------------------------
GNB Technologies      Comprehensive       Settlement                         Ongoing   Yes
Inc.                  Environmental       Agreement and
                      Response            Consent Order
                      Compensation and
                      Liability Act
------------------------------------------------------------------------------------------------
Exide Corporation &   Comprehensive       EPA issued                                   Yes
GNB Technologies,     Environmental       104(e) request
Inc.                  Response            or information
                      Compensation and
                      Liability Act
------------------------------------------------------------------------------------------------
Exide Corporation     Comprehensive       EPA issued                                   Yes
                      Environmental       104(e) request
                      Response            for information
                      Compensation and
                      Liability Act
------------------------------------------------------------------------------------------------
Exide Corporation &   Comprehensive       Consent Decree    C.A. No. 99-52   Ongoing   Yes
GNB Technologies,     Environmental
Inc.                  Response
                      Compensation and
                      Liability Act
------------------------------------------------------------------------------------------------
GNB Technologies,     Comprehensive       104(e)                                       Yes
Inc.                  Environmental       Information
                      Response            Request
                      Compensation and
                      Liability Act
------------------------------------------------------------------------------------------------
GNB Technologies,                         Remedial                           Ongoing   No
Inc.                                      Investigation
                                          Agreement
------------------------------------------------------------------------------------------------
GNB Technologies,     State of Oregon                                        Ongoing   No
Inc.                  Voluntary Cleanup
                      Program
------------------------------------------------------------------------------------------------

                                    SOFA 17a
                                     4 OF 7
                                                                       8/28/2003

In re Exide Technologies                                       Case No. 02-11125
   A Delaware Corporation

                         STATEMENT OF FINANCIAL AFFAIRS
                      RIDER 17a - ENVIRONMENTAL INFORMATION

List the name and address of every site for which the debtor has received notice in writing by a governmental unit that it may be liable or potentially liable under or in violation of an Environmental Law. Indicate the governmental unit, the date of notice, and if known, the Environmental Law: (See the accompanying general response).

---------------------------------------------------------------------------------------------

                                                   Name and Address of
   Debtor Entity       Site Name and Address         Regulatory Unit        Date(s) of Notice
---------------------------------------------------------------------------------------------
General Battery        States Battery          Oregon Department of         July 14, 1998
Corporation            Company, Inc.           Environmental Quality
                       2258 N.W. Suffolk       811 SW Sixth Avenue
                       Street Portland, OR     Portland, OR 97204-1390

---------------------------------------------------------------------------------------------
General Battery        Hamburg Lead            US Environmental             August 30, 1993
Corporation            Superfund Site          Protection Agency            September3,1998
                       Hamburg, PA             Region 3                     104(e) requests
                                               1650 Arch Street             June 15,2000
                                               Philadelphia, PA             Complaint)
                                               19103-2029
---------------------------------------------------------------------------------------------
General Battery        Exide Technologies      Pennsylvania Department of   March 17, 1999
Corporation            251 Grand Street        Environmental Protection
                       Hamburg, PA             1005 Cross Roads Blvd.
                                               Reading, PA 19605
---------------------------------------------------------------------------------------------
Exide Corporation      Tonolli Corporation     US Environmental             October 14, 1993
& GNB Technologies,    Superfund Site          Protection Agency            (AOC Effective
Inc.                   RD#1, Tonolli Rd.       Region 3                         Date)
                       Nesquehoning, PA        1650 ArchStreet
                                               Philadelphia, PA
                                               19103-2029
---------------------------------------------------------------------------------------------
General Battery        Brown's Battery         US Environmental             June 3, 1996
Corporation            Breaking Superfund      Protection Agency            (Consent Decree
                       Site 446 Fisher Dam     Region 3                     Entered)
                       Road Shoemakersville,   1650 Arch Street
                       PA                      Philadelphia, PA
                                               19103-2029
---------------------------------------------------------------------------------------------
General Battery        Berks Landfill          US Environmental             March 31, 1998
Corporation            Superfund Site Spring        Protection Agency
                       Township, PA            Region 3
                                               1650 Arch Street
                                               Philadelphia, PA
                                               19103-2029
---------------------------------------------------------------------------------------------
Exide Corporation &    Ross Metals Superfund   US Environmental             March 16, 2001
Batteries Unlimited,   Site Rossville, TN      Protection Agency            (SMC & Enpak)
Inc. & Schuylkill                              Region 4                     March 24, 1998
Metals Corporation                             Atlanta Federal Center       (Exide)
& Enpak, Inc. & GNB                            61 Forsyth Street Atlanta,   April 2, 1998
Technologies, Inc.                             GA 30303                     (Batteries
                                                                            Unlimited)
---------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                                                             NPL or
                                                                                           NPL Style
   Debtor Entity       Environmental Law   Proceeding              Docket         Status     Site
----------------------------------------------------------------------------------------------------
General Battery        Comprehensive                                                       No
Corporation            Environmental
                       Response
                       Compensation and
                       Liability Act
----------------------------------------------------------------------------------------------------
General Battery        Comprehensive       EPA issued         C.A. 00-CU-3057    Ongoing   Yes
Corporation            Environmental       104(e) requests
                       Response            or information;
                       Compensation and    complaint lodged
                       Liability Act

----------------------------------------------------------------------------------------------------
General Battery                                                                            No
Corporation


----------------------------------------------------------------------------------------------------
Exide Corporation      Comprehensive       Administrative     CV-98-0363         Ongoing   Yes
& GNB Technologies,    Environmental       Order on Consent
Inc.                   Response            and Consent
                       Compensation and    Decree
                       Liability Act
----------------------------------------------------------------------------------------------------
General Battery        Comprehensive       Consent Decree     C.A. No. 85-1372   Ongoing   Yes
Corporation            Environmental
                       Response
                       Compensation and
                       Liability  Act
----------------------------------------------------------------------------------------------------
General Battery        Comprehensive       Consent Decree     Not Coded yet      Ongoing   Yes
Corporation            Environmental       (Past Costs)       (Past Costs)
                       Response
                       Compensation and    Administrative     III-98-071-DC
                       Liability Act       Order
----------------------------------------------------------------------------------------------------
Exide Corporation &    Comprehensive       EPA issued                                      Yes
Batteries Unlimited,   Environmental       104(e) requests
Inc. & Schuylkill      Response            for information
Metals Corporation     Compensation and
& Enpak, Inc. & GNB    Liability Act
Technologies, Inc.
----------------------------------------------------------------------------------------------------

                                    SOFA 17a
                                     5 OF 7

                                                                       8/28/2003

In re Exide Technologies                                       Case No. 02-11125
   A Delaware Corporation

                         STATEMENT OF FINANCIAL AFFAIRS
                      RIDER 17a - ENVIRONMENTAL INFORMATION

List the name and address of every site for which the debtor has received notice in writing by a governmental unit that it may be liable or potentially liable under or in violation of an Environmental Law. Indicate the governmental unit, the date of notice, and if known, the Environmental Law: (See the accompanying general response).

--------------------------------------------------------------------------------------------

                                                   Name and Address of
  Debtor Entity        Site Name and Address         Regulatory Unit       Date(s) of Notice
--------------------------------------------------------------------------------------------
Exide Corporation      Jerrell B. Thompson      Texas Natural Resource     March 5, 1998
                       State Superfund Site     Conservation Commission
                       Canton, TX               2100 Park 35 Circle
                                                Austin, TX 78753
--------------------------------------------------------------------------------------------
Exide Corporation      JCS Company State        Texas Natural Resource     March 5, 1998
                       Superfund Site           Conservation Commission
                       Canton, TX               2100 Park 35 Circle
                                                Austin, Texas 78753
--------------------------------------------------------------------------------------------
Exide Technologies &   Poly-Cycle Industries,   US Environmental           October 18, 1991
GNB Technologies,      Inc. Site  Tecula, TX    Protection Agency
Inc.                                            Region 6
                                                1445 Ross Avenue
                                                Suite 1200
                                                Dallas, TX 75202-2733
--------------------------------------------------------------------------------------------
Exide Corporation &    Poly-Cycle Industries    Texas Natural Resource     June 2, 1999
GNB Technologies,      Inc. State Superfund     Conservation Commission
Inc.                   Site Palmer, TX          12100 Park 35 Circle
                                                Austin, Texas 78753
--------------------------------------------------------------------------------------------
Exide Corporation      Poly-Cycle Industries    Texas Natural Resource     August 2, 2000
                       Jacksonville, TX         Conservation Commission
                                                12100 Park 35 Circle
                                                Austin, Texas 78753
--------------------------------------------------------------------------------------------
GNB Technologies,      Materials Recovery       Texas Natural Resource     June 1, 1998
Inc.                   Enterprises              Conservation Commission
                       State Superfund Site     12110 Park 35 Circle
                       Ovalo, TX                Austin, Texas 78753
--------------------------------------------------------------------------------------------
GNB Technologies,      RSR Corporation          US Environmental           December 14, 1998
Inc.                   Dallas, TX               Protection Agency          (Consent Decree
                                                Region 4                    Entered)
                                                Atlanta Federal
                                                Center 61 Forsyth Street
                                                Atlanta, GA 30303
--------------------------------------------------------------------------------------------
Exide Corporation      Waste Disposal           WDE Landfill PRP Group     April 1994
                       Engineering



--------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                                                                   NPL or
                                                                                 NPL Style
  Debtor Entity        Environmental Law      Proceeding      Docket    Status     Site
------------------------------------------------------------------------------------------
Exide Corporation      Texas Health and    PRP notification                      Yes
                       Safety Code


------------------------------------------------------------------------------------------
Exide Corporation      Texas Health and    PRP notification                      Yes
                       Safety Code


------------------------------------------------------------------------------------------
Exide Technologies &   Comprehensive       EPA issued                            Yes
GNB Technologies,      Environmental       104(e) request
Inc.                   Response            for information
                       Compensation and
                       Liability Act

------------------------------------------------------------------------------------------
Exide Corporation &    State Superfund     Voluntary                   Ongoing   Yes
GNB Technologies,                          Cleanup
Inc.                                       Agreement

------------------------------------------------------------------------------------------
Exide Corporation      State Superfund     Information                           Yes
                                           request


------------------------------------------------------------------------------------------
GNB Technologies,      State Superfund     Agreed Order                          Yes
Inc.


------------------------------------------------------------------------------------------
GNB Technologies,      Comprehensive       Consent Decree              Ongoing   Yes
Inc.                   Environmental
                       Response
                       Compensation and
                       Liability Act
------------------------------------------------------------------------------------------
Exide Corporation      Comprehensive                                             Yes
                       Environmental
                       Response
                       Compensation and
                       Liability Act
------------------------------------------------------------------------------------------

                                    SOFA 17a
                                     6 OF 7

                                                                       8/28/2003

In re Exide Technologies                                       Case No. 02-11125
   A Delaware Corporation

                         STATEMENT OF FINANCIAL AFFAIRS
                     RIDER 17a - ENVIRONMENTAL INFORMATION

List the name and address of every site for which the debtor has received notice in writing by a governmental unit that it may be liable or potentially liable under or in violation of an Environmental Law. Indicate the governmental unit, the date of notice, and if known, the Environmental Law: (See the accompanying general response).

------------------------------------------------------------------------------------

                                             Name and Address of
  Debtor Entity      Site Name and Address     Regulatory Unit     Date(s) of Notice
------------------------------------------------------------------------------------
Exide Technologies   Exide                   Missouri              October 16, 2001
                     Technologies            Department of
                     PO Box 156 Forest       Natural Resources
                     City, MO 64451
------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                                                                              NPL or
                                                                            NPL Style
  Debtor Entity      Environmental Law   Proceeding   Docket   Status         Site
-------------------------------------------------------------------------------------
Exide Technologies   MDNR Air Quality    Notice of             Proposed     No
                                         Violation             Settlement
                                                               Agreement
                                                               Being Rev.
-------------------------------------------------------------------------------------

                                    SOFA 17a
                                     7 OF 7

                                                                       8/28/2003

In re Exide Technologies                                       Case No. 02-11125
   A Delaware Corporation

                         STATEMENT OF FINANCIAL AFFAIRS
                     RIDER 17a - ENVIRONMENTAL INFORMATION

List the name and address of every site for which the debtor provided notice to a governmental a unit of a release of Hazardous Material. Indicate the governmental unit to which the notice was sent and the date of the notice (See accompanying general response).

-----------------------------------------------------------------------------------------
                                                Name and Address of
  Debtor Entity      Site Name and Address        Regulatory Unit       Date(s) of Notice
-----------------------------------------------------------------------------------------
Exide Corporation   Exide Corporation        Tennessee Department of    February 9, 1995
                    364 Exide Drive          Environmental
                    Bristol, TN              Conservation
                                             401 Church Street
                                             Nashville, TN 37243-1535
-----------------------------------------------------------------------------------------
Exide Corporation   Exide Corporation        Tennessee Department of    December 25, 1997
                    364 Exide Drive          Environmental
                    Bristol, TN              Conservation
                                             2305 Silvermave Road
                                             Johnson City, TN 37601
-----------------------------------------------------------------------------------------
Exide Corporation   Exide Corporation        Tennessee Department of    March 29, 1999
                    364 Exide Drive          Environmental
                    Bristol, TN              Conservation
                                             2305 Silvermave Road
                                             Johnson City, TN 37601
-----------------------------------------------------------------------------------------
Exide Corporation   Exide Corporation        Tennessee Department of    May 3, 1999
                    364 Exide Drive          Environmental
                    Bristol, TN              Conservation
                                             2305 Silvermave Road
                                             Johnson City, TN 37601
-----------------------------------------------------------------------------------------
Exide Corporation   Exide Corporation        Tennessee Department of    September 7, 1999
                    364 Exide Drive          Environmental
                    Bristol, TN              Conservation
                                             401 Church Street
                                             Nashville, TN 37243-1535
-----------------------------------------------------------------------------------------
Exide Corporation   Exide Corporation        Tennessee Department of    January 5, 2000
                    364 Exide Drive          Environmental
                    Bristol, TN              Conservation
                                             401 Church Street
                                             Nashville, TN 37243-1535
-----------------------------------------------------------------------------------------
Exide Corporation   Exide Corporation        Tennessee Department of    May 25, 2000
                    364 Exide Drive          Environmental
                    Bristol, TN              Conservation
                                             401 Church Street
                                             Nashville, TN 37243-1535
-----------------------------------------------------------------------------------------

------------------------------------------------------------------
                    Environmental
  Debtor Entity          Law        Proceeding   Docket    Status
------------------------------------------------------------------
Exide Corporation                                         Complete




------------------------------------------------------------------
Exide Corporation                                         Complete




------------------------------------------------------------------
Exide Corporation                                         Complete




------------------------------------------------------------------
Exide Corporation                                         Complete




------------------------------------------------------------------
Exide Corporation                                         Complete




------------------------------------------------------------------
Exide Corporation                                         Complete





------------------------------------------------------------------
Exide Corporation                                         Complete




------------------------------------------------------------------

                                    SOFA 17b
                                     1 OF 13

                                                                       8/28/2003

List the name and address of every site for which the debtor provided notice to a governmental a unit of a release of Hazardous Material. Indicate the governmental unit to which the notice was sent and the date of the notice (See accompanying general response).

-----------------------------------------------------------------------------------------
                                                Name and Address of
  Debtor Entity      Site Name and Address        Regulatory Unit       Date(s) of Notice
-----------------------------------------------------------------------------------------
Exide Corporation   Exide Corporation        Tennessee Department of    September 20,
                    364 Exide Drive          Environmental              2000
                    Bristol, TN              Conservation
                                             401 Church Street
                                             Nashville, TN 37243-1535
-----------------------------------------------------------------------------------------
Exide Corporation   Exide Corporation        Tennessee Department of    June 13, 2001
                    364 Exide Drive          Environmental
                    Bristol, TN              Conservation
                                             2305 Silvermave Road
                                             Johnson City, TN 37601
-----------------------------------------------------------------------------------------
Exide Corporation   Exide Corporation        Iowa Department of         April 13, 1993
                    3400 West Avenue         Natural Resources
                    Burlington, IA           Wallace State Office
                                             Building Des Moines,
                                             IA 50319
-----------------------------------------------------------------------------------------
Exide Corporation   Exide Corporation        Iowa Department of         April 15, 1993
                    3400 West Avenue         Natural Resources
                    Burlington, IA           Wallace State Office
                                             Building Des Moines,
                                             IA 50319
-----------------------------------------------------------------------------------------
Exide Corporation   Exide Corporation        Iowa Department of         December 8, 1998
                    3400 West Avenue         Natural Resources
                    Burlington, IA           Air Quality Section
                                             1004 West Madison
                                             Washington, IA 52353
-----------------------------------------------------------------------------------------
Exide               Exide Corporation        Iowa Department of         November 2, 2000
Technologies        3400 West Avenue         Natural Resources
                    Burlington, IA           502 E. 9th Street
                                             Wallace State
                                             Office Building
                                             Des Moines, IA50319
-----------------------------------------------------------------------------------------
GNB Technologies    Exide Technologies                                  January 11, 1994
                    14500 Nelson Avenue
                    City of Industry,
                    CA 91746
-----------------------------------------------------------------------------------------
Exide               Exide Technologies       Georgia Department         May 4, 2000
Technologies        3639 Joy Road            of Environmetal
                    Columbus, GA 31906       Protection 205
                                             Butler Street, SE
                                             Floyd Towers East
                                             Atlanta, GA 30334
-----------------------------------------------------------------------------------------

------------------------------------------------------------------
                    Environmental
  Debtor Entity          Law        Proceeding   Docket    Status
------------------------------------------------------------------
Exide Corporation                                         Complete




------------------------------------------------------------------
Exide Corporation                                         Complete




------------------------------------------------------------------
Exide Corporation




------------------------------------------------------------------
Exide Corporation                                         Complete




------------------------------------------------------------------
Exide Corporation                                         Complete




------------------------------------------------------------------
Exide                                                     Complete
Technologies



------------------------------------------------------------------
GNB Technologies                                          Complete



------------------------------------------------------------------
Exide                                                     Complete
Technologies




---------------------------------------------------------------------

                                    SOFA 17b
                                    2 OF 13

                                                                       8/28/2003

List the name and address of every site for which the debtor provided notice to a governmental a unit of a release of Hazardous Material. Indicate the governmental unit to which the notice was sent and the date of the notice (See accompanying general response).

---------------------------------------------------------------------------------------
                                               Name and Address of
  Debtor Entity     Site Name and Address        Regulatory Unit      Date(s) of Notice
---------------------------------------------------------------------------------------
GNB Technologies   Exide Technologies       Georgia Department of     July 13, 1998
                   3639 Joy Road            Environmetal Protection
                   Columbus, GA 31906       205 Butler Street, SE
                                            Floyd Towers East
                                            Atlanta, GA 30334
---------------------------------------------------------------------------------------
GNB Technologies   Exide Technologies       Georgia Department of     June 5, 1998
                   3639 Joy Road            Environmetal Protection
                   Columbus, GA 31906       205 Butler Street, SE
                                            Floyd Towers East
                                            Atlanta, GA 30334
---------------------------------------------------------------------------------------
GNB Technologies   Exide Technologies       Georgia Department of     April 20, 1998
                   3639 Joy Road            Environmetal Protection
                   Columbus, GA 31906       205 Butler Street, SE
                                            Floyd Towers East
                                            Atlanta, GA 30334
---------------------------------------------------------------------------------------
GNB Technologies   Exide Technologies       Georgia Department of     April 30, 1998
                   3639 Joy Road            Environmetal Protection
                   Columbus, GA 31906       205 Butler Street, SE
                                            Floyd Towers East
                                            Atlanta, GA 30334
---------------------------------------------------------------------------------------
GNB Technologies   Exide Technologies       Georgia Department of     March 19, 1998
                   3639 Joy Road            Environmetal Protection
                   Columbus, GA 31906       205 Butler Street, SE
                                            Floyd Towers East
                                            Atlanta, GA 30334
---------------------------------------------------------------------------------------
GNB Technologies   Exide Technologies       Georgia Department of     March 12, 1997
                   3639 Joy Road            Environmetal Protection
                   Columbus, GA 31906       205 Butler Street, SE
                                            Floyd Towers East
                                            Atlanta, GA 30334
---------------------------------------------------------------------------------------
GNB Technologies   Exide Technologies       Georgia Department of     March 11, 1997
                   3639 Joy Road            Environmetal Protection
                   Columbus, GA 31906       205 Butler Street, SE
                                            Floyd Towers East
                                            Atlanta, GA 30334
---------------------------------------------------------------------------------------

-----------------------------------------------------------------
                   Environmental
  Debtor Entity         Law        Proceeding   Docket    Status
-----------------------------------------------------------------
GNB Technologies                                         Complete




-----------------------------------------------------------------
GNB Technologies                                         Complete




-----------------------------------------------------------------
GNB Technologies                                         Complete




-----------------------------------------------------------------
GNB Technologies                                         Complete




-----------------------------------------------------------------
GNB Technologies                                         Complete




-----------------------------------------------------------------
GNB Technologies                                         Complete




-----------------------------------------------------------------
GNB Technologies                                         Complete




-----------------------------------------------------------------

                                    SOFA 17b
                                    3 OF 13

                                                                       8/28/2003

List the name and address of every site for which the debtor provided notice to a governmental a unit of a release of Hazardous Material. Indicate the governmental unit to which the notice was sent and the date of the notice (See accompanying general response).

---------------------------------------------------------------------------------------
                                              Name and Address of
  Debtor Entity     Site Name and Address       Regulatory Unit       Date(s) of Notice
---------------------------------------------------------------------------------------
GNB Technologies    Exide Technologies      Georgia Department of     December 18, 1997
                    3639 Joy Road           Environmetal Protection
                    Columbus, GA 31906      205 Butler Street, SE
                                            Floyd Towers East
                                            Atlanta, GA 30334
---------------------------------------------------------------------------------------
GNB Technologies    Exide Technologies      Georgia Department of     December 9, 1997
                    3639 Joy Road           Environmetal Protection
                    Columbus, GA 31906      205 Butler Street, SE
                                            Floyd Towers East
                                            Atlanta, GA 30334
---------------------------------------------------------------------------------------
GNB Technologies    Exide Technologies      Georgia Department of     October 19, 1997
                    3639 Joy Road           Environmetal Protection
                    Columbus, GA 31906      205 Butler Street, SE
                                            Floyd Towers East
                                            Atlanta, GA 30334
---------------------------------------------------------------------------------------
GNB Technologies    Exide Technologies      Georgia Department of     June 9, 1997
                    3639 Joy Road           Environmetal Protection
                    Columbus, GA 31906      205 Butler Street, SE
                                            Floyd Towers East
                                            Atlanta, GA 30334
---------------------------------------------------------------------------------------
GNB Technologies    Exide Technologies      Georgia Department of     January 9, 1996
                    3639 Joy Road           Environmetal Protection
                    Columbus, GA 31906      205 Butler Street, SE
                                            Floyd Towers East
                                            Atlanta, GA 30334
---------------------------------------------------------------------------------------
GNB Technologies    Exide Technologies      Georgia Department of     November 8, 1994
                    3639 Joy Road           Environmetal Protection
                    Columbus, GA 31906      205 Butler Street, SE
                                            Floyd Towers East
                                            Atlanta, GA 30334
---------------------------------------------------------------------------------------
 GNB Technologies   Exide Technologies      Texas Department of       June 28, 1995
                    1880 Valley View Lane   Transportation
                    Farmers Branch,
                    TX 75234-8905
---------------------------------------------------------------------------------------
 GNB Technologies   Exide Technologies      Oklahoma Department of    August 28, 1996
                    1880 Valley View Lane   Pollution Control
                    Farmers Branch,
                    TX 75234-8905
---------------------------------------------------------------------------------------

------------------------------------------------------------------
                    Environmental
  Debtor Entity          Law        Proceeding   Docket    Status
------------------------------------------------------------------
GNB Technologies                                          Complete




------------------------------------------------------------------
GNB Technologies                                          Complete





------------------------------------------------------------------
GNB Technologies                                          Complete





------------------------------------------------------------------
GNB Technologies                                          Complete





------------------------------------------------------------------
GNB Technologies                                          Complete






------------------------------------------------------------------
GNB Technologies                                          Complete






------------------------------------------------------------------
 GNB Technologies



------------------------------------------------------------------
 GNB Technologies



------------------------------------------------------------------

                                    SOFA 17b
                                    4 OF 13

                                                                       8/28/2003

List the name and address of every site for which the debtor provided notice to a governmental a unit of a release of Hazardous Material. Indicate the governmental unit to which the notice was sent and the date of the notice (See accompanying general response).

----------------------------------------------------------------------------------------
                                              Name and Address of
  Debtor Entity    Site Name and Address        Regulatory Unit       Date(s) of Notice
----------------------------------------------------------------------------------------
GNB Technologies   Exide Technologies      Texas Natural Resource     November 29, 1996
                   1880 Valley View Lane   Conservation Commission
                   Farmers  Branch,        PO Box 13087
                   TX 75234-8905           Austin, Texas 78711-3087
---------------------------------------------------------------------------------------
GNB Technologies   Exide Technologies      Texas Natural Resource     March 7, 1997
                   1880 Valley View Lane   Conservation Commission
                   Farmers  Branch,        PO Box 13087
                   TX 75234-8905           Austin, Texas 78711-3087
---------------------------------------------------------------------------------------
GNB Technologies   Exide Technologies      Texas Natural Resource     April 15, 1999
                   1880 Valley View Lane   Conservation Commission
                   Farmers  Branch,        PO Box 13087
                   TX 75234-8905           Austin, Texas 78711-3087
---------------------------------------------------------------------------------------
GNB Technologies   Exide Technologies      Texas Natural Resource     April 8, 2000
                   1880 Valley View Lane   Conservation Commission
                   Farmers  Branch,        PO Box 13087
                   TX 75234-8905           Austin, Texas 78711-3087
---------------------------------------------------------------------------------------
GNB Technologies   Exide Technologies      Mississippi Department     February 11, 1991
                   250 Ellis Street        of  Environmental
                   Florence, MS 39073      Quality
                                           PO Box 10385
                                           Jackson, MS 39289-0395
---------------------------------------------------------------------------------------
GNB Technologies   Exide Technologies      Mississippi Department     June 10, 1993
                   250 Ellis Street        of  Environmental
                   Florence, MS 39073      Quality
                                           PO Box 10385
                                           Jackson, MS 39289-0395
---------------------------------------------------------------------------------------
GNB Technologies   Exide Technologies      Mississippi Department     October 13, 1995
                   250 Ellis Street        of  Environmental
                   Florence, MS 39073      Quality
                                           PO Box 10385
                                           Jackson, MS 39289-0395
---------------------------------------------------------------------------------------
GNB Technologies   Exide Technologies      Mississippi Department     February 14, 1996
                   250 Ellis Street        of  Environmental
                   Florence, MS 39073      Quality
                                           PO Box 10385
                                           Jackson, MS 39289-0395
---------------------------------------------------------------------------------------
GNB Technologies   Exide Technologies      Mississippi Department     May 15, 1996
                   250 Ellis Street        of  Environmental
                   Florence, MS 39073      Quality
                                           PO Box 10385
                                           Jackson, MS 39289-0395
---------------------------------------------------------------------------------------

-----------------------------------------------------------------
                   Environmental
  Debtor Entity         Law        Proceeding   Docket   Status
-----------------------------------------------------------------
GNB Technologies                                         Complete



-----------------------------------------------------------------
GNB Technologies                                         Complete



-----------------------------------------------------------------
GNB Technologies                                         Complete




-----------------------------------------------------------------
GNB Technologies                                         Complete



-----------------------------------------------------------------
GNB Technologies                                         Complete




-----------------------------------------------------------------
GNB Technologies                                         Complete




-----------------------------------------------------------------
GNB Technologies                                         Complete




-----------------------------------------------------------------
GNB Technologies                                         Complete




-----------------------------------------------------------------
GNB Technologies                                         Complete




-----------------------------------------------------------------

                                    SOFA 17b
                                    5 OF 13

                                                                       8/28/2003

List the name and address of every site for which the debtor provided notice to a governmental a unit of a release of Hazardous Material. Indicate the governmental unit to which the notice was sent and the date of the notice (See accompanying general response).

---------------------------------------------------------------------------------------
                                              Name and Address of
  Debtor Entity    Site Name and Address       Regulatory Unit        Date(s) of Notice
---------------------------------------------------------------------------------------
GNB Technologies   Exide Technologies      Mississippi Department     April 18, 1997
                   250 Ellis Street        of  Environmental
                   Florence, MS 39073      Quality
                                           PO Box 10385
                                           Jackson, MS 39289-0395
---------------------------------------------------------------------------------------
GNB Technologies   Exide Technologies      Mississippi Department     August 26, 1997
                   250 Ellis Street        of  Environmental
                   Florence, MS 39073      Quality
                                           PO Box 10385
                                           Jackson, MS 39289-0395
---------------------------------------------------------------------------------------
GNB Technologies   Exide Technologies      Mississippi Department     February 19, 1998
                   250 Ellis Street        of  Environmental
                   Florence, MS 39073      Quality
                                           PO Box 10385
                                           Jackson, MS 39289-0395
---------------------------------------------------------------------------------------
GNB Technologies   Exide Technologies      Mississippi Department     April 9, 1998
                   250 Ellis Street        of  Environmental
                   Florence, MS 39073      Quality
                                           PO Box 10385
                                           Jackson, MS 39289-0395
---------------------------------------------------------------------------------------
GNB Technologies   Exide Technologies      Mississippi Department     February 5, 1992
                   250 Ellis Street        of  Environmental
                   Florence, MS 39073      Quality
                                           PO Box 10385
                                           Jackson, MS 39289-0395
---------------------------------------------------------------------------------------
Exide              Exide Technologies      Missouri Department of     June 3, 2002
Technologies       PO Box 156              Natural Resources
                   Forest City, MO 64451   Air Pollution Control
                                           PO Box 176
                                           Jefferson City, MO 65102
---------------------------------------------------------------------------------------
GNB Technologies   Exide Technologies      Texas Natural Resource     March 9, 1993
                   7471 South 5th Street   Conservation Commission
                   Frisco, TX 75034        PO Box 13087
                                           Austin, Texas 78711-3087
---------------------------------------------------------------------------------------
GNB Technologies   Exide Technologies      Texas Natural Resource     January 8, 1994
                   7471 South 5th Street   Conservation Commission
                   Frisco, TX 75034        PO Box 13087
                                           Austin, Texas 78711-3087
---------------------------------------------------------------------------------------
GNB Technologies   Exide Technologies      Texas Natural Resource     September 25,
                   7471 South 5th Street   Conservation Commission    1994
                   Frisco, TX 75034        PO Box 13087
                                           Austin, Texas 78711-3087
---------------------------------------------------------------------------------------
GNB Technologies   Exide Technologies      Texas Natural Resource     February 3, 1995

-----------------------------------------------------------------
                   Environmental
  Debtor Entity         Law        Proceeding   Docket   Status
-----------------------------------------------------------------
GNB Technologies                                         Complete




-----------------------------------------------------------------
GNB Technologies                                         Complete




-----------------------------------------------------------------
GNB Technologies                                         Complete




-----------------------------------------------------------------
GNB Technologies                                         Complete




-----------------------------------------------------------------
GNB Technologies                                         Complete




-----------------------------------------------------------------
Exide                                                    Complete
Technologies



-----------------------------------------------------------------
GNB Technologies                                         Complete




-----------------------------------------------------------------
GNB Technologies                                         Complete



-----------------------------------------------------------------
GNB Technologies                                         Complete



-----------------------------------------------------------------
GNB Technologies                                         Complete

                                    SOFA 17b
                                    6 OF 13

                                                                       8/28/2003

List the name and address of every site for which the debtor provided notice to a governmental a unit of a release of Hazardous Material. Indicate the governmental unit to which the notice was sent and the date of the notice (See accompanying general response).

------------------------------------------------------------------------------------------
                                                Name and Address of
  Debtor Entity      Site Name and Address        Regulatory Unit        Date(s) of Notice
------------------------------------------------------------------------------------------
                    7471 South 5th Street    Conservation Commission
                    Frisco, TX 75034         PO Box 13087
                                             Austin, Texas 78711-3087
------------------------------------------------------------------------------------------
GNB Technologies    Exide Technologies       Texas Natural Resource      February 21, 1996
                    7471 South 5th Street    Conservation Commission
                    Frisco, TX 75034         PO Box 13087
                                             Austin, Texas 78711-3087
------------------------------------------------------------------------------------------
GNB Technologies    Exide Technologies       Texas Natural Resource      November 26, 1996
                    7471 South 5th Street    Conservation Commission
                    Frisco, TX 75034         PO Box 13087
                                             Austin, Texas 78711-3087
------------------------------------------------------------------------------------------
Exide               Exide Technologies       Texas Natural Resource      December 8, 2001
Technologies        7471 South 5th Street    Conservation Commission
                    Frisco, TX 75034         PO Box 13087
                                             Austin, Texas 78711-3087
------------------------------------------------------------------------------------------
Exide               Exide Technologies       Arkansas Department of      May 2, 2002
Technologies        4115 South Zero Street   Environmental Quality
                    Fort Smith, AR 72903     PO Box 8913
                                             Little Rock, AR 72219
------------------------------------------------------------------------------------------
Exide Corporation   Exide Corporation        Pennsylvania Department     March 3, 1999
                    251 Grand Street         of Environmental
                    Hamburg, PA              Protection
                                             1005 Cross Roads Blvd.
                                             Reading, PA 19605
------------------------------------------------------------------------------------------
GNB Technologies    Exide Technologies       Kansas Department of        1992
                    3001 Fairfax             Health and Environment
                    Trafficway               Forbes Field Building 740
                    Kansas City, KS 66115    Topeka, KS 66620
------------------------------------------------------------------------------------------
GNB Technologies    Exide Technologies       Kansas Department of        March 12, 1993
                    3001 Fairfax             Health and Environment
                    Trafficway               Forbes Field Building 740
                    Kansas City, KS 66115    Topeka, KS 66620
------------------------------------------------------------------------------------------
Exide Corporation   Exide Corporation        Pennsylvania Department     July 2, 1996
                    829 Paramount Avenue     of Environmental
                    Lampeter, PA             Protection
                                             PO Box 8762
                                             Harrisburg, PA 17105-8762
------------------------------------------------------------------------------------------
Exide               Exide Technologies       Department of Toxic and     September 12,
Technologies        2700 South Indiana       Substance Control           2000
                    Street
------------------------------------------------------------------------------------------

------------------------------------------------------------------
                    Environmental
  Debtor Entity          Law        Proceeding   Docket    Status
------------------------------------------------------------------
GNB Technologies                                          Complete



------------------------------------------------------------------
GNB Technologies                                          Complete



------------------------------------------------------------------
Exide                                                     Complete
Technologies


------------------------------------------------------------------
Exide                                                     Complete
Technologies


------------------------------------------------------------------
Exide Corporation                                         Complete




------------------------------------------------------------------
GNB Technologies                                          Complete




------------------------------------------------------------------
GNB Technologies                                          Complete




------------------------------------------------------------------
Exide Corporation                                         Complete





------------------------------------------------------------------
Exide                                                     Complete
Technologies


------------------------------------------------------------------

                                    SOFA 17b
                                     7 OF 13

                                                                       8/28/2003

List the name and address of every site for which the debtor provided notice to a governmental a unit of a release of Hazardous Material. Indicate the governmental unit to which the notice was sent and the date of the notice (See accompanying general response).

------------------------------------------------------------------------------------------
                                                Name and Address of
  Debtor Entity      Site Name and Address        Regulatory Unit        Date(s) of Notice
------------------------------------------------------------------------------------------
                    Los Angeles, CA 90023    1011 N. Gramdview Avenue
                                             Glendale, CA 91201
------------------------------------------------------------------------------------------
Exide               Exide Technologies       Department of Toxic and     April 27, 2000
Technologies        2700 South Indiana       Substance Control
                    Street                   1011 N. Gramdview Avenue
                    Los Angeles, CA 90023    Glendale, CA 91201
------------------------------------------------------------------------------------------
Exide               Exide Technologies       Department of Toxic and     August 1, 2000
Technologies        2700 South Indiana       Substance Control
                    Street                   1011 N. Gramdview Avenue
                    Los Angeles, CA 90023    Glendale, CA 91201
------------------------------------------------------------------------------------------
Exide Corporation   Exide Technologies       Iowa Department of          October 21, 1993
                    913 South 10th Street    Natural Resources
                    Manchester, IA           817 W. Fayette
                                             Manchester, IA
------------------------------------------------------------------------------------------
Exide Corporation   Exide Technologies       Iowa Department of          October 11, 1994
                    913 South 10th Street    Natural Resources
                    Manchester, IA           817 W. Fayette
                                             Manchester, IA
------------------------------------------------------------------------------------------
Exide Corporation   Exide Technologies       Iowa Department of          December 7, 1994
                    913 South 10th Street    Natural Resources
                    Manchester, IA           817 W. Fayette
                                             Manchester, IA
------------------------------------------------------------------------------------------
Exide Corporation   Exide Technologies       Iowa Department of          July 14, 1995
                    913 South 10th Street    Natural Resources
                    Manchester, IA           817 W. Fayette
                                             Manchester, IA
------------------------------------------------------------------------------------------
Exide Corporation   Exide Technologies       Iowa Department of          October 25, 1996
                    913 South 10th Street    Natural Resources
                    Manchester, IA           817 W. Fayette
                                             Manchester, IA
------------------------------------------------------------------------------------------

------------------------------------------------------------------
                    Environmental
  Debtor Entity          Law        Proceeding   Docket    Status
------------------------------------------------------------------
Exide                                                     Complete
Technologies


------------------------------------------------------------------
Exide                                                     Complete
Technologies


------------------------------------------------------------------
Exide Corporation                                         Complete



------------------------------------------------------------------
Exide Corporation                                         Complete



------------------------------------------------------------------
Exide Corporation                                         Complete



------------------------------------------------------------------
Exide Corporation                                         Complete



------------------------------------------------------------------
Exide Corporation                                         Complete



------------------------------------------------------------------

                                    SOFA 17b
                                    8 OF 13

                                                                       8/28/2003

List the name and address of every site for which the debtor provided notice to a governmental a unit of a release of Hazardous Material. Indicate the governmental unit to which the notice was sent and the date of the notice (See accompanying general response).

------------------------------------------------------------------------------------------
                                                Name and Address of
  Debtor Entity      Site Name and Address        Regulatory Unit        Date(s) of Notice
------------------------------------------------------------------------------------------
Exide Corporation   Exide Corporation        Iowa Department of          October 23, 1998
                    913 South 10th Street    Natural Resources
                    Manchester, IA           817 W. Fayette
                                             Manchester, IA
                                             United States
                                             Environmental
                                             Protection Agency
                                             726 Minnesota Avenue
                                             Kansas City, KS
------------------------------------------------------------------------------------------
Exide Corporation   Exide Technologies       Iowa Department of          November 3, 1998
                    913 South 10th Street    Natural Resources
                    Manchester, IA           817 W. Fayette
                                             Manchester, IA
------------------------------------------------------------------------------------------
Exide Corporation   Exide Technologies       Iowa Department of          December 11, 1998
                    913 South 10th Street    Natural Resources
                    Manchester, IA           817 W. Fayette
                                             Manchester, IA
------------------------------------------------------------------------------------------
Exide Corporation   Exide Technologies       Iowa Department of          January 18, 2000
                    913 South 10th Street    Natural Resources
                    Manchester, IA           817 W. Fayette
                                             Manchester, IA
------------------------------------------------------------------------------------------
Exide Corporation   Exide Technologies       Iowa Department of          March 30, 2000
                    913 South 10th Street    Natural Resources
                    Manchester, IA           817 W. Fayette
                                             Manchester, IA
------------------------------------------------------------------------------------------
Exide Corporation   Exide Technologies       Iowa Department of          July 11, 2000
                    913 South 10th Street    Natural Resources
                    Manchester, IA           817 W. Fayette
                                             Manchester, IA
------------------------------------------------------------------------------------------
Exide Corporation   Exide Technologies       Iowa Department of          July 17, 2000
                    913 South 10th Street    Natural Resources
                    Manchester, IA           817 W. Fayette
                                             Manchester, IA
------------------------------------------------------------------------------------------
Exide Corporation   Exide Technologies       Iowa Department of          September 20,
                    913 South 10th Street    Natural Resources           2000
                    Manchester, IA           817 W. Fayette
                                             Manchester, IA
------------------------------------------------------------------------------------------

------------------------------------------------------------------
                    Environmental
  Debtor Entity          Law        Proceeding   Docket    Status
------------------------------------------------------------------
Exide Corporation                                         Complete








------------------------------------------------------------------
Exide Corporation                                         Complete



------------------------------------------------------------------
Exide Corporation                                         Complete



------------------------------------------------------------------
Exide Corporation                                         Complete



------------------------------------------------------------------
Exide Corporation                                         Complete



------------------------------------------------------------------
Exide Corporation                                         Complete



------------------------------------------------------------------
Exide Corporation                                         Complete



------------------------------------------------------------------
Exide Corporation                                         Complete



------------------------------------------------------------------

                                    SOFA 17b
                                     9 OF 13

                                                                       8/28/2003

List the name and address of every site for which the debtor provided notice to a govemmental a unit of a release of Hazardous Material. Indicate the governmental unit to which the notice was sent and the date of the notice (See accompanying general response).

------------------------------------------------------------------------------------------
                                               Name and Address of
  Debtor Entity     Site Name and Address       Regulatory Unit          Date(s) of Notice
------------------------------------------------------------------------------------------
Exide Corporation   Exide Technologies       Iowa Department of          October 10,2000
                    913 South 10th Street    Natural Resources
                    Manchester, IA           817 W. Fayette
                                             Manchester, IA
------------------------------------------------------------------------------------------
Exide Corporation   Exide Technologies       Iowa Department of          December 5, 2000
                    913 South 10th Street    Natural Resources
                    Manchester, IA           817 W. Fayette
                                             Manchester, IA
------------------------------------------------------------------------------------------
Exide Corporation   Exide Technologies       Iowa Department of          December 27, 2000
                    913 South 10th Street    Natural Resources
                    Manchester, IA           817 W. Fayette
                                             Manchester, IA
------------------------------------------------------------------------------------------
Exide Corporation   Exide Technologies       Iowa Department of          January 10, 2001
                    913 South 10th Street    Natural Resources
                    Manchester, IA           817 W. Fayette
                                             Manchester, IA
------------------------------------------------------------------------------------------
Exide Corporation   Exide Technologies       Iowa Department of          February 11, 2001
                    913 South 10th Street    Natural Resources
                    Manchester, IA           817 W. Fayette
                                             Manchester, IA
------------------------------------------------------------------------------------------
Exide Corporation   Exide Technologies       Iowa Department of          February 28, 2001
                    913 South 10th Street    Natural Resources
                    Manchester, IA           817 W. Fayette
                                             Manchester, IA
------------------------------------------------------------------------------------------
Exide Corporation   Exide Technologies       Iowa Department of          March 7, 2001
                    913 South 10th Street    Natural Resources
                    Manchester, IA           817 W. Fayette
                                             Manchester, IA
------------------------------------------------------------------------------------------
Exide Corporation   Exide Technologies       Iowa Department of          May 16, 2001
                    913 South 10th Street    Natural Resources
                    Manchester, IA           817 W. Fayette
                                             Manchester, IA
------------------------------------------------------------------------------------------
Exide Corporation   Exide Technologies       Iowa Department of          May 24, 2001
                    913 South 10th Street    Natural Resources
                    Manchester, IA           817 W. Fayette
                                             Manchester, IA
------------------------------------------------------------------------------------------

------------------------------------------------------------------
                    Environmental
  Debtor Entity          Law        Proceeding   Docket    Status
------------------------------------------------------------------
Exide Corporation                                         Complete


------------------------------------------------------------------
Exide Corporation                                         Complete



------------------------------------------------------------------
Exide Corporation                                         Complete



------------------------------------------------------------------
Exide Corporation                                         Complete



------------------------------------------------------------------
Exide Corporation                                         Complete



------------------------------------------------------------------
Exide Corporation                                         Complete



------------------------------------------------------------------
Exide Corporation                                         Complete



------------------------------------------------------------------
Exide Corporation                                         Complete



------------------------------------------------------------------
Exide Corporation                                         Complete



------------------------------------------------------------------

                                    SOFA 17b
                                    10 OF 13

                                                                       8/28/2003

List the name and address of every site for which the debtor provided notice to a governmental a unit of a release of Hazardous Material. Indicate the governmental unit to which the notice was sent and the date of the notice (See accompanying general response).

------------------------------------------------------------------------------------------
                                                Name and Address of
  Debtor Entity     Site Name and Address         Regulatory Unit        Date(s) of Notice
------------------------------------------------------------------------------------------
Exide Corporation   Exide Technologies       Iowa Department of          July 20, 2001
                    913 South 10th Street    Natural Resources
                    Manchester, IA           817 W. Fayette
                                             Manchester, IA
------------------------------------------------------------------------------------------
Exide Corporation   Exide Technologies       Iowa Department of          November 6, 2001
                    913 South 10th Street    Natural Resources
                    Manchester, IA           817 W. Fayette
                                             Manchester, IA
------------------------------------------------------------------------------------------
Exide Corporation   Exide Technologies       Iowa Department of          May 14, 2002
                    913 South 10th Street    Natural Resources
                    Manchester, IA           817 W. Fayette
                                             Manchester, IA
------------------------------------------------------------------------------------------
Exide Corporation   Exide Corporation        Pennsylvania                February 11, 1992
                    Spring Valley &          Department of
                    Nolan St.                Environmental Resources
                    Reading, PA              1005 Cross Roads Blvd.
                                             Reading, PA
------------------------------------------------------------------------------------------
Exide Corporation   Exide Corporation        Pennsylvania Department     November 23,1992
                    Spring Valley &          of Environmental
                    Nolan St.                Resources
                    Reading, PA              1005 Cross Roads Blvd.
                                             Reading, PA
------------------------------------------------------------------------------------------
Exide Corporation   Exide Corporation        Pennsylvania Department     February 11, 1993
                    Spring Valley &          of Environmental
                    Nolan St.                Resources
                    Reading, PA              625 Cherry Street
                                             Reading, PA
------------------------------------------------------------------------------------------
Exide Corporation   Exide Corporation        Pennsylvania                November 6, 1993
                    Spring Valley &          Department of
                    Nolan St.                Environmental Resources
                    Reading, PA              One Ararat Blvd.
                                             Harrisburg, PA &
                                             United States
                                             Environmental
                                             Protection Agency
                                             303 Methodist Building
                                             Wheeling, WV
------------------------------------------------------------------------------------------
Exide Corporation   Exide Corporation        Pennsylvania                April 21,1994
                    Spring Valley &          Department of
                    Nolan St. Reading, PA    Environmental Resources
                                             1005 Cross Roads Blvd.
                                             Reading, PA
------------------------------------------------------------------------------------------

------------------------------------------------------------------
                    Environmental
  Debtor Entity          Law        Proceeding   Docket    Status
------------------------------------------------------------------
Exide Corporation                                         Complete


------------------------------------------------------------------
Exide Corporation                                         Complete



------------------------------------------------------------------
Exide Corporation                                         Complete



------------------------------------------------------------------
Exide Corporation                                         Complete




------------------------------------------------------------------
Exide Corporation                                         Complete



------------------------------------------------------------------
Exide Corporation   Solid Waste                           Complete
                    Management
                    Act of
                    Pennsylvania

------------------------------------------------------------------
Exide Corporation   Solid Waste                           Complete
                    Management
                    Act of
                    Pennsylvania





------------------------------------------------------------------
Exide Corporation   Solid Waste                           Complete
                    Management
                    Act of
                    Pennsylvania

------------------------------------------------------------------

                                    SOFA 17b
                                    11 OF 13
                                                                       8/28/2003

List the name and address of every site for which the debtor provided notice to a governmental a unit of a release of Hazardous Material. Indicate the governmental unit to which the notice was sent and the date of the notice (See accompanying general response).

------------------------------------------------------------------------------------------
                                                Name and Address of
  Debtor Entity      Site Name and Address        Regulatory Unit        Date(s) of Notice
------------------------------------------------------------------------------------------
Exide Corporation   Exide Corporation        Pennsylvania Department     August 31, 1994
                    Spring Valley &          of Environmental
                    Nolan St.                Resources
                    Reading, PA              1005 Cross Roads Blvd.
                                             Reading, PA
------------------------------------------------------------------------------------------
Exide Corporation   Exide Corporation        Pennsylvania Department     October 18, 1994
                    Spring Valley &          of Environmental
                    Nolan St.                Resources
                    Reading, PA              1005 Cross Roads Blvd.
                                             Reading, PA
------------------------------------------------------------------------------------------
Exide Corporation   Exide Corporation        Pennsylvania Department     February 12, 1995
                    Spring Valley &          of Environmental
                    Nolan St.                Resources
                    Reading, PA              One Ararat Blvd.
                                             Harrisburg, PA
------------------------------------------------------------------------------------------
Exide Corporation   Exide Corporation        Pennsylvania Department     June 20, 1995
                    Spring Valley Rd         of Environmental
                    and Montrose Avenue      Resources
                    Reading,PA 19605         1005 Cross Roads Blvd.
                                             Reading, PA 19605
------------------------------------------------------------------------------------------
Exide Corporation   Exide Corporation        Pennsylvania Department     August 15, 1996
                    Spring Valley &          of Environmental
                    Nolan St.                Resources
                    Reading, PA              1005 Cross Roads Blvd.
                                             Reading, PA
------------------------------------------------------------------------------------------
Exide               Exide Corporation        Pennsylvania Department     September 2,1996
Technologies        Spring Valley &          of Environmental
                    Montrose Avenue          Resources
                    Reading, PA              1005 Cross Roads Blvd.
                                             Reading, PA 19605
------------------------------------------------------------------------------------------
Exide Corporation   Exide Corporation        Pennsylvania Department     April 27, 1997
                    Spring Valley &          of Environmental
                    Montrose Avenue          Resources
                    Reading, PA              1005 Cross Roads Blvd.
                                             Reading, PA 19605
------------------------------------------------------------------------------------------
Exide Corporation   Exide Corporation        Pennsylvania Department     April 22, 1999
                    Spring Valley &          of Environmental
                    Montrose Avenue          Resources
                    Reading, PA              1005 Cross Roads Blvd.
                                             Reading, PA 19605
------------------------------------------------------------------------------------------
Exide Corporation   Exide Corporation        Pennsylvania Department     January 23, 2000
                    Spring Valley &          of Environmental
                    Nolan St.                Resources
                    Reading, PA              1005 Cross Roads Blvd.
                                             Reading, PA
------------------------------------------------------------------------------------------

------------------------------------------------------------------
                    Environmental
  Debtor Entity          Law        Proceeding   Docket    Status
------------------------------------------------------------------
Exide Corporation   Solid Waste                           Complete
                    Management
                    Act of
                    Pennsylvania
------------------------------------------------------------------
Exide Corporation                                         Complete




------------------------------------------------------------------
Exide Corporation   Solid Waste                           Complete
                    Management
                    Act of
                    Pennsylvania

------------------------------------------------------------------
Exide Corporation                                         Complete





------------------------------------------------------------------
Exide Corporation                                         Complete



------------------------------------------------------------------
Exide Technologies                                        Complete




------------------------------------------------------------------
Exide Corporation                                         Complete




------------------------------------------------------------------
Exide Corporation                                         Complete




------------------------------------------------------------------
Exide Corporation                                         Complete




------------------------------------------------------------------

                                    SOFA 17b
                                    12 OF 13
                                                                       8/28/2003

List the name and address of every site for which the debtor provided notice to a governmental a unit of a release of Hazardous Material. Indicate the governmental unit to which the notice was sent and the date of the notice (See accompanying general response).

------------------------------------------------------------------------------------------
                                                Name and Address of
  Debtor Entity      Site Name and Address        Regulatory Unit        Date(s) of Notice
------------------------------------------------------------------------------------------
Exide Corporation   Exide Corporation        Pennsylvania Department     October 23, 2000
                    Spring Valley &          of Environmental
                    Nolan St.                Protection
                    Reading, PA              1005 Cross Roads Blvd.
                                             Reading, PA 19605 &
                                             United States
                                             Environmental
                                             Protection Agency
                                             1650 Arch Street
                                             Philadelphia, PA
------------------------------------------------------------------------------------------
Exide Corporation   Exide Corporation        Pennsylvania Department     January 23, 2001
                    Spring Valley &          of Environmental
                    Nolan St.                Protection
                    Reading, PA              1005 Cross Roads Blvd.
                                             Reading, PA 19605 &
                                             United States
                                             Environmental
                                             Protection Agency
                                             1650 Arch Street
                                             Philadelphia, PA
------------------------------------------------------------------------------------------
Exide Technologies  Exide Corporation        Pennsylvania Department     January 16, 2002
                    Spring Valley &          of Environmental
                    Nolan St.                Protection
                    Reading, PA              1005 Cross Roads Blvd.
                                             Reading, PA 19605 &
                                             United States
                                             Environmental
                                             Protection Agency
                                             1650 Arch Street
                                             Philadelphia, PA
------------------------------------------------------------------------------------------

------------------------------------------------------------------
                    Environmental
  Debtor Entity          Law        Proceeding   Docket    Status
------------------------------------------------------------------
Exide Corporation   Federal Water                         Complete
                    Pollution
                    Control Act







------------------------------------------------------------------
Exide Corporation   Federal Water                         Complete
                    Pollution
                    Control Act






------------------------------------------------------------------
Exide Technologies  Federal  Water                        Complete
                    Pollution
                    Control Act







------------------------------------------------------------------

                                    SOFA 17b
                                    13 OF 13
                                                                       8/28/2003